Exhibit 10.1

LOAN AGREEMENT

Dated as of January 18, 2017

Between

ASHFORD PHILADELPHIA ANNEX LP, ASHFORD PLANO-M LP, ASHFORD SAN FRANCISCO II LP, ASHFORD SEATTLE WATERFRONT LP, and ASHFORD TAMPA INTERNATIONAL HOTEL, LP,
as Borrower,

and

ASHFORD TRS PHILADELPHIA ANNEX LLC, ASHFORD TRS SAPPHIRE VII LLC, and ASHFORD TRS SF LLC,

as Operating Lessee,

and

MORGAN STANLEY BANK, N.A.,
as Lender

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION		1

Section 1.1	Definitions	1

Section 1.2	Principles of Construction	32

ARTICLE II. THE LOAN		32

Section 2.1	The Loan	33
2.1.1	Agreement to Lend and Borrow	33
2.1.2	Single Disbursement to Borrower	33
2.1.3	The Note	33
2.1.4	Use of Proceeds	33
2.1.5	Components of the Loan	33

Section 2.2	Interest Rate	33
2.2.1	Applicable Interest Rate	33
2.2.2	Interest Calculation	34
2.2.3	Determination of Interest Rate	34
2.2.4	Usury Savings	36

Section 2.3	Loan Payments	36
2.3.1	Payment Before Maturity Date	36
2.3.2	Payment on Maturity Date	37
2.3.3	Interest Rate After Default	38
2.3.4	Late Payment Charge	38
2.3.5	Method and Place of Payment	38

Section 2.4	Prepayments	39
2.4.1	Voluntary Prepayments	39
2.4.2	Mandatory Prepayments	39
2.4.3	Application of Prepayments to Components	40

Section 2.5	Taxes	40

Section 2.6	Non-Confidentiality of Tax Treatment	44

Section 2.7	Individual Property Release	44

ARTICLE III. REPRESENTATIONS AND WARRANTIES		47

Section 3.1	Borrower Representations	47
3.1.1	Organization	47
3.1.2	Proceedings	47
3.1.3	No Conflicts	48
3.1.4	Litigation	48
3.1.5	Agreements	48
3.1.6	Consents	48
3.1.7	Title	49

i

3.1.8	No Plan Assets	49
3.1.9	Compliance	49
3.1.10	Financial Information	50
3.1.11	Condemnation	50
3.1.12	Utilities and Public Access	50
3.1.13	Separate Lots	50
3.1.14	Assessments	50
3.1.15	Enforceability	50
3.1.16	[Intentionally Omitted]	51
3.1.17	Insurance	51
3.1.18	Licenses	51
3.1.19	Flood Zone	51
3.1.20	Physical Condition	51
3.1.21	Boundaries	51
3.1.22	Leases	52
3.1.23	Filing and Recording Taxes	52
3.1.24	Single Purpose	52
3.1.25	Tax Filings	63
3.1.26	Solvency	63
3.1.27	Federal Reserve Regulations	64
3.1.28	Organizational Chart	64
3.1.29	Bank Holding Company	64
3.1.30	Investment Company Act	64
3.1.31	No Bankruptcy Filing	64
3.1.32	Full and Accurate Disclosure	64
3.1.33	Foreign Person	64
3.1.34	No Change in Facts or Circumstances; Disclosure	64
3.1.35	Management Agreement	65
3.1.36	Perfection of Accounts	65
3.1.37	REA Representations	65
3.1.38	Material Agreements	65
3.1.39	Illegal Activity/Forfeiture	65
3.1.40	Guarantor Representations	66
3.1.41	Embargoed Person	66
3.1.42	Patriot Act	67
3.1.43	Interest Rate Protection Agreement	67
3.1.44	Collective Bargaining	68
3.1.45	Franchise Agreement	68
3.1.46	Hotel Matters	69
3.1.47	Brand Management Agreement	69
3.1.48	Ground Lease	69
3.1.49	Incentive Documents	71

Section 3.2	Survival of Representations	72

Section 3.3	Knowledge of Borrower	72

ARTICLE IV. BORROWER COVENANTS		72

Section 4.1	Borrower Affirmative Covenants	72
4.1.1	Existence; Compliance with Legal Requirements	72
4.1.2	Taxes and Other Charges	72
4.1.3	Litigation	73
4.1.4	Access to Property	73
4.1.5	Further Assurances; Supplemental Mortgage Affidavits	73
4.1.6	Financial Reporting	73
4.1.7	Title to the Property	76
4.1.8	Estoppel Statement	77
4.1.9	Leases	77
4.1.10	Alterations	78
4.1.11	Interest Rate Cap	79
4.1.12	Material Agreements	79
4.1.13	Performance by Borrower and Operating Lessee	80
4.1.14	Costs of Enforcement/Remedying Defaults	81
4.1.15	Business and Operations	81
4.1.16	Loan Fees	81
4.1.17	REA Covenants	81
4.1.18	[Intentionally Omitted]	82
4.1.19	Ground Lease	82
4.1.20	Maintenance of Property	83
4.1.21	Permitted Equipment Leases	84
4.1.22	Franchise Agreement	84
4.1.23	Operating Lease	87
4.1.24	[Intentionally Omitted]	88
4.1.25	[Intentionally Omitted]	89
4.1.26	Management Agreement	89
4.1.27	Incentive Documents	93

Section 4.2	Borrower Negative Covenants	93
4.2.1	Due on Sale and Encumbrance; Transfers of Interests	93
4.2.2	[Intentionally Omitted]	94
4.2.3	Dissolution	94
4.2.4	Change in Business	95
4.2.5	[Intentionally Omitted]	95
4.2.6	Distributions	95
4.2.7	Zoning	95
4.2.8	[Intentionally Omitted]	95
4.2.9	No Joint Assessment	95
4.2.10	Principal Place of Business	95
4.2.11	ERISA	95

ARTICLE V. INSURANCE, CASUALTY AND CONDEMNATION		96

Section 5.1	Insurance	96
5.1.1	Insurance Policies	96

Section 5.2	Casualty and Condemnation	101
5.2.1	Casualty	101
5.2.2	Condemnation	102
5.2.3	Casualty Proceeds	102

Section 5.3	Delivery of Net Proceeds	102
5.3.1	Minor Casualty or Condemnation	102
5.3.2	Major Casualty or Condemnation	103
5.3.3	REMIC Compliance	106

ARTICLE VI. RESERVE FUNDS		107

6.1.1	[Intentionally Omitted]	107
6.1.2	[Intentionally Omitted]	107

Section 6.2	Tax Funds	107
6.2.1	Deposits of Tax Funds	107
6.2.2	Release of Tax Funds	107

Section 6.3	Insurance Funds	108
6.3.1	Deposits of Insurance Funds	108
6.3.2	Release of Insurance Funds	108

Section 6.4	FF&E Expenditure Funds	108
6.4.1	Deposits of FF&E Expenditure Funds	108
6.4.2	Release of FF&E Expenditure Funds	109

Section 6.5	[Intentionally Omitted]	110

Section 6.6	[Intentionally Omitted]	110

Section 6.7	PIP Reserve Funds	110
6.7.1	Deposits of PIP Reserve Funds	110
6.7.2	Release of PIP Reserve Funds	111

Section 6.8	Letters of Credit	112
6.8.1	Delivery of Letters of Credit	112

Section 6.9	Provisions Regarding Letters of Credit	113
6.9.1	Security for Debt	113
6.9.2	Additional Rights of Lender	113

Section 6.10	Application of Reserve Funds	113

Section 6.11	Security Interest in Reserve Funds and Interest on Reserve Funds	114
6.11.1	Grant of Security Interest	114
6.11.2	Interest on Reserve Funds	114
6.11.3	Income Taxes	114
6.11.4	Prohibition Against Further Encumbrance	114
6.11.5	Reserve Fund Indemnification	114
6.11.6	Reserve Fund Fees and Expenses	115

v

SCHEDULES
Schedule I	—	[Intentionally Omitted]
Schedule II	—	[Intentionally Omitted]
Schedule III	—	Organizational Chart
Schedule IV	—	Replacement Franchisors and Replacement Brand Managers
Schedule V	—	Description of REA
Schedule VI	—	Allocated Loan Amounts
Schedule VII	—	Franchise Agreement
Schedule VIII	—	Franchisor
Schedule IX	—	Individual Properties
Schedule X	—	Smith Travel Research Reports
Schedule XI	—	Schedule of PIP
Schedule XII	—	[Intentionally Omitted]
Schedule XIII	—	Section 2.5 Certificate
Schedule XIV	—	Brand Management Agreements
Schedule XV	—	Brand Managers
Schedule XVI	—	Replacement Management Agreement

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of January 18, 2017 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between MORGAN STANLEY BANK, N.A., a national banking association, having an address at 1585 Broadway, New York, New York 10036 (together with its successors and assigns, “Lender”), ASHFORD PHILADELPHIA ANNEX LP (“Philadelphia Borrower”), ASHFORD PLANO-M LP (“Plano Borrower”), ASHFORD SAN FRANCISCO II LP (“San Francisco Borrower”), ASHFORD SEATTLE WATERFRONT LP (“Seattle Borrower”), and ASHFORD TAMPA INTERNATIONAL HOTEL, LP (“Tampa Borrower”), each a Delaware limited partnership, and each having an address at c/o Ashford Hospitality Trust, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 (Philadelphia Borrower, Plano Borrower, San Francisco Borrower, Seattle Borrower, and Tampa Borrower, individually and/or collectively, as the context may require, together with their permitted successors and permitted assigns, “Borrower”) and ASHFORD TRS PHILADELPHIA ANNEX LLC, (“Philadelphia Operating Lessee”), ASHFORD TRS SAPPHIRE VII LLC (“Sapphire Operating Lessee”), and ASHFORD TRS SF LLC (“SF Operating Lessee”), each a Delaware limited liability company, and each having an address at c/o Ashford Hospitality Trust, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 (Philadelphia Operating Lessee, Sapphire Operating Lessee, and SF Operating Lessee, individually and/or collectively, as the context may require, “Operating Lessee”).

All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

ARTICLE I.

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1                                   Definitions.  For all purposes of this Agreement, except as otherwise expressly provided:

“Acceptable LLC” shall mean a limited liability company formed under Delaware law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company, and (ii) otherwise meets the Rating Agency criteria then applicable to such entities.

“Act” shall have the meaning set forth in Section 3.1.24(g) hereof.

“Actual Debt Service Coverage Ratio” shall mean as of the applicable date of determination, the quotient obtained by dividing (1) the Underwritten NOI for the trailing twelve (12) months ending on the last day of the second (2nd) calendar month preceding the calendar month in which the date of determination occurs by (2) the aggregate actual Debt Service, projected over the twelve (12) month period subsequent to the date of calculation determined using a loan constant calculated, respectively, based upon an interest rate equal to the sum of (x) the Capped LIBOR Rate and (y) the Spread as of the date of calculation as determined by Lender.  Lender’s calculation of the Actual Debt Service Coverage Ratio shall be conclusive and binding on Borrower absent manifest error.

“Adverse REMIC Event” shall mean, with respect to any REMIC Trust formed pursuant to a Securitization of any portion of the Loan, (i) the endangerment of the status of such REMIC Trust, (ii) the imposition of a tax upon such REMIC Trust or any of its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on certain contributions set forth in Section 860G(d) of the Code), or (iii) any event that may cause the Loan to fail to satisfy the REMIC Requirements.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, owns more than forty percent (40%) of, is in control of, is Controlled by or is under common ownership or Control with such Person.

“Affiliated Manager” shall mean any managing agent of the Property, pursuant to a Management Agreement or Brand Management Agreement, which is, directly or indirectly, Controlled by, Controlling or under common Control with Borrower, Operating Lessee, Guarantor, Sponsor, and/or any SPC Party (if any).

“Allocated Loan Amount” shall mean the portion of the Loan allocated to each Individual Property as set forth on Schedule VI attached hereto, as such amounts may be adjusted from time to time as hereinafter set forth.  Upon each adjustment in the amount of Debt due to either a regular payment of monthly Debt Service and/or a prepayment of the Loan in accordance with the terms hereof (other than a paydown pursuant to Section 2.7 hereof, which such paydown shall be calculated in accordance with Section 2.7(a)(vii) hereof), each Allocated Loan Amount shall be decreased by an amount equal to the product of (i) the amount of such payment and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the total of all Allocated Loan Amounts (prior to the adjustment in question).  Notwithstanding the foregoing or anything herein to the contrary, (a) in the event of a Casualty or Condemnation whereby Net Proceeds shall be applied to the Debt pursuant to the terms of Section 5.3 hereof, then such Net Proceeds shall be applied (1) first, to reduce the Allocated Loan Amount of the Individual Property affected by such Casualty or Condemnation and (2) second, to reduce the Allocated Loan Amount of the other Individual Properties and (b) notwithstanding the terms of the foregoing clause (a), when the Debt is reduced as the result of Lender’s receipt of proceeds with respect to a Condemnation or Casualty affecting one hundred percent (100%) of an Individual Property, the Allocated Loan Amount for such Individual Property with respect to which the insurance proceeds or Award were received shall, at Lender’s sole discretion, be reduced to zero (such Allocated Loan Amount prior to reduction being referred to as the “Withdrawn Allocated Amount”), and the other Allocated Loan Amount shall, if the Withdrawn Allocated Amount exceeds such proceeds (such excess being referred to as the “Proceeds Deficiency”), be increased by the Proceeds Deficiency.

“ALTA” shall mean American Land Title Association or any successor thereto.

“Alteration Threshold” shall mean, with respect to each Individual Property, five percent (5.0%) of the initial Allocated Loan Amount with respect to such Individual Property.

“Annual Budget” shall mean the operating and capital budget for each Individual Property setting forth Borrower’s good faith estimate of Operating Income, Operating Expenses, and FF&E Expenditures for the applicable Fiscal Year.

“Applicable Contribution” shall have the meaning set forth in Section 11.32 hereof.

“Applicable Interest Rate” shall mean 3.35% per annum with respect to each Component for the initial Interest Period and thereafter either (i) the LIBOR Interest Rate plus the Spread with respect to each Component during any period when the Loan is a LIBOR Loan or (ii) the Substitute Rate plus the Substitute Spread with respect to each Component during any period when the Loan is a Substitute Rate Loan.

“Approved Accounting Method” shall mean GAAP, federal tax basis accounting, the Uniform System of Accounts, or such other method of accounting, in each case consistently applied, as may be reasonably acceptable to Lender.

“Approved Annual Budget” shall have the meaning set forth in Section 4.1.6(d) hereof.

“Approved Bank” shall mean (a) a bank or other financial institution which has the Required Rating, (b) if a Securitization has not occurred, a bank or other financial institution acceptable to Lender or (c) if a Securitization has occurred, a bank or other financial institution with respect to which Lender shall have received a Rating Agency Confirmation.

“Approved ID Provider” shall mean each of CT Corporation, Corporation Service Company, Global Securitization Services, LLC, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided, that, additional national providers of Independent Managers may be deemed added to the foregoing hereunder to the extent approved in writing by Lender and the Rating Agencies.

“Ashford” shall mean Ashford Hospitality Prime Inc.

“Assignment of Brand Management Agreement” shall mean, individually and/or collectively, as the context may require, (i) that certain Conditional Assignment, Subordination, Non-Disturbance and Attornment Agreement, dated as of the date hereof, by and among Lender, Philadelphia Borrower, Philadelphia Operating Lessee, and Courtyard Management Corporation, (ii) that certain Conditional Assignment, Subordination, Non-Disturbance and Attornment Agreement, dated as of the date hereof, by and among Lender, Plano Borrower, Sapphire Operating Lessee, and Marriott Hotel Services, Inc., (iii) that certain Conditional Assignment, Subordination, Non-Disturbance and Attornment Agreement, dated as of the date hereof, by and among Lender, San Francisco Borrower, SF Operating Lessee, and Courtyard Management Corporation, (iv) that certain Conditional Assignment, Subordination, Non-Disturbance and Attornment Agreement, dated as of the date hereof, by and among Lender, Seattle Borrower, Sapphire Operating Lessee, and Marriott International, Inc., and (v) that certain Conditional Assignment, Subordination, Non-Disturbance and Attornment Agreement, dated as of the date hereof, by and among Lender, Tampa Borrower, Sapphire Operating Lessee, and Renaissance Hotel Management Company, LLC.

“Assignment of Leases” shall mean, individually and/or collectively, as the context may require, each of those certain Assignments of Leases and Rents made by each Operating Lessee in favor of Lender, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean, in the event there is a Management Agreement (other than a Brand Management Agreement) at any time entered into in accordance with the terms of this Agreement, that certain Conditional Assignment of Management Agreement and Subordination of Management Agreement among Borrower, Operating Lessee and Manager, in form and substance reasonably acceptable to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Rate Protection Agreement” shall mean that certain Collateral Assignment of Interest Rate Protection Agreement dated the date hereof by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Benefit Amount” shall have the meaning set forth in Section 11.32 hereof.

“Borrower” shall have the meaning set forth in the Preamble hereof.

“Borrower Parties” shall mean Borrower, Operating Lessee, Guarantor, and each of their respective Affiliates that have executed any Loan Document.

“Brand Management Agreement” shall mean the Management Agreements more particularly described on Schedule XIV attached hereto, between the applicable Operating Lessees and Brand Manager, as each of the same may be amended, supplemented or modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires, any Replacement Brand Management Agreement executed in accordance with the terms and provisions of this Agreement.

“Brand Management Notice Date” shall have the meaning set forth in Section 4.1.26 hereof.

“Brand Management Replacement” shall have the meaning set forth in Section 4.1.26 hereof.

“Brand Manager” shall mean each Brand Manager more particularly described on Schedule XV attached hereto or, if the context requires, a Qualified Brand Manager.

“Brand Manager FF&E Balance Credit” shall have the meaning set forth in Section 4.1.26 hereof.

“Brand Manager PIP Deposit Amount” shall have the meaning set forth in Section 4.1.26 hereof.

“Breakage Costs” shall have the meaning set forth in Section 2.2.3(f) hereof.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.

“Buyer” shall have the meaning set forth in Section 8.1(b) hereof.

“Capped LIBOR Rate” shall mean 3.00% or such other rate pursuant to Section 2.3.2(b) hereof.

“Cash Management Agreement” shall mean that certain Cash Management Agreement of even date herewith among Lender, Borrower, and Operating Lessee.

“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

“Casualty Consultant” shall have the meaning set forth in Section 5.3.2(c) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 5.3.2(d) hereof.

“Closing Date” shall mean the date of funding the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Commodity Exchange Act” shall mean the Commodity Exchange Act, 7 U.S.C. §1 et seq., as amended from time to time and any successor statute thereto and the regulations promulgated thereunder.

“Component” shall mean, individually, any one of Component A, Component B, Component C, Component D and Component E and “Components” shall mean, collectively, Component A, Component B, Component C, Component D and Component E.

“Component A” shall mean the component of the Loan designated as “A” in Section 2.1.5 hereof.

“Component B” shall mean the component of the Loan designated as “B” in Section 2.1.5 hereof.

“Component C” shall mean the component of the Loan designated as “C” in Section 2.1.5 hereof.

“Component D” shall mean the component of the Loan designated as “D” in Section 2.1.5 hereof.

“Component E” shall mean the component of the Loan designated as “E” in Section 2.1.5 hereof.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Payment” shall have the meaning set forth in Section 5.3.3 hereof.

“Condemnation Net Proceeds” shall have the meaning set forth in the definition of “Net Proceeds.”

“Contribution” shall have the meaning set forth in Section 11.32 hereof.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled by,” “controlling,” and “under common control with” shall have the respective correlative meaning thereto.

“Constituent Member” shall have the meaning set forth in Section 3.1.24(i) hereof.

“Counterparty” shall mean a counterparty under the Interest Rate Protection Agreement or the Person that guarantees such counterparty’s obligations under the Interest Rate Protection Agreement or otherwise provides to such counterparty credit support acceptable to Lender or, after a Securitization, the Rating Agencies, provided, however, that such guarantor shall be deemed the “Counterparty” for so long as the long term credit rating issued by the Rating Agencies to such guarantor is better than the long term credit rating of the actual counterparty under the Interest Rate Protection Agreement; provided, further, that each Counterparty shall be an “Eligible Contract Participant”, as such term is defined under the Commodity Exchange Act, and shall otherwise be in compliance with the requirements of the rules and regulations promulgated pursuant to the Dodd Frank Wall Street Reform and Consumer Protection Act.  Notwithstanding the foregoing or anything herein to the contrary, SMBC Capital Markets, Inc. shall be deemed an acceptable Counterparty, provided that, (i) SMBC Capital Markets, Inc.’s obligations under the applicable Interest Rate Cap Agreement are guaranteed by SMBC Derivative Products Limited or Sumitomo Mitsui Banking Corporation pursuant to a guaranty acceptable to Lender in its sole discretion and (ii) the debt ratings for SMBC Capital Markets, Inc.’s applicable guarantor are not lower than the lesser of the debt ratings held by such entity as of the Closing Date or the debt ratings set forth in the definition of Minimum Counterparty Rating.

“Covered Rating Agency Information” shall have the meaning set forth in Section 9.2(f) hereof.

“Creditors Rights Laws” shall have the meaning set forth in Section 3.1.24(g) hereof.

“DBRS” shall mean DBRS, Inc.

“Debt” shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon (including, without limitation, any interest that would accrue on the outstanding principal amount of the Loan through and including the end of any applicable Interest Period, even if such Interest Period extends beyond any applicable Monthly Payment Date, Prepayment Date or the Maturity Date) and all other sums (including, without limitation, the Spread Maintenance Premium and any Breakage Costs) due to Lender in respect of the Loan under the Note, this Agreement, the Security Instrument, the Environmental Indemnity or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, scheduled interest payments under the Note.

“Debt Yield” shall mean, as of the applicable date of determination, the quotient obtained by dividing (1) Underwritten NOI for the trailing twelve (12) month period ending on the last day of the second (2nd) month immediately preceding the calendar month in which the date of determination occurs by (2) the outstanding principal amount of the Loan as of such date.

Lender’s calculation of the Debt Yield shall be conclusive and binding on Borrower absent manifest error.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to each Component, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) four percent (4%) above the Applicable Interest Rate.

“Determination Date” shall mean, with respect to each Interest Period, the date that is two (2) London Business Days prior to the fifteenth (15th) of the calendar month in which such Interest Period commences; provided, however, that Lender shall have the right to change the Determination Date to any other day upon notice to Borrower (in which event such change shall then be deemed effective) and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change.

“Disclosure Document” shall have the meaning set forth in Section 9.2(a) hereof.

“Eligible Account” shall mean an identifiable account which is separate from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation (i) the short term unsecured debt obligations, accounts, or commercial paper of which are rated at least A-2 by S&P, P-1 by Moody’s and F-1 by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, (ii) in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations or accounts of which are rated at least “A-” by Fitch and S&P and “A2” by Moody’s or (b) such other depository institution otherwise approved by the Rating Agencies from time to time.

“Embargoed Person” shall have the meaning set forth in Section 3.1.41 hereof.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrower, Operating Lessee, and Guarantor in connection with the Loan for the benefit of Lender.

“Equipment” shall have the meaning set forth in the granting clause of the Security Instrument.

“Equity Collateral” shall have the meaning set forth in Section 9.3 hereof.

“ERISA” shall have the meaning set forth in Section 4.2.11 hereof.

“Event of Default” shall have the meaning set forth in Section 10.1 hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Exchange Act Filing” shall have the meaning set forth in Section 9.1(c) hereof.

“Excluded Taxes” shall have the meaning set forth in Section 2.5(f) hereof.

“Exculpated Parties” shall have the meaning set forth in Section 11.22 hereof.

“Extension Debt Yield Paydown” shall have the meaning set forth in Section 2.3.2(b) hereof.

“Extension Option” shall have the meaning set forth in Section 2.3.2(b) hereof.

“Extraordinary Expense” shall have the meaning set forth in Section 4.1.6(d) hereof.

“FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof.

“FF&E” shall mean repair and/or replacement of the furnishings, fixtures, equipment and other items to the extent the same are properly capitalized in accordance with the Approved Accounting Method.

“FF&E Balance Credit” shall have the meaning set forth in Section 4.1.22 hereof.

“FF&E Expenditures” for any period shall mean amounts expended for FF&E as set forth in the Approved Annual Budget and, notwithstanding anything herein to the contrary, such FF&E Expenditures shall include, without limitation, any project management fees, construction management fees and other similar fees (whether by Remington or otherwise) that are incurred in connection with such FF&E.

“FF&E Expenditure Funds” shall have the meaning set forth in Section 6.4 hereof.

“FF&E Expenditure Monthly Deposit” shall mean an amount equal to four percent (4%) of the Operating Income with respect to each Individual Property for the most recent calendar month for which the monthly financial reports set forth in Section 4.1.6(c) hereof shall have been delivered.  Notwithstanding the foregoing or anything herein to the contrary, if at any time any Brand Manager is holding a reserve for the cost of FF&E Expenditures at the applicable Individual Property, then Borrower shall only be required to deposit with Lender an amount equal to the positive difference, if any, between (i) four percent (4%) of the Operating Income with respect to such Individual Property for the most recent calendar month for which the monthly financial reports set forth in Section 4.1.6(c) hereof shall have been delivered and (ii) the amount being held in reserve by Brand Manager for FF&E Expenditures at the applicable Individual Property for such calendar month.

“FF&E Work” shall have the meaning set forth in Section 6.4.2(a) hereof.

“Financial Covenants” shall have the meaning set forth in Section 8.2 hereof.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as the same may have been or may hereafter be amended, restated, supplemented or otherwise modified).

“Fiscal Year” shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Franchise Agreements” shall mean the franchise agreements more particularly described on Schedule VII attached hereto, between Operating Lessee and the applicable Franchisors, as the same may be amended, supplemented or modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires, any Replacement Franchise Agreement executed in accordance with the terms and provisions of this Agreement.

“Franchise Notice Date” shall have the meaning set forth in Section 4.1.22 hereof.

“Franchise Replacement” shall have the meaning set forth in Section 4.1.22 hereof.

“Franchisor” shall mean each Franchisor more particularly described on Schedule VIII attached hereto, or, if the context requires, a Qualified Franchisor.

“Full Replacement Cost” shall have the meaning set forth in Section 5.1.1(a)(i) hereof.

“Funding Borrower” shall have the meaning set forth in Section 11.32 hereof.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Ground Lease” shall mean, collectively, that certain Land Sublease dated April 9, 2003, by and between Tampa Westshore Associates Limited Partnership, a Delaware limited partnership (“Landlord”), and Ashford Tampa International Hotel, LP, a Delaware limited partnership, successor by name change to CNL Tampa International Hotel Partnership, LP, a Delaware limited partnership, as evidenced by that certain Memorandum of Lease dated as of April 9, 2003 and record on April 10, 2003 with the county clerk of court of Hillsborough County, Florida (the “Hillsborough Recorder’s Office”) in Book 12519, Page 0342, and that certain Landlord Estoppel Certificate dated on or about the date hereof.

“Guarantor” shall mean, individually and collectively, as the context may require, (a) Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership and (b) any successor to and/or replacement of any of the foregoing Persons, in each case, pursuant to and in accordance with the applicable terms and conditions of the Loan Documents.

“Guaranty” shall mean that certain Guaranty of Recourse Obligations of even date herewith from Guarantor for the benefit of Lender.

“Improvements” shall, with respect to each Individual Property, have the meaning set forth in the granting clause of the Security Instrument.

“Incentive Documents” shall mean, individually or collectively (as the context requires), that certain (i) Tax Increment Financing Agreement, dated as of March 7, 2000, by and among Marriott, CNL Philadelphia Annex, LLC, formerly known as Courtyard Annex, L.L.C., The City of Philadelphia, Pennsylvania, an incorporated municipality of the Commonwealth of Pennsylvania, The School District of Philadelphia, a political subdivision of the Commonwealth of Pennsylvania and PAID (the “TIF Agreement”); (ii) Promissory Note, dated as of March 7, 2000, in the principal amount of $10,000,000, made by Marriott to PAID (the “TIF Note”); (iii) Mortgage Note, dated as of March 7, 2000, in the principal amount of $10,000,000, made by PAID to Borrower (the “Project Note”); (iv) Mortgage, dated as of March 7, 2000, by CNL Philadelphia Annex, LLC, formerly known as Courtyard Annex, L.L.C., in favor of PAID; (v) Assignment of Note and Mortgage, dated as of March 1, 2000, by PAID, as assignor, in favor of Marriott, as assignee; (vi) Pledge of TIF Revenues and TIF Fund and Security Agreement, dated as of March 7, 2000, by and between PAID, as pledgor, in favor of Marriott, as pledgee; and (vii) Assignment and Assumption Agreement, dated as of December 2, 2011, by and between Marriott, as assignor, and Borrower, as assignee.

“Indebtedness” shall mean, for any Person, without duplication:  (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all Indebtedness guaranteed by such Person, directly or indirectly, other than customary non-recourse carve-outs, (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss, and (vii) any property-assessed clean energy loans or similar indebtedness, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments (a “PACE Transaction”).

“Independent Manager” shall have the meaning set forth in Section 3.1.24(h) hereof.

“Individual Property” shall mean, as applicable, each of the properties set forth on Schedule IX attached hereto, together with the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Security Instrument relating to such property, together with all rights pertaining to such property and Improvements, all as more particularly described in the Granting Clause of the Security Instrument relating to such property.

“Individual Property Release” shall have the meaning set forth in Section 2.7 hereof.

“Individual Property Release Notice Date” shall have the meaning set forth in Section 2.7 hereof.

“Initial FF&E Deposit” shall have the meaning set forth in Section 6.4 hereof.

“Insolvency Opinion” shall mean that certain substantive nonconsolidation opinion letter dated the date hereof delivered by Gardere Wynne Sewell LLP in connection with the Loan.

“Insurance Funds” shall have the meaning set forth in Section 6.3.1 hereof.

“Insurance Premiums” shall have the meaning set forth in Section 5.1.1(b) hereof.

“Interest Period” shall mean (a) for the first interest period hereunder, (i) if the Closing Date occurs on or before the fourteenth (14th) day of a calendar month, the period commencing on the Closing Date and ending on (and including) the fourteenth (14th) day of the calendar month in which the Closing Date occurs, and (ii) if the Closing Date occurs on or after the fifteenth (15th) day of a calendar month, the period commencing on the Closing Date and ending on (and including) the fourteenth (14th) day of the following calendar month and (b) for each interest period thereafter commencing February 15, 2017, the period commencing on the fifteenth (15th) day of each calendar month and ending on (and including) the fourteenth (14th) day of the following calendar month.  Each Interest Period as set forth in clause (b) above shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

“Interest Rate Protection Agreement” shall mean one or more interest rate caps (together with the schedules relating thereto) in form and substance reasonably satisfactory to Lender, with a confirmation from the Counterparty in form and substance satisfactory to Lender, between Borrower and, subject to Section 4.1.11, a Counterparty reasonably acceptable to Lender with a Minimum Counterparty Rating, and all amendments, restatements, replacements, supplements and modifications thereto.

“Investor” shall mean any investor or potential investor in the Loan (or any portion thereof or interest therein) in connection with a Securitization of the Loan (or any portion thereof or interest therein).

“Kroll” shall mean Kroll Bond Rating Agency, Inc.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, other than any Operating Lease.

“Leasehold Mortgage” shall have the meaning set forth in Section 3.1.48(b) hereof.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Operating Lessee or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower or Operating Lessee, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Lender” shall mean Morgan Stanley Bank, N.A., a national banking association, together with its successors and assigns.

“Lender Indemnitees” shall have the meaning set forth in Section 11.13.2 hereof.

“Lender’s Notice” shall have the meaning set forth in Section 2.2.3(b) hereof.

“Letter of Credit” shall mean an irrevocable, auto-renewing, unconditional, transferable, clean sight draft standby letter of credit having an initial term of not less than one (1) year and with automatic renewals for one (1) year periods (unless the obligation being secured by, or otherwise requiring the delivery of, such letter of credit is required to be performed at least thirty (30) days prior to the initial expiry date of such letter of credit), for which Borrower shall have no reimbursement obligation and which reimbursement obligation is not secured by the Property or any other property pledged to secure the Note, in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement that Lender has the right to draw thereon executed by an officer or authorized signatory of Lender.  A Letter of Credit must be issued by an Approved Bank.  If at any time (a) the institution issuing any such Letter of Credit shall cease to be an Approved Bank or (b) if the Letter of Credit is due to expire prior to the termination of the event or events which gave rise to the requirement that Borrower deliver the Letter of Credit to Lender, Lender shall have the right to draw down the same in full and hold the proceeds thereof, unless Borrower shall deliver a replacement Letter of Credit from an Approved Bank within (i) as to (a) above, twenty (20) days after Lender delivers written notice to Borrower that the institution issuing the Letter of Credit has ceased to be an Approved Bank or (ii) as to (b) above, within ten (10) days prior to the expiration date of said Letter of Credit.  Borrower’s delivery of any Letter of Credit hereunder shall, at Lender’s option, be conditioned upon Lender’s receipt of a New Non-Consolidation Opinion relating to such Letter of Credit; provided, however, if the Insolvency Opinion (or any New Non-Consolidation Opinion delivered to Lender) has already paired the Person with the reimbursement obligations under the Letter of Credit, Borrower may deliver to Lender a letter from the law firm that issued such opinion stating that the opinions and conclusions set forth in such opinion remain unchanged as a result of the issuance of the Letter of Credit in lieu of a New Non-Consolidation Opinion.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“LIBOR” means, with respect to each Interest Period, the rate (expressed as a percentage per annum and rounded upward, as necessary, to the next nearest 1/1000 of 1%) equal to the rate reported for deposits in U.S. dollars, for a one-month period, that appears on Reuters Screen LIBOR01 Page (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date; provided that, (i) if such rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London Office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts for a comparable loan at the time of such calculation and, if at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations, and (ii) if fewer than two such quotations in clause (i) are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for the amounts for a comparable loan at the time of such calculation and, if at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.  Lender’s computation of LIBOR shall be conclusive and binding on Borrower for all purposes, absent manifest error.  Notwithstanding anything to the contrary set forth herein, in no event shall LIBOR ever be less than 0.00%.

“LIBOR Interest Rate” shall mean with respect to each Interest Period the quotient of (i) LIBOR applicable to the Interest Period divided by (ii) a percentage equal to 100% minus the Reserve Requirement applicable to the Interest Period.

“LIBOR Loan” shall mean the Loan at any time in which the Applicable Interest Rate is calculated at LIBOR Interest Rate plus the Spread in accordance with the provisions of Article II hereof.

“Licenses” shall have the meaning set forth in Section 3.1.18 hereof.

“Lien” shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, claim, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting such Individual Property or any portion thereof or any direct or indirect interest in Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Liquidity” shall mean (a) unencumbered Cash and Cash Equivalents (as defined in the Guaranty) of such Person, and (b) marketable securities of such Person, each valued in accordance with generally accepted accounting principles (or other principles acceptable to Lender).

“LLC Agreement” shall have the meaning set forth in Section 3.1.24(g) hereof.

“Loan” shall mean the loan in the original principal amount of Three Hundred Sixty-Five Million and No/100 Dollars ($365,000,000) made by Lender to Borrower pursuant to this Agreement.

“Loan Bifurcation” shall have the meaning set forth in Section 9.1(b)(iv) hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Cash Management Agreement, the Assignment of Leases, the Environmental Indemnity, the Guaranty, the Assignment of Rate Protection Agreement, the Assignment of Management Agreement (if applicable), the Assignment of Brand Management Agreement and any other document pertaining to the Property as well as all other documents now or hereafter executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England or New York City, New York are not open for business.

“Losses” shall mean liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel related thereto).

“Major Lease” shall mean, as to each Individual Property, (i) any Lease for commercial or retail space at the Property containing more than 10,000 square feet, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property (which such rights shall be deemed to be exclusive of any rights under any Lease to extend the term thereof or to lease additional space at such Individual Property), (iii) any Lease that is with an Affiliate of any Borrower, Operating Lessee, Guarantor or Sponsor or (iv) any instrument guaranteeing or providing credit support for the any Lease meeting the requirements of (i), (ii) or (iii) above, but shall not include the Operating Lease.

“Management Agreement” shall mean, with respect to each Individual Property, any management agreement entered into by and between Operating Lessee and any Manager, pursuant to which such Manager is to provide management and other services with respect to the applicable Individual Property, entered into in accordance with the terms and conditions of the Loan Documents, including, without limitation, any Brand Management Agreement.

“Manager” shall mean any manager of the Property approved in accordance with the terms and conditions of the Loan Documents, including, without limitation, any Brand Manager.

“Marriott” shall mean Marriott International Capital Corporation, a Delaware corporation.

“Material Adverse Effect” shall mean a material adverse effect on (i) any Individual Property, (ii) the business, profits, prospects, management, use, operations or condition (financial or otherwise) of Borrower, Operating Lessee, Guarantor, Sponsor or the Property, (iii) the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents, (iv) the ability of Borrower to perform its obligations under the applicable Security Instrument or the other Loan Documents or (v) the ability of Guarantor to perform its obligations under the Guaranty.

“Material Agreements” shall mean each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of any Individual Property, other than the Incentive Documents, the Management Agreement, the Franchise Agreement, the Operating Lease, the Ground Lease and the Leases, as to which either (i) there is an obligation of Borrower to pay more than $100,000.00 per annum; or (ii) the term thereof extends beyond three (3) years (unless, in each case, cancelable on sixty (60) days or less notice without requiring the payment of termination fees or payments in excess of $50,000).

“Maturity Date” shall mean February 9, 2019, as such date may be extended as provided for in Section 2.3.2 hereof or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member” shall have the meaning set forth in Section 3.1.24(g) hereof.

“Mezzanine Borrower” shall have the meaning set forth in Section 9.3 hereof.

“Mezzanine Option” shall have the meaning set forth in Section 9.3 hereof.

“Minimum Counterparty Rating” shall mean (a) either (i) a long term unsecured rating of “A+” from S&P or (ii) both a short term credit rating from S&P of at least “A-1+” and a long term credit rating from S&P of at least “A” or (b) is otherwise acceptable to the Rating Agencies, as evidenced by a Rating Agency Confirmation to the effect that such counterparty shall not cause a downgrade, withdrawal or qualification of the ratings assigned, or to be assigned, to the Securities or any class thereof in any Securitization (or, after a Securitization, if applicable, the equivalent of the foregoing by the applicable Rating Agencies).

“Minimum Debt Yield” shall mean a Debt Yield of no less than 14.084%.

“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000).

“Monthly Insurance Deposit” shall have the meaning set forth in Section 6.3.1 hereof.

“Monthly Payment Date” shall mean the ninth (9th) calendar day of every calendar month occurring during the term of the Loan, and if such day is not a Business Day, then the Business Day immediately preceding such day, commencing on March 9, 2017 and continuing to and including the Maturity Date.

“Monthly Tax Deposit” shall have the meaning set forth in Section 6.2.1 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Morgan Stanley” shall mean Morgan Stanley Bank, N.A. and its Affiliates.

“Morgan Stanley Group” shall have the meaning set forth in Section 9.2(b) hereof.

“Morningstar” shall mean Morningstar Credit Ratings, LLC.

“Net Proceeds” shall mean:  (i) the net amount of all insurance proceeds payable as a result of a Casualty to an Individual Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award relating to a Condemnation of an Individual Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award (“Condemnation Net Proceeds”).

“Net Proceeds Deficiency” shall have the meaning set forth in Section 5.3.2(f) hereof.

“Net Worth” shall mean net worth as calculated in accordance with generally accepted accounting principles (or other principles acceptable to Lender)(provided, however, such calculation shall be based on the undepreciated book value of assets).

“New Brand Manager PIP” shall have the meaning set forth in Section 4.1.26 hereof.

“New Non-Consolidation Opinion” shall mean a substantive non-consolidation opinion provided by outside counsel acceptable to Lender and the Rating Agencies and otherwise in form and substance acceptable to Lender and the Rating Agencies or, if reasonably acceptable to Lender and acceptable to the Rating Agencies, an update to the Insolvency Opinion or any New Non-Consolidation Opinion, as applicable, in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies.

“New PIP” shall have the meaning set forth in Section 4.1.22 hereof.

“Non-Excluded Taxes” shall have the meaning set forth in Section 2.5(a) hereof.

“Non-U.S. Corporate Lender” shall have the meaning set forth in Section 2.5(e) hereof.

“Note” shall have the meaning set forth in Section 2.1.3 hereof.

“Notice” shall have the meaning set forth in Section 11.6 hereof.

“Obligations” shall have the meaning set forth in Section 11.32 hereof.

“OFAC” shall have the meaning set forth in Section 3.1.41 hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower or SPC Party.

“OL Constituent Member” shall have the meaning set forth in Section 3.1.24(k) hereof.

“Open Period Commencement Date” shall mean July 18, 2018.

“Operating Expenses” shall mean all expenses, computed in accordance with the Approved Accounting Method, of whatever kind and from whatever source, relating to the ownership, operation, repair, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including, without limitation (and without duplication), Taxes, Insurance Premiums, cost of goods sold, reservation assessments, room expenses, food and beverage expenses, telephone expenses, credit card commissions, management fees (whether or not actually paid) equal to the greater of the actual management fees and three percent (3%) of annual Operating Income, incentive management fees, license and marketing fees equal to the greater of the actual license and marketing fees and three percent (3%) of annual room revenue, costs attributable to the ordinary operation, repair and maintenance of the systems for heating, ventilation and air conditioning, advertising expenses, general and administrative expenses, local license fees, utilities, payroll and related taxes, computer processing charges, operating equipment or other lease payments as approved by Lender, bond assessments and other similar costs, in each instance, actually paid for by Borrower.  Operating Expenses shall not include Debt Service, deposits into the Reserve Funds, FF&E Expenditures, expenditures for property-improvement plans or other expenses which are paid from escrows required by the Loan Documents, any payment or expense for which Borrower was or is to be reimbursed from proceeds of the loan or insurance or by any third party, federal, state or local income taxes, any non-cash charges such as depreciation and amortization, and any item of expense otherwise includable in Operating Expenses which is paid directly by any Tenant except real estate taxes paid directly to any taxing authority by any Tenant, and any rent paid under the Operating Lease.  Lender’s calculation of Operating Expenses shall be conclusive and binding on Borrower absent manifest error.

“Operating Income” shall mean all revenue derived from the ownership and operation of the Property from whatever source, including, without limitation, all income, rents, room rates, cash and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities and otherwise, health club and/or spa membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales, rental income reflected in a current rent roll for all Tenants paying rent and in actual physical occupancy of their respective space demised pursuant to Leases which are in full force and effect (whether denominated as basic rent, additional rent, escalation payments, electrical payments or otherwise), common area maintenance, real estate tax recoveries, utility recoveries, other miscellaneous expense recoveries, other required pass-throughs, business interruption, rent loss or other similar insurance proceeds and other miscellaneous income.  Operating Income shall not include Insurance Proceeds (other than proceeds of rent loss, business interruption or other similar insurance allocable to the applicable period), Condemnation Proceeds (other than Condemnation Proceeds arising from a temporary taking or the use and occupancy of all or part of the applicable Individual Property allocable to the applicable period), proceeds of any financing, proceeds of any sale, exchange or transfer of the Property or any part thereof or interest therein, capital contributions or loans to Borrower or an Affiliate of Borrower, any item of income otherwise includable in Operating Income but paid directly by any Tenant to a Person other than Borrower, any other extraordinary, non-recurring revenues, payments paid by or on behalf of any Tenant under a Lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to the Bankruptcy Code or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Lease has been affirmed by the trustee in such proceeding or action pursuant to a final, non-appealable order of a court of competent jurisdiction, payments paid by or on behalf of any Tenant under a Lease the demised premises of which are not occupied either by such Tenant or by a sublessee thereof, payments paid by or on behalf of any Tenant under a Lease in whole or partial consideration for the termination of any Lease, sales tax rebates from any Governmental Authority, sales, use and occupancy taxes on receipts required to be accounted for by Borrower to any Governmental Authority, payments from any Tenant in default under its Lease beyond any applicable notice and cure periods, payments from any Tenant that has expressed its intention (directly, constructively or otherwise) to not renew or to terminate, cancel and/or reject its applicable Lease, refunds and uncollectible accounts, interest income from any source other than the Reserve Funds required pursuant to this Agreement or the other Loan Documents, unforfeited security deposits, utility and other similar deposits, income from Tenants not paying rent or any disbursements to Borrower from the Reserve Funds, or rental payments under the Operating Lease.  Lender’s calculation of Operating Income shall be conclusive and binding on Borrower absent manifest error.

“Operating Lease” shall mean, individually and/or collectively, as the context may require, the Philadelphia Operating Lease, the Sapphire Plano Operating Lease, the Sapphire Seattle Operating Lease, the Sapphire Tampa Operating Lease, and the SF Operating Lease.

“Operating Lease Modification” shall have the meaning set forth in Section 4.1.23 hereof.

“Operating Lease Termination Documents” shall have the meaning set forth in Section 4.1.23 hereof.

“Operating Lessee” shall have the meaning set forth in the Preamble hereof.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

“Other Taxes” shall have the meaning set forth in Section 2.5(b) hereof.

“Overlapping Brand Manager PIP Work” shall have the meaning set forth in Section 4.1.26 hereof.

“Overlapping Franchisor PIP Work” shall have the meaning set forth in Section 4.1.22 hereof.

“Overlapping PIP Work” shall have the meaning set forth in Section 6.4 hereof.

“PACE Transaction” shall have the meaning ascribed to such term in the definition of “Indebtedness” above.

“PAID” shall mean Philadelphia Authority for Industrial Development, a body corporate and politic existing under the laws of the Commonwealth of Pennsylvania.

“Participant” shall mean any Person that has purchased a participation in this Loan Agreement pursuant to Section 11.27 hereof.

“Patriot Act” shall have the meaning set forth in Section 3.1.42 hereof.

“Permitted Advised Entity Guarantor” shall have the meaning set forth in Section 8.2 hereof.

“Permitted Advised Entity Transfer” shall have the meaning set forth in Section 8.2 hereof.

“Permitted Advised Entity Transferee” shall have the meaning set forth in Section 8.2 hereof.

“Permitted Encumbrances” shall mean (i) the Liens and security interests created by the Loan Documents and the Incentive Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (iv) the Operating Lease, Ground Lease, Prime Ground Lease, Management Agreement, Brand Management Agreement, and Franchise Agreement, (v) rights of existing and future Tenants pursuant to written Leases in existence or entered into in accordance with the terms of this Agreement, (vi) Permitted Equipment Leases, (vii) mechanics’, materialmen’s or similar Liens, in each case, only if being diligently contested in good faith and by appropriate proceedings in accordance with the terms of Section 3.6(b) of the Security Instrument and the terms of the other Loan Documents, (viii) any and all governmental, public utility and private restrictions, covenants, reservations, easements, and licenses which may hereafter be granted by Borrower after the Closing Date and which do not individually, or in the aggregate, have a Material Adverse Effect, and (ix) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Equipment Leases” shall mean equipment leases or financing or other similar instruments entered into with respect to the Equipment and/or the Personal Property with respect to an Individual Property provided, that, in each case, such equipment leases, financing or similar instruments (i) are entered into on commercially reasonable terms and conditions in the ordinary course of Borrower’s business, and (ii) relate to Equipment and/or Personal Property which is (A) used in connection with the operation and maintenance of the Property in the ordinary course of Borrower’s business and (B) readily replaceable without material interference or interruption to the operation of the Property.

“Permitted Equity Transfer” shall have the meaning set forth in Section 8.2 hereof.

“Permitted Non-Controlling Pledge” shall mean the pledge of any Person’s interests in any Restricted Party (other than a pledge of a direct interest in Borrower, Operating Lessee and/or any SPC Party) which is provided to secure any debt facility of such Person or other obligation or liability, whether or not of such Person; provided, that (i) such pledged interests do not represent a Controlling interest in Borrower, Operating Lessee or any SPC Party, and (ii) the aggregate percentage of indirect interests in Borrower, Operating Lessee or any SPC Party pledged pursuant to Permitted Non-Controlling Pledges, at any one time, shall not exceed a forty-nine percent (49%) indirect interest in Borrower.

“Permitted Pledge” shall mean, any one or more of the following: (i) a Permitted Sponsor Pledge, and/or (ii) a Permitted Non-Controlling Pledge.

“Permitted Sponsor Pledge” shall mean the pledge of any Person’s direct or indirect equity interest in Ashford Prime TRS Corporation, Guarantor or any owner, member, shareholder or partner of Guarantor, or a portion thereof; provided, that the repayment of the debt or obligations such pledge secures is not specifically tied solely to the cash flow of the Property (as opposed to, for example, the cash flow from a group of properties).

“Permitted Transfer Date” shall have the meaning set forth in Section 8.1 hereof.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Security Instrument.

“Philadelphia Borrower” shall have the meaning set forth in the Preamble hereof.

“Philadelphia Operating Lease” shall mean that certain Lease Agreement, by and between Philadelphia Borrower and Philadelphia Operating Lessee, dated December 2, 2011, as amended by that certain First Amendment to Lease Agreement, dated January 1, 2013.

“Philadelphia Operating Lessee” shall have the meaning set forth in the Preamble hereof.

“Philadelphia Property” shall mean the Philadelphia Property as shown on Schedule IX attached hereto and made a part hereof.

“PIP” shall mean any property improvement plan or similar requirement under the Brand Management Agreement and/or the Franchise Agreement, as applicable.

“PIP/FF&E Overlapping PIP Work” shall have the meaning set forth in Section 6.7.1 hereof.

“PIP Deposit Amount” shall have the meaning set forth in Section 4.1.22 hereof.

“PIP Reserve Funds” shall have the meaning set forth in Section 6.7.1 hereof.

“PIP Reserve True-Up” shall have the meaning set forth in Section 6.7.1 hereof.

“PIP Work” shall mean the work required to be completed pursuant to the terms of the PIPs set forth on Schedule XI attached hereto.

“Plano Borrower” shall have the meaning set forth in the Preamble hereof.

“Plano Property” shall mean the Plano Property as shown on Schedule IX attached hereto and made a part hereof.

“Policies” shall have the meaning specified in Section 5.1.1(b) hereof.

“Prepayment Date” shall have the meaning set forth in Section 2.5 hereof.

“Prime Ground Lease” shall mean, collectively, that certain Shopping Center Lease by and between Hillsborough County Aviation Authority, a public body corporate existing under the laws of the State of Florida, as lessor, and Tampa Westshore Associates Limited Partnership, a Delaware limited partnership, as lessee, dated September 10, 1998 and recorded with Hillsborough Recorder’s Office in Book 09535, Page 0001, as amended by that First Amendment to Shopping Center Lease dated as of June 1, 2001 and recorded on July 25, 2001, with the Hillsborough Recorder’s Office in Book 10958, Page 1851, as further amended by that certain Second Amendment to Shopping Center Lease dated as of November 3, 2011 and recorded on November 21, 2011 with the Hillsborough Recorder’s Officer in Book 20817, Page 246.

“Prior Loans” shall mean any prior Indebtedness of any of the Borrowers.

“Proceeds Deficiency” shall have the meaning set forth in the defined term “Allocated Loan Amount”.

“Prohibited Transfer” shall have the meaning set forth in Section 4.2.1 hereof.

“Project Note” shall have the meaning set forth in the definition of “Incentive Documents” herein.

“Property” shall mean, collectively, the Individual Properties.

“Property Sale” shall have the meaning set forth in Section 8.1 hereof.

“Prudent Lender Standard” shall, with respect to any matter, be deemed to have been met if the matter in question (i) prior to a Securitization, is reasonably acceptable to Lender and (ii) after a Securitization, (A) if permitted by REMIC Requirements applicable to such matter, would be reasonably acceptable to Lender or (B) if the Lender discretion in the foregoing subsection (A) is not permitted under such applicable REMIC Requirements, would be acceptable to a prudent lender of securitized commercial mortgage loans.

“Qualified Brand” means a hotel brand of any Individual Property existing on the Closing Date or any other hotel brand as set forth in Schedule IV attached hereto.

“Qualified Brand Manager” shall mean either (a) Brand Manager, (b) a manager for a Qualified Brand, or (c) in the reasonable judgment of Lender, a reputable and experienced manager reasonably acceptable to Lender possessing experience in flagging hotel properties similar in size, scope, use and value as the applicable Individual Property, provided that, with respect to this clause (c), Borrower shall have obtained (i) at Lender’s option, a Rating Agency Confirmation, and (ii) if such Person is an Affiliate of Borrower, a New Non-Consolidation Opinion.

“Qualified Franchisor” shall mean either (a) Franchisor, (b) a franchisor for a Qualified Brand, or (c) in the reasonable judgment of Lender, a reputable and experienced franchisor reasonably acceptable to Lender possessing experience in flagging hotel properties similar in size, scope, use and value as the applicable Individual Property, provided that, with respect to this clause (c), Borrower shall have obtained (i) at Lender’s option, a Rating Agency Confirmation and (ii) if such Person is an Affiliate of Borrower, a New Non-Consolidation Opinion.

“Qualified Manager” shall mean (a) Remington or an Affiliate of Remington, (b) a Qualified Brand Manager, or (c) a reputable and experienced professional management organization approved by Lender (which such approval may, at Lender’s option, be conditioned upon Lender’s receipt of a Rating Agency Confirmation with regard to both the identity of the proposed manager and the replacement management agreement pursuant to which such manager will be employed).

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch, DBRS, Morningstar, Kroll and any other nationally-recognized statistical rating agency (and any successor to any of the foregoing), but only to the extent that (i) prior to a Securitization, such Rating Agency has been designated by Lender, or is anticipated to be designated by Lender, in connection with any Secondary Market Transaction and (ii) after the occurrence of a Securitization, such Rating Agency has been designated (i.e., hired) by Lender to rate the Securities.

“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion.  For the purposes of this Agreement and the other Loan Documents, if (1) any Rating Agency shall waive, decline or refuse to review or otherwise engage any request for a Rating Agency Confirmation hereunder or under the other Loan Documents (collectively, a “RA Declination Event”), or (2) Lender (or any Servicer acting on Lender’s behalf) determines pursuant to and in accordance with any applicable pooling and servicing agreement that a Rating Agency Confirmation is not required (a “RAC Refusal Event”) (hereinafter, each of an RA Declination Event and a RAC Refusal Event, collectively, a “RAC Satisfaction Condition”), such RAC Satisfaction Condition shall be deemed (for such request only) to satisfy the condition that a Rating Agency Confirmation by such Rating Agency (only) be obtained for purposes of this Agreement or the other Loan Documents, as applicable.  For purposes of clarity, any RA Declination Event or RAC Refusal Event, as applicable, shall not be deemed a RA Declination

Event or RAC Refusal Event, as applicable, for any subsequent request for a Rating Agency Confirmation hereunder or under the other Loan Documents, and the condition for Rating Agency Confirmation pursuant to this Agreement and the other Loan Documents for any subsequent request shall apply regardless of any previous RA Declination or RAC Refusal Event, as applicable.

“REA” shall mean, collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, those certain agreements more specifically described on Schedule V attached hereto and made a part hereof and any future reciprocal easement or similar agreement affecting the Property (or any portion thereof) entered into in accordance with the applicable terms and conditions hereof.

“Register” shall have the meaning set forth in Section 11.27 hereof.

“Registration Statement” shall have the meaning set forth in Section 9.2(b) hereof.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect, including any successor or other Regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Reimbursement Contribution” shall have the meaning set forth in Section 11.32 hereof.

“Related Loan” shall mean a loan made to an Affiliate of Borrower or secured by a Related Property that is included in a Securitization with the Loan.

“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related”, within the meaning of the definition of Significant Obligor, to one or more of the Properties.

“Release Debt Yield Paydown” shall have the meaning set forth in Section 2.7(a)(viii) hereof.

“Release Price” shall mean, with respect to each Individual Property, 115% of the Allocated Loan Amount.

“Release Property” shall have the meaning set forth in Section 2.7 hereof.

“Relevant Sections” shall have the meaning set forth in Section 9.2(b) hereof.

“REMIC Opinion” shall mean, as to any matter, an opinion as to the compliance of such matter with applicable REMIC Requirements (which such opinion shall be, in form and substance and from a provider, in each case, reasonably acceptable to Lender and acceptable to the Rating Agencies).

“REMIC Requirements” shall mean any applicable legal requirements relating to any REMIC Trust (including, without limitation, any constraints, rules and/or other regulations and/or requirements relating to the servicing, modification and/or other similar matters with respect to the Loan (or any portion thereof and/or interest therein)).

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Remington” shall mean Remington Lodging & Hospitality, LLC, a Delaware limited liability company, provided that, there is no change in Control or management of such entity from that which exists as of the date hereof, other than a transfer of Control of such entity to Ashford Inc.

“Rents” shall mean, with respect to each Individual Property, all rents, moneys payable as damages or in lieu of rent, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to such Individual Property.

“Replacement Brand Management Agreement” shall mean either (a) a management, trademark and license agreement with a Qualified Brand Manager substantially in the same form and substance as any Brand Management Agreement in effect as of the Closing Date or entered into after the Closing Date in accordance with the terms hereof, in each case, for any Individual Property, or (b) a management, trademark and license agreement with a Qualified Brand Manager, which management, trademark and license agreement shall be reasonably acceptable to Lender (which such approval by Lender shall be subject to Section 4.1.26(i) hereof) in form and substance, provided that, with respect to this subclause (b), Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation.

“Replacement Franchise Agreement” shall mean either (a) a franchise, trademark and license agreement with a Qualified Franchisor substantially in the same form and substance as any Franchise Agreement in effect as of the Closing Date or entered into after the Closing Date in accordance with the terms hereof, in each case, for any Individual Property, or (b) a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement shall be either (x) on Franchisor’s then FDD form franchise agreement with such modifications to such form as are not materially adverse to Borrower or Lender or (y) reasonably acceptable to Lender (which such approval by Lender shall be subject to Section 4.1.22(h) hereof) in form and substance, provided that, with respect to this subclause (b)(y), Lender, at its option, may, if required by any pooling and servicing agreement in connection with a Securitization of the Loan, require that Borrower shall have obtained a Rating Agency Confirmation.

“Replacement Management Agreement” shall mean (a) a management agreement between Borrower or Operating Lessee and Remington or an Affiliate of Remington substantially in the same form and substance as the agreement attached hereto as Schedule XVI, provided that, in the event such management agreement provides for higher management fees than that set forth in the form of management agreement attached hereto as Schedule XVI or otherwise materially increases the obligations of Operating Lessee thereunder, such Replacement Management Agreement shall be subject to Lender’s reasonable consent (which consent shall be subject to Section 7.2(b) hereof), or (b) a Replacement Brand Management Agreement.

“Required FF&E Balance” shall have the meaning set forth in Section 2.7(a) hereof.

“Required Rating” shall mean a rating of not less than “A-1” (or its equivalent) from each of the Rating Agencies if the term of such Letter of Credit is no longer than three (3) months or if the term of such Letter of Credit is in excess of three (3) months, a rating of not less than “A” (or its equivalent) from each of the Rating Agencies, or, if a Securitization has not occurred, such other rating that is reasonably acceptable to Lender or, if a Securitization shall have occurred, such other rating with respect to which Lender shall have received a Rating Agency Confirmation.

“Reserve Funds” shall mean, collectively, the FF&E Expenditure Funds, the Insurance Funds, the Tax Funds, the PIP Reserve Funds, and any other escrow funds established by this Agreement or the other Loan Documents.

“Reserve Requirements” means with respect to any Interest Period, the maximum rate of all reserve requirements (including, without limitation, all basic, marginal, emergency, supplemental, special or other reserves and taking into account any transitional adjustments or other schedule changes in reserve requirements during the Interest Period) which are imposed under Regulation D on eurocurrency liabilities (or against any other category of liabilities which includes deposits by reference to which LIBOR is determined or against any category of extensions of credit or other assets which includes loans by a non United States office of a depository institution to United States residents or loans which charge interest at a rate determined by reference to such deposits) during the Interest Period and which are applicable to member banks of the Federal Reserve System with deposits exceeding one billion dollars, but without benefit or credit of proration, exemptions or offsets that might otherwise be available from time to time under Regulation D.  The determination of the Reserve Requirements shall be based on the assumption that Lender funded 100% of the Loan in the interbank eurodollar market.  In the event of any change in the rate of such Reserve Requirements under Regulation D during the Interest Period, or any variation in such requirements based upon amounts or kinds of assets or liabilities, or other factors, including, without limitation, the imposition of Reserve Requirements, or differing Reserve Requirements, on one or more but not all of the holders of the Loan or any participation therein, Lender may use any reasonable averaging and/or attribution methods which it deems appropriate and practical for determining the rate of such Reserve Requirements which shall be used in the computation of the Reserve Requirements.  Lender’s computation of same shall be final absent manifest error.

“Restoration” shall have the meaning set forth in Section 5.2.1 hereof.

“Restoration Threshold” shall mean, with respect to each Individual Property, five percent (5.0%) of the initial Allocated Loan Amount with respect to such Individual Property.

“Restricted Party” shall mean Borrower, Operating Lessee, Guarantor, Sponsor, any SPC Party (if any), or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Operating Lessee, Guarantor, Sponsor, any SPC Party (if any) or any non-member manager, other than shareholders of any publicly traded company on a nationally recognized stock exchange or other nationally recognized public market in the United States or holders of the operating partnership interests convertible to publicly traded common stock in Ashford Hospitality Prime Limited Partnership or in any operating partnership owned directly by any public or private REIT in connection with a Permitted Advised Entity Transfer.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

“San Francisco Borrower” shall have the meaning set forth in the Preamble hereof.

“San Francisco Property” shall mean the San Francisco Property as shown on Schedule IX attached hereto and made a part hereof.

“Sapphire Operating Lessee” shall have the meaning set forth in the Preamble hereof.

“Sapphire Plano Operating Lease” shall mean that certain Lease Agreement, by and between Plano Borrower and Sapphire Operating Lessee, dated April 11, 2007, as amended by that certain First Amendment to Lease Agreement, dated April 11, 2007, as further amended by that certain Second Amendment to Lease Agreement, dated April 1, 2009, and as further amended by that certain Third Amendment to Lease Agreement, dated January 1, 2013.

“Sapphire Seattle Operating Lease” shall mean that certain Lease Agreement, by and between Seattle Borrower and Sapphire Operating Lessee, dated April 11, 2007, as amended by that certain First Amendment to Lease Agreement, dated April 11, 2007, as further amended by that certain Second Amendment to Lease Agreement, dated April 1, 2009, and as further amended by that certain Third Amendment to Lease Agreement, dated January 1, 2013.

“Sapphire Tampa Operating Lease” shall mean that certain Lease Agreement, by and between Tampa Borrower and Sapphire Operating Lessee, dated April 11, 2007, as amended by that certain First Amendment to Lease Agreement, dated April 11, 2007, as further amended by that certain Second Amendment to Lease Agreement, dated April 1, 2009, and as further amended by that certain Third Amendment to Lease Agreement, dated January 1, 2013.

“Seattle Borrower” shall have the meaning set forth in the Preamble hereof.

“Seattle Property” shall mean the Seattle Property as shown on Schedule IX attached hereto and made a part hereof.

“Secondary Market Transaction” shall have the meaning set forth in Section 9.1(a) hereof.

“Section 2.5 Certificate” shall have the meaning set forth in Section 2.5 hereof.

“Section 2.5 Taxes” shall have the meaning set forth in Section 2.5 hereof.

“Securities” shall have the meaning set forth in Section 9.1(a) hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Securitization” shall have the meaning set forth in Section 9.1(a) hereof.

“Security Instrument” and “Security Instruments” shall mean, individually and/or collectively, as the context may require, each first priority mortgage, deed of trust or similar security instrument, as security for the Loan and encumbering the Property (or any portion thereof), as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 11.24 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 11.24 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 10.2(c) hereof.

“SF Operating Lease” shall mean that certain Lease Agreement, by and between San Francisco Borrower and Ashford TRS VI LLC, a Delaware limited liability company (predecessor-in-interest to SF Operating Lessee), dated April 11, 2007, as amended by that certain First Amendment to Lease Agreement, dated April 11, 2007, as further amended by that certain Second Amendment to Lease Agreement, dated April 1, 2009, and as further amended by that certain Third Amendment to Lease Agreement, dated January 1, 2013.

“SF Operating Lessee” shall have the meaning set forth in the Preamble hereof.

“Short Interest” shall have the meaning set forth in Section 2.4.1 hereof.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“SPC Party” shall have the meaning set forth in Section 3.1.24(f) hereof.

“Special Member” shall have the meaning set forth in Section 3.1.24(g) hereof.

“Sponsor” shall mean, as applicable, (a) Ashford Hospitality Prime Limited Partnership or (b) after a Permitted Advised Entity Transfer, the Permitted Advised Entity Guarantor.

“Spread” shall mean (a) with respect to Component A, a rate of two and fifty-eight hundredths percent (2.58%) per annum, (b) with respect to Component B, a rate of two and fifty-eight hundredths percent (2.58%) per annum, (c) with respect to Component C, a rate of two and fifty-eight hundredths percent (2.58%) per annum, (d) with respect to Component D, a rate of two and fifty-eight hundredths percent (2.58%) per annum and (e) with respect to the Component E, a rate of two and fifty-eight hundredths percent (2.58%) per annum, provided that, in the event Borrower exercises its right to effectuate the third (3rd) Extension Option, the fourth (4th) and the fifth (5th) Extension Option, then the Spread for each Component shall increase by 0.125% for each Extension Option.

“Spread Maintenance Premium” shall mean, in connection with a prepayment of all or any portion of the outstanding principal balance of the Loan in accordance with the terms hereof, (a) if such prepayment is made prior to the Open Period Commencement Date, an amount equal to the present value, discounted at LIBOR on the most recent Determination Date with respect to any period when the Loan is a LIBOR Loan (or, with respect to any period when the Loan is a Substitute Rate Loan, discounted at an interest rate that Lender believes, in its judgment, would equal LIBOR on such Determination Date if LIBOR was then available), of all future installments of interest which would have been due hereunder from the end of the Interest Period in which such prepayment occurs through and including the end of the Interest Period in which the Open Period Commencement Date occurs, on the portion of the outstanding principal balance of the Loan being prepaid as if interest accrued on such portion of the principal balance being prepaid at an interest rate per annum equal to the Spread and (b) if such prepayment is made on or after the Open Period Commencement Date, then no Spread Maintenance Premium shall be due and payable.  The Spread Maintenance Premium shall be calculated by Lender and shall be final absent manifest error.

“State” shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

“Substitute Rate” shall have the meaning set forth in Section 2.2.3(b) hereof.

“Substitute Rate Loan” shall mean the Loan at any time in which the Applicable Interest Rate is calculated at the Substitute Rate plus the Substitute Spread in accordance with the provisions of Article II hereof.

“Substitute Spread” shall have the meaning set forth in Section 2.2.3(b) hereof.

“Survey” shall mean, with respect to an Individual Property, a survey of such Individual Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

“Tampa Borrower” shall have the meaning set forth in the Preamble hereof.

“Tampa Property” shall mean the Tampa Property as shown on Schedule IX attached hereto and made a part hereof.

“Tax Funds” shall have the meaning set forth in Section 6.2.1 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

“TIF Agreement” shall have the meaning set forth in the definition of “Incentive Documents” herein.

“TIF Loan” shall mean that certain loan by Marriott to PAID in the principal amount of $10,000,000.

“TIF Note” shall have the meaning set forth in the definition of “Incentive Documents” herein.

“Title Insurance Policy” shall mean those certain ALTA mortgagee title insurance policies in the form reasonably acceptable to Lender issued with respect to each Individual Property and insuring the lien of the Security Instrument(s).

“Trustee” shall mean any trustee holding the Loan in a Securitization.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the applicable State.

“Underwriter Group” shall have the meaning set forth in Section 9.2(b) hereof.

“Underwritten NOI” shall mean Underwritten Operating Income less Underwritten Operating Expenses.  Lender’s calculation of Underwritten NOI (including determination of items that do, and do not, qualify as Operating Income or Operating Expenses) shall be calculated by Lender in good faith and shall be final absent manifest error.

“Underwritten Operating Expenses” shall mean the trailing twelve (12) months of Operating Expenses, based on the most recent operating statements and such other information as is required to be delivered by Borrower pursuant to Section 4.1.6 hereof, less any actual non-recurring Operating Expenses for such trailing twelve (12) month period less FF&E Expenditures equal to the greater of (i) four percent (4%) of Operating Income or (ii) if applicable, the percentage of Operating Income being reserved by any Brand Manager, in each case, with respect to each Individual Property, each on a trailing twelve (12) month period. Lender’s calculation of Underwritten Operating Expenses shall be conclusive and binding on Borrower absent manifest error.

“Underwritten Operating Income” shall mean the trailing twelve (12) months of Operating Income based on the most recent operating statements and such other information as is required to be delivered by Borrower pursuant to Section 4.1.6 hereof. Lender’s calculation of Underwritten Operating Income shall be conclusive and binding on Borrower absent manifest error.

“Uniform System of Accounts” shall mean the most recent edition of the Uniform System of Accounts for Hotels, as adopted by the American Hotel and Motel Association.

“Updated Information” shall have the meaning set forth in Section 9.1(b)(i) hereof.

“U.S. Obligations” shall mean “government securities” as defined in Section 2(a)(16) of the Investment Company Act of 1940 and within the meaning of Treasury Regulation Section 1.860G-2(a)(8); provided, that, (i) such “government securities” are not subject to prepayment, call or early redemption and (ii) the aforesaid laws and regulations shall be deemed to refer to the same as may be and/or may hereafter be amended, restated, replaced or otherwise modified.

“Withdrawn Allocated Amount” shall have the meaning set forth in the defined term “Allocated Loan Amount” in this Agreement.

Section 1.2                                   Principles of Construction.  All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Loan Document to any Loan Document shall be deemed to include references to such documents as the same may hereafter be amended, modified, supplemented, extended, replaced and/or restated from time to time (and, in the case of any note or other instrument, to any instrument issued in substitution therefor).  Unless otherwise specified, the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II.

THE LOAN

Section 2.1            The Loan.

2.1.1       Agreement to Lend and Borrow.  Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make the Loan to Borrower and Borrower hereby agrees to accept the Loan from Lender on the Closing Date.

2.1.2       Single Disbursement to Borrower.  Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3       The Note.  The Loan shall be evidenced by that certain Amended and Restated Promissory Note of even date herewith, in the stated principal amount of Three Hundred Sixty-Five Million and No/100 Dollars ($365,000,000) executed by Borrower and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the “Note”) and shall be repaid in accordance with the terms of this Agreement and the Note.

2.1.4       Use of Proceeds.  Borrower shall use proceeds of the Loan to pay, defease and/or discharge any existing loans relating to the Property (other than the Project Note) and for such other lawful purposes as Borrower may designate.  The proceeds of the Loan shall be used for the business purposes of the Borrower as set forth in this Section 2.1.4, and shall in no event be used for consumer, family or household purposes.

2.1.5       Components of the Loan.  For the purpose of computing interest payable from time to time on the principal amount of the Loan and certain other computations set forth herein, the principal balance of the Loan shall be divided into Components A through E. The principal amount of each Component shall be as follows:  (a) Component A having a principal balance of $163,000,000.00, (b) Component B having a principal balance of $49,500,000.00, (c) Component C having a principal balance of $23,500,000.00, (d) Component D having a principal balance of $75,000,000.00 and (e) Component E having a principal balance of $54,000,000.00.

Section 2.2            Interest Rate.

2.2.1       Applicable Interest Rate.  Except as herein provided with respect to interest accruing at the Default Rate, interest on the outstanding principal balance of each Component shall accrue from the Closing Date up to and including the Maturity Date (including, without limitation, all interest that would accrue on the outstanding principal balance of each Component through the end of the Interest Period during which the Maturity Date occurs (even if such period extends beyond the Maturity Date)) at the Applicable Interest Rate.  Interest on the outstanding principal balance of each Component existing on the commencement of an Interest Period shall accrue for the entire Interest Period and shall be owed by Borrower for the entire Interest Period regardless of whether any principal portion of the Loan is repaid prior to the expiration of such Interest Period.

2.2.2       Interest Calculation.  Interest on the outstanding principal balance of each Component shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Applicable Interest Rate or the Default Rate for each Component, as then applicable, expressed as an annual rate divided by 360) by (c) the outstanding principal balance of each such Component.  The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period in which such Monthly Payment Date occurs.  Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Loan.

2.2.3       Determination of Interest Rate.

(a)           Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the first day on which such change in the Applicable Interest Rate shall become effective.  Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

(b)           In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall, by notice to Borrower (“Lender’s Notice”), which notice shall set forth in reasonable detail such circumstances, establish the Applicable Interest Rate at Lender’s then customary spread (the “Substitute Spread”), which Substitute Spread shall be calculated for each Component, taking into account the size of the Loan and the creditworthiness of Borrower, above a published index used for variable rate loans as reasonably determined by Lender (the “Substitute Rate”).

(c)           If, pursuant to the terms of this Agreement, the Loan has been converted to a Substitute Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower, and the Substitute Rate Loan shall automatically convert to a LIBOR Loan on the effective date set forth in such notice.  Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a LIBOR Loan to a Substitute Rate Loan.

(d)           If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a LIBOR Loan shall be cancelled forthwith and (ii) Lender may give Borrower a Lender’s Notice, establishing the Applicable Interest Rate at the Substitute Rate plus the Substitute Spread, in which case the Applicable Interest Rate shall be a rate equal to the Substitute Rate in effect from time to time plus the Substitute Spread.  In the event the condition necessitating the cancellation of Lender’s obligation to make a LIBOR Loan hereunder shall cease, Lender shall promptly notify Borrower of such cessation and the Loan shall resume its characteristics as a LIBOR Loan in accordance with the terms herein from and after the first day of the Interest Period next following such cessation.  Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any out of pocket costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder.  Lender’s notice of such costs, as certified to Borrower, shall be set forth in reasonable detail and Lender’s calculation shall be conclusive absent manifest error.

(e)           In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(i)            shall hereafter have the effect of reducing the rate of return on Lender’s capital (other than as a result of an increase in taxes) as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material;

(ii)           shall hereafter impose, modify, increase or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the rate hereunder (other than as a result of an increase in taxes); or

(iii)          shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender; provided, however, that Borrower shall not be required under this Section 2.2.3 to pay Lender additional amounts for additional costs or reduced amounts receivable that are attributable to an increase in taxes imposed on the Lender.  If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(e), Borrower shall not be required to pay same unless they are the result of requirements imposed generally on lenders similar to Lender and not the result of some specific reserve or similar requirement imposed on Lender as a result of Lender’s special circumstances.  If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(e), Lender shall provide Borrower with not less than thirty (30) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount.  A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence, executed by an authorized signatory of Lender and submitted by Lender to Borrower shall be conclusive in the absence of manifest error.  This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(f)            Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense (other than consequential and punitive damages) which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that (A) is not the last day of an Interest Period, or (B) is the last day of an Interest Period if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate to the Substitute Rate plus the Substitute Spread with respect to any portion of the outstanding principal amount of the Loan then bearing interest at a rate other than the Substitute Rate plus the Substitute Spread on a date other than the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”).  Whenever in this Section 2.2.3 the term “interest or fees payable by Lender to lenders of funds obtained by it” is used and no such funds were actually obtained from such lenders, it shall include interest or fees which would have been payable by Lender if it had obtained funds from lenders in order to maintain a LIBOR Loan hereunder.  Lender will provide to Borrower a statement detailing such Breakage Costs and the calculation thereof.

(g)           The provisions of this Section 2.2.3 shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

2.2.4       Usury Savings.  This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3            Loan Payments.

2.3.1       Payment Before Maturity Date.  Borrower shall make a payment to Lender of the aggregate amount of interest only on all Components on the Closing Date for the initial Interest Period.  On the Monthly Payment Date occurring in March, 2017 and on each Monthly Payment Date thereafter to and including the Maturity Date, Borrower shall make a payment to Lender of the aggregate amount of interest accruing hereunder on all Components during the entire Interest Period in which such Monthly Payment Date occurs, calculated in the manner set forth herein.

2.3.2       Payment on Maturity Date.  (a)  Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents, including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through and including the end of the Interest Period in which the Maturity Date occurs (even if such Interest Period extends beyond the Maturity Date).

(b)           Borrower will have five (5) options to extend the Maturity Date of the Loan for consecutive one (1) year periods (each, an “Extension Option”).  In order to exercise the first such extension right, Borrower shall deliver to Lender written notice of such extension on or before January 9, 2019 and, upon giving of such notice of extension, and subject to the satisfaction of the conditions set forth below in this Section 2.3.2(b) on or before February 9, 2019, the Maturity Date as theretofore in effect will be extended to February 9, 2020.  In order to exercise the second such extension right, Borrower shall deliver to Lender written notice of such extension on or before January 9, 2020 and, upon the giving of such notice of extension, and subject to the satisfaction of the conditions set forth below in this Section 2.3.2(b) on or before February 9, 2020, the Maturity Date as theretofore in effect will be extended to February 9, 2021.  In order to exercise the third such extension right, Borrower shall deliver to Lender written notice of such extension on or before January 9, 2021 and, upon the giving of such notice of extension, and subject to the satisfaction of the conditions set forth below in this Section 2.3.2(b) on or before February 9, 2021, the Maturity Date as theretofore in effect will be extended to February 9, 2022.  In order to exercise the fourth such extension right, Borrower shall deliver to Lender written notice of such extension on or before January 9, 2022 and, upon the giving of such notice of extension, and subject to the satisfaction of the conditions set forth below in this Section 2.3.2(b) on or before February 9, 2022, the Maturity Date as theretofore in effect will be extended to February 9, 2023.  In order to exercise the fifth such extension right, Borrower shall deliver to Lender written notice of such extension on or before January 9, 2023 and, upon the giving of such notice of extension, and subject to the satisfaction of the conditions set forth below in this Section 2.3.2(b) on or before February 9, 2023, the Maturity Date as theretofore in effect will be extended to February 9, 2024.  The Maturity Date shall be extended pursuant to Borrower’s notices as aforesaid, provided that, the following conditions are satisfied:  (i) no Event of Default or Cash Sweep Reserve Period (as defined in the Cash Management Agreement) shall be in existence either at the time of Borrower’s notice or at the then current Maturity Date, provided, however, that Borrower may effectuate such extension upon making a Debt Yield Paydown (as defined in the Cash Management Agreement) on the then current Maturity Date, (ii) Borrower shall enter into an Interest Rate Protection Agreement through the term of the applicable extension under the same terms and conditions of the initial Interest Rate Protection Agreement entered into in connection with the Loan and shall provide an Assignment of Protection Agreement with respect thereto in the form of Assignment of Protection Agreement, together with an opinion of counsel with respect thereto reasonably acceptable to

Lender; provided, that, notwithstanding the foregoing, the LIBOR strike price under any Interest Rate Protection Agreement entered into with respect to any extension option shall be a strike price which shall result in the Actual Debt Service Coverage Ratio being no less than 1.10 to 1.00, (iii) in connection with the exercise of the fourth (4th) and fifth (5th) Extension Options, the Debt Yield shall be no less than the Minimum Debt Yield, and (iv) Borrower shall deposit (or shall have deposited for the then current year) with Lender any PIP Reserve True-Up that may be required (which shall be calculated based on the cost of any PIP Work required by any Franchisor or Brand Manager during any such extended loan term). Notwithstanding the foregoing, in the event the requirements of clause (iii) above are not satisfied, Borrower shall be permitted to prepay the outstanding principal balance of the Loan in accordance with Section 2.4.1 hereof in such amount that causes such condition to be satisfied (the “Extension Debt Yield Paydown”). No consent, processing, administrative or similar fee shall be due and payable in connection with any Extension Option.

2.3.3       Interest Rate After Default.  In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of each Component shall accrue interest at the Default Rate, calculated from the date the Default occurred which led to such an Event of Default without regard to any grace or cure periods contained herein.

2.3.4       Late Payment Charge.  If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  Any such amount shall be secured by the Security Instrument and the other Loan Documents.

2.3.5       Method and Place of Payment.  (a)  Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. All payments under this Agreement and the Note shall be deemed timely paid if sufficient funds are contained in the Deposit Account (as defined in the Cash Management Agreement) on the date when due and Lender’s access to such sums is not restricted or constrained in any manner by applicable Legal Requirements, injunction or other court order, or as a result of any action, inaction or omission by Borrower, Operating Lessee, Guarantor or any other Borrower Party.

(b)           Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

(c)                                  All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.4       Prepayments.

2.4.1                     Voluntary Prepayments.  Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part.  At any time during the term of the Loan, Borrower may, provided no Event of Default has occurred and is continuing, at its option, prepay the Debt in whole but not in part (except (i) in connection with an Individual Property Release, including any Release Debt Yield Paydown, (ii) in connection with any Debt Yield Paydown (as defined in the Cash Management Agreement), (iii) in connection with an Extension Debt Yield Paydown, or (iv) as otherwise expressly provided for in this Agreement), provided the following conditions are met:

(a)                                 Borrower shall provide prior written notice to Lender specifying the date upon which the prepayment is to be made (as may be extended from time to time in accordance with the terms hereof, the “Prepayment Date”), which notice shall be delivered to Lender not less than thirty (30) days prior to such Prepayment Date (or such shorter period of time as may be permitted by Lender in its sole discretion) and which notice shall be irrevocable, except that Borrower may (i) extend the Prepayment Date up to sixty (60) days with two (2) days written notice to Lender (subject to the payment by Borrower to Lender of any reasonable, actual out-of-pocket costs and expenses resulting from such extension) or (ii) rescind the notice of such prepayment by written notice to Lender at least ten (10) days prior to the Prepayment Date (subject to the payment by Borrower to Lender of any reasonable out-of-pocket costs and expenses resulting from such rescission);

(b)                                 Borrower shall pay to Lender simultaneously with such prepayment the Spread Maintenance Premium, if applicable; and

(c)                                  if such prepayment is made on a day other than the last day of any Interest Period, then in connection with such prepayment Borrower shall pay to Lender, simultaneously with such prepayment, all interest on the principal balance of this Note then being prepaid which would have accrued through and including the last day of the Interest Period then in effect (“Short Interest”), notwithstanding that such Interest Period extends beyond the Prepayment Date together with any Breakage Costs. No consent, processing, administrative or similar fee is due in connection with any prepayment of the Loan.

2.4.2                     Mandatory Prepayments.  On each date on which Lender actually receives a distribution of Net Proceeds, and if Lender does not make such Net Proceeds available to Borrower for a Restoration, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds.  Additionally, Borrower shall make the Condemnation Payment as and to the extent required hereunder.  In the event that Lender applies the Net Proceeds as a mandatory prepayment pursuant to the first sentence of this Section 2.4.2 in which the loss is in an aggregate amount exceeding twenty-five percent (25%) of the Allocated Loan Amount with respect to such Individual Property, Borrower may within one-hundred eighty (180) days following such application of Net Proceeds, at its option and upon thirty (30) days’ prior written notice to Lender, (a) prepay the Debt in whole (but, except as set forth in clause (b), not in part) or (b) obtain release by paying the Release Price of the affected Individual Property (the payment of such Release Price by Borrower shall be reduced by the amount of any Net Proceeds paid in connection with such release).  No Spread Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2 or in connection with any Condemnation Payment, but Borrower shall be liable for any applicable Short Interest and Breakage Costs.  Any prepayment received by Lender pursuant to this Section 2.4.2 on a date other than the last day of any applicable Interest Period shall be held by Lender as collateral security for the Loan in an interest bearing Eligible Account at an Eligible Institution, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the last day of such applicable Interest Period in effect.

2.4.3                     Application of Prepayments to Components. Provided no Event of Default is continuing, any prepayment of the principal amount of the Components made pursuant to the terms hereof shall be applied by Lender among the Components as follows: (a) first, to the reduction of the outstanding principal balance of Component A, until reduced to zero, (b) second, to the reduction of the outstanding principal balance of Component B until reduced to zero, (c) third, to the reduction of the outstanding principal balance of Component C until reduced to zero, (iv) fourth, to the reduction of the outstanding principal balance of Component D until reduced to zero, and (v) fifth, to the reduction of the outstanding balance of Component E, until reduced to zero. During the continuance of any Event of Default, any payment of principal may be applied by Lender among the Components in Lender’s sole discretion. .

Section 2.5       Taxes.

(a)                                 Any and all payments by Borrower under or in respect of this Agreement or any other Loan Document to which Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholdings), and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Section 2.5 Taxes”), unless required by law.  If Borrower shall be required under any applicable Legal Requirement to deduct or withhold any Section 2.5 Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Loan Documents to Lender, (i) Borrower shall make all such deductions and withholdings in respect of Section 2.5 Taxes, (ii) Borrower shall pay the full amount deducted or withheld in respect of Section 2.5 Taxes to the relevant taxation authority or other Governmental Authority in accordance with the applicable Legal Requirement, and (iii) the sum payable by Borrower shall be increased as may be necessary so that after Borrower has made all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.5) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement “Non-Excluded Taxes” are Section 2.5 Taxes other than, in the case of Lender, Section 2.5 Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which Lender is organized or of its Applicable Lending

Office, or any political subdivision thereof, unless such Section 2.5 Taxes are imposed as a result of Lender having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Loan Documents (in which case such Section 2.5 Taxes will be treated as Non-Excluded Taxes).

(b)                                 In addition, Borrower hereby agrees to pay any present or future stamp, recording, documentary, excise, property, intangible, filing or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Loan Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement, the Note or any other Loan Document (collectively, “Other Taxes”).

(c)                                  Borrower hereby agrees to indemnify Lender for, and to hold Lender harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Section 2.5 Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.5, imposed on or paid by Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.  The indemnity by Borrower provided for in this Section 2.5(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted.  A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.  Amounts payable by Borrower under the indemnity set forth in this Section 2.5(c) shall be paid within 10 days from the date on which the applicable Lender, as the case may be, makes written demand therefor.

(d)                                 Pursuant to Section 2.5(a), Lender shall take all reasonable actions (consistent with its internal policy and legal and regulatory restrictions) requested by Borrower to assist Borrower, as the case may be, at the sole expense of Borrower, to recover from the relevant taxation authority or other Governmental Authority any Section 2.5 Taxes in respect of which amounts were paid by Borrower pursuant to Sections 2.5(a), (b) or (c).  However, Lender will not be required to take any action that would be, in the sole judgment of Lender, legally inadvisable, or commercially or otherwise disadvantageous to Lender in any respect, and in no event shall Lender be required to disclose any tax returns or any other information that, in the sole judgment of Lender is confidential or proprietary. Within 30 days after the date of any payment of Section 2.5 Taxes, Borrower (or any Person making such payment on behalf of Borrower) shall furnish to Lender for its own account a certified copy of the original official receipt evidencing payment thereof.  In the case of any payment under or in respect of this Agreement or any of the other Loan Documents by or on behalf of Borrower through an account or branch outside the United States, or on behalf of Borrower by a payor that is not a United States person, if Borrower determines that no Section 2.5 Taxes are payable in respect thereof, Borrower shall furnish, or shall cause such payor to furnish, to Lender an opinion of counsel reasonably acceptable to Lender stating that such payment is exempt from Section 2.5 Taxes.  For purposes of Sections 2.5(e) and (f) of this Section 2.5, the terms “United States” and “United States Person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

(e)                                  Any Lender (including for avoidance of doubt any Participant, assignee or successor) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “insurance company,” or “assurance company” (a “Non-U.S.

Corporate Lender”) shall deliver or cause to be delivered to Borrower and such other applicable Lenders on or prior to the date on which such Non U.S. Corporate Lender becomes a Lender under this Agreement or any other Loan Document (and from time to time thereafter, upon the reasonable request of Borrower or any Lender (that is not a Non U.S. Corporate Lender)) the following properly completed and duly executed documents:

(1)                                 a complete and executed (x) U.S. Internal Revenue Form W-8BEN with Part II completed in which Lender claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor form thereto); or

(2)                                 in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor form thereto) and a certificate substantially in the form of Schedule XIII (a “Section 2.5 Certificate”) or (y) a complete and executed Internal Revenue Service Form W-9; or

(3)                                 in the case of a Non-U.S. Corporate Lender that is organized under the laws of the United States, any State thereof, or the District of Columbia, (x) a complete and executed Internal Revenue Service Form W-9 (or any successor thereto), including all appropriate attachments or (y) if such Non-U.S. Corporate Lender is disregarded for federal income tax purposes, the documents that would be required by clause (1), (2), (3), (4) or (5) with respect to its beneficial owner if such beneficial owner were Lender; or

(4)                                 in the case of a Non-U.S. Corporate Lender that (i) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (ii) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN claiming a zero rate of withholding (or any successor forms thereto) and a Section 2.5 Certificate; or

(5)                                 in the case of a Non-U.S. Corporate Lender that (A) is treated as a partnership or other non-corporate entity, or is disregarded for U.S. federal income tax purposes and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, a (x) a complete and executed Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (y)(i) a Section 2.5 Certificate, and (ii) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, a “beneficial owner”), the documents that would be required by clause (1), (2), (3), (4) or this clause (5) with respect to each such beneficial owner if such beneficial owner were Lender, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Lender is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (5) are otherwise determined to be unnecessary, all such determinations under this clause (5) to be made in the sole discretion of Borrower; or

(6)                                 in the case of a Non-U.S. Corporate Lender that (i) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (ii) if a payment made to a Lender under or in respect of this Agreement or any other Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA, such Lender shall deliver (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller, and (B) other documentation reasonably requested by the Borrower or any other Lender (that is not a Non U.S. Corporate Lender) sufficient for the Borrower or any other Lender (that is not a Non U.S. Corporate Lender) to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements.

If the forms and documentation referred to above in this Section 2.5(e) that are provided by Lender at the time Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as “Excluded Taxes” (any Section 2.5 Taxes other than “Non-Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form.  However, if, on the date of the assignment and assumption of the Loan (or portion thereof) pursuant to which a Lender assignee becomes a party to this Agreement, Lender assignor was entitled to payments under subsection (a) of this Section 2.5 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent (and only to such extent), the term “Non-Excluded Taxes” shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Section 2.5 Taxes) United States withholding tax, if any, applicable with respect to such Lender assignee on such date.  Any additional Section 2.5 Taxes in respect of Lender that result solely and directly from a change in the Applicable Lending Office of Lender shall be treated as Excluded Taxes (and shall not qualify as Non-Excluded Taxes) unless (A) any such additional Section 2.5 Taxes are imposed as a result of a change in the applicable Legal Requirements, or in the interpretation or application thereof, occurring after the date of such change or (B) such change is made pursuant to the terms of Section 2.5(d) or subsection (h) of this Section 2.5 or otherwise as a result of a request therefor by Borrower.

(f)                                   For any period with respect to which Lender has failed to provide Borrower with the appropriate form, certificate or other document described in subsection (e) of this Section 2.5 (other than (i) if such failure is due to a change in any applicable Legal Requirement, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided (ii) if such form, certificate or other document otherwise is not required under subsection (f) of this Section 2.5 or (iii) if it is legally inadvisable or otherwise commercially disadvantageous for Lender to deliver such form, certificate or other document), Lender shall not be entitled to payment or indemnification under subsection (a) or (c) of this Section 2.5 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should Lender become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Borrower shall take such steps as Lender shall reasonably request to assist Lender in recovering such Non-Excluded Taxes.

(g)                                  Lender hereby agrees that, upon the occurrence of any circumstances entitling Lender to additional amounts pursuant to this Section 2.5, Lender shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions), at the sole expense of the Borrower, to designate a different Applicable Lending Office if the making of such a change would avoid the need for, or materially reduce the amount of, any such additional amounts that may thereafter accrue and would not be, in the sole judgment of Lender, legally inadvisable or commercially or otherwise disadvantageous to Lender in any respect.

(h)                                 If Lender is entitled to additional compensation under any of the foregoing provisions of this Section 2.5 but shall fail to designate a different Applicable Lending Office as provided in subsection (g) of this Section 2.5, then, so long as no Default or Event of Default shall have occurred and be continuing, Borrower may cause Lender to (and, if Borrower so demands, Lender shall) assign all of its rights and obligations under this Agreement to one or more other Persons identified by Borrower and reasonably acceptable to Lender; provided that if, upon such demand by Borrower, Lender elects to waive its request for additional compensation pursuant to this Section 2.5, the demand by Borrower for Lender to so assign all of its rights and obligations under this Agreement shall thereupon be deemed withdrawn.  Nothing in subsection (g) of this Section 2.5 or this Section 2.5(h) shall affect or postpone any of the rights of Lender or any of the Obligations of Borrower under any of the foregoing provisions of this Section 2.5 in any manner.

(i)                                     Each party’s obligations under this Section 2.5 shall survive the termination of the Loan Documents and payment of any obligations thereunder.

Section 2.6       Non-Confidentiality of Tax Treatment.  Notwithstanding anything to the contrary contained in this Agreement, all persons may disclose to any and all persons, without limitations of any kind, the purported or claimed U.S. federal income tax treatment of this Agreement, any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of this Agreement, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal income tax treatment or fact, other than the name of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, and any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the Agreement to the taxpayer and is not relevant to understanding the purported or claimed federal income tax treatment of the Agreement to the taxpayer.

Section 2.7       Individual Property Release.

(a)                                             Provided no Event of Default shall have occurred and remain uncured (unless such Event of Default is a non-monetary Event of Default relating to the Release Property), Borrower shall have the right at any time during the term of the Loan to obtain a release of the lien of the Security Instrument as to any Individual Property (the “Release Property”) upon satisfaction of the following conditions precedent, as determined by Lender in accordance with the Prudent Lender Standard (the “Individual Property Release”):

(i)                                           Borrower shall provide Lender not less than thirty (30) days’ notice (or a shorter period of time if permitted by Lender in its sole discretion), but not more than ninety (90) days’ notice, specifying a date proposed for such Individual Property Release (as may be extended from time to time, in accordance with the terms hereof, the “Individual Property Release Notice Date”) and which notice shall be irrevocable, except that Borrower may (i) extend the Individual Property Release Notice Date up to sixty (60) days with two (2) days written notice to Lender (subject to the payment by Borrower to Lender of any reasonable out-of-pocket costs and expenses resulting from such extension) or (ii) rescind the notice of the Individual Property Release by written notice to Lender at least ten (10) days prior to the Individual Property Release Notice Date (subject to the payment by Borrower to Lender of any reasonable actual out-of-pocket costs and expenses resulting from such rescission);

(ii)                                        Borrower shall pay to Lender (A) all payments of principal and interest due and payable on the Loan to and including the date of the proposed Individual Property Release and (B) all other sums then due and payable under the Note, this Agreement, the Security Instrument and the other Loan Documents;

(iii)                                     If required by Lender, Borrower shall deliver to Lender an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of the Property Release pursuant to this Section 2.7;

(iv)                                    [Intentionally omitted];

(v)                                       The Individual Property Release shall be permitted under REMIC Requirements in effect as of each of (I) the Individual Property Release Notice Date and (II) the consummation of any Individual Property Release;

(vi)                                    The Release Property shall be conveyed to a Person other than Borrower, SPC Party, Guarantor or Sponsor; provided, however, the Borrower that is the Owner of the applicable Release Property shall be permitted to maintain ownership of such Release Property so long as (x) such Borrower shall not own any of the remaining Individual Properties (or any portion thereof) after such Individual Property Release, and (y) SPC Party transfers its general partnership interest in such Borrower to a Person other than any Borrower or SPC Party, in which case Lender shall release such Borrower from all obligations and liabilities under the Loan that arise solely from and after the date of such Individual Property Release;

(vii)                                 Borrower shall prepay the Loan in accordance with the applicable terms and conditions hereof including, without limitation, Section 2.4 hereof, in an amount equal to the Release Price applicable to the Release Property and shall pay any Spread Maintenance Premium, Short Interest, Breakage Costs and all other sums due under this Agreement, the Note and the other Loan Documents in connection with such partial prepayment.  Such prepayment in the amount of the applicable Release Price shall, notwithstanding anything to the contrary contained herein, be applied (A) first, to reduce the Allocated Loan Amount of the Release Property to zero and (B) second, pro-rata to reduce the Allocated Loan Amount of the remaining Individual Properties.

(viii)                              As of the date of consummation of the Individual Property Release, after giving effect to the release of the lien of the Security Instrument(s), the Debt Yield with respect to the remaining Individual Properties shall be greater than the greater of (1) the Debt Yield of all Individual Properties encumbered by the Security Instrument(s) immediately prior to the consummation of the Individual Property Release and (2) the Minimum Debt Yield, provided that, in the event that the foregoing is not satisfied, Borrower shall be permitted to prepay the outstanding principal balance of the Loan (including payment of any applicable Spread Maintenance Fee) in accordance with Section 2.4.1 hereof, in such amount that causes such condition to be satisfied (a “Release Debt Yield Paydown”);

(ix)                                    [Intentionally omitted];

(x)                                       Borrower shall deliver to Lender an Officer’s Certificate certifying that the requirements set forth in this Section 2.7 have been satisfied;

(xi)                              [Intentionally omitted]; and

(xii)                                 Borrower shall pay all reasonable and actual out-of-pocket costs and expenses of Lender incurred in connection with the Individual Property Release, including, without limitation, Lender’s reasonable attorneys’ fees and expenses; provided that, no consent, processing, administrative or similar fee shall be due and payable in connection with any Individual Property Release.

(b)                                             [Intentionally omitted].

(c)                                              If Borrower has elected to make an Individual Property Release and the requirements of this Section 2.7 have been satisfied, the applicable Individual Property shall be released from the lien of the Security Instrument and the applicable Borrower shall be released from the obligations and liabilities under the Loan that arise solely from and after the date of such Individual Property Release.  In connection with the release of the Lien, Borrower shall submit to Lender, not less than fifteen (15) days prior to the date of the Individual Property Release (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender.  Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that contains standard provisions protecting the rights of the releasing lender.  In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement.  Borrower shall pay all actual out-of-pocket costs, taxes and expenses associated with the release of the lien of the Security Instrument, including Lender’s reasonable attorneys’ fees.  Except as set forth in this Section 2.7, no repayment or prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the lien of any Security Instrument from the Property or any part thereof.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.1                         Borrower Representations.  Borrower represents and warrants that:

3.1.1                     Organization.

(a)                                 Each Borrower, Operating Lessee and each SPC Party is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified and in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.  Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby.

(b)                                 Each Borrower’s and Operating Lessee’s exact legal name is correctly set forth in the first paragraph of this Agreement.  Each Borrower and Operating Lessee is an organization of the type specified in the first paragraph of this Agreement.  Each Borrower and Operating Lessee is incorporated or organized under the laws of the state specified in the first paragraph of this Agreement.  Each Borrower’s and Operating Lessee’s principal place of business and chief executive office has been for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of Borrower) and will continue to be the address of Borrower and Operating Lessee, as applicable, set forth in the first paragraph of this Agreement (unless Borrower or Operating Lessee notifies Lender in writing at least thirty (30) days prior to the date of such change).  Philadelphia Borrower’s organizational identification number assigned by the state of its incorporation or organization is 2809653.  Plano Borrower’s organizational identification number assigned by the state of its incorporation or organization is 4306888.  San Francisco Borrower’s organizational identification number assigned by the state of its incorporation or organization is 4306898.  Seattle Borrower’s organizational identification number assigned by the state of its incorporation or organization is 4306892.  Tampa Borrower’s organizational identification number assigned by the state of its incorporation or organization is 3601029.  Philadelphia Borrower’s federal tax identification number is 52-2064094.  Plano Borrower’s federal tax identification number is 20-8544326.  San Francisco Borrower’s federal tax identification number is 20-8544548.  Seattle Borrower’s federal tax identification number is 20-8544360.  Tampa Borrower’s federal tax identification number is 61-1437966.  Philadelphia Operating Lessee’s organizational identification number assigned by the state of its incorporation or organization is 5067894.  Sapphire Operating Lessee’s organizational identification number assigned by the state of its incorporation or organization is 4305200.  SF Operating Lessee’s organizational identification number assigned by the state of its incorporation or organization is 6210900.

3.1.2                     Proceedings.  This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and Operating Lessee, as applicable, and constitute a legal, valid and binding obligation of Borrower and Operating Lessee, as applicable, enforceable against Borrower and Operating Lessee in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.1.3                     No Conflicts.  The execution and delivery of this Agreement and the other Loan Documents by each of Borrower and Operating Lessee and the performance of their obligations hereunder and thereunder will not conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s organizational documents or any agreement or instrument to which Borrower or Operating Lessee is a party or by which it is bound, or any order or decree applicable to Borrower or Operating Lessee, as applicable, or result in the creation or imposition of any lien on any of Borrower’s or Operating Lessee’s, as applicable, assets or property (other than pursuant to the Loan Documents).

3.1.4                     Litigation.  There is no action, suit, arbitration or governmental investigation or proceeding pending, filed or, to Borrower’s and Operating Lessee’s knowledge, threatened against Borrower, Operating Lessee, Borrower Parties, Sponsor or the Property in any court or by or before any other Governmental Authority which, if determined adversely against Borrower, Operating Lessee, Borrower Parties, Sponsor or the Property, would materially and adversely affect (a) the use, operation or value of the Property or Borrower’s title to the Property, (b) the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents, (c) the ability of Borrower to perform its obligations under the Security Instrument(s) or the other Loan Documents, (d) the ability of Guarantor to perform its obligations under the Guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the ability of the Property to generate net cash flow sufficient to service such Loan.

3.1.5                     Agreements.  Neither Borrower nor Operating Lessee is in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default is likely to result in a Material Adverse Effect.  Neither Borrower nor Operating Lessee is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance, Material Agreements, Major Leases, or, to Borrower’s knowledge, any other agreement or instrument to which it is a party or by which it or any Individual Property is bound.  Neither Borrower nor Operating Lessee has a material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or Operating Lessee is a party or by which Borrower, Operating Lessee, or any Individual Property is otherwise bound, other than (a) Material Agreements or Major Leases, (b) Permitted Encumbrances, (c) obligations incurred in the ordinary course of the operation of each Individual Property and (d) obligations under the Loan Documents.

3.1.6                     Consents.  No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower or Operating Lessee, as applicable, of, or compliance by Borrower or Operating Lessee, as applicable, with, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower or

Operating Lessee, as applicable, or those for which the failure to obtain is not reasonably likely to result in a Material Adverse Effect.

3.1.7                     Title.  Borrower has indefeasible, marketable and insurable fee simple title, as applicable, to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. Tampa Borrower has good, marketable and insurable title to the Ground Lease and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, and the Cash Management Agreement, will create (i) a legal, valid and enforceable first priority, perfected lien on the Property, subject only to Permitted Encumbrances and (ii) a legal, valid and enforceable first priority, perfected security interest in and to, and perfected collateral assignments of, all personalty (including the Operating Lease and the Leases and Rents), the proceeds arising from the Property and other collateral securing the Loan, to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement under the Uniform Commercial Code as in effect in the applicable jurisdiction, all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances.  There are no mechanics’, materialman’s or other similar liens or claims that have been, or may be, filed for work, labor or materials affecting any Individual Property that are or may be liens prior to, or equal or coordinate with, the lien of the Security Instrument.  None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with or affect the value, current use or operation of any Individual Property, the security intended to be provided by each of the Security Instruments or the ability of the Property to generate net cash flow sufficient to service the Loan or the Borrower’s ability to pay its obligations when and as they become due other than to the extent already accounted for pursuant to the appraisal prepared in connection with the closing of the Loan.

3.1.8                     No Plan Assets.  As of the date hereof and throughout the term of the Loan (a) Borrower and Operating Lessee are not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) Borrower and Operating Lessee are not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, (c) transactions by or with Borrower and Operating Lessee are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (d) none of the assets of Borrower or Operating Lessee constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

3.1.9                     Compliance.  Borrower, Operating Lessee and each Individual Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, parking, building, zoning and land use laws, ordinances, regulations, and codes the failure of which is reasonably likely to have a Material Adverse Effect.  Neither Borrower nor Operating Lessee is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to result in a Material Adverse Effect.  Neither Borrower nor Operating Lessee has committed any act which may give any Governmental Authority the right to cause Borrower or Operating Lessee, as applicable, to forfeit any Individual Property or any part thereof or any monies paid in performance of Borrower’s or Operating Lessee’s obligations under any of the Loan Documents.  The Philadelphia Property and the San Francisco Property are used exclusively as select service hotels with full service amenities and other appurtenant and related uses and the other Individual Properties are used exclusively as full-service hotels and other appurtenant and related uses.

3.1.10              Financial Information.  All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been prepared by or on behalf of Borrower and/or Operating Lessee, as applicable, and have been delivered to Lender in respect of the Property (i) are true, complete and correct in all material respects, (ii) presents fairly the financial condition and the results of operations of the Property in all material respects as of the date of such reports, and (iii) have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as disclosed therein.  Neither Borrower nor Operating Lessee has any contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower or Operating Lessee and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements.  Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower, Operating Lessee, or any Individual Property from that set forth in said financial statements.

3.1.11              Condemnation.  No Condemnation or other proceeding has been commenced or, to Borrower’s actual knowledge, has been threatened in writing with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

3.1.12              Utilities and Public Access.  Except as shown on the Survey, each Individual Property is located on or adjacent to a dedicated road and is served by water, sewer, electric, sanitary sewer and storm drain facilities adequate to service such Individual Property for its current and intended uses.  Except as shown on the Survey, each Individual Property has, or is served by, parking to the extent required to comply with all Leases, REAs, Material Agreements, the Operating Lease and all Legal Requirements.

3.1.13              Separate Lots.  Except as shown in the Title Insurance Policy or the Survey, the Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of such Individual Property.

3.1.14              Assessments.  Except as disclosed in the Title Insurance Policy, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

3.1.15              Enforceability.  The Loan Documents are not subject to any right of rescission, set off, abatement, diminution, counterclaim or defense by Borrower or Operating Lessee, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable

(except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), and neither Borrower nor Operating Lessee has asserted any right of rescission, set off, abatement, diminution, counterclaim or defense with respect thereto.

3.1.16              [Intentionally Omitted].

3.1.17              Insurance.  Borrower has obtained and has delivered to Lender certificates evidencing the Policies, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.  To Borrower’s knowledge, no Person, including Borrower and Operating Lessee, has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.18              Licenses.  All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required of Borrower or Operating Lessee by any Governmental Authority for the legal use, occupancy and operation of the Property in the manner in which such Individual Property is currently being used, occupied and operated (“Licenses”) have been obtained and are in full force and effect except for any failure which is not reasonably likely to have a Material Adverse Effect.

3.1.19              Flood Zone.  Except as shown on the Survey, none of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area, or, if so located the flood insurance required pursuant to Section 5.1.1(a) hereof is in full force and effect with respect to such Individual Property.

3.1.20              Physical Condition.  Except as disclosed in the property condition reports prepared for Lender in connection with the Loan, to Borrower’s knowledge, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and neither Borrower nor Operating Lessee has received written notice from any insurance company or bonding company of any defects or inadequacies in such Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

3.1.21              Boundaries.  Except as shown on the Survey, all of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances affecting such Individual Property encroach upon any of the improvements, so as to cause a Material Adverse Effect except those which are insured against by title insurance.

3.1.22              Leases.

(a)                                 Each of Borrower and Operating Lessee represents and warrants to Lender with respect to the Operating Lease that: (i) the Property is not subject to any commercial Leases other than the Operating Lease and the commercial Leases that have been delivered to Lender or hereafter entered into in accordance with this Agreement, (ii) Borrower is the sole owner of the entire lessor’s interest in the Operating Lease, (iii) the Operating Lease is in full force and effect, there are no defaults thereunder by either party, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder, (iv) the copy of the Operating Lease delivered to Lender is true and complete, and there are no oral agreements with respect thereto, (v) no Rent (including security deposits) has been paid more than one (1) month in advance of its due date, all Rents due have been paid in full and Operating Lessee is not in arrears in its payment of Rent, (vi) there exist no offsets or defenses to the payment of any portion of the Rents and, except as expressly set forth in this Operating Lease, Borrower has no monetary obligation to Operating Lessee under the Operating Lease, (vii) Borrower has received no notice from Operating Lessee challenging the validity or enforceability of the Operating Lease, (viii) all work to be performed by Borrower under the Operating Lease has been performed as required and has been accepted by Operating Lessee, (ix) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to Operating Lessee has already been received by Operating Lessee, and (x) Operating Lessee does not have a right or option pursuant to the Operating Lease or otherwise to purchase all or any part of the leased premises or the Improvements of which the leased premises are a part.

(b)                                 Each of Borrower and Operating Lessee represents and warrants to Lender that the Property is not subject to any Major Leases as of the Closing Date.

3.1.23              Filing and Recording Taxes.  All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith.  All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid or are being paid simultaneously herewith.  All Taxes, Other Charges and other governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the title insurance policy to be issued in connection with the Security Instrument.

3.1.24              Single Purpose.

(a)                                 Each Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

(i)                                     Borrower has not owned and will not own any asset or property other than (A) the Property and the TIF Loan, and (B) incidental personal property necessary for the ownership or operation of the Property.

(ii)                                  Borrower has not and will not engage in any business other than the ownership, leasing, management, operation and financing of the Property and Borrower has and will conduct and operate its business as presently conducted and operated.

(iii)                               Borrower has not and will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

(iv)                              Borrower has not incurred and will not incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, the Prior Loans, and, with respect to Philadelphia Borrower, the TIF Loan, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) Permitted Equipment Leases; provided however, the aggregate amount of the indebtedness described in (B) and (C), together with the Indebtedness of Operating Lessee set forth in Section 3.1.24(b)(iv)(A) and (B) hereof, shall not exceed, collectively, for all Borrowers, for all Individual Properties, in the aggregate, at any time, five percent (5%) of the initial principal amount of the Debt allocable to the Individual Properties securing the Loan at such time.

(v)                                 Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party) (other than the TIF Loan), and has not and shall not acquire obligations or securities of its Affiliates.

(vi)                              Borrower has been, is and intends to remain solvent and Borrower has paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; provided, that, in each such case, there exists sufficient cash flow from the Property to do so and shall not require an equity owner to make additional capital contributions to Borrower.

(vii)                           Borrower has done or caused to be done and will do or cause to be done all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any constituent party to amend, modify, terminate or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower in any material respect without the prior consent of Lender.

(viii)                        Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party.  Borrower’s assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall be also listed on Borrower’s own separate balance sheet.  Borrower has filed and will file its own tax returns (to the extent Borrower is required to file any such tax returns) or has filed and will file a consolidated federal income tax return with another Person as required and/or permitted by applicable Legal Requirements.  Borrower has maintained and will maintain its books, records, resolutions and agreements as official records.

(ix)                              Borrower has been and will be, and at all times has and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower (or any constituent party of Borrower), has and shall correct any known misunderstanding regarding its status as a separate entity, has and shall conduct business in its own name, has not and shall not identify itself or any of its Affiliates as a division or part of the other and has and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(x)                                 Borrower has maintained and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided that there exists sufficient cash flow from the Property to do so) and shall not require any equity owner to make additional capital contributions to Borrower.

(xi)                              Neither Borrower nor any constituent party has or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower.

(xii)                           Borrower has not and will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, except with respect to any co-Borrower, and has and will hold all of its assets in its own name.

(xiii)                        Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(xiv)                       Borrower has not and will not guarantee or become obligated for the debts of any other Person and has not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person, other than debts or obligations of Operating Lessee relating to the Property incurred in the ordinary course of business or as evidenced by the Loan Documents, including but not limited to, guaranteeing any Franchise Agreement or Brand Management Agreement for an Individual Property.

(xv)                          Borrower shall conduct its business so that the assumptions made with respect to Borrower in the Insolvency Opinion and any New Non-Consolidation Opinion shall be true and correct in all respects.  In connection with the foregoing, Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding the Borrower or any other Person) set forth in the Insolvency Opinion, and any New Non-Consolidation Opinion, (ii) all the representations, warranties and covenants in this Section 3.1.24, and (iii) all the organizational documents of the Borrower and any SPC Party.

(xvi)                       Borrower has not permitted, and will not permit any Affiliate or constituent party independent access to its bank accounts.

(xvii)                    Borrower has paid and, subject to sufficient cash flow from the Property, shall pay from its own funds its own liabilities and expenses, including all Property-related expenses and the salaries of its own employees (if any) from its own funds and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations, provided the foregoing shall not require any equity owner to make additional capital contributions to Borrower.

(xviii)                 Borrower has compensated and, subject to sufficient cash flow from the Property, shall compensate each of its consultants and agents from its funds for services provided to it, and has paid and shall pay from its own assets all obligations of any kind incurred, provided that, the foregoing shall not require any equity owner to make any additional capital contributions to Borrower.

(xix)                       Without the unanimous written consent of all of its partners or members, as applicable, and the consent of each Independent Manager (regardless of whether such Independent Manager is engaged at the Borrower or SPC Party level), Borrower has not and shall not: (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any state or federal bankruptcy or insolvency laws, (b) seek or consent (other than a consent to a request made by Lender) to the appointment of a receiver, liquidator or any similar official, or (c) make an assignment for the benefit of creditors.

(b)                                 Each Operating Lessee hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

(i)                                     Operating Lessee has not owned and will not own any asset or property other than (A) its leasehold interest in the Property and (B) tangible and intangible personal property necessary for the current ownership or operation of the Property.

(ii)                                  Operating Lessee has not and will not engage in any business other than the leasing, management and operation of the Property and Operating Lessee has and will conduct and operate its business as presently conducted and operated.

(iii)                               Operating Lessee has not and will not enter into any contract or agreement with any Affiliate of Operating Lessee, any constituent party of Operating Lessee or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

(iv)                              Operating Lessee has not incurred and will not incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (B) Permitted Equipment Leases; provided however, the aggregate amount of the indebtedness described in (A) and (B), together with the Indebtedness of Borrower set forth in Section 3.1.24(a)(iv)(B) and (C) hereof, shall not exceed, collectively, for Mortgage Operating Lessee for all Individual Properties, in the aggregate, at any time, five percent (5%) of the initial principal amount of the Debt allocable to the Individual Properties securing the Loan at such time.

(v)                                 Operating Lessee has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), other than working capital advances to Manager pursuant to the terms of the Management Agreement and has not and shall not acquire obligations or securities of its Affiliates.

(vi)                              Operating Lessee has been, is and will remain solvent and Operating Lessee has paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; provided, that, in each such case, there exists sufficient cash flow from the Property to do so and shall not require any equity owner to make additional capital contributions to Borrower.

(vii)                           Operating Lessee has done or caused to be done and will do or cause to be done all things necessary to observe organizational formalities and preserve its existence, and Operating Lessee will not, nor will Operating Lessee permit any constituent party to amend, modify, terminate or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Operating Lessee in any material respect without the prior consent of Lender.

(viii)                        Operating Lessee has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party.  Operating Lessee’s assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Operating Lessee’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Operating Lessee and such Affiliates and to indicate that Operating Lessee’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall also be listed on Borrower’s own separate balance sheet.  Operating Lessee has filed and will file its own tax returns (to the extent Operating Lessee is required to file any such tax returns) or has filed and will file a consolidated federal income tax return with another Person as required and/or permitted by applicable Legal Requirements.  Operating Lessee has maintained and will maintain its books, records, resolutions and agreements as official records.

(ix)                              Operating Lessee has been and will be, and at all times has and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Operating Lessee or any constituent party of Operating Lessee), has and shall correct any known misunderstanding regarding its status as a separate entity, has and shall conduct business in its own name, has not and shall not identify itself or any of its Affiliates as a division or part of the other and has and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(x)                                 Operating Lessee has maintained and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided that there exists sufficient cash flow from the Property to do so) and shall not require any equity owner to make additional capital contributions to Operating Lessee.

(xi)                              Neither Operating Lessee nor any constituent party has or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Operating Lessee.

(xii)                           Operating Lessee has not and will not commingle the funds and other assets of Operating Lessee with those of any Affiliate or constituent party or any other Person, and has and will hold all of its assets in its own name.

(xiii)                        Operating Lessee has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(xiv)                       Operating Lessee has not and will not guarantee or become obligated for the debts of any other Person and has not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(xv)                          Operating Lessee shall conduct its business so that the assumptions made with respect to Operating Lessee in the Insolvency Opinion and any New Non-Consolidation Opinion shall be true and correct in all respects.  In connection with the foregoing, Operating Lessee hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding the Operating Lessee or any other Person) set forth in the Insolvency Opinion, and any New Non-Consolidation Opinion, (ii) all the representations, warranties and covenants in this Section 3.1.24, and (iii) all the organizational documents of the Operating Lessee and any SPC Party.

(xvi)                       Operating Lessee has not permitted, and will not permit any Affiliate or constituent party independent access to its bank accounts.

(xvii)                    Operating Lessee has paid and, subject to sufficient cash flow from the Property, shall pay from its own funds its own liabilities and expenses, including all Property-related expenses and the salaries of its own employees (if any) from its own funds and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations, provided the foregoing shall not require any equity owner to make additional capital contributions to Operating Lessee.

(xviii)                 Operating Lessee has compensated and, subject to sufficient cash flow from the Property, shall compensate each of its consultants and agents from its funds for services provided to it, and has paid and shall pay from its own assets all obligations of any kind incurred, provided the foregoing shall not require any equity owner to make any additional capital contributions to Operating Lessee.

(xix)                       Without the unanimous written consent of all of its partners or members, as applicable, and the consent of each Independent Manager (regardless of whether such Independent Manager is engaged at the Operating Lessee or SPC Party level), Operating Lessee has not and shall not:  (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any state or federal bankruptcy or insolvency laws, (b) seek or consent (other than a consent to a request by Lender) to the appointment of a receiver, liquidator or any similar official, or (c) make an assignment for the benefit of creditors.

(c)                                  Borrower hereby represents and warrants (I) that Borrower (A) is and has always been duly formed, validly existing and in good standing in the state of its incorporation and in all other jurisdictions where it is qualified to do business; (B) has not had and does not have any judgments or liens of any nature against it except for tax liens not yet due, Permitted Encumbrances, Liens from the Prior Loans and any other Liens that have been satisfied and discharged; (C) has been and is in compliance with all Legal Requirements and has received all permits necessary for it to operate its contemplated business so as not to cause a Material Adverse Effect with respect to the Property; (D) is not the subject of, or currently involved in any capacity in, any pending or threatened litigation that is reasonably likely to have a Material Adverse Effect; (E) is not, and has not been, involved in any dispute with any taxing authority; (F) has paid all Taxes and Other Charges, as applicable; (G) has never owned any property other than the Property and the TIF Loan and has never engaged in any business except the ownership and operation of such Property; (H) has not failed to provide Lender with complete financial statements that reflect a fair and accurate view of its financial conditions; and (I) has no material contingent or actual obligations not related to the Property; and (II) that with respect to the Prior Loans, (A) the Prior Loans have been satisfied in full on or before the date hereof, (B) neither Borrower, SPC Party, Operating Lessee nor Guarantor have any remaining liabilities or obligations in connection with the Prior Loans (other than environmental and other limited and customary indemnity obligations), and (C) all collateral and security for the Prior Loans has been released as of the date hereof.

(d)                                 Operating Lessee hereby represents and warrants that Operating Lessee (A) is and has always been duly formed, validly existing and in good standing in the state of its incorporation and in all other jurisdictions where it is qualified to do business; (B) has not had and does not have any judgments or liens of any nature against it except for tax liens not yet due,

Permitted Encumbrances, Liens from the Prior Loans and any other Liens that have been satisfied and discharged; (C) has been and is in compliance with all Legal Requirements and has received all permits necessary for it to operate its contemplated business so as not to cause a Material Adverse Effect with respect to the Property; (D) is not the subject of, or currently involved in any capacity in, any pending or threatened litigation that is reasonably likely to have a Material Adverse Effect; (E) is not, and has not been, involved in any dispute with any taxing authority; (F) has paid all Taxes and Other Charges, as applicable; (G) has never owned any property other than its leasehold interest in the applicable Individual Property and has never engaged in any business except the ownership and operation of such leasehold interest in the applicable Individual Property; (H) has not failed to provide Lender with complete financial statements that reflect a fair and accurate view of its financial conditions; and (I) has no material contingent or actual obligations not related to its leasehold interest in the applicable Individual Property.

(e)                                  [Intentionally omitted].

(f)                                   If any Borrower or any Operating Lessee is a limited partnership or a limited liability company (other than an Acceptable LLC), each general partner or managing member (each, a “SPC Party”) shall be a corporation or an Acceptable LLC (I) whose sole asset is its interest in Borrower or Operating Lessee (as applicable), (II) which has not been and shall not be permitted to engage in any business or activity other than owning an interest in Borrower or Operating Lessee (as applicable); (III) which has not been and shall not be permitted to incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (IV) which has and will at all times own at least a 0.1% direct equity ownership interest in Borrower or Operating Lessee (as applicable).  Each such SPC Party will at all times comply, and will cause Borrower or Operating Lessee (as applicable) to comply, with each of the representations, warranties, and covenants contained in this Section 3.1.24 (to the extent applicable) as if such representation, warranty or covenant was made directly by such SPC Party.  Upon the withdrawal or the disassociation of an SPC Party from Borrower or Operating Lessee (as applicable), Borrower or Operating Lessee (as applicable) shall immediately appoint a new SPC Party whose articles of incorporation or organization are substantially similar to those of such SPC Party and deliver a New Non-Consolidation Opinion to Lender with respect to the new SPC Party and its equity owners.

(g)                                  (I) In the event any Borrower, any Operating Lessee or the SPC Party is an Acceptable LLC, the limited liability company agreement of Borrower, Operating Lessee or the SPC Party (as applicable) (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the last remaining member of Borrower, Operating Lessee or the SPC Party (as applicable) (“Member”) to cease to be the member of Borrower, Operating Lessee or the SPC Party (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower, Operating Lessee or the SPC Party (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower, Operating Lessee or the SPC Party (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Manager of Borrower or the SPC Party (as applicable) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, Operating Lessee or the SPC Party (as applicable) automatically be admitted to Borrower or the SPC Party (as applicable) as a member with a 0% economic interest (“Special Member”) and shall continue Borrower, Operating Lessee or the SPC Party (as applicable) without dissolution and (ii) Special Member may not resign from Borrower, Operating Lessee or the SPC Party (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower or the SPC Party (as applicable) as a Special Member in accordance with requirements of Delaware or Maryland law (as applicable) and (B) after giving effect to such resignation or transfer, there remains at least two (2) Independent Managers of the SPC Party, Operating Lessee or Borrower (as applicable) in accordance with Section 3.1.24(h) and Section 3.1.24(j) below (as applicable).  The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower, Operating Lessee or the SPC Party (as applicable) upon the admission to Borrower or the SPC Party (as applicable) of the first substitute member, (ii) Special Member shall be a member of Borrower, Operating Lessee or the SPC Party (as applicable) that has no interest in the profits, losses and capital of Borrower or the SPC Party (as applicable) and has no right to receive any distributions of the assets of Borrower, Operating Lessee or the SPC Party (as applicable), (iii) pursuant to the applicable provisions of the limited liability company act of the State of Delaware (the “Act”), Special Member shall not be required to make any capital contributions to Borrower or the SPC Party (as applicable) and shall not receive a limited liability company interest in Borrower, Operating Lessee or the SPC Party (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind Borrower, Operating Lessee or the SPC Party (as applicable) and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, Operating Lessee or the SPC Party (as applicable) including, without limitation, the merger, consolidation or conversion of Borrower, Operating Lessee or the SPC Party (as applicable); provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Manager, to vote on such matters required by the Loan Documents or the LLC Agreement.  In order to implement the admission to Borrower, Operating Lessee or the SPC Party (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement.  Prior to its admission to Borrower, Operating Lessee or the SPC Party (as applicable) as Special Member, Special Member shall not be a member of Borrower, Operating Lessee or the SPC Party (as applicable), but Special Member may serve as an Independent Manager of Borrower or the SPC Party (as applicable).

(II) The LLC Agreement shall further provide that (i) upon the occurrence of any event that causes the Member to cease to be a member of Borrower, Operating Lessee or the SPC Party (as applicable) to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, Operating Lessee or the SPC Party (as applicable) agree in writing (A) to continue Borrower, Operating Lessee or the SPC Party (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, Operating Lessee or the SPC Party (as applicable) effective as of the occurrence of the event that terminated the continued membership of Member in Borrower, Operating Lessee or the SPC Party (as applicable), (ii)  any action initiated by or brought against Member or Special

Member under any laws relating to bankruptcy, insolvency or creditors rights (“Creditors Rights Laws”) shall not cause Member or Special Member to cease to be a member of Borrower, Operating Lessee or the SPC Party (as applicable) and upon the occurrence of such an event, the business of Borrower, Operating Lessee or the SPC Party (as applicable) shall continue without dissolution and (iii) each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or the SPC Party (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower, Operating Lessee or the SPC Party (as applicable).

(h)                                 The organizational documents of each Borrower (to the extent Borrower is a corporation or an Acceptable LLC) or the SPC Party, as applicable, shall provide that at all times there shall be at least two (2) duly appointed independent managers of such entity (each, an “Independent Manager”) who shall (I) not have been at the time of each such individual’s initial appointment, and shall not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Manager, either (i) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Manager), partner, member or employee of, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates, (ii) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates (other than in its capacity as an Independent Manager), (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person, (II) be employed by, in good standing with and engaged by Borrower in connection with, in each case, an Approved ID Provider, and (III) have had at least three (3) years prior experience as an Independent Manager employed and in good standing with an Approved ID Provider.

(i)                                     The organizational documents of each Borrower (to the extent Borrower is a corporation or an Acceptable LLC) or the SPC Party, as applicable, shall further provide that (I) the board of directors or managers of Borrower or SPC Party, as applicable, and the constituent members of such entities (the “Constituent Members”) shall not take any action which, under the terms of any organizational documents of Borrower or SPC Party, as applicable, requires (1) the unanimous vote of the board of directors or managers of Borrower or the SPC Party or (2) the Constituent Members, unless at the time of such action there shall be at least two (2) Independent Managers engaged as provided by the terms hereof; (II) any resignation, removal or replacement of any Independent Manager shall not be effective without two (2) Business Days prior written notice to Lender and the Rating Agencies accompanied by evidence that the replacement Independent Manager satisfies the applicable terms and conditions hereof and of the applicable organizational documents; (III) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Managers shall consider only the interests of the Constituent Members and Borrower and any SPC Party (including Borrower’s and any SPC Party’s respective creditors) in acting or otherwise voting on the matters provided for herein and in Borrower’s and SPC Party’s organizational documents (which such fiduciary duties to the

Constituent Members and Borrower and any SPC Party (including Borrower’s and any SPC Party’s respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in Borrower or SPC Party (as applicable) exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Members), (y) the interests of other affiliates of the Constituent Members, Borrower and SPC Party and (z) the interests of any group of affiliates of which the Constituent Members, Borrower or SPC Party is a part)); (IV) other than as provided in subsection (III) above, the Independent Managers shall not have any fiduciary duties to any Constituent Members, any directors of Borrower or SPC Party or any other Person; (V) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (VI) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Manager shall not be liable to Borrower, SPC Party, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager acted in bad faith or engaged in willful misconduct.

(j)                                    The organizational documents of each Operating Lessee (to the extent Operating Lessee is a corporation or an Acceptable LLC) or the SPC Party, as applicable, shall provide that at all times there shall be at least two (2) duly appointed Independent Managers who shall (I) not have been at the time of each such individual’s initial appointment, and shall not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Manager, either (i) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Manager), partner, member or employee of, Operating Lessee or any of its respective shareholders, partners, members, subsidiaries or affiliates, (ii) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, Operating Lessee or any of its respective shareholders, partners, members, subsidiaries or affiliates (other than in its capacity as an Independent Manager), (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person, (II) be employed by, in good standing with and engaged by Operating Lessee in connection with, in each case, an Approved ID Provider, and (III) have had at least three (3) years prior experience as an Independent Manager employed and in good standing with an Approved ID Provider.

(k)                                 The organizational documents of each Operating Lessee or the SPC Party, as applicable, shall further provide that (I) the board of directors or managers of Operating Lessee or the SPC Party, as applicable, and the constituent members of such entities (the “OL Constituent Members”) shall not take any action which, under the terms of any organizational documents of the Operating Lessee or the SPC Party, as applicable, requires (1) the unanimous vote of the board of directors or managers of Operating Lessee or the SPC Party or (2) the OL Constituent Members, unless at the time of such action there shall be at least two (2) Independent Managers engaged as provided by the terms hereof; (II) any resignation, removal or replacement of any Independent Manager shall not be effective without two (2) Business Days prior written notice to Lender and the Rating Agencies accompanied by evidence that the replacement Independent Manager satisfies the applicable terms and conditions hereof and of the applicable organizational documents; (III) to the fullest extent permitted by applicable law, including

Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Managers shall consider only the interests of the OL Constituent Members and Operating Lessee and any SPC Party (including Operating Lessee’s and any SPC Party’s respective creditors) in acting or otherwise voting on the matters provided for herein and in Operating Lessee’s and SPC Party’s organizational documents (which such fiduciary duties to the OL Constituent Members and Operating Lessee and any SPC Party (including Operating Lessee’s and any SPC Party’s respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in Operating Lessee or SPC Party (as applicable) exclusive of (x) all other interests (including, without limitation, all other interests of the OL Constituent Members), (y) the interests of other affiliates of the OL Constituent Members, Operating Lessee and any SPC Party and (z) the interests of any group of affiliates of which the OL Constituent Members, Operating Lessee or SPC Party is a part)); (IV) other than as provided in subsection (III) above, the Independent Managers shall not have any fiduciary duties to any OL Constituent Members, any directors of Operating Lessee or SPC Party or any other Person; (V) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (VI) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Manager shall not be liable to Operating Lessee, SPC Party, any OL Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager acted in bad faith or engaged in willful misconduct.

(l)                                     Upon request from Lender, but not more than once in any calendar year, Borrower and Operating Lessee shall each provide an Officer’s Certificate certifying as to Borrower’s and Operating Lessee’s (as applicable) continued compliance with the terms of this Section 3.1.24 and the terms of the Cash Management Agreement.

3.1.25              Tax Filings.  To the extent required, each of Borrower and Operating Lessee has timely filed (or has obtained effective extensions for filing) all federal, and all material state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, and all material state and local taxes, charges and assessments payable by Borrower and Operating Lessee, as applicable.  Each of Borrower and Operating Lessee believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

3.1.26              Solvency.  Each of Borrower and Operating Lessee (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities.  No petition in bankruptcy has been filed against Borrower, Operating Lessee or any Constituent Member of Borrower or Operating Lessee, as applicable, and none of Borrower, Operating Lessee or any Constituent Member of Borrower or Operating Lessee, as applicable, has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

3.1.27              Federal Reserve Regulations.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

3.1.28              Organizational Chart.  The organizational chart attached as Schedule III hereto, relating to Borrower, Operating Lessee and certain Affiliates thereof and other parties, is true, complete and correct on and as of the date hereof.

3.1.29              Bank Holding Company.  Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

3.1.30              Investment Company Act.  Neither Borrower nor Operating Lessee is (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (2) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.31              No Bankruptcy Filing.  Neither Borrower nor Operating Lessee has filed, and neither Borrower nor Operating Lessee is contemplating the filing of, a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and neither Borrower nor Operating Lessee has any knowledge of any Person contemplating the filing of any such petition against it.

3.1.32              Full and Accurate Disclosure.  To Borrower’s knowledge, no information furnished by Borrower or Operating Lessee, as applicable, pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  There is no fact or circumstance presently known to Borrower or Operating Lessee which has not been disclosed to Lender and which is reasonably likely to have a Material Adverse Effect.

3.1.33              Foreign Person.  Neither Borrower nor Operating Lessee is a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

3.1.34              No Change in Facts or Circumstances; Disclosure.  There has been no material adverse change in any condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect or that otherwise may cause a Material Adverse Effect.

3.1.35              Management Agreement.  As of the date hereof, other than the Brand Management Agreement, there exists no Management Agreement between Borrower and any Manager currently in effect concerning the management or operation of the Property.

3.1.36              Perfection of Accounts.

(a)                                 This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Accounts (as defined in the Cash Management Agreement) in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower and Operating Lessee, as applicable.  Other than in connection with the Loan Documents and except for Permitted Encumbrances, neither Borrower nor Operating Lessee has sold or otherwise conveyed the Accounts;

(b)                                 The Accounts constitute “deposit accounts” or “securities accounts” within the meaning of the Uniform Commercial Code, as set forth in the Cash Management Agreement.

3.1.37              REA Representations.  With respect to each REA, Borrower hereby represents that, to Borrower’s knowledge, (a) each REA is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein), (b) there are no defaults under any REA by any party thereto and, to Borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default under any REA, (c) all rents, additional rents and other sums due and payable under the REAs have been paid in full, and (d) no party to any REA has commenced any action or given or received any notice for the purpose of terminating any REA.

3.1.38              Material Agreements.  With respect to each Material Agreement, (a) each Material Agreement is in full force and effect and has not been amended, restated, replaced or otherwise modified pursuant to any amendments not delivered to Lender (except, in each case, as expressly set forth herein), (b) there are no defaults under any Material Agreement by any party thereto and, to Borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default under any Material Agreement, (c) all payments and other sums due and payable under the Material Agreements have been paid in full, and (d) no party to any Material Agreement has commenced any action or given or received any notice for the purpose of terminating any Material Agreement.

3.1.39              Illegal Activity/Forfeiture.

(a)                                 No portion of any Individual Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and, to Borrower’s and Operating Lessee’s knowledge, there are no illegal activities or activities relating to controlled substances at any Individual Property.

(b)                                 There has not been and shall never be committed by Borrower or Operating Lessee, and, to Borrower’s knowledge, there has not been and Borrower shall use commercially reasonable efforts to prevent any other Person in occupancy of or involved with the operation or use of any Individual Property from committing, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s and Operating Lessee’s obligations under this Agreement, the Note, the Security Instrument, or the other Loan Documents.  Each of Borrower and Operating Lessee hereby covenants and agrees not to (and to use commercially reasonable efforts to prevent any other Person from) commit, permit or suffer to exist any act or omission affording such right of forfeiture.

3.1.40              Guarantor Representations.  Borrower hereby represents and warrants that, as of the date hereof and continuing thereafter for the term of the Loan, the representations and warranties set forth in Subsections 3.1.1(a), 3.1.32, 3.1.33, 3.1.41 and 3.1.42 herein are true and correct with respect to Guarantor, as the same are applicable to such party.  Wherever the term “Borrower” is used in each of the foregoing Subsections it shall be deemed to be “Guarantor” with respect to such party.

3.1.41              Embargoed Person.  As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Operating Lessee, Sponsor or Guarantor constitute property of, or are beneficially owned, directly or, to Borrower’s knowledge, indirectly, by any person, entity or country which is a sanctioned person, entity or country under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (including regulations administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury and the Specially Designated Nationals List maintained by OFAC) with the result that the investment in Borrower, Sponsor and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Legal Requirements or the Loan made by Lender is in violation of Legal Requirements (“Embargoed Person”); (b) unless expressly waived in writing by Lender, no Embargoed Person has any interest of any nature whatsoever in Borrower, Operating Lessee, Sponsor or Guarantor, as applicable, with the result that the investment in Borrower, Sponsor and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Legal Requirements or the Loan is in violation of Legal Requirements; and (c) to Borrower’s knowledge, none of the funds of Borrower, Operating Lessee, Sponsor or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Operating Lessee, Sponsor and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Legal Requirements or the Loan is in violation of Legal Requirements. Borrower and Operating Lessee covenant and agree that in the event Borrower or Operating Lessee receives any written notice that Borrower, Operating Lessee, Sponsor or Guarantor (or any of their respective beneficial owners, affiliates or participants) or any Person that has an interest in the Property is designated as an Embargoed Person, Borrower shall immediately notify Lender in writing.  At Lender’s option, it shall be an Event of Default hereunder if Borrower, Operating Lessee, Guarantor, Sponsor or any other party to the Loan is designated as an Embargoed Person.  The representations and covenants contained in this Section 3.1.41 shall not apply to the owners of any publicly traded equity securities.

3.1.42              Patriot Act.

(a)                                 All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act (collectively referred to in this Section only as the “Patriot Act”) are incorporated into this Section.  Each of Borrower and Operating Lessee hereby represents and warrants that Borrower, Operating Lessee, Sponsor and Guarantor and each and every Person affiliated with Borrower, Operating Lessee, Sponsor and/or Guarantor or that to Borrower’s or Operating Lessee’s knowledge has an economic interest (excluding owners of any publicly traded equity securities) in Borrower, or, to Borrower’s or Operating Lessee’s knowledge, that has an interest in the Property, is:  (i) in full compliance with all applicable requirements of the Patriot Act and any regulations issued thereunder; (ii) operated under policies, procedures and practices, if applicable, that are in compliance with the Patriot Act and available to Lender for their review and inspection during normal business hours and upon reasonable prior notice; (iii) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (iv) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (v) not owned or controlled by or now acting and or will in the future act for or on behalf of any person who has been determined to be subject to the prohibitions contained in the Patriot Act.  Borrower and Operating Lessee covenant and agree that in the event Borrower or Operating Lessee, as applicable, receives any written notice that Borrower, Operating Lessee, Sponsor or Guarantor (or any of their respective beneficial owners, affiliates or participants) or any Person that has an interest in the Property is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower or Operating Lessee, as applicable, shall immediately notify Lender.  At Lenders’ option, it shall be an Event of Default hereunder if Borrower, Operating Lessee, Guarantor, Sponsor or any other party to the Loan is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.  The representations contained in this Section 3.1.42 shall not be deemed to apply to owners of shares of common stock in any indirect owner of Borrower whose shares are listed on a publicly traded stock exchange.

(b)                                 The Patriot Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution.  Consequently, Lender may from time-to-time request, and each of Borrower and Operating Lessee, as applicable, shall provide to Lender, each of Borrower’s and Operating Lessee’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law.  An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

3.1.43              Interest Rate Protection Agreement.  Borrower hereby represents and warrants that it is an “Eligible Contract Participant”, as such term is defined under the Commodity Exchange Act, and that it has otherwise satisfied all requirements under the Dodd

Frank Wall Street Reform and Consumer Protection Act in connection with entering into the Interest Rate Protection Agreement.

3.1.44              Collective Bargaining.  Except for any incentive compensation systems designed to promote increased customer use of the Property, any employee costs and benefits paid by the Manager pursuant to the express terms of the Management Agreement, there are no: (i) collective bargaining agreements and/or other labor agreements to which Borrower or the Operating Lessee is a party or by which either is or may be bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, health, welfare, or incentive plans and/or contracts to which Borrower or Operating Lessee is a party, or by which either is or may be bound or (iii) plans and/or agreements under which “fringe benefits” (including, but not limited to, vacation plans or programs, and related or similar dental or medical plans or programs, and related or similar benefits) are afforded to employees of Borrower or Operating Lessee.  Neither Borrower nor Operating Lessee has violated in any material respects any applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Authorities.

3.1.45              Franchise Agreement.

(a)                                 With respect to the Franchise Agreement, each of Borrower and Operating Lessee hereby represents and warrants to Lender that: (i) the Franchise Agreement is accurately described on Schedule VII attached hereto; (ii) Operating Lessee has not received or delivered any notice of default under the Franchise Agreement which has not been cured within applicable notice and/or cure periods; (iii) no material default by Operating Lessee or Franchisor currently exists under the Franchise Agreement, nor is Operating Lessee aware of any event or condition which if not cured within applicable notice and/or cure periods would result in Operating Lessee or Franchisor being in default of the Franchise Agreement; (iv) the Franchise Agreement and all amendments thereto delivered to Lender and any comfort letter entered into in connection with the Loan set forth the entire agreement between Franchisor and Operating Lessee and/or Borrower concerning the Property, or any portion thereof, and there are no other agreements, written or oral, to which Franchisor and Operating Lessee and/or Borrower are parties concerning the Property, or any portion thereof; (v) except as set forth on Schedule XI attached hereto, Operating Lessee has performed all capital or other property improvements currently required to be performed to date by the franchisee under the Franchise Agreement; (vi) except as set forth on Schedule XI attached hereto, Operating Lessee has not received notice from Franchisor or any of its subsidiaries or affiliates of any capital or other property improvements that are or will be required to be performed in the future by the franchisee under the Franchise Agreement; and (vii) except as set forth on Schedule XI attached hereto, Operating Lessee has no knowledge of any capital or other property improvements which Franchisor is contemplating or considering requiring to be performed by the franchisee under the Franchise Agreement in the future.

(b)                                 Currently, no Individual Property is subject to any Franchise Agreement. Therefore, there is currently no PIP or other similar requirement imposed under any Franchise Agreement.  Borrower hereby represents and warrants that Borrower has no monetary obligations with respect to any PIP required pursuant to any Franchise Agreement for the year 2017.

3.1.46              Hotel Matters.

(a)                                 Borrower has delivered to Lender correct and complete copies of any existing Equipment Leases affecting the Property.  Any such Equipment Leases (i) were entered into on commercially reasonable terms as and conditions in the ordinary course of Borrower’s or Operating Lessee’s business and (ii) relate to Personal Property which is (A) used in connection with the operation and maintenance of the Property in the ordinary course of Borrower’s or Operating Lessee’s business and (B) readily replaceable without material interference or interruption to the operation of the Property.

(b)                                 Borrower and/or Operating Lessee own all of the furnishings, fixtures and equipment necessary to operate the Property as a full service or select service hotel, as the case may be, other than such furnishing, fixtures and equipment which are subject to Permitted Equipment Leases.

3.1.47              Brand Management Agreement.  With respect to the Brand Management Agreement, each of Borrower and Operating Lessee hereby represents and warrants to Lender that: (i) the Brand Management Agreement is accurately described on Schedule XIV attached hereto; (ii) Operating Lessee has not received or delivered any notice of default under the Brand Management Agreement which has not been cured within applicable notice and/or cure periods; (iii) no material default by Operating Lessee or Brand Manager currently exists under the Brand Management Agreement which has not been cured within applicable notice and/or cure periods; (iv) the Brand Management Agreement and all amendments thereto delivered to Lender, any estoppel and/or comfort letter entered into in connection with the Loan and the Assignment of Brand Management Agreement set forth the entire agreement between Brand Manager and Operating Lessee and/or Borrower concerning the applicable Individual Property, or any portion thereof, and there are no other agreements, written or oral, to which Brand Manager and Operating Lessee and/or Borrower are parties concerning the applicable Individual Property, or any portion thereof; (v) except as set forth on Schedule XI attached hereto or as set forth in the Approved Annual Budget, Operating Lessee has performed all capital or other property improvements currently required to be performed to date by the Brand Manager under the Brand Management Agreement; (vi) except as set forth on Schedule XI attached hereto or as set forth in the Approved Annual Budget, Operating Lessee has not received notice from Brand Manager or any of its subsidiaries or affiliates of any capital or other property improvements that are or will be required to be performed in the future by Operating Lessee under the Brand Management Agreement; and (vii) except as set forth on Schedule XI attached hereto or as set forth in the Approved Annual Budget, Operating Lessee has no knowledge of any capital or other property improvements which Brand Manager is contemplating or considering requiring to be performed by the Operating Lessee under the Brand Management Agreement in the future.

3.1.48              Ground Lease.  Borrower hereby represents and warrants to Lender the following with respect to the Ground Lease:

(a)                                 Recording; Modification.  The Ground Lease or a memorandum of the Ground Lease has been duly recorded.  The Ground Lease permits the interest of Borrower to be encumbered by a mortgage.  There have not been amendments or modifications to the terms of the Ground Lease since its recordation, with the exception of written instruments which have been recorded.  The Ground Lease may not be canceled, surrendered or modified without prior written notice given to Lender and any such action without such prior written notice shall not be binding on Lender.

(b)                                 No Liens.  Except for the Permitted Encumbrances, Borrower’s interest in the Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the Security Instrument other than the ground lessor’s related leasehold interest.  There is no Lien, including, without limitation, any mortgage, deed of trust or other security instrument, encumbering the ground lessor’s leasehold interest other than one leasehold mortgage to Metropolitan Life Insurance Company (the “Leasehold Mortgage”), and the Ground Lease is prior and superior to the Leasehold Mortgage and is and shall remain prior to any Lien upon the related leasehold interest that may hereafter be granted (including, without limitation, any future leasehold mortgage).

(c)                                  Ground Lease Assignable.  Borrower’s interest in the Ground Lease is assignable to Lender in connection with a foreclosure, delivery of a deed-in-lieu or other exercise of Lender’s remedies under the Loan Documents without the consent of the ground lessor (or, if any such consent is required, it has been obtained prior to the Closing Date).  Thereafter, the Ground Lease is further assignable by Lender, its successors and assigns without the consent of the ground lessor.  The Ground Lease permits the interest of the lessee thereunder to be encumbered by a leasehold mortgage, and to be collaterally assigned to any leasehold mortgagee, and contains no restrictions on the identity of a leasehold mortgagee.  All rights of Borrower under the Ground Lease (insofar as they relate to the Ground Lease) may be exercised by or on behalf of Lender upon an Event of Default hereunder.

(d)                                 Default.  As of the date hereof, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of the Ground Lease.

(e)                                  Notice.  The Ground Lease requires the ground lessor to give notice of any default by Borrower to Lender.  The Ground Lease further provides that any notice of default or termination given under the Ground Lease is not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in the Ground Lease.

(f)                                   Cure.  Lender is permitted the reasonable opportunity (including, where necessary, reasonable time to gain possession of the interest of Borrower under the Ground Lease, including, without limitation, through legal proceedings) to cure any default under the Ground Lease, which is curable after the receipt of notice of the default before the ground lessor thereunder may terminate the Ground Lease.

(g)                                  Term.  The Ground Lease has a term, including extensions options exercisable, and enforceable, by Lender, which extends not less than forty (40) years from the Closing Date.

(h)                                 New Lease.  The Ground Lease expressly requires the ground lessor to enter into a new lease (on substantially the same terms as the existing Ground Lease) with Lender upon termination of the Ground Lease for any reason, including termination or rejection of the Ground Lease in a bankruptcy proceeding.

(i)                                     Insurance Proceeds.  Under the terms of the Ground Lease and the Security Instrument, taken together, any related insurance and condemnation proceeds will be applied either to the repair or restoration of all or part of the Property, with Lender having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

(j)                                    Use/Subleasing.  The Ground Lease does not impose any commercially unreasonable restrictions on use and/or subleasing.

(k)                                 Possession.  The Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of Borrower in the Property subject to the Ground Lease for any reason, or in any manner.

(l)                                     Estoppel.  The Ground Lease requires the ground lessor thereunder to deliver an estoppel certificate to Lender, its successors and assigns.

(m)                             No Merger.  The Ground Lease provides that there shall be no merger of the Ground Lease or any interest in the Ground Lease or of the sub-leasehold estate created thereby with the fee estate in the Demised Premises (as defined in the Ground Lease) or any interest in such fee estate by reason of the fact that the Ground Lease, any interest therein, or the sub-leasehold estate created thereby may be directly or indirectly held by or for the account of any Person who shall hold the related fee estate in the Demised Premises, or any interest in such fee estate.

(n)                                 Prime Ground Lease.  To Borrower’s knowledge, the Prime Ground Lease is in full force and effect and no party thereto is in default thereunder.

3.1.49              Incentive Documents.  With respect to each of the Incentives Documents, (a) each Incentive Document is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein), (b) Borrower has performed and/or observed, in all material respects, all of the covenants and agreements required to be performed and observed by it under any Incentive Documents as of the date hereof; (c) there are no defaults under any Incentive Document by any party thereto and, to Borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default under any Incentive Document, (d) all sums due and payable by Borrower under each Incentive Document have been paid in full, (e) the outstanding principal balance of the TIF Note is $8,098,057.47 and the outstanding principal balance of the

Project Note is $8,098,057.47; (f) Borrower has received no notice from PAID asserting any offset, reduction or similar right under the TIF Loan; (g) no party to any Incentive Document has commenced any action or given or received any notice for the purpose of terminating any Incentive Document, and (h) the representations made in any estoppel or similar document delivered with respect to any Incentive Document in connection with the Loan, if any, are true, complete and correct and are hereby incorporated by reference as if fully set forth herein.

Section 3.2                                   Survival of Representations.  The representations and warranties set forth in Section 3.1 above shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.

Section 3.3                                   Knowledge of Borrower.  To the extent any statement herein is qualified to Borrower’s knowledge or the knowledge of Borrower or some similar statement, such knowledge shall be deemed to mean the actual knowledge of David Brooks after due inquiry; provided, however, that designating such individuals as knowledge parties hereunder shall not be deemed to subject such individuals to any personal liability whatsoever.

ARTICLE IV.

BORROWER COVENANTS

Section 4.1                                   Borrower Affirmative Covenants.  Borrower hereby covenants and agrees with Lender that:

4.1.1                     Existence; Compliance with Legal Requirements.  Each Borrower, each Operating Lessee, Guarantor, and Sponsor shall do or cause to be done all commercially reasonable things necessary to preserve, renew and keep in full force and effect its existence, rights, Licenses, permits, trade names, and franchises (owned by such party), and comply with all Legal Requirements applicable to it and the Property.  Each Borrower, each Operating Lessee, Guarantor, and Sponsor shall continue to comply with Legal Requirements relating to OFAC, Embargoed Persons and the Patriot Act; including without limitation, the provisions of Sections 3.1.41 and 3.1.42 hereof, throughout the term of the Loan.

4.1.2                     Taxes and Other Charges.  Borrower or Operating Lessee shall pay, or shall cause Operating Lessee to pay, all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 6.2 hereof.  Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent; provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 6.2 hereof.  Borrower shall not permit or suffer and shall promptly discharge any lien or charge against the Property, and shall promptly pay for all utility services provided to the Property.  After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable Legal Requirements; (iii) neither any Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the applicable Individual Property; and (vi) Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred ten percent (110%) of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.  Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

4.1.3                     Litigation.  Borrower and/or Operating Lessee, as applicable, shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against the Property, Borrower, Operating Lessee, any SPC Party, Sponsor, or any Guarantor which is reasonably likely to have a Material Adverse Effect.

4.1.4                     Access to Property.  Borrower and/or Operating Lessee, as applicable, shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

4.1.5                     Further Assurances; Supplemental Mortgage Affidavits.  Borrower and Operating Lessee, as applicable, shall, at Lender’s sole cost and expense:

(a)                                 execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(b)                                 do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time, including, without limitation, the execution and delivery of all such writings necessary to transfer any liquor licenses with respect to the Property into the name of Lender or its designee after the occurrence of an Event of Default.

4.1.6                     Financial Reporting.

(a)                                 Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with the Approved Accounting Method, reflecting the financial affairs of Borrower.  Lender shall have the right from time to time during normal business hours upon reasonable notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire.

(i)                                     Borrower shall furnish Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of Borrower’s annual financial statements prepared in accordance with the Approved Accounting Method (or such other accounting method reasonably approved by Lender), covering each Individual Property, including statements of occupancy, income and expense and cash flow for Borrower, each Individual Property and a balance sheet for Borrower.  Such statements shall set forth Underwritten NOI, Operating Income and Operating Expenses for the components thereof; provided that, at any time that Borrower is no longer owned, directly or indirectly, by an entity that is a publicly-traded company on a nationally recognized stock exchange, such annual financial statements shall be audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender.  Borrower’s annual financial statements shall be accompanied by a certificate executed by the chief financial officer of Borrower stating that such annual financial statement presents fairly in all material respects the financial condition and the results of operations of Borrower, each Individual Property.  Together with Borrower’s annual financial statements, Borrower shall furnish to Lender (i) an Officer’s Certificate certifying as of the date thereof and to the best of Borrower’s knowledge, that no Default exists under this Agreement or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower or proposed to be taken to remedy such Default, (ii) an annual summary of any and all FF&E Expenditures made at each Individual Property during the prior twelve (12) month period; (iii) a calculation reflecting Actual Debt Service Coverage Ratio as of the end of such Fiscal Year for the prior twelve (12) month period, (iv) a calculation reflecting Debt Yield for the prior twelve (12) month period; (v) if requested by Lender, the Officer’s Certificate described in Section 3.1.24(l) hereof; and (vi) with respect to each Individual Property, the most current Smith Travel Research Reports in the form of Schedule X attached hereto then available to Borrower reflecting market penetration and relevant hotel properties competing with such Individual Property.

(b)                                 Borrower will furnish Lender on or before the forty-fifth (45th) day after the end of each fiscal quarter (based on Borrower’s Fiscal Year), the following items:

(i)                                     a current balance sheet of Borrower and quarterly and year to date statements of occupancy, income and expense and cash flow prepared for such quarter with respect to each Individual Property, and for the corresponding quarter of the previous year, and a statement of revenues and expenses for the year to date, and a statement of Underwritten NOI for such quarter;

(ii)                                  an Officer’s Certificate from the chief financial officer of Borrower, certifying to the best of the signer’s knowledge: (A) that such statements referred to in (i) above are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower and each Individual Property in accordance with the Approved Accounting Method as applicable, (B) that as of the date of such Officer’s Certificate and, to the best of Borrower’s knowledge, no Default exists under this Agreement or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower or proposed to be taken to remedy such Default, (C) a calculation reflecting the Debt Yield as of the end of such fiscal quarter for the prior twelve (12) month period and (D) a calculation reflecting the

Actual Debt Service Coverage Ratio as of the end of such fiscal quarter for the prior twelve (12) month period; and

(iii)                                           with respect to each Individual Property, the most current Smith Travel Research Reports in the form of Schedule X attached hereto then available to Borrower reflecting market penetration and relevant hotel properties competing with such Individual Property.

(c)                                  Borrower will furnish Lender on or before the thirty-fifth (35th) day after the end of each calendar month (other than any month constituting the last month of a fiscal quarter), the following items:

(i)                                     a current balance sheet of Borrower and monthly and year-to-date statements of occupancy, income and expense and cash flow prepared for such month with respect to each Individual Property (which shall include, without limitation, FF&E Expenditures and any capital expenditures) and for the corresponding month of the previous year, and a statement of revenues and expenses for the year-to-date, and a statement of Underwritten NOI for such month; and

(ii)                                  an Officer’s Certificate from the chief financial officer of Borrower, certifying to the best of the signer’s knowledge: (A) that such statements referred to in (i) above are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower, each Individual Property in accordance with the Approved Accounting Method as applicable, and (B) that as of the date of such Officer’s Certificate and, to the best of Borrower’s knowledge, no Default exists under this Agreement or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower or proposed to be taken to remedy such Default.

(d)                                 Borrower and/or Operating Lessee, as applicable, shall submit the Annual Budget to Lender for each Individual Property not later than thirty (30) days prior to the commencement of each Fiscal Year. Lender shall have the right to approve each Annual Budget, such approval not to be unreasonably withheld, conditioned or delayed; provided that, with respect to any Individual Property subject to a Brand Management Agreement, Lender shall only have the right to approve the Annual Budget for such Individual Property to the extent Borrower and/or Operating Lessee have approval rights with respect to such Individual Property’s Annual Budget.  Annual Budgets, to the extent approved by Lender (and the Annual Budgets to the extent Lender has no approval right), shall hereinafter be referred to as an “Approved Annual Budget.”  In the event that Borrower incurs or desires to incur an extraordinary operating expense or extraordinary capital expenditure not set forth in the Annual Budget (each, an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, such approval not to be unreasonably withheld, conditioned or delayed; provided, however, that Lender’s approval shall not be required with respect to any such expense that is funded from a capital contribution to Borrower from any of its members provided no Event of Default has occurred and is continuing.  In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections (and deliver to

Borrower a reasonably detailed description of such objections) within five (5) Business Days after receipt of written request for approval and all required information and documentation relating thereto in which to approve or disapprove such matter.  Borrower shall promptly revise such Annual Budget and resubmit the same to Lender.  Lender shall advise Borrower of any objections to such revised Annual Budget within five (5) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget.  Until such time that Lender approves a proposed Annual Budget, the most recent Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums, utilities expenses and expenses under the Management Agreement.  In the event that Lender fails to respond to the budget approval request within such time periods set forth above, Lender’s approval shall be deemed given for all purposes. Notwithstanding the foregoing or anything herein to the contrary, Borrower shall be permitted to provide a separate combined capital expenditure budget (each, a “Capital Budget”) with each Annual Budget setting forth the FF&E Expenditures for all of the Individual Properties on a consolidated basis.  Each Capital Budget shall be deemed to be part of Borrower’s Annual Budget and shall be subject to Lender’s consent and such other requirements as set forth in this Section 4.1.6(d).  Furthermore, notwithstanding anything herein to the contrary, the 2017 Annual Budget provided to Lender constitutes an Approved Annual Budget as of the date hereof.

(e)                                  Borrower and/or Operating Lessee, as applicable, shall furnish to Lender any written notice received from a Tenant under a Major Lease threatening non-payment of Rent or other default, alleging or acknowledging a default by landlord, requesting a termination of a Major Lease or a material modification of any Major Lease or notifying Borrower or Operating Lessee, as applicable, of the exercise or non-exercise of any option provided for in such Tenant’s Major Lease, or any other similar material correspondence received by Borrower and/or Operating Lessee from Tenants under a Major Lease during the subject fiscal quarter.

(f)                                   Borrower and/or Operating Lessee, as applicable, shall deliver to Lender, within ten (10) Business Days of the receipt thereof by Borrower and/or Operating Lessee, as applicable, a copy of all reports prepared by Manager pursuant to the Management Agreement, including, without limitation, any inspection reports.

(g)                                  Borrower and/or Operating Lessee, as applicable, shall furnish to Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of each Individual Property and the financial affairs of Borrower and/or Operating Lessee, as applicable, as may be reasonably requested by Lender, including, without limitation, a comparison of the budgeted income and expenses and the actual income and expenses for a quarter and year to date for each Individual Property individually, together with a detailed explanation of any variances of more than the greater of five percent (5%) or $5,000 between budgeted and actual amounts for such period and year to date.

4.1.7                     Title to the Property.  Borrower will warrant and defend the validity and priority of the Lien of the Security Instrument on the Property against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

4.1.8                     Estoppel Statement.

(a)                                 After request by Lender and not more than one time in any calendar year, Borrower and/or Operating Lessee, as applicable, shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

(b)                                 After request by Borrower, provided no Event of Default exists, Lender shall within ten (10) Business Days furnish Borrower with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid and (iv) whether or not Lender has sent any notice of default under the Loan Documents which remains uncured in the opinion of Lender.

(c)                                  Borrower and/or Operating Lessee, as applicable, shall use commercially reasonable efforts to deliver to Lender, upon request, an estoppel certificate from each party under each Material Agreement and the REA’s and each Tenant under any Lease, provided that, such certificate may be in the form required under such Material Agreement or REA or Lease, as applicable; and, provided further, that Borrower and/or Operating Lessee, as applicable, shall not be required to deliver such certificates more frequently than one (1) time in any calendar year (other than in connection with an Event of Default or a Securitization).

(d)                                 Borrower and/or Operating Lessee, as applicable, shall use commercially reasonable efforts to deliver to Lender, upon request, an estoppel certificate or comfort letter, as applicable, in form and substance acceptable to Lender, from Franchisor or Brand Manager, as applicable; provided, that neither Borrower and/or Operating Lessee, as applicable, shall be required to deliver such comfort letter or estoppel certificate, as applicable, more frequently than one (1) time in any calendar year (other than in connection with an Event of Default or a Securitization (and any reasonable actual out-of-pocket costs incurred by Borrower in connection with obtaining such estoppel or comfort letter in connection with a Securitization shall be paid by Lender)).

4.1.9                     Leases.

(a)                                 Borrower and Operating Lessee may enter into, renew, amend or modify Leases (other than a Major Lease) after the date hereof, so long as the same shall (i) provide for rental rates comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms, (iii) provide that such Lease is subordinate to the Security Instrument and that the lessee will attorn to Lender and any purchaser at a foreclosure sale, (iv) not contain any terms which would materially adversely affect Lender’s rights under the Loan Documents, (v) not be to an Affiliate of Borrower, Operating Lessee or any Borrower Party, and (vi) not contain any option to purchase or any right of first refusal to purchase the Property.  All Major Leases and all renewals, amendments, assignments, subleases (other than assignments or subleases expressly permitted under any Major Lease pursuant to a unilateral right of the Tenant thereunder not requiring the consent of Borrower) and modifications thereof executed after the date hereof shall be subject to Lender’s prior approval, which approval shall not be unreasonably withheld or delayed.

(b)                                 Borrower and Operating Lessee (i) shall observe and perform the obligations imposed upon the lessor under the Major Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Major Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; provided, however, neither Borrower nor Operating Lessee shall terminate or accept a surrender of a Major Lease, without Lender’s prior approval (unless such termination is in connection with an event of default by the Tenant under such Major Lease); (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor’s interest in the Major Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change any Major Lease so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the lessee or increase the obligations of lessor, without Lender’s prior approval, which approval shall not be unreasonably withheld or delayed; and (vi) shall hold all security deposits under all Major Leases in accordance with Legal Requirements.  Upon request, Borrower shall furnish or shall cause Operating Lessee to furnish Lender with executed copies of all Major Leases.

(c)                                  [Intentionally omitted].

(d)                                 [Intentionally omitted].

(e)                                  Notwithstanding anything to the contrary contained herein, to the extent Lender’s prior approval is required for any leasing matters set forth in this Section 4.1.9, Lender shall have ten (10) Business Days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the request must be marked “PRIORITY”.  In the event that Lender fails to respond to the leasing matter in question within such time, Lender’s approval shall be deemed given for all purposes.  Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender, including, without limitation, lease comparables and other market information as reasonably required by Lender.  No consent, review, processing, administrative or similar fee shall be due in connection with any such approval request.

4.1.10              Alterations.  Lender’s prior approval shall be required in connection with any alterations to any Improvements (except tenant improvements under any Lease, any PIP or any alterations otherwise required by any Franchisor or Brand Manager or set forth in the 2017 Approved Annual Budget) (a) that are reasonably expected to have a Material Adverse Effect, or (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold.  If the total unreserved (by Lender or Brand Manager) and unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements with respect to such Individual Property shall at any time exceed the Alteration Threshold for such Individual Property, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) Letters of Credit, (iii) U.S. Obligations, (iv) other securities acceptable to Lender, such approval by Lender may include (pursuant to the Prudent Lender Standard) a Rating Agency Confirmation, or (v) a completion bond acceptable to Lender, such approval by Lender may include (pursuant to the Prudent Lender Standard) a Rating Agency Confirmation.  Such security shall be in an amount equal to the excess of the total unreserved (by Lender or Brand Manager) and unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements with respect to the applicable Individual Property (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold for such Individual Property.  Borrower shall have the right from time to time to draw upon such security (if cash) pursuant to reasonable disbursement mechanisms customarily established by Lender and to reduce such security as Borrower expends funds to complete such Alteration.

4.1.11              Interest Rate Cap.  At all times during the term of the Loan Borrower shall maintain in effect an Interest Rate Protection Agreement having a term equal to the term of the Loan, with an initial notional amount equal to the outstanding principal amount of the Loan and with a Counterparty reasonably acceptable to Lender having a Minimum Counterparty Rating.  If Borrower obtains one (1) interest rate cap, the LIBOR strike rate under the Interest Rate Protection Agreement shall be equal to or less than the Capped LIBOR Rate, or if Borrower obtains more than one (1) interest rate cap, the blended LIBOR strike rate under the Interest Rate Protection Agreement, as determined by Lender, shall be equal to or less than the Capped LIBOR Rate.  The Interest Rate Protection Agreement shall be in form and substance substantially similar to the Interest Rate Protection Agreement in effect as of the date hereof.  In the event of any downgrade or withdrawal of the rating of such Counterparty by any Rating Agency below the Minimum Counterparty Rating or the placement by any Rating Agency of such Counterparty “On Watch for Downgrade” from the Minimum Counterparty Rating, Borrower shall replace the Interest Rate Protection Agreement not later than thirty (30) days following receipt of notice of such downgrade or withdrawal with an Interest Rate Protection Agreement in form and substance reasonably satisfactory to Lender (and meeting the requirements set forth in this Section 4.1.11) from a Counterparty reasonably acceptable to Lender having a Minimum Counterparty Rating.  At the time Borrower enters into any Interest Rate Protection Agreement, the Counterparty and Borrower shall each be an “Eligible Contract Participant”, as such term is defined under the Commodity Exchange Act, and shall otherwise satisfy all requirements under the Dodd Frank Wall Street Reform and Consumer Protection Act in connection with entering into the Interest Rate Protection Agreement.  Notwithstanding the foregoing or anything herein to the contrary, if there is no Counterparty in the market willing to provide an Interest Rate Protection Agreement due to the Minimum Counterparty Rating requirements, Borrower may enter into an Interest Rate Protection Agreement with a Counterparty reasonably acceptable to Lender and acceptable to the Rating Agencies without such Counterparty needing to satisfy the Minimum Counterparty Rating requirements.

4.1.12              Material Agreements. Each of Borrower and Operating Lessee shall (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Material Agreements and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Material Agreements of which it is aware; (iii) promptly deliver to Lender a copy of (a) any written notice of material default received by it under the Material Agreements and (b) any written notice received by it of any increased costs and expenses (or any matter that would cause an increase of costs and expenses) under any Material Agreements, which increased costs are reasonable likely to have a Material Adverse Effect; (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the Material Agreements in a commercially reasonable manner the failure of which is reasonably likely to have a Material Adverse Effect; (iv) cause each Individual Property to be operated, in all material respects, in accordance with the Material Agreements the failure of which is reasonably likely to have a Material Adverse Effect; and (v) not, without the prior written consent of Lender, to the extent the same would reasonably be likely to have a Material Adverse Effect with respect to the following clauses (A) through (E), (A) enter into any new Material Agreement or execute material modifications to any existing Material Agreements, (B) surrender, terminate or cancel any Material Agreement, (C) reduce or consent to the reduction of the term of the Material Agreements, (D) increase or consent to the increase of the amount of any charges under the Material Agreements, (E) otherwise materially modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Material Agreements in any material respect or (F) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Material Agreements.  Notwithstanding the foregoing or anything herein to the contrary, Lender’s consent is not required under clauses (A) — (E) above, provided that, such Material Agreement or any amendment thereto is on commercially reasonable terms at existing local market rates at the time of execution.

Notwithstanding anything to the contrary contained herein, to the extent Lender’s prior approval is required for any matters relating to Material Agreements set forth in this Section 4.1.12, Lender shall have ten (10) Business Days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the request must be marked “PRIORITY”.  In the event that Lender fails to respond to the matter in question within such time, Lender’s approval shall be deemed given for all purposes.  Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender.  No consent, review, processing, administrative or similar fee shall be due in connection with any such approval request.

4.1.13              Performance by Borrower and Operating Lessee.  Each of Borrower and Operating Lessee shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Borrower and/or Operating Lessee, as applicable, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by Borrower and/or Operating Lessee, as applicable, without the prior consent of Lender.

4.1.14              Costs of Enforcement/Remedying Defaults.  In the event (a) that the Security Instrument is foreclosed in whole or in part or the Note or any other Loan Document is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any Lien or mortgage prior to or subsequent to the Security Instrument, (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Operating Lessee or Guarantor or an assignment by Borrower, Operating Lessee or Guarantor for the benefit of its creditors, or (d) Lender shall remedy or attempt to remedy any Event of Default hereunder, Borrower shall be chargeable with and agrees to pay all costs incurred by Lender as a result thereof, including costs of collection and defense (including reasonable attorneys’, experts’, consultants’ and witnesses’ fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable on demand, together with interest thereon from the date incurred by Lender at the Default Rate, and together with all required service or use taxes.

4.1.15              Business and Operations.  Borrower and Operating Lessee will continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership, operation, management and leasing of the Property.  Borrower and Operating Lessee will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, operation, management and leasing of the Property. Borrower and Operating Lessee shall at all times cause the Philadelphia Property and the San Francisco Property to be maintained as “Upscale” hotels (or any equivalent successor thereto) or higher, and the other Individual Properties as “Upper Upscale” hotels (or any equivalent successor thereto) or higher, in each case, in accordance with the Smith Travel Research Report (or any successor thereto).

4.1.16              Loan Fees.  Borrower shall pay all fees and costs (including, without limitation, all origination and commitment fees) required of Borrower pursuant to the terms of that certain application letter between Ashford Prime Portfolio and Morgan Stanley Bank, N.A., dated November 7, 2016.

4.1.17              REA Covenants.  Each of Borrower and Operating Lessee shall (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the REAs and do all things necessary to preserve and to keep unimpaired its material rights thereunder the failure of which is reasonably likely to have a Material Adverse Effect; (ii) promptly notify Lender of any material default under the REAs for which it has received notice; (iii) promptly deliver to Lender a copy of each material financial statement, material business plan, material capital expenditures plan, material notice, material report and material estimate received by it under the REAs; (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the REAs in a commercially reasonable manner the failure of which is reasonably likely to have a Material Adverse Effect; (iv) cause the Property to be operated, in all material respects, in accordance with the REAs the failure of which is reasonably likely to have a Material Adverse Effect; and (v) not, without the prior written consent of Lender (other than in connection with a Permitted Encumbrance), which consent shall not be unreasonably withheld, conditioned or delayed, (A) enter into any new REA or execute modifications to any existing REAs that would have a Material Adverse Effect, (B) surrender, terminate or cancel the REAs, (C) reduce or consent to the reduction of the term of the REAs, (D) increase or consent to the increase of the amount of any charges under the REAs, (E) otherwise materially modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the REAs in any material and adverse respect or (F) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the REAs.

Notwithstanding anything to the contrary contained herein, to the extent Lender’s prior approval is required for any matters relating to REAs set forth in this Section 4.1.17, Lender shall have ten (10) Business Days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the request must be marked “PRIORITY”.  In the event that Lender fails to respond to the matter in question within such time, Lender’s approval shall be deemed given for all purposes.  Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender.  No consent, review, processing, administrative or similar fee shall be due in connection with any such approval request.

4.1.18              [Intentionally Omitted].

4.1.19              Ground Lease.

(a)                                 Borrower shall (i) pay all rents, additional rents and other sums required to be paid by Borrower, as tenant under and pursuant to the provisions of the Ground Lease, (ii) diligently perform and observe all of the terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed and observed, and (iii) promptly notify Lender of the giving of any written notice by the landlord under the Ground Lease to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed, and deliver to Lender a true copy of each such notice within five (5) Business Days of receipt and (iv) promptly notify Lender of any bankruptcy, reorganization or insolvency of the landlord under the Ground Lease or of any notice thereof, and deliver to Lender a true copy of such notice within five (5) Business Days of Borrower’s receipt.  Borrower shall not, without the prior consent of Lender, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease or modify, change, supplement, alter or amend the Ground Lease, either orally or in writing.  Borrower hereby assigns to Lender, as further security for the payment and performance of the obligations and for the performance and observance of the terms, covenants and conditions of the Security Instrument, this Agreement and the other Loan Documents, all of the rights, privileges and prerogatives of Borrower, as tenant under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate, cancel, modify, change, supplement, alter or amend the Ground Lease in any material respect, and any such surrender of the leasehold estate created by the Ground Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease in any material respect without the prior consent of Lender shall be void and of no force and effect.  If Borrower shall default in the performance or observance of any term, covenant or condition of the Ground Lease on the part of Borrower, as tenant thereunder, and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, then, without limiting the generality of the other provisions of the Security Instrument, this Agreement and the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Ground Lease on the part of Borrower to be performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Ground Lease shall be kept unimpaired and free from default.  If the landlord under the Ground Lease shall deliver to Lender a copy of any notice of default under the Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon.  Borrower shall exercise each individual option, if any, to extend or renew the term of the Ground Lease upon demand by Lender made at any time within one (1) year prior to the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.  Borrower will not subordinate or consent to the subordination of the Ground Lease to any mortgage, security deed, lease or other interest on or in the landlord’s interest in all or any part of the Property, unless, in each such case, the written consent of Lender shall have been first had and obtained.

(b)                                 Notwithstanding anything contained in the Ground Lease to the contrary, Borrower shall not further sublet any portion of the Property (other than pursuant to the Operating Lease or as permitted pursuant to Section 4.1.9 hereof) without prior written consent of Lender.  Each such sublease hereafter made shall provide that (i) in the event of the termination of the Ground Lease, the sublease shall not terminate or be terminable by the lessee thereunder; (ii) in the event of any action for the foreclosure of the Security Instrument, the sublease shall not terminate or be terminable by the lessee thereunder by reason of the termination of the Ground Lease unless such lessee is specifically named and joined in any such action and unless a judgment is obtained therein against such lessee; and (iii) in the event that the Ground Lease is terminated as aforesaid, the lessee under the sublease shall attorn to the lessor under the Ground Lease or to the purchaser at the sale of the Property on such foreclosure, as the case may be.  In the event that any portion of the Property shall be sublet pursuant to the terms of this subsection, such sublease shall be deemed to be included in the Property.

(c)                                  Borrower hereby agrees that it shall not consent to the sub-ground lessor under the Ground Lease electing to treat the Ground Lease as terminated under Section 365(h) of the Bankruptcy Code pursuant to Section 11.06 of the Ground Lease without obtaining Lender’s prior written consent.

4.1.20              Maintenance of Property.  Borrower and Operating Lessee shall cause the Property to be maintained in good and safe working order and repair in all material respects, reasonable wear and tear excepted, and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction.  Neither Borrower nor Operating Lessee shall use, maintain or operate the Property in any manner that constitutes a public or private nuisance or that makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto.  Each of Borrower and/or Operating Lessee shall from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements to the Property.  Neither Borrower nor Operating Lessee shall make any change in the use of the Property that would materially increase the risk of fire or other hazard arising out of the operation of the Property, or do or permit to be done thereon anything that may in any way impair the value of the Property in any material respect or the Lien of the Security Instrument.  Neither Borrower nor Operating Lessee shall, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

4.1.21              Permitted Equipment Leases.  To the extent that Borrower and/or Operating Lessee enters into any Permitted Equipment Leases, each of Borrower and Operating Lessee shall comply with all terms and provisions of such Permitted Equipment Leases.  Any security interest arising from the Permitted Equipment Leases shall be limited solely to the collateral leased therein.

4.1.22              Franchise Agreement.

(a)                                 Subject to the last sentence of this Section 4.1.22(a), each of Borrower and Operating Lessee shall (i) cause the hotel located on each Individual Property being operated under a Franchise Agreement to be operated pursuant to the applicable Franchise Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Franchise Agreement and do all things reasonably necessary to preserve and to keep unimpaired its material rights thereunder; (iii) promptly notify Lender of any default under the Franchise Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each material financial statement, material business plan, material capital expenditures plan, material notice, material report and material estimate received by it under the Franchise Agreement (including, without limitation, notices of default, notices concerning any of the trademarks licensed under the Franchise Agreement and notices requiring Borrower to perform any repairs, alterations, improvements or remodeling to the applicable Individual Property); (v) promptly enforce in a commercially reasonable manner the performance and observance of all of the material covenants required to be performed and observed by the Franchisor under the Franchise Agreement; and (vi) use commercially reasonable efforts to deliver any franchisor comfort letters reasonably requested by Lender in form and substance reasonably acceptable to Lender pursuant to Section 4.1.8(d) hereof.  In addition, neither Borrower nor Operating Lessee shall, without Lender’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, (A) except as expressly permitted pursuant to the terms hereof, surrender, terminate or cancel the Franchise Agreement or reject the Franchise Agreement in a proceedings under Creditor’s Rights Laws; (B) reduce or consent to the reduction of the term of the Franchise Agreement if the same would have a Material Adverse Effect; (C) increase or consent to the increase of the amount of any charges under the Franchise Agreement if the same would have a Material Adverse Effect; (D) otherwise materially and adversely modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Franchise Agreement if the same would have a Material Adverse Effect; or (E) subject to the last sentence of this Section 4.1.22(a), suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Franchise Agreement if such default permits Franchisor to terminate or cancel the Franchise Agreement.  Notwithstanding the foregoing and provided no Event of Default has occurred and is continuing, Borrower shall have the right to, without Lender’s consent, (i) terminate, or accept the termination by Franchisor of, the Franchise Agreement and enter into a Replacement Franchise Agreement or a Replacement Brand Management Agreement with a Qualified Brand Manager in accordance with the terms hereof, provided that, (A) within sixty (60) days of such termination such Borrower or Operating Lessee enters into a Replacement Franchise Agreement with a Qualified Franchisor or a Replacement Brand Management Agreement with a Qualified Brand Manager and (B) all other Individual Properties (other than the one for which such Franchise Agreement is terminated) are then subject to a Franchise Agreement or Brand Management Agreement that is in full force and effect, (ii) extend the Franchise Agreement with Franchisor on the same terms as the existing Franchise Agreement or such other terms and conditions pursuant to a Replacement Franchise Agreement with such Franchisor, and (iii) enter into a Replacement Franchise Agreement pursuant to the terms of Section 4.1.26(a) of this Agreement.  Notwithstanding anything in this Agreement to the contrary, a default under the Franchise Agreement shall not be a Default or Event of Default, so long as (a) Borrower shall diligently be pursuing cure of such default under the Franchise Agreement in accordance with the Franchise Agreement or other conditions granted by Franchisor and in a manner satisfactory to Lender, (b) Borrower or Operating Lessee terminates or accepts a termination of the Franchise Agreement on account of such default and enters into a Replacement Franchise Agreement or Replacement Brand Management Agreement within sixty (60) days of such termination, as provided herein, or (c) Borrower shall obtain an Individual Property Release of the Individual Property to which such Franchise Agreement default relates pursuant to Section 2.7 of this Agreement.

(b)                                 Except as provided for in Sections 4.1.22(a) and 4.1.26(a), neither Borrower nor Operating Lessee shall enter into any franchise or similar agreement other than the Franchise Agreement or renew the Franchise Agreement, in each case, without the prior written consent of Lender, which consent may be withheld in Lender’s reasonable discretion and may, at Lender’s option, be conditioned upon, among other things, Lender’s receipt of a Rating Agency Confirmation. In the event that the Franchise Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent (if any) to any termination or modification of the Franchise Agreement in accordance with the terms and provisions of this Agreement), Borrower and/or Operating Lessee shall, within sixty (60) days following such expiration or termination, enter into a Replacement Franchise Agreement with Franchisor or another Qualified Franchisor, as applicable, or a Replacement Brand Management Agreement with a Qualified Brand Manager.  Without limitation of the foregoing, any renewal or replacement of the Franchise Agreement shall be with a Qualified Franchisor pursuant to a Replacement Franchise Agreement or, with respect to a Replacement Brand Management Agreement, with a Qualified Brand Manager pursuant to a Replacement Brand Management Agreement.

(c)                                  By no later than the earlier of (i) sixty (60) days prior to the then current expiration date of the Franchise Agreement or (ii) the earliest renewal notice period permitted under the Franchise Agreement, Borrower and/or Operating Lessee shall have either (A) applied for renewal of the Franchise Agreement or (B) applied for a Replacement Franchise Agreement for the applicable Individual Property with a Qualified Franchisor or a Replacement Brand Management Agreement for the applicable Individual Property with a Qualified Brand Manager.

(d)                                 Borrower and/or Operating Lessee shall provide Lender with no less than thirty (30) days prior written notice (such notice date, the “Franchise Notice Date”) of any renewal or replacement of the Franchise Agreement or any Replacement Franchise Agreement (the “Franchise Replacement”).  On or prior to the Franchise Notice Date, Borrower shall provide, or shall cause Operating Lessee to provide, Lender a draft of the proposed replacement or renewal franchise agreement and all documentation and information related thereto (including, without limitation, any applicable PIP requirements).  In connection with the foregoing, Lender shall have the right, at the sole cost and expense of Borrower, to engage third party consultant(s) to review and approve each of the foregoing (to the extent Lender has approval rights with respect to the same).  The terms and conditions of this subsection (d) shall not be deemed to limit the other terms and conditions hereof or of the other Loan Documents.

(e)                                  Borrower shall provide, or shall cause Operating Lessee to provide, Lender prior written notice of any new PIP (the “New PIP”) required in connection with the Franchise Agreement (including, without limitation, any Replacement Franchise Agreement).  To the extent Borrower has an approval right over the New PIP, Borrower shall not agree to any New PIP without Lender’s prior written consent thereto (which such consent may be conditioned upon, among other things, Lender’s engagement, at the sole cost and expense of Borrower, of third party consultant(s) to review and approve the New PIP).  Prior to the effective date that any New PIP is imposed under the Franchise Agreement, Borrower shall deposit an amount equal to one hundred ten percent (110%) of the budgeted expenditures for such New PIP for the then current fiscal year as estimated by Borrower and approved by Lender and that is not already reserved or scheduled to be reserved by Lender (the “PIP Deposit Amount”), with such amount to be held in an account with Lender and shall be deemed an “Account” (as defined in the Cash Management Agreement) hereunder. The PIP Deposit Amount shall be deemed PIP Reserve Funds and the work required under the New PIP shall be deemed PIP Work. Borrower shall be required to deposit any PIP Reserve True-Up in connection with such New PIP pursuant to the terms of Section 6.7.1 hereof. Furthermore, Lender shall distribute such amounts in accordance with the terms of Section 6.7.2 hereof. Notwithstanding anything herein to the contrary, Borrower is hereby permitted to cause Franchisor to amend the scope and timing of any PIP without Lender’s consent, provided that, (i) such adjustment does not cause any increase in costs that are not already deposited in reserves with Lender for the then current fiscal year or (ii) if such adjustment does cause any increase in costs that are not already deposited in escrow with Lender for the then current fiscal year, Borrower shall deposit the amount of such increased costs with Lender pursuant to the terms of this Section 4.1.22(e).  Furthermore, notwithstanding the foregoing or anything herein to the contrary, in the event that (i) Borrower is required to deposit the PIP Deposit Amount pursuant to this Section 4.1.22(e) in connection with an Individual Property, (ii) all or any portion of the work required to be completed under the New PIP is the same as the standard, regularly scheduled FF&E Expenditures for such Individual Property, as determined by Lender in its reasonable discretion (the “Overlapping Franchisor PIP Work”), and (iii) there are FF&E Expenditure Funds (and/or amounts in reserve with any Brand Manager for FF&E Expenditures) sufficient to pay for the cost of such Overlapping Franchisor PIP Work (the “FF&E Balance Credit”), then the “PIP Deposit Amount” shall mean the positive difference between (i) the PIP Deposit Amount (as defined above) and (ii) the FF&E Balance Credit.

(f)                                   Borrower shall complete and pay for in full any PIP in a good, workmanlike and lien free manner within the time-frame set forth in the PIP (the scope or timing of which may be amended from time to time by or with the written approval or consent of Franchisor, which written approval or consent shall be delivered to Lender).  To the extent that Operating Lessee fails to perform any obligation under the Franchise Agreement and is not diligently pursuing to cure such failure, as determined by Lender, in Lender’s reasonable discretion (including, without limitation, any obligation to perform any PIP), Borrower hereby grants Lender the right, as Borrower’s and/or Operating Lessee’s attorney-in-fact (which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest), to perform any such obligation and, if required, to enter the Property in order to perform the same after prior written notice to Borrower pursuant to which Borrower fails to take such action.  The aforesaid right of Lender shall be exercisable by Lender at Lender’s option and in Lender’s sole discretion.  Any exercise by Lender of the aforesaid right shall be deemed exercised in accordance with the applicable terms and conditions hereof and of the other Loan Documents.  Nothing in this Section 4.1.22(f) shall (i) make Lender responsible for making or completing any PIP; (ii) require Lender to expend funds in addition to the PIP Deposit Amount to complete any PIP; (iii) obligate Lender to proceed with the PIP; or (iv) obligate Lender to demand from Borrower additional sums to complete any PIP.

(g)                                  Following the occurrence and during the continuance of an Event of Default, neither Borrower nor Operating Lessee shall exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Franchise Agreement without the prior consent of Lender, which consent may be withheld in Lender’s sole discretion.

(h)                                 Notwithstanding anything to the contrary contained herein, to the extent Lender’s prior approval is required for any matters relating to the Franchise Agreement set forth in this Section 4.1.22, Lender shall have ten (10) Business Days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the request must be marked “PRIORITY”.  In the event that Lender fails to respond to the Franchise Agreement matter in question within such time, Lender’s approval shall be deemed given for all purposes.  Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender.  No consent, review, processing, administrative or similar fee shall be due in connection with any such approval request.

4.1.23              Operating Lease.  Borrower and Operating Lessee shall not amend or modify the Operating Lease in any manner that would reasonably be expected to have a Material

Adverse Effect without the prior written consent of Lender.  Additionally, for so long as Lender and/or Manager are reserving amounts for FF&E and/or any PIP Work, Borrower shall not require Operating Lessee to maintain the Capital Expenditure Reserve (as defined in the Operating Lease).  Notwithstanding the foregoing or anything contained herein to the contrary, Borrower and Operating Lessee shall have the right to (i) terminate the Operating Lease at any time during the term of the Loan or (ii) elect not to extend the term of any Operating Lease at the expiration thereof (each of the foregoing, an “Operating Lease Termination”); provided that, such Operating Lease Termination does not cause a breach of any representations, warranties, and/or covenants contained in this Agreement and the other Loan Documents to the extent such representations, warranties and/or covenants do not apply to the status of the Operating Lease.  In connection with the Operating Lease Termination, Borrower and Operating Lessee shall (at Borrower’s sole cost and expense) (a) provide evidence reasonably satisfactory to Lender of (i) the transfer of the Franchise Agreement and/or the Management Agreement, as applicable, to Borrower, (ii) the transfer of all licenses and permits to Borrower, (iii) the transfer to Borrower of all other documents and instruments required for the operation and maintenance of the Property, (b) execute any amendments to the Loan Documents as Lender may reasonably require and (c) deliver any other documents relating to the Operating Lease Modification, as may reasonably be required by Lender ((a), (b) and (c), collectively, the “Operating Lease Termination Documents”).  Upon the delivery of the Operating Lease Termination Documents, Operating Lessee shall be released from all obligations under the Loan Documents.  Notwithstanding the foregoing or anything herein to the contrary, upon the expiration of the term of any Operating Lease, Borrower and Operating Lessee shall have the right, without the prior written consent of Lender to extend the term of such Operating Lease for a period of five (5) years, provided that, such extension contains the same material terms and conditions set forth in such Operating Lease, except for a modification of the rent which shall be “market rent” in accordance with REIT rules requirements, which “market rent” shall be evidenced by delivery to Lender of a transfer pricing report prepared by an independent national accounting firm.  Borrower and Operating Lessee shall notify and deliver a copy of any extension to Lender within five (5) days of execution.

Notwithstanding anything to the contrary contained herein, to the extent Lender’s prior approval is required for any matters relating to the Operating Lease set forth in this Section 4.1.23, Lender shall have ten (10) Business Days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the request must be marked “PRIORITY”.  In the event that Lender fails to respond to the matter in question within such time, Lender’s approval shall be deemed given for all purposes.  Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender.  No consent, review, processing, administrative or similar fee shall be due in connection with any such approval request.

4.1.24              [Intentionally Omitted].

4.1.25              [Intentionally Omitted].

4.1.26              Management Agreement.

(a)                                 Subject to the last three (3) sentences in this Section 4.1.26(a), each of Borrower and Operating Lessee shall (i) cause the hotel located on each Individual Property to be operated pursuant to the applicable Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things reasonably necessary to preserve and to keep unimpaired its material rights thereunder; (iii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each material financial statement, material business plan, material capital expenditures plan, material notice, material report and material estimate received by it under the Management Agreement (including, without limitation, notices of default, notices concerning any of the trademarks licensed under any Management Agreement and notices requiring Borrower to perform any repairs, alterations, improvements or remodeling to the applicable Individual Property); (v) promptly enforce in a commercially reasonable manner the performance and observance of all of the material covenants required to be performed and observed by the Manager under the Management Agreement; and (vi) use commercially reasonable efforts to deliver any brand manager comfort letters or estoppels reasonably requested by Lender in form and substance reasonably acceptable to Lender pursuant to Section 4.1.8(d) hereof.  In addition, neither Borrower nor Operating Lessee shall, without Lender’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, (A) except as expressly permitted pursuant to the terms hereof, surrender, terminate or cancel the Management Agreement or reject the Management Agreement in a proceeding under Creditor’s Rights Laws; (B) reduce or consent to the reduction of the term of the Management Agreement if the same would have a Material Adverse Effect; (C) increase or consent to the increase of the amount of any charges under the Management Agreement if the same would have a Material Adverse Effect; (D) otherwise materially and adversely modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement; or (E) subject to the last sentence in this Section 4.1.26(a), suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement if such default permits Manager to terminate or cancel the Management Agreement.  Notwithstanding the foregoing and provided no Event of Default has occurred and is continuing, Borrower shall have the right to, without Lender’s consent, terminate or accept a termination of a Management Agreement and enter into a Replacement Brand Management Agreement or a Replacement Franchise Agreement (unless a Franchise Agreement already exists) and a Replacement Management Agreement with a Qualified Manager, as applicable, in accordance with the terms hereof, provided that, (A) within sixty (60) days of such termination such Borrower or Operating Lessee (x) enters into a Replacement Brand Management Agreement with a Qualified Brand Manager or (y) enters into both (I) a Replacement Management Agreement with a Qualified Manager and (II) a Replacement Franchise Agreement with a Qualified Franchisor, and (B) all other Individual Properties (other than the one for which a Brand Management Agreement is terminated) are then subject to a Franchise Agreement or Brand Management Agreement that is in full force and effect).  Notwithstanding anything in this Agreement to the contrary, a default under a Management Agreement shall not be a Default or Event of Default, so long as (a) Borrower shall diligently be pursuing cure of such default under the Management Agreement in accordance with the Management Agreement or other conditions granted by Manager and in a manner satisfactory to Lender, (b) Borrower or Operating Lessee terminates or accepts a termination of the Management Agreement on account of such default and enters into a Replacement Brand Management Agreement or Replacement Franchise Agreement and a Replacement Management Agreement with a Qualified Manager within sixty (60) days of such termination, as provided herein, or (c) Borrower shall obtain an Individual Property Release of the Individual Property to which such Management Agreement default relates pursuant to Section 2.7 of this Agreement. For the avoidance of doubt, and subject to (i) the Cash Management Agreement, (ii) the last sentence of Section 4.1.26(b) hereof and (iii) Section 4.1.26(d) hereof, Borrower shall have the right at any time and without Lender’s consent, so long as there is not a continuing Event of Default, to replace any Management Agreement with a Replacement Brand Management Agreement with a Brand Manager including, without limitation, the rebranding of the Philadelphia Property and/or the San Francisco Property to an Autograph Collection hotel.

(b)                                 Except as provided for in Sections 4.1.22(a) and 4.1.26(a), neither Borrower nor Operating Lessee shall enter into any brand management or similar agreement other than the Brand Management Agreement or renew the Brand Management Agreement, in each case, without the prior written consent of Lender, which consent may be withheld in Lender’s reasonable discretion and may, at Lender’s option, be conditioned upon, among other things, Lender’s receipt of a Rating Agency Confirmation.  In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent (if any) to any termination or modification of the Brand Management Agreement, if any, in accordance with the terms and provisions of this Agreement), Borrower and/or Operating Lessee shall, within sixty (60) days following such expiration or termination, (i) enter into a Replacement Brand Management Agreement with a Qualified Brand Manager, or (ii) enter into a Management Agreement with a Qualified Manager and a Replacement Franchise Agreement (unless a Franchise Agreement already exists) with a Qualified Franchisor. Without limitation of the foregoing, any renewal or replacement of a Brand Management Agreement shall be with a Qualified Brand Manager pursuant to a Replacement Brand Management Agreement or, with respect to a replacement, with a Qualified Manager pursuant to a Replacement Management Agreement and with a Qualified Franchisor pursuant to a Replacement Franchise Agreement.  Furthermore, at any time that Borrower enters into a Management Agreement pursuant to the terms of this Agreement, as a condition precedent thereto, Borrower shall enter into and shall cause the Manager to enter into an assignment and subordination agreement with Lender in form and substance reasonably acceptable to Lender.

(c)                                  By no later than the earlier of (i) sixty (60) days prior to the then current expiration date of a Management Agreement or (ii) the earliest renewal notice period permitted under a Management Agreement, Borrower and/or Operating Lessee shall have either (A) applied for renewal of the Management Agreement or (B) applied for a Replacement Management Agreement for the applicable Individual Property with a Qualified Manager and, unless a Franchise Agreement already exists, a Replacement Franchise Agreement for the applicable Individual Property with a Qualified Franchisor.

(d)                                 Borrower and/or Operating Lessee shall provide Lender with no less than thirty (30) days prior written notice (such notice date, the “Brand Management Notice Date”) of any renewal or replacement of the Brand Management Agreement or any Replacement Brand Management Agreement (the “Brand Management Replacement”).  On or prior to the Brand Management Notice Date, Borrower shall provide, or shall cause Operating Lessee to provide, Lender a draft of the proposed replacement or renewal brand management agreement and all documentation and information related thereto (including, without limitation, any applicable PIP requirements).  In connection with the foregoing, Lender shall have the right, at the sole cost and expense of Borrower, to engage third party consultant(s) to review and approve each of the foregoing (to the extent Lender has approval rights with respect to same).  The terms and conditions of this subsection (d) shall not be deemed to limit the other terms and conditions hereof or of the other Loan Documents.

(e)                                  Borrower shall provide, or shall cause Operating Lessee to provide, Lender prior written notice of any new PIP (the “New Brand Manager PIP”) required in connection with the Brand Management Agreement (including, without limitation, any Brand Management Replacement).  To the extent Borrower has an approval right over the New Brand Manager PIP, Borrower shall not agree to any New Brand Manager PIP without Lender’s prior written consent thereto (which such consent may be conditioned upon, among other things, Lender’s engagement, at the sole cost and expense of Borrower, of third party consultant(s) to review and approve the New Brand Manager PIP).  Prior to the effective date that any New Brand Manager PIP is imposed under the Brand Management Agreement, Borrower shall deposit an amount equal to one hundred ten percent 110%) of the budgeted expenditures for such New Brand Manager PIP for the then current fiscal year as estimated by Borrower and approved by Lender and that is not already reserved or scheduled to be reserved by Lender or Brand Manager (the “Brand Manager PIP Deposit Amount”), with such amount to be held in an interest-bearing account with Lender and shall be deemed an “Account” (as defined in the Cash Management Agreement) hereunder.  The Brand Manager PIP Deposit Amount shall be deemed PIP Reserve Funds and the work required under the New Brand Manager PIP shall be deemed PIP Work. Borrower shall be required to deposit any PIP Reserve True-Up in connection with such New Brand Manager PIP pursuant to the terms of Section 6.7.1 hereof. Furthermore, Lender shall distribute such amounts in accordance with the terms of Section 6.7.2 hereof. Notwithstanding anything herein to the contrary, Borrower is hereby permitted to cause Brand Manager to amend the scope and timing of any PIP without Lender’s consent, provided that, (i) such adjustment does not cause any increase in costs that are not already deposited in escrow with Lender for the then current fiscal year or (ii) if such adjustment does cause any increase in costs that are not already deposited in escrow with Lender for the then current fiscal year, Borrower shall deposit the amount of such increased costs with Lender pursuant to the terms of this Section 4.1.26(e).  Furthermore, notwithstanding the foregoing or anything herein to the contrary, in the event that (i) Borrower is required to deposit the Brand Manager PIP Deposit Amount pursuant to this Section 4.1.26(e) in connection with an Individual Property, (ii) all or any portion of the work required to be completed under the New Brand Manager PIP is the same as the standard, regularly scheduled FF&E Expenditures for the applicable Individual Property, as determined by Lender in its reasonable discretion (the “Overlapping Brand Manager PIP Work”), and (iii) there are FF&E Expenditure Funds (and/or amounts in reserve with any Brand Manager for FF&E Expenditures) sufficient to cover cost of such Overlapping Brand Manager

PIP Work (the “Brand Manager FF&E Balance Credit”), then the “Brand Manager PIP Deposit Amount” shall mean the positive difference between (i) the Brand Manager PIP Deposit Amount (as defined above) and (ii) the Brand Manager FF&E Balance Credit.

(f)                                   Borrower shall complete and pay for in full any PIP in a good, workmanlike and lien free manner within the time-frame set forth in the PIP (the scope or timing of which may be amended from time to time by or with the written approval or consent of Brand Manager, which written approval or consent shall be delivered to Lender). To the extent that Operating Lessee fails to perform any obligation under the Brand Management Agreement, and is not diligently pursuing to cure such failure (including, without limitation, any obligation to perform any PIP), Borrower hereby grants Lender the right, as Borrower’s and/or Operating Lessee’s attorney-in-fact (which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest), to perform any such obligation and, if required, to enter the Property in order to perform the same after prior written notice to Borrower pursuant to which Borrower fails to take such action.  The aforesaid right of Lender shall be exercisable by Lender at Lender’s option and in Lender’s sole discretion.  Any exercise by Lender of the aforesaid right shall be deemed exercised in accordance with the applicable terms and conditions hereof and of the other Loan Documents. Nothing in this Section 4.1.26(f) shall (i) make Lender responsible for making or completing any PIP; (ii) require Lender to expend funds in addition to the Brand Manager PIP Deposit Amount to complete any PIP; (iii) obligate Lender to proceed with the PIP; or (iv) obligate Lender to demand from Borrower additional sums to complete any PIP.

(g)                                  Lender shall have the right, (i) following the acceleration of the Debt following occurrence of an Event of Default with respect to a Management Agreement that is not a Brand Management Agreement, and (ii) following an event of default by Manager under any Management Agreement, after the expiration of all applicable notice and cure periods thereunder, pursuant to and in accordance with the terms of any Assignment of Brand Management Agreement or Assignment of Management Agreement, as applicable, to require Operating Lessee to replace the Manager with a Qualified Manager.

(h)                                 Following the occurrence and during the continuance of an Event of Default, neither Borrower nor Operating Lessee shall exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Brand Management Agreement without the prior consent of Lender, which consent may be withheld in Lender’s sole discretion.

(i)                                     Notwithstanding anything to the contrary contained herein, to the extent Lender’s prior approval is required for any matters relating to the Brand Management Agreement set forth in this Section 4.1.26, Lender shall have ten (10) Business Days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the request must be marked “PRIORITY”.  In the event that Lender fails to respond to the Brand Management Agreement matter in question within such time, Lender’s approval shall be deemed given for all purposes.  Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender.  No consent, review, processing, administrative or similar fee shall be due in connection with any such approval request.

4.1.27              Incentive Documents.  Borrower shall (a) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under any Incentive Documents, including, without limitation; (b) promptly notify Lender of any material default under any Incentive Documents of which it is aware; (c) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under any Incentive Documents in a commercially reasonable manner; (d) cause the Property to be operated, in all material respects, in accordance with any applicable Incentive Documents; (e) not, without the prior written consent of Lender, (i) surrender, terminate, cancel or allow to lapse any of the Incentives or Incentive Documents prior to their stated expiration or maturity dates, or (ii) reduce or consent to the reduction of the term of any Incentive or Incentive Document.

Section 4.2                                   Borrower Negative Covenants.  Borrower covenants and agrees with Lender that:

4.2.1                     Due on Sale and Encumbrance; Transfers of Interests.

(a)                                 Without the prior written consent of Lender or unless otherwise expressly permitted pursuant to this Agreement, neither Borrower nor Operating Lessee nor any other Person having a direct or indirect ownership or beneficial interest in Borrower and/or Operating Lessee shall sell, convey, mortgage, grant, bargain, encumber, pledge, Lien, assign or transfer any interest, direct or indirect, in a Restricted Party, the Property or any part thereof, whether voluntarily or involuntarily, in violation of the covenants and conditions set forth in the Security Instrument and this Agreement (collectively, “Prohibited Transfer”).

(b)                                 Unless otherwise expressly permitted pursuant to this Agreement, a Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower and/or Operating Lessee leasing all or a substantial part of the Property (other than the Operating Lease) for other than actual occupancy by a Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s and/or Operating Lessee’s right, title and interest in and to any (A) Leases or any Rents or (B) REAs; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; (vii) any action for partition of the Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by Borrower or by any other person or entity, pursuant to any contractual agreement or other instrument or under applicable law (including, without limitation, common law); and/or (viii) the entering into of a PACE Transaction; provided, however, Prohibited Transfers shall not include (A) Permitted Encumbrances, (B) Permitted Equipment Leases, (C) transfers of worn out or obsolete FF&E that are replaced with property of equivalent value and functionality in the ordinary course of the operation of the Property, (D) any Property Sale effectuated in accordance with the terms of Section 8.1 hereof, or (E) any Permitted Equity Transfer effectuated in accordance with the terms of Section 8.2 hereof.

(c)                                  Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (i) a modification of the terms hereof and an assumption of this Agreement and the other Loan Documents as so modified by the proposed Prohibited Transfer, (ii) payment of a transfer fee of 1% of outstanding principal balance of the Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (iii) if required by Lender, receipt of a Rating Agency Confirmation with respect to the Prohibited Transfer, (iv) the proposed transferee’s continued compliance with the covenants set forth in this Agreement, including, without limitation, the covenants in Sections 3.1.24 and 4.2.11 hereof, (v) if such transfer results in any Person owning in excess of forty-nine percent (49%) of the direct or indirect interests in Borrower, Operating Lessee or any SPC Party that did not own the same immediately prior to such Prohibited Transfer, receipt of a New Non-Consolidation Opinion with respect to the Prohibited Transfer, (vi) the ability of the transferee to satisfy Lender’s then current underwriting standards, (vii) an opinion satisfactory to Lender that the Prohibited Transaction will not cause an Adverse REMIC Event and/or (viii) such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender.  All reasonable expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer.  Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer without Lender’s consent.  This provision shall apply to every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.

4.2.2                     [Intentionally Omitted].

4.2.3                     Dissolution.  Neither Borrower nor Operating Lessee shall (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property and activities incidental thereto, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower and/or Operating Lessee except to the extent expressly permitted by the Loan Documents, or (iv) cause, permit or suffer any SPC Party to (A) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which such SPC Party would be dissolved, wound up or liquidated in whole or in part, or (B) materially amend, materially modify, waive or terminate the certificate of incorporation or bylaws of such SPC Party, in each case without obtaining the prior consent of Lender.

4.2.4                     Change in Business.  Neither Borrower nor Operating Lessee shall enter into any line of business other than the ownership and operation of the Property.

4.2.5                     [Intentionally Omitted].

4.2.6                     Distributions.  Each of Borrower and Operating Lessee agrees that there shall be no distributions to any of its direct or indirect owners (legal or beneficial) until Borrower satisfies all of its then current due and payable obligations hereunder and under the other Loan Documents, including without limitation, Borrower’s obligation to pay Debt Service, deposits into Reserve Funds, maintenance costs, and Operating Expenses.

4.2.7                     Zoning.  Neither Borrower nor Operating Lessee shall initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

4.2.8                     [Intentionally Omitted].

4.2.9                     No Joint Assessment.  Neither Borrower nor Operating Lessee shall suffer, permit or initiate the joint assessment of any Individual Property (i) with any other real property constituting a tax lot separate from such Individual Property, and (ii) with any portion of any Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to any Individual Property.

4.2.10              Principal Place of Business.  Neither Borrower nor Operating Lessee shall (i) change its principal place of business or name from the address and name set forth in the introductory paragraph hereof without, in each instance, (A) without first giving Lender thirty (30) days’ prior notice and (B) taking all action required by Lender for the purpose of perfecting or protecting the Lien and security interest of Lender created pursuant to this Agreement and the other Loan Documents or (ii) change its organizational structure in any manner that is not permitted by the Loan Documents without (A) obtaining the prior written consent of Lender and (B) taking all action required by Lender for the purpose of perfecting or protecting the Lien and security interest of Lender created pursuant to this Agreement and the other Loan Documents.

4.2.11              ERISA.

(a)                                 Neither Borrower nor Operating Lessee shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(b)                                 Borrower and/or Operating Lessee, as applicable, shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower and/or Operating Lessee, as applicable, is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) Borrower and/or Operating Lessee, as applicable, is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (C) one or more of the following circumstances is true:

(i)                                     Equity interests in Borrower and/or Operating Lessee, as applicable, are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii)                                  Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower and Operating Lessee are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2), as modified by ERISA Section 3(42), disregarding the value of any equity interests in Borrower and/or Operating Lessee, as applicable, held by (I) a person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of Borrower and/or Operating Lessee, as applicable, (II) any person who provides investment advice for a fee (direct or indirect) with respect to the assets of Borrower and/or Operating Lessee, or (III) any affiliate of a person described in the immediately preceding clause (I) or (II);

(iii)                               Borrower and/or Operating Lessee, as applicable, qualify as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e); or

(iv)                              The assets of Borrower and/or Operating Lessee, as applicable, are not otherwise “plan assets” of one or more “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, within the meaning of 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA.

ARTICLE V.

INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1                                   Insurance.

5.1.1                     Insurance Policies.

(a)                                 Each Borrower shall obtain and maintain, or cause to be maintained, insurance for each Borrower and each Individual Property providing at least the following coverages:

(i)                                     comprehensive all risk “special form” insurance including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) written on a no co-insurance form; (C) providing for no deductible in excess of $250,000.00 (except for deductibles for windstorm, flood, and earthquake coverage, which deductibles may be up to five percent (5%) of the total insurable value of the Property set forth in the Policy); (D) Borrower may elect to utilize an “all risk” deductible of $500,000.00 per occurrence (excluding named storm, earthquake and flood wherein such deductibles may not exceed 5%), provided that Borrower has a stop limit (aggregate cap) in place to prevent the annual aggregate from exceeding $2,500,000.00; and (E) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the full Replacement Cost, and coverage for demolition costs and coverage for increased costs of construction in amounts acceptable to Lender.  In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended (the “Flood Insurance Acts”), plus such greater amount as Lender shall reasonably require, and (z) earthquake insurance in amounts and in form and substance mutually agreeable to Lender and Borrower in the event the Property is located in an area with a high degree of seismic activity; provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii)                                  business income or rental loss insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) in an amount equal to one hundred percent (100%) of the projected gross earnings from the operation of the Property for the full period of said restoration (as reduced to reflect expenses not incurred during a period of Restoration); and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.  The amount of such business income or rental loss insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross revenues from the Property for the succeeding twelve (12) month period.  All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iii)                               at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the applicable Individual

Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance, otherwise known as Owner Contractor’s Protective Liability, covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy, and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(iv)                              comprehensive boiler and machinery insurance, if steam boilers or other pressure-fixed vessels are in operation, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(v)                                 commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the applicable Individual Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than $2,000,000.00 in the aggregate and $1,000,000.00 per occurrence, providing for no deductible in excess of $250,000 without prior written consent of the Lender; and (B) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) blanket contractual liability for all insured contracts;

(vi)                              if applicable, automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00);

(vii)                           if applicable, worker’s compensation and employee’s liability subject to the worker’s compensation laws of the State in which the applicable Individual Property is located;

(viii)                        umbrella and excess liability insurance in an amount not less than $100,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (v) above, including, but not limited to, supplemental coverage for liquor liability, employer’s liability and automobile liability, which umbrella liability coverage shall apply in excess of the liquor liability, employer’s liability and automobile liability coverage required herein;

(ix)                              the insurance required under Sections 5.1.1(a)(i), (ii), (v) and (viii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 5.1.1(a)(i), (ii), (v) and (viii) above at all times during the term of the Loan, provided that, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute as may be enacted (TRIPRA) is no longer in effect, Borrower shall obtain terrorism coverage throughout the term of the loan as required by the preceding sentence; however, Borrower shall obtain the maximum amount of such coverage as is available for the

Terrorism Premium Cap. “Terrorism Premium Cap” shall mean an amount equal to the greater of (1) $0.10 per $100 of insurable value of the Property and (2) two (2) times the then-current insurance premiums for a “Special Causes of Loss” or “All Risk” Policy (including business income/rental loss) insuring only the applicable Individual Property on a stand-alone basis at the time the terrorism coverage is excluded;

(x)                                 liquor liability containing minimum limits per occurrence of $1,000,000;

(xi)                              upon sixty (60) days’ written notice, such other reasonable insurance, including, but not limited to, sinkhole or land subsidence insurance, and in such reasonable amounts as Lender and Borrower from time to time may agree are reasonable insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the applicable Individual Property is located; and

(xii)                           such insurance as may be required pursuant to the Ground Lease, the Franchise Agreement and/or the Brand Management Agreement, as applicable.

(b)                                 All insurance provided for in Section (a) hereof, shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds.  The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of (a) “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” (or its equivalent) or better by S&P and Moody’s, if Moody’s is rating the Securities and rates the insurance company; or (b) a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with carriers having such ratings and the balance of the coverage is, in each case, with insurers having a rating by S&P of not lower than “BBB” and “Baa2” by Moody’s, if Moody’s is rating the Securities and rates the insurance companies and by A.M. Best not lower than “A:X”.  Notwithstanding the foregoing, so long as the Brand Manager on the date hereof is providing the insurance for the coverage set forth in Section 7.1(a)(viii) hereof, Ironshore Europe Ltd., which currently has a rating of “A:XIV” by A.M. Best, shall be deemed an acceptable insurer in its current position and participation amounts under the umbrella liability Policy, provided that, the A.M. Best rating of such carrier is not withdrawn or downgraded below the rating such carrier has on the date hereof.  The Policies described in Section 5.1 hereof (other than those strictly limited to liability protection) shall designate Lender as loss payee and mortgagee; however, for any loss with an expected value less than $1,500,000 Borrower shall be permitted to adjust the loss and receive insurers payments direct, and Lender shall be notified of any loss with an value expected to exceed $1,000,000.

(c)                                  On or prior to the inception of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies shall be furnished to Lender, to be followed by complete copies of the Policies upon request (except that, for so long Marriott is the Manager and is providing coverage under the Marriott master insurance program, Borrower shall submit to Lender certificates of insurance and other standard evidence as provided by Marriott).  Within forty five (45) days following inception of the Policies, or such earlier date on which the

Insurance Premiums are due and payable, Borrower shall provide satisfactory evidence of payment of premiums (the “Insurance Premiums”) as required or requested by Lender.  Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.

(d)                                 Any blanket insurance Policy shall specifically allocate to any Individual Property the amount of coverage from time to time required hereunder or shall otherwise provide the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of Section 5.1.1(a) hereof.

(e)                                  All Policies provided for or contemplated by Section 5.1.1(a) above, shall name Borrower as a named insured (provided that Borrower may be an additional insured for so long as coverage is provided under the Marriott master insurance program) and, in the case of liability policies, except for the Policy referenced in Section 5.1.1(a)(v) and (vi) of this Agreement, shall name Lender as its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property policies, including but not limited to terrorism, boiler and machinery, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(f)                                   All property Policies shall contain clauses or endorsements to the effect that:

(i)                                     no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or foreclosure or similar action, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)                                  the Policy shall not be canceled and, if commercially available, materially changed (other than to increase the coverage provided thereby) without at least thirty (30) days’ written notice to Lender, except ten (10) days’ notice for non-payment of premium;

(iii)                               Borrower shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

(iv)                              Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(g)                                  If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate after ten (10) days’ notice to Borrower if prior to the date upon which any such coverage will lapse or at any time Lender deems necessary (regardless of prior notice to Borrower) to avoid the lapse of any such coverage.  All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Security Instrument and shall bear interest at the Default Rate.

(h)                                 Prior to closing, Lender shall determine the Replacement Cost and the business income/rental loss values (the “BI Values”).  At each renewal and subject to Lender’s reasonable approval, Borrower shall annually determine a fair and reasonable total insurable value (“TIV”) for each asset insured and report said TIVs to insurance carriers or panel of insurers.  The TIV shall be defined as the total of (1) the Full Replacement Cost of the applicable Individual Property and (2) a BI Value of twelve (12) months.  Said BI Values shall be calculated annually using the most recent annual operating profit and loss statements by an independent third party; provided, that, in no event shall the limit available for the applicable Individual Property be less than an amount equal to the Full Replacement Cost of the applicable Individual Property plus eighteen (18) months of BI Values.

(i)                                     Critical high hazard earthquake coverage (California & Pacific Northwest) replacement costs shall be calculated as referenced in Section 5.1.1(a) above.  Borrower, through an independent third party qualified to perform such risk analysis using the most current RMS software, or its equivalent, will annually determine using an aggregate exceedance probability analysis a probable maximum loss (PML) estimate for all assets insured in the portfolio.  The “limits” of high hazard earthquake coverage shall be equal to or exceed the 500 year return period.  All insured assets participate equally in the cost allocation and are equally insured.

Section 5.2                                   Casualty and Condemnation.

5.2.1                     Casualty.  If any Individual Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall promptly commence and diligently prosecute to completion the repair and restoration of such Individual Property as nearly as possible to the condition such Individual Property was in immediately prior to such Casualty (a “Restoration”) and otherwise in accordance with Section 5.3 hereof, it being understood, however, that Borrower shall not be obligated to restore such Individual Property to the precise condition of such Individual Property prior to such Casualty provided such Individual Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty.  Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.  Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower.  In the event of a Casualty where the loss does not exceed Restoration Threshold for such Individual Property, Borrower may settle and adjust such claim; provided that (a) no Event of Default has occurred and is continuing and (b) such adjustment is carried out in a commercially reasonable and timely manner.  In the event of a Casualty where the loss exceeds the Restoration Threshold for such Individual Property or if an Event of Default then exists, Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any such adjustments.  Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

5.2.2                     Condemnation.  Borrower shall give Lender prompt notice of any actual or threatened (pursuant to written notice to Borrower or Operating Lessee) Condemnation by any Governmental Authority of all or any part of any Individual Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings.  Provided no Event of Default has occurred and is continuing, in the event of a Condemnation where the amount of the taking does not exceed the Restoration Threshold with respect to an Individual Property, Borrower may settle and compromise such Condemnation; provided that the same is effected in a commercially reasonable and timely manner.  In the event of a Condemnation where the amount of the taking exceeds the Restoration Threshold for such Individual Property or if an Event of Default then exists, Borrower may settle and compromise the Condemnation only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any litigation and settlement discussions in respect thereof and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation.  Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.  Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note.  If any Individual Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute the Restoration of such Individual Property and otherwise comply with the provisions of Section 5.3 hereof.  If such Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

5.2.3                     Casualty Proceeds.  Notwithstanding the last sentence of Section 5.1.1(a)(iii) above and provided no Event of Default exists hereunder, proceeds received by Lender on account of the business interruption insurance specified in Section 5.1.1(a)(iii) above with respect to any Casualty shall be deposited by Lender directly into the Deposit Account (as defined in the Cash Management Agreement) but (a) only to the extent it reflects a replacement for lost Rents and (b) only to the extent necessary to fully make the disbursements required by Sections 5(b)(i) through (vii) and (ix) of the Cash Management Agreement).  All other such proceeds shall be held by Lender and disbursed in accordance with Section 5.3 hereof.

Section 5.3                                   Delivery of Net Proceeds.

5.3.1                     Minor Casualty or Condemnation.  If a Casualty or Condemnation has occurred to any Individual Property and the Net Proceeds shall be less than the Restoration Threshold for such Individual Property and the costs of completing the Restoration shall be less than the Restoration Threshold for such Individual Property, and provided the conditions set forth in Section 5.3.2(a)(i) through (xi) below have been met, the Net Proceeds will be disbursed by Lender to Borrower.  Promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the Restoration with respect to such Individual Property in accordance with the terms of this Agreement.  If any Net Proceeds are received by

Borrower and may be retained by Borrower pursuant to the terms hereof, such Net Proceeds shall, until completion of the Restoration of the applicable Individual Property, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of Restoration of the applicable Individual Property in accordance with the terms hereof.

5.3.2                     Major Casualty or Condemnation.

(a)                                 If a Casualty or Condemnation has occurred to any Individual Property and the Net Proceeds are equal to or greater than the Restoration Threshold for such Individual Property or the costs of completing the Restoration of the applicable Individual Property is equal to or greater than the Restoration Threshold for such Individual Property, Lender shall make the Net Proceeds available for the Restoration of the applicable Individual Property, provided that each of the following conditions are met:

(i)                                     no Event of Default shall have occurred and be continuing;

(ii)                                  (A) in the event the Net Proceeds are insurance proceeds, less than forty percent (40%) of each of the (i) fair market value of such Individual Property as reasonably determined by Lender and (ii) rentable area of such Individual Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (B) in the event the Net Proceeds are an Award, less than twenty percent (20%) of each of the (i) fair market value of such Individual Property as reasonably determined by Lender, and (ii) rentable area of such Individual Property has been taken, and such land is located along the perimeter or periphery of such Individual Property, and no portion of the Improvements is the subject of the Condemnation;

(iii)                               Borrower shall commence the Restoration of the applicable Individual Property as soon as reasonably practicable (but in no event later than sixty (60) days after the issuance of a building permit with respect thereto) and shall diligently pursue the same to satisfactory completion;

(iv)                              Lender shall be satisfied that any operating deficits at the applicable Individual Property and all payments of principal and interest under the Note will be paid during the period required for Restoration of the applicable Individual Property from (A) the Net Proceeds, (B) business interruption insurance, or (C) other funds of Borrower;

(v)                                 Lender shall be satisfied that the Restoration of the applicable Individual Property will be completed on or before the earliest to occur of (A) the date six (6) months prior to the Maturity Date, (B) the earliest date required for such completion under the terms of any Major Lease, Material Agreement and REA applicable to the applicable Individual Property and under the Ground Lease with respect to the Tampa Property, (C) such time as may be required under applicable Legal Requirements in order to repair and restore such Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable or (D) the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii) hereof;

(vi)                              such Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements and any Major Lease, Franchise Agreement, Brand Management Agreement, Material Agreement, and REA applicable to the applicable Individual Property and the Ground Lease with respect to the Tampa Property;

(vii)                           the Restoration of the applicable Individual Property shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements and the requirements of any Major Lease, Franchise Agreement, Brand Management Agreement, Material Agreement and REA applicable to the applicable Individual Property and the Ground Lease with respect to the Tampa Property;

(viii)                        such Casualty or Condemnation, as applicable, does not result in the loss of access to such Individual Property or the related Improvements;

(ix)                              with respect to each Property subject to a Franchise Agreement, the Franchise Agreement shall remain in full force and effect during and after completion of the Restoration or shall be replaced by a Replacement Franchise Agreement in accordance with the terms of this Agreement upon completion of the Restoration, notwithstanding the occurrence of such Casualty or Condemnation;

(x)                                 with respect to each Property subject to a Brand Management Agreement, the Brand Management Agreement shall remain in full force and effect during and after completion of the Restoration or shall be replaced by a (i) Replacement Brand Management Agreement with a Qualified Brand Manager or (ii) a Replacement Franchise Agreement with a Qualified Franchisor and a replacement Management Agreement with a Qualified Manager, each in accordance with the terms of this Agreement upon completion of the Restoration, notwithstanding the occurrence of such Casualty or Condemnation; and

(xi)                              with respect to a Condemnation, if a Securitization has occurred, Lender shall be satisfied that making the Net Proceeds available for Restoration of the applicable Individual Property shall be permitted pursuant to REMIC Requirements.

(b)                                 The Net Proceeds shall be paid directly to Lender and held by Lender in an interest-bearing Eligible Account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Debt.  The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all requirements set forth in Section 5.3.2(a) hereof have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(c)                                  All plans and specifications required in connection with the Restoration shall be subject to prior approval of Lender and an independent architect selected by Lender (the “Casualty Consultant”).  The plans and specifications shall require that the Restoration of the applicable Individual Property be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements on such Individual Property (provided, however, that in the case of a partial Condemnation, the Restoration of such Individual Property shall be done to the extent reasonably practicable after taking into account the consequences of such partial Condemnation), so that upon completion thereof, such Individual Property shall be at least equal in value and general utility to such Individual Property prior to the damage or destruction; it being understood, however, that Borrower shall not be obligated to restore such Individual Property to the precise condition of such Individual Property prior to such Casualty provided such Individual Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty.  Borrower shall restore all Improvements on such Individual Property such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements and the requirements of the Franchise Agreement, Brand Management Agreement, any Major Lease and the REAs, as applicable to the applicable Individual Property.  The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to the reasonable approval of Lender and the Casualty Consultant.  All customary and reasonable out-of-pocket costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Borrower.

(d)                                 In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage.  The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that Net Proceeds representing 50% of the required Restoration have been disbursed.  There shall be no Casualty Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration.  The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration.  The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2(d) and that all approvals necessary for the re-occupancy and use of such Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that such portion of the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Security Instrument and evidence of payment of any premium payable for such endorsement.  If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(e)                                  Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(f)                                   If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration with respect to such Individual Property, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made.  The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration of such Individual Property on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3.2 shall constitute additional security for the Debt.

(g)                                  The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents.

(h)                                 All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) hereof may be retained and applied by Lender toward the payment of the outstanding principal amount of the Debt.

5.3.3                     REMIC Compliance.  Notwithstanding the foregoing or anything herein to the contrary, if the Loan is included in a REMIC Trust and, after giving effect to any release of any portion of the real property relating to the Property following a Casualty or Condemnation, the Loan would fail to satisfy any REMIC Requirements as the result of such release, then Borrower shall, within five (5) days of demand by Lender (but in any event prior to, and as a precondition to, any release of any portion of the Property), prepay the principal balance of the Loan by an amount sufficient to satisfy REMIC Requirements (such payment, the “Condemnation Payment”), without payment of the Spread Maintenance Premium or any other premium or penalty.

ARTICLE VI.

RESERVE FUNDS

6.1.1                                        [Intentionally Omitted].

6.1.2                                        [Intentionally Omitted].

Section 6.2                                   Tax Funds.

6.2.1                     Deposits of Tax Funds.  On the Closing Date, Borrower shall deposit with Lender the amount of $0 and, there shall be deposited on each Monthly Payment Date an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates (“Monthly Tax Deposit”).  Amounts deposited pursuant to this Section 6.2.1 are referred to herein as the “Tax Funds.”  If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit such amount within five (5) Business Days after its receipt of such notice.  Notwithstanding the foregoing, Borrower shall not be required to make the Monthly Tax Deposit as set forth above with respect to any Individual Property subject to a Brand Management Agreement, provided that, (i) Brand Manager pays Taxes directly to the appropriate taxing authority, (ii) there is no event of default by Brand Manager under the Brand Management Agreement, and (iii) Borrower provides Lender, or causes to be provided to Lender, evidence of payment of such Taxes prior to delinquency. Borrower shall immediately commence making all Monthly Tax Deposits relating to the applicable Individual Property, as required by Lender pursuant to this Section 6.2.1, within five (5) days of receipt of notice from Lender of Borrower’s failure to comply with items (i), (ii), or (iii) above, and such failure is not cured within such five (5) day period, which such notice shall instruct Borrower, in such event, to immediately commence making all additional Monthly Tax Deposits.

6.2.2                     Release of Tax Funds.  Provided no Event of Default has occurred and is continuing and Lender’s access to such Tax Funds is not restricted or constrained in any manner, Lender shall apply the Tax Funds to payments of Taxes.  In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.  If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax Funds.  Any Tax Funds remaining after the Debt has been paid in full shall be returned to Borrower.

Section 6.3                                   Insurance Funds.

6.3.1                     Deposits of Insurance Funds.  Borrower shall deposit on each Monthly Payment Date an amount equal to one twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the “Monthly Insurance Deposit”).  Amounts deposited pursuant to this Section 6.3.1 are referred to herein as the “Insurance Funds.”  If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

Notwithstanding the forgoing, Borrower shall not be required to make the Monthly Insurance Deposit as set forth above provided (i) the liability and casualty policies maintained by Borrower (or Manager or Brand Manager) covering the Property are part of a blanket or umbrella policy approved by Lender in its reasonable discretion, (ii) Borrower provides Lender evidence of renewal of such policy pursuant to Section 5.1.1(b) hereof, and (iii) Borrower provides Lender paid receipts for the payment of the Insurance Premiums by no later than forty-five (45) days following the inception or renewal of the Policies.  Borrower shall immediately commence making all Monthly Insurance Deposits, as required by Lender pursuant to this Section 6.3.1, within five (5) days of receipt of notice from Lender of Borrower’s failure to comply with items (i), (ii), or (iii) above, and such failure is not cured within such five (5) day period, which such notice shall instruct Borrower, in such event, to immediately commence making all Monthly Insurance Deposits, including, without limitation, an up-front payment as determined by Lender to cause the Insurance Funds (together with the anticipated Monthly Insurance Deposits) to be sufficient to pay the Insurance Premiums when due.

6.3.2                     Release of Insurance Funds.  Lender shall have the right to apply the Insurance Funds to payment of Insurance Premiums.  In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate.  If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Funds.  Any Insurance Funds remaining after the Debt has been paid in full shall be returned to Borrower.

Section 6.4                                   FF&E Expenditure Funds.

6.4.1                     Deposits of FF&E Expenditure Funds.  On the Closing Date, Borrower shall deposit with Lender the amount of $0 (the “Initial FF&E Deposit”) and, Borrower shall deposit with Lender on each Monthly Payment Date the FF&E Expenditure Monthly Deposit for annual FF&E Expenditures.  Amounts deposited pursuant to this Section 6.4.1 are referred to herein as the “FF&E Expenditure Funds”.  Lender may reassess its estimate of the amount necessary for FF&E Expenditures from time to time, and may require Borrower to increase the monthly deposits required pursuant to this Section 6.4.1 upon thirty (30) days’ notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to comply with the Franchise Agreement, the Management Agreement, and the Approved Annual Budget, as applicable to the applicable Individual Property.

6.4.2                     Release of FF&E Expenditure Funds.

(a)                                             Lender shall disburse FF&E Expenditure Funds only for (i) FF&E Expenditures, with respect to an Individual Property, contained in the Approved Annual Budget or otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed and (ii) Overlapping Franchisor PIP Work or Overlapping Brand Manager PIP Work (the “Overlapping PIP Work”; the Overlapping PIP Work, the PIP/FF&E Overlapping Work, and the FF&E Expenditures, individually and/or collectively, as the context may require, the “FF&E Work”). Notwithstanding the foregoing or anything herein to the contrary, Borrower may also request disbursements of the Initial FF&E Deposit from FF&E Expenditure Funds to pay for any Required Repairs and the same shall be disbursed pursuant to clause (b) below as if such Required Repairs were FF&E Work.

(b)                                 Lender shall disburse to Borrower the FF&E Expenditure Funds (or any portion thereof) upon satisfaction by Borrower of each of the following conditions:  (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the FF&E Work to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that the items to be funded by the requested disbursement are FF&E Work, (B) stating that all FF&E Work at the applicable Individual Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, the Franchise Agreement, and the Brand Management Agreement, as applicable to the applicable Individual Property, such certificate to be accompanied by a copy of any license, permit or other approval required by any Governmental Authority in connection with the FF&E Work, (C) identifying each Person that supplied materials or labor in connection with the FF&E Work to be funded by the requested disbursement, and (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (iv) at Lender’s option, if the cost of any individual FF&E Work exceeds $500,000, a title search for such Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (v) at Lender’s option, if the cost of any individual FF&E Work exceeds $500,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the required repairs, and (vi) Lender shall have received such other evidence as Lender shall reasonably request that the FF&E Work at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower.  Lender shall not be required to disburse FF&E Expenditure Funds more frequently than once each calendar month, nor in an amount less than the Minimum Disbursement Amount

(or a lesser amount if the total amount of FF&E Expenditure Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

(c)                                  Nothing in this Section 6.4.2 shall (i) make Lender responsible for making or completing the FF&E Work; (ii) require Lender to expend funds in addition to the FF&E Expenditure Funds to complete any FF&E Work; (iii) obligate Lender to proceed with the FF&E Work; or (iv) obligate Lender to demand from Borrower additional sums to complete any FF&E Work.

(d)                                 Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases and hotel guests in the Property) to inspect the progress of any FF&E Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such FF&E Work.  Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 6.4.2(d).

(e)                                  If a disbursement will exceed $500,000, Lender may require an inspection of the applicable Individual Property at Borrower’s expense prior to making a disbursement of FF&E Expenditure Funds in order to verify completion of the FF&E Work with respect to such Individual Property for which reimbursement is sought.  Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of FF&E Expenditure Funds.  Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

(f)                                   In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with FF&E Work.  All such policies shall be in form and amount reasonably satisfactory to Lender.

Section 6.5                                   [Intentionally Omitted].

Section 6.6                                   [Intentionally Omitted].

Section 6.7                                   PIP Reserve Funds.

6.7.1                     Deposits of PIP Reserve Funds.  On the Closing Date, Borrower shall deposit with Lender $5,464,972 representing the cost of the PIP Work to be completed in the calendar year 2017 as set forth on Schedule XI attached hereto.  Thereafter, on January 1st of each calendar year, Borrower shall deposit with Lender the positive difference, if any, between (a) the cost of the PIP Work for the applicable calendar year based on the budgeted costs set forth in the Approved Annual Budget and/or the requirements of the applicable Franchisor or

Brand Manager for which Borrower shall provide Lender notice and (b) the sum of (i) PIP Reserve Funds on deposit with Lender on such date and (ii) FF&E Expenditure Funds on deposit with Lender and/or amounts in reserve with any Brand Manager for FF&E Expenditures on such date that are allocated to standard, regularly scheduled FF&E Expenditures for the applicable Individual Properties that are the same as the applicable PIP Work for the applicable Individual Property for such calendar year, as determined by Lender in its reasonable discretion (the “PIP/FF&E Overlapping Work”)(the positive difference between clause (a) and clause (b) being referred to as the “PIP Reserve True-Up”). Amounts deposited pursuant to this Section 6.7.1 are referred to herein as the “PIP Reserve Funds.”

6.7.2                     Release of PIP Reserve Funds.

(a)                                 Lender shall disburse PIP Reserve Funds only for PIP Work.

(b)                                 Lender shall disburse to Borrower the PIP Reserve Funds (or any portion thereof) upon satisfaction by Borrower of each of the following conditions:  (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the PIP Work to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that the items to be funded by the requested disbursement are PIP Work, (B) stating that all PIP Work at the applicable Individual Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements and any Major Lease, Brand Management Agreement, Franchise Agreement, Material Agreement and any REA, such certificate to be accompanied by a copy of any license, permit or other approval required by any Governmental Authority in connection with the PIP Work, (C) identifying each Person that supplied materials or labor in connection with the PIP Work to be funded by the requested disbursement, and (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (iv) at Lender’s option, if the cost of the PIP Work exceeds $500,000, a title search for the applicable Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (v) at Lender’s option, if the cost of any individual PIP Work exceeds $500,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the required repairs, and (vi) Lender shall have received such other evidence as Lender shall reasonably request that the PIP Work at the applicable Individual Property to be funded by the requested disbursement has been completed and is paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse PIP Reserve Funds more frequently than once each calendar month, nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of PIP Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

(c)                                  Nothing in this Section 6.7.2 shall (i) make Lender responsible for making or completing the PIP Work; (ii) require Lender to expend funds in addition to the PIP

Reserve Funds to complete any PIP Work; (iii) obligate Lender to proceed with the PIP Work; or (iv) obligate Lender to demand from Borrower additional sums to complete any PIP Work.

(d)                                 Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties to enter onto the applicable Individual Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any PIP Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such PIP Work.  Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 6.7.2(d).

(e)                                  If a disbursement will exceed $500,000, Lender may require an inspection of the applicable Individual Property at Borrower’s expense prior to making a disbursement of PIP Reserve Funds in order to verify completion of the PIP Work for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of PIP Reserve Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

(f)                                   In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with PIP Work. All such policies shall be in form and amount reasonably satisfactory to Lender.

Section 6.8                                   Letters of Credit.

6.8.1                     Delivery of Letters of Credit.  Notwithstanding anything to the contrary contained herein, Borrower may, at Borrower’s option, provide a Letter of Credit in lieu of any of the cash deposits required to be made pursuant to Sections 4.1.22(e), 4.1.26(e), and 6.7 hereof, provided that such Letter of Credit is in the amount of the cash deposit required thereunder and otherwise meets all applicable requirements related thereto set forth herein. Other than in connection with any Letters of Credit delivered in connection with the closing of the Loan, Borrower shall give Lender no less than thirty (30) days written notice of Borrower’s election to deliver a Letter of Credit in lieu of any cash deposit required under Sections 4.1.22(e), 4.1.26(e), and 6.7 hereof and Borrower shall pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith.  No party other than Lender shall be entitled to draw on any such Letter of Credit.  Upon thirty (30) days prior written notice to Lender, Borrower may replace a Letter of Credit with a cash deposit to the applicable Reserve Fund.  Prior to the return of a Letter of Credit, Borrower shall deposit an amount equal to the amount that would have accumulated in the applicable Reserve Fund and not been disbursed in accordance with this Agreement if such Letter of Credit had not been delivered.  In the event that any disbursement of any Reserve Funds relates to a portion thereof provided through a Letter of Credit, any “disbursement” of said funds as provided above shall be deemed to refer to (i) Borrower providing Lender a replacement Letter of Credit in an amount equal to the original Letter of Credit posted less the amount of the applicable disbursement provided hereunder and (ii) Lender, after receiving such replacement Letter of Credit, returning such original Letter of Credit to Borrower; provided, that, no replacement Letter of Credit shall be required with respect to the final disbursement of the applicable Reserve Funds such that no further sums are required to be deposited in the applicable Reserve Funds. Borrower shall pay all cost, expenses and fees relating to any assignment of the Letter of Credit to Lender and/or from Lender to its successors and assigns.

Section 6.9                                   Provisions Regarding Letters of Credit.

6.9.1                     Security for Debt.  Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt.  Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine.  Any such application to the Debt shall be subject to the Spread Maintenance Premium.  On the Maturity Date, any such Letter of Credit may be applied to reduce the Debt.

6.9.2                     Additional Rights of Lender.  Lender shall have the additional rights to draw in full any Letter of Credit:  (i) if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least forty five (45) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (ii) if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least forty five (45) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least forty five (45) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (iii) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions hereof or a substitute Letter of Credit is provided by no later than forty five (45) days prior to such termination); (iv) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Approved Bank and Borrower has not substituted a Letter of Credit from an Approved Bank within fifteen (15) days after notice; and/or (v) if the bank issuing the Letter of Credit shall fail to (A) issue a replacement Letter of Credit in the event the original Letter of Credit has been lost, mutilated, stolen and/or destroyed or (B) consent to the transfer of the Letter of Credit to any Person designated by Lender.  If Lender draws upon a Letter of Credit pursuant to the terms and conditions of this Agreement, provided no Event of Default exists, Lender shall apply all or any part thereof for the purposes for which such Letter of Credit was established.  Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (i), (ii), (iii), (iv) or (v) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

Section 6.10                            Application of Reserve Funds.  Upon the occurrence of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and apply the Reserve Funds to the items for which the Reserve Funds were established or to payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion.  Lender’s right to withdraw and apply the Reserve Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

Section 6.11                            Security Interest in Reserve Funds and Interest on Reserve Funds.

6.11.1              Grant of Security Interest.  Borrower shall be the owner of the Reserve Funds.  Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower’s part to be paid and performed, in all of Borrower’s right, title and interest in and to the Reserve Funds.  The Reserve Funds shall be under the sole dominion and control of Lender.

6.11.2              Interest on Reserve Funds.  Interest accrued, if any, on the Insurance Funds may be retained by Lender and shall not be required to be remitted either to Borrower or to the applicable Reserve Fund.  Interest accrued, if any, on the Tax Funds, the FF&E Expenditure Funds and the PIP Reserve Funds (the “Interest Reserve Funds”) shall be remitted to and become part of the applicable Interest Reserve Funds. Amounts deposited in the Interest Reserve Funds shall be held in an interest-bearing business savings account.  In no event shall Lender or any Servicer be required to select any particular interest-bearing account or the account that yields the highest rate of interest, provided that selection of the account shall be consistent with the general standards at the time being utilized by Lender or such Servicer, as applicable, in establishing similar accounts for loans of comparable type.  All such interest that so becomes part of the applicable Interest Reserve Funds shall be disbursed in accordance with the disbursement procedures contained herein applicable to such Interest Reserve Funds; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default.

6.11.3              Income Taxes.  Borrower shall report on its federal, state and local income tax returns all interest or income accrued to Borrower on the Reserve Funds.

6.11.4              Prohibition Against Further Encumbrance.  Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

6.11.5              Reserve Fund Indemnification.  Borrower shall indemnify Lender and hold Lender harmless from and against any and all Losses arising from or in any way connected with the Reserve Funds, the sums deposited therein or the performance of the obligations for which the Reserve Funds were established, except to the extent arising from the gross negligence or willful misconduct of Lender or the breach of the Cash Management Agreement by Lender, its agents or employees.  Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

6.11.6              Reserve Fund Fees and Expenses.  Subject to Section 11.24 hereof, Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Lender or Servicer for all fees, charges, costs and expenses in connection with the Reserve Funds, including, without limitation, the reasonable fees and expenses of legal counsel to Lender and Servicer as needed to enforce, protect or preserve the rights and remedies of Lender and/or Servicer under this Agreement.

ARTICLE VII.

[INTENTIONALLY OMITTED]

ARTICLE VIII.

PERMITTED TRANSFERS

Section 8.1                                   Permitted Total Transfer of the Property (Total Assumption).  Notwithstanding anything to the contrary contained herein or in the Security Instrument, until the date which is thirty (30) days following the issuance of Securities involving the Loan or any portion thereof (the “Permitted Transfer Date”), a one-time sale, conveyance or transfer of the Property in its entirety and in a single transaction subject to the Debt (hereinafter, a “Property Sale”) shall be permitted only with the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion.  From and after the Permitted Transfer Date, Lender shall not unreasonably withhold consent to two (2) Property Sales.  With respect to any such Property Sale, Lender shall not require a modification of the material economic terms hereof (other than a corresponding increase in Borrower’s deposits of Tax Funds pursuant to Section 6.2.1 hereof in the event such Property Sale results in an increase in the real property tax assessment by the applicable taxing authority), provided that each of the following terms and conditions are satisfied:

(a)                                 no Event of Default has occurred and is continuing;

(b)                                 Borrower gives Lender written notice of the terms of such prospective Property Sale not less than thirty (30) days before the date on which such Property Sale is scheduled to close and, concurrently therewith, gives Lender all such information concerning the proposed transferee of the Property (hereinafter, “Buyer”) as Lender would reasonably require in evaluating an initial extension of credit to a borrower.  Lender shall have the right to approve or disapprove the proposed Buyer (such approval to be in Lender’s sole and absolute discretion prior to the Permitted Transfer Date and such approval not to be unreasonably withheld on and after the Permitted Transfer Date).  In determining whether to give or withhold its approval of the proposed Buyer, Lender shall consider Buyer’s experience and track record in owning and operating facilities similar to the Property, Buyer’s financial strength, Buyer’s general business standing and Buyer’s relationships and experience with contractors, vendors, tenants, lenders and other business entities;

(c)                                  Borrower pays Lender, concurrently with the closing of such Property Sale, (i) a non-refundable assumption fee in an amount equal to all reasonable and customary out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lender in connection with the Property Sale plus an amount equal to one-half of one percent (0.50%) of the then outstanding principal balance of the Note, and (ii) all costs and expenses of all third parties and Rating Agencies in connection with the Property Sale;

(d)                                 Buyer assumes and agrees to pay the Debt as and when due (subject to the provisions of Section 11.22 hereof) and, prior to or concurrently with the closing of such Property Sale, Buyer and its constituent partners, members or shareholders as Lender may reasonably require execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption with respect to obligations and liabilities arising from and after the date of such assumption, including, without limitation, the execution and delivery by an Affiliate of such Buyer (“Property Sale Replacement Guarantor”), acceptable to Lender, of a recourse guaranty and environmental indemnity with respect to obligations and liabilities arising from and after the date of such documents in form and substance identical to the Guaranty and the Environmental Indemnity Agreement, respectively, which such Property Sale Replacement Guarantor shall have (I) a minimum Net Worth of $200,000,000.00 (excluding the Property) and (II) a Liquidity of not less than $50,000,000.00 (excluding the Property) together with such legal opinions, certifications, and acknowledgements as may be reasonably requested by Lender, in which event Guarantor shall be released from the Guaranty and the Environmental Indemnity Agreement for all claims, liabilities and obligations thereunder which arise solely from and after the date of such Property Sale;

(e)                                  Borrower and Buyer, without any cost to Lender, furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;

(f)                                   Borrower delivers to Lender, without any cost or expense to Lender, such endorsements to Lender’s title insurance policy, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Property Sale, all in form and substance satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender’s title insurance policy or policies insuring the lien of the Security Instrument insuring that fee title to the Property is vested in Buyer;

(g)                                  Buyer furnishes, if Buyer is a corporation, partnership or other entity, all appropriate papers evidencing Buyer’s capacity and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Buyer and of the entities, if any, which are partners or members of Buyer.  Buyer and such constituent partners, members or shareholders of Buyer (as the case may be), as Lender shall require, shall be single purpose, “bankruptcy remote” entities which satisfy the requirements of Section 3.1.24 hereof and the requirements of the Rating Agencies (provided, however, such Buyer shall not be a Delaware Statutory Trust), and whose formation documents shall be approved by counsel to Lender;

(h)                                 Buyer assumes the obligations of Operating Lessee under any management agreements pertaining to each Individual Property or assigns to Lender as additional security any new management agreement entered into in connection with such Property Sale, which such new management agreement and the new manager thereunder shall each comply with the requirements of Article 7 hereof;

(i)                                     Buyer furnishes a New Non-Consolidation Opinion with respect to Buyer and certain of Buyer’s Affiliates, and certain other opinions of counsel satisfactory to Lender and its counsel (A) that the assumption of the indebtedness evidenced hereby has been duly authorized, executed and delivered, and that the Note, the Security Instrument, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Buyer in accordance with their terms, (B) that the transfer and assumption by Buyer will not constitute a “significant modification” of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC Trust, and (C) with respect to such other matters as Lender may reasonably request;

(j)                                    If required by Lender, Lender receives a Rating Agency Confirmation with respect to the Property Sale and the transactions contemplated hereby;

(k)                                 With respect to the Tampa Property, the proposed transfer is expressly permitted pursuant to the terms of the Ground Lease or Lender has received evidence, reasonably acceptable to Lender, that such proposed transfer has been consented to by the Ground Lessor;

(l)                                     [Intentionally omitted]; and

(m)                             (i) The Property Sale is permitted pursuant to the terms of (x) the Franchise Agreement or otherwise consented to by Franchisor or (y) the Management Agreement or otherwise consented to by Manager, as applicable, (ii) all conditions precedent under the Franchise Agreement or Management Agreement, as applicable, in connection with such Property Sale have been satisfied, including, without limitation, the payment of any fees due and payable to the Franchisor or Manager, as applicable, in connection with such Property Sale, and (iii) if any New PIP or New Brand Manager PIP is required in connection with such Property Sale, Borrower or the buyer shall have deposited the required PIP Reserve Funds pursuant to Sections 4.1.22(e) and 4.1.26(e) hereof, respectively.

Notwithstanding the foregoing, Lender shall not be required to consent to any Property Sale occurring prior to a Securitization or participation of the Loan if the consideration to be paid by Buyer as determined by Lender is less than the appraised value of the Property as determined by Lender in connection with the underwriting of the Loan.

Section 8.2                                   Permitted Transfers of Equity Interests.

(i)                                     Notwithstanding the restrictions contained in Section 4.2.1 hereof or in Article 6 of the Security Instrument, the following transfers shall be permitted without Lender’s consent (each, a “Permitted Equity Transfer”): (a) a transfer (but not a pledge) by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party, (b) the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party (including, without limitation, transfers for estate planning purposes), (c) subject to clause (ii)

below, the transfer (but not a pledge) of 100% of the indirect interests in Borrower to a newly-formed public or private REIT or such newly-formed public or private REIT’s newly-formed operating partnership (less any equity interests retained by the transferor) (each, a “Permitted Advised Entity Transferee”) (a “Permitted Advised Entity Transfer”), (d) a Permitted Pledge, (e) the merger, consolidation, or other business combination, or sale of all or substantially all of the assets of any direct or indirect owner of Sponsor, (f) the transfer, issuance, conversion and/or redemption of capital stock, membership interests and partnership interests, as applicable, in (I) prior to a Permitted Advised Entity Transfer, Ashford Hospitality Prime, Inc., Ashford Hospitality Prime Limited Partnership, Ashford Prime TRS Corporation, Ashford Prime OP General Partner LLC, or Ashford Prime OP Limited Partner LLC (or their respective permitted successors) and (II) after a Permitted Advised Entity Transfer, the Permitted Advised Entity Guarantor and any Person owning any direct and/or indirect interest in the Permitted Advised Entity Guarantor, (g) [intentionally omitted], or (h) the sale, transfer or issuance of shares of preferred or common stock in any Restricted Party that is a publicly traded entity, provided such shares of preferred or common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange; provided, however, with respect to the transfers listed in clauses (a), (b), (d), (e), and/or (f) above, (A) Lender shall receive not less than thirty (30) days prior written notice of such transfers (excluding any transfers contemplated by clause (f) above), (B) no such transfers shall result in a change in Control of Sponsor, Guarantor, or Affiliated Manager, (C) after giving effect to such transfers, at least one (1) Sponsor shall (I) own at least a 51% direct or indirect equity ownership interest in each of Borrower, Operating Lessee, and any SPC Party; (II) Control Borrower, Operating Lessee, and any SPC Party; and (III) control the day-to-day operation of the Property, (D) each Individual Property shall continue to be managed by a Qualified Manager, (E) in the case of the transfer of any direct equity ownership interests in Borrower, Operating Lessee or in any SPC Party, such transfers shall be conditioned upon continued compliance with the relevant provisions of Section 3.1.24 hereof, (F) such transfers shall be conditioned upon each of Borrower’s and Operating Lessee’s ability to, after giving effect to the equity transfer in question, (I) remake the representations contained herein relating to ERISA matters and the Patriot Act, OFAC and matters concerning Embargoed Persons (and, upon Lender’s request, each of Borrower and Operating Lessee shall deliver to Lender (x) an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable equity transfer, and (y) searches, acceptable to Lender, for any entity or individual owning, directly or indirectly, 20% or more of the interests in Borrower and/or Operating Lessee, as applicable, as a result of such transfer), and (II) continue to comply with the covenants contained herein relating to ERISA matters and the Patriot Act, OFAC, and matters concerning Embargoed Persons, (G) in the case of (1) the transfer of the management of the Property to a new Affiliated Manager in accordance with Section 7.3 hereof (unless such Affiliate Manager has previously been paired with Borrower in an Insolvency Opinion or New Non-Consolidation Opinion previously delivered to Lender in connection with the Loan), or (2) the transfer of any equity ownership interests in any Restricted Party that results in any Person and its Affiliates that owned less than forty-nine percent (49%) prior to such transfer, owning in excess of forty-nine percent (49%) of the direct or indirect equity ownership interests in Borrower, Operating Lessee or any SPC Party after such transfer, such transfers shall be conditioned upon delivery to Lender of a New Non-Consolidation Opinion addressing such transfer, (H) [intentionally omitted], (I) such transfers shall be expressly permitted pursuant to the terms (x) of the Franchise Agreement without Franchisor’s consent or such consent has been obtained and (y) the Management Agreement without Manager’s consent or such consent has been obtained, and (J) such transfers shall not trigger any right of first refusal, option to purchase or default under the REAs.

(ii)                                  Notwithstanding the foregoing or anything herein to the contrary, a Permitted Advised Entity Transfer shall only be permitted, provided, that the conditions set forth in Sections 8.2(i)(A) and 8.2(i)(C) through (J), above have been satisfied and, provided further, that the following conditions are met:  (A) such Permitted Advised Entity Transferee shall be externally advised during the term of the Loan by Ashford, Inc. or its Affiliates, (B) if required by Lender, delivery of a Rating Agency Confirmation, (C) on the date of the Permitted Advised Entity Transfer, either Ashford Hospitality Prime Limited Partnership or Permitted Advised Entity Guarantor (I) shall have a minimum Net Worth of not less than $200,000,000 (excluding the Property) and (II) shall have a Liquidity of not less than $25,000,000 (excluding the Property), (D) the Permitted Advised Entity Transferee or its operating partnership (the “Permitted Advised Entity Guarantor”) shall provide Lender with a recourse guaranty and environmental indemnity with respect to obligations and liabilities arising from and after the date of such Permitted Advised Entity Transfer in form and substance substantially the same as the Guaranty and the Environmental Indemnity Agreement; provided, that such replacement of the Guarantor is permitted by REMIC Requirements, and (E) such Permitted Advised Entity Guarantor shall (I) own at least a 51% direct or indirect equity ownership interest in each of Borrower, Operating Lessee, and any SPC Party; (II) Control Borrower, Operating Lessee, and any SPC Party; and (III) control the day-to-day operation of the Property.  Notwithstanding the foregoing or anything contained herein or in any of the other Loan Documents to the contrary, following a Permitted Advised Entity Transfer, Ashford Hospitality Limited Partnership shall not be released from the Guaranty or the Environmental Indemnity Agreement until such time as Permitted Advised Entity Guarantor (I) shall have a minimum Net Worth of not less than $200,000,000 (excluding the Property) and (II) shall have a Liquidity of not less than $25,000,000 (excluding the Property).

ARTICLE IX.

SALE AND SECURITIZATION OF LOAN

Section 9.1                                   Sale of Loan and Securitization.

(a)                                 Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization.  (The transactions referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization.”  Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities.”)

(b)                                 If requested by Lender, Borrower and Operating Lessee shall assist Lender, at Lender’s sole cost and expense, in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating

Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

(i)                                     (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Franchisor (to the extent Borrower or Operating Lessee is able to obtain the same from Franchisor), Brand Manager (to the extent Borrower or Operating Lessee is able to obtain the same from Brand Manager), Borrower, Operating Lessee, Guarantor, Sponsor, any Affiliated Manager, and the Manager (to the extent Borrower or Operating Lessee is able to obtain the same from Manager), (B) provide updated budgets relating to the Property and (C) provide updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;

(ii)                                  provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, matters of Delaware and federal bankruptcy law relating to single-member limited liability companies, true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property and Borrower and Affiliates, which counsel and opinions shall be satisfactory in form and substance to Lender and the Rating Agencies;

(iii)                               provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents; and

(iv)                              execute such amendments to the Loan Documents and Borrower’s, Operating Lessee’s or any SPC Party’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies or otherwise to effect the Securitization or other Secondary Market Transaction including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure (any of the foregoing, a “Loan Bifurcation”); provided, however, that neither Borrower nor Operating Lessee shall be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, (B) modify or amend any other material economic term of the Loan Agreement or the Note, except in connection with a Loan Bifurcation which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note or (C) increase Borrower’s or Operating Lessee’s obligations or decrease Borrower’s or Operating Lessee’s rights hereunder, other than as set forth in clause (B) above or in a de-minimis manner.  In the event either Borrower or Operating Lessee fails to execute and deliver such documents that have been reasonably approved by Borrower to Lender within five (5) Business Days following such request by Lender and reasonable approval by Borrower, each of Borrower and Operating Lessee hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower and Operating Lessee, as applicable, ratifying all that such attorney shall do by virtue thereof.  It shall be an Event of Default under this Agreement, the Note, the Security Instrument and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.1(b)(iv) after expiration of ten (10) Business Days after notice thereof;

(v)                                 at any time prior to a Secondary Market Transaction, execute such amendments to the Loan Documents as requested by the Lender, in its discretion, to extend the Maturity Date to a Monthly Payment Date no more than three (3) months beyond the initial Maturity Date set forth herein (the “Extended Maturity Date”).  In connection with such amendment, the defined term “Maturity Date” shall then be replaced with the term “Extended Maturity Date,” together with such corresponding changes to other defined terms herein as reasonably requested by Lender;

(vi)                              participate (including senior management of Guarantor) in one or more reasonably scheduled bank or investor meetings if requested by Lender;

(vii)                           reasonably cooperate with Lender in connection with the preparation of marketing materials related to the Loan and the offering documents and marketing materials in connection with a Securitization; and

(viii)                        if required by any Rating Agency, replace the Independent Managers with Independent Managers from an Approved ID Provider other than Global Securitization Services LLC.

(c)                                  If, at the time one or more Disclosure Documents are being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Properties alone or the Properties and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request (i) the selected financial data or, if applicable, Net Operating Income, required under Item 1112(b)(1) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization.  Notwithstanding anything in Section 4.1.6 hereof to the contrary, such financial data or financial statements shall be furnished to Lender (A) within twenty (20) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than forty-five (45) days after the end of each fiscal quarter of Borrower and (C) not later than ninety (90) days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) is not required.  If requested by Lender and to the extent not prohibited by any Legal Requirement, Lease or other agreement, Borrower shall furnish to Lender financial data and/or financial statements for any tenant of any of the Properties if, in connection with a Securitization, Lender expects there to be, with respect to such tenant or group of affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in the Securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor.

(d)                                 All financial data and financial statements provided by Borrower hereunder pursuant to Section 9.1(c) and (d) hereof shall be prepared in accordance with the Approved Accounting Method, and shall meet the requirements of Regulation AB and other applicable legal requirements.  All financial statements referred to in Section 9.1(c) above shall be audited by independent accountants of Borrower acceptable to Lender in accordance with Regulation AB and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation AB and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided.  All financial data and financial statements (audited or unaudited) provided by Borrower under Section 9.1(c) hereof shall be accompanied by an Officer’s Certificate which shall state that such financial statements meet the requirements set forth in the first sentence of this Section 9.1(d).

(e)                                  If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act Filing or as shall otherwise be reasonably requested by Lender.

(f)                                   In the event Lender determines, in connection with a Securitization, that the financial data and financial statements required in order to comply with Regulation AB or any amendment, modification or replacement thereto or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 9.1(c) and (d) hereof, Lender may request, and Borrower shall promptly provide, such other financial statements as Lender determines to be necessary or appropriate for such compliance.

(g)                                  Notwithstanding anything herein to the contrary, Lender hereby agrees that Lender shall prohibit LNR and Rialto from acting as special servicer in the Securitization of all or any portion of the Loan.

Section 9.2                                   Securitization Indemnification.

(a)                                 Borrower understands that information provided to Lender by Borrower, Operating Lessee, General Partner and their agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. Lender shall pay all reasonable actual out-of-pocket costs and expenses of Borrower in connection with the review by Borrower of any Disclosure Documents pursuant to this Section 9.2.

(b)                                 Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined such portions of the Disclosure Documents specified by Lender that relate to Borrower, Operating Lessee, Borrower Affiliates, the Property, Franchisor, Manager, Brand Manager, Sponsor, Guarantor, and all other aspects of the Loan (the “Relevant Sections”), and that such Relevant Sections do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Morgan Stanley that has filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Morgan Stanley Group”), and Morgan Stanley, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls Morgan Stanley or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Relevant Sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the Relevant Sections or necessary in order to make the statements in the Relevant Sections, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Morgan Stanley Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower or Operating Lessee in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property (collectively, the “Provided Information”).  The indemnification provided in clauses (B) and (C) above shall be effective whether or not the indemnification agreement described above is provided; provided, however, such indemnity shall be limited to the Provided Information and shall only be effective to the extent that Lender accurately states the Provided Information in the applicable Disclosure Document.  The aforesaid indemnity agreement will be in addition to any liability which Borrower may otherwise have.

(c)                                  In connection with Exchange Act Filings, Borrower shall (i) indemnify Lender, the Morgan Stanley Group and the Underwriter Group for Liabilities to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Relevant Sections of the Disclosure Document or upon the omission or alleged omission to state in the Relevant Sections and/or the Provided Information a material fact required to be stated in the Relevant Sections and/or the Provided Information in order to make the statements in the Disclosure Document related to Relevant Sections, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Morgan Stanley Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group or the Underwriter Group in connection with defending or investigating the Liabilities; provided, however, such indemnity shall be limited to the Provided Information and shall only be effective to the extent that Lender accurately states the Provided Information in the applicable Disclosure Document.

(d)                                 Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party.  In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party.  After notice from the indemnifying party to such indemnified party under this Section 9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party.  The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

(e)                                  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or (c) hereof is for any reason held to be unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c) hereof, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:  (i) Morgan Stanley’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances.  Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f)                                   Borrower shall indemnify Lender and its officers, directors, partners, employees, representatives, agents and Affiliates against any Losses to which Lender or its officers, directors, partners, employees, representatives, agents and Affiliates, may become subject in connection with any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities insofar as the Losses arise out of or are based upon any untrue statement of any material fact in any information provided by or on behalf of Borrower to the Rating Agencies (the “Covered Rating Agency Information”) or arise out of or are based upon the omission to state a material fact in the Covered Rating Agency Information required to be stated therein or necessary in order to make the statements in Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.  The foregoing indemnity shall be limited to the Provided Information and shall only be effective to the extent Lender accurately states the Provided Information in the disclosure to the Rating Agencies. Furthermore, the Losses incurred by Lender pursuant to this Section 9.2(f) for which Borrower is liable shall not be duplicative of the amounts that Borrower is liable to Indemnified Parties pursuant to Section 9.2(b) above.

(g)                                  The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 9.3                                   Mezzanine Option.  Without limiting Lender’s rights to implement a Loan Bifurcation, Lender shall have the right (the “Mezzanine Option”) at any time until the Loan (or any portion thereof) is then subject to a Securitization, at Lender’s sole cost and expense, to divide the loan into two parts, a mortgage loan and a mezzanine loan, provided, that (i) the total loan amounts for such mortgage loan and such mezzanine loan shall equal the then outstanding principal amount of the Loan immediately prior to Lender’s exercise of the Mezzanine Option, and (ii) the weighted average interest rate of such mortgage loan and mezzanine loan shall initially equal the Applicable Interest Rate.  Borrower shall, at Lender’s sole cost and expense, cooperate with Lender in Lender’s exercise of the Mezzanine Option in good faith and in a timely manner, which such cooperation shall include, but not be limited to, (i) executing such amendments to the Loan Documents and Borrower or any SPC Party’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies, (ii) creating a single purpose, bankruptcy remote entity satisfying the requirements of Section 3.1.24 hereof and of the Rating Agencies (the “Mezzanine Borrower”), which such Mezzanine Borrower shall (A) own, directly or indirectly, 100% of the equity ownership interests in Borrower (the “Equity Collateral”), and (B) together with such constituent equity owners of such Mezzanine Borrower as may be designated by Lender, execute such agreements, instruments and other documents as may be required by Lender in connection with the mezzanine loan (including, without limitation, a promissory note evidencing the mezzanine loan and a pledge and security agreement pledging the Equity Collateral to Lender as security for the mezzanine loan); and (iii) delivering such opinions, title endorsements, UCC title insurance policies and other materials as may be required by Lender or the Rating Agencies.

Section 9.4                                   Reserves/Escrows.  In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Agreement and the other Loan Documents shall be deposited in “eligible accounts” at “eligible institutions” and, to the extent applicable, invested in “permitted investments” as then defined and required by the Rating Agencies.

ARTICLE X.

DEFAULTS

Section 10.1                            Event of Default.

(a)                                 Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)                                     if Borrower shall fail to (i) pay when due (A) any monthly installment of principal and/or interest due under the Note and any amount required to be paid into the Reserve Funds or (B) sums which are payable on the Maturity Date, or (ii) pay within five (5) days when due any other sums payable under the Note, this Agreement or any of the other Loan Documents; provided, however, that no Default shall be deemed to have occurred hereunder by reason of, and no Event of Default shall result from, a failure to pay any amount described above, where sums sufficient to pay such amounts have been deposited with Lender for such purpose (including in any Reserve Fund) and Lender is then entitled to fund such amount from such Account, and Lender fails to pay the same, unless such failure is due to Lender’s access to such funds being restricted by applicable Legal Requirements, injunction or other court order, or as a result of any action, inaction or omission by Borrower, Operating Lessee, Guarantor or any other Borrower Parties;

(ii)                                  if any of the Taxes or Other Charges are not paid prior to delinquency, except to the extent sums sufficient to pay such Taxes have been deposited with Lender in accordance with the terms of this Agreement and Lender’s access to such sums is not restricted or constrained in any manner by applicable Legal Requirements, injunction or other court order, or as a result of any action, inaction or omission by Borrower, Operating Lessee, Guarantor or any other Borrower Parties;

(iii)                               if the Policies are not kept in full force and effect or if evidence of the same is not delivered to Lender as provided in Section 5.1.1(b) hereof, except to the extent the foregoing is caused by failure to pay any Insurance Premium and sums sufficient to pay such Insurance Premiums have been deposited with Lender in accordance with the terms of this Agreement and Lender’s access to such sums is not restricted or constrained in any manner by applicable Legal Requirements, injunction or other court order, or as a result of any action, inaction or omission by Borrower, Operating Lessee, Guarantor or any other Borrower Parties;

(iv)                              if Borrower or Operating Lessee breaches or permits or suffers a breach of Sections 4.2.1 or Article 6 of the Security Instrument;

(v)                                 if any representation or warranty made by Borrower or Operating Lessee in this Agreement or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, that if such representation or warranty which was false or misleading in any material respect is, by its nature, susceptible to cure, then the same shall not constitute an Event of Default unless Borrower has not cured the same within the (10) days after Borrower receives written notice thereof; and, in the case of a default that cannot be cured by the payment of money but is susceptible of being cured, such default shall not constitute an Event of Default unless and until it remains uncured for thirty (30) days after Borrower receives written notice thereof, and if such default is not cured within such thirty (30) day period despite Borrower’s diligent efforts but is susceptible of being cured within ninety (90) days of Borrower’s receipt of Lender’s original notice, then Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of ninety (90) days from Borrower’s receipt of Lender’s original notice;

(vi)                              if Borrower, Operating Lessee, any SPC Party, Sponsor or Guarantor shall make an assignment for the benefit of creditors;

(vii)                           if a receiver, liquidator or trustee shall be appointed for Borrower, Operating Lessee, any SPC Party, Sponsor or Guarantor or if Borrower, Operating Lessee, any SPC Party, Sponsor or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, any SPC Party, Operating Lessee, Sponsor or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Operating Lessee, any SPC Party, Sponsor or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Operating Lessee, any SPC Party, Sponsor or Guarantor,

upon the same not being discharged, stayed or dismissed within one hundred twenty (120) days;

(viii)                        subject to Borrower’s right to contest in accordance with Section 3.6(b) of the Security Instrument and/or the terms of this Agreement, if the Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Lien for local real estate taxes and assessments not then due and payable or the Permitted Encumbrances, and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days after Borrower has knowledge of same;

(ix)                              if any of the assumptions contained in the Insolvency Opinion, or in any New Non-Consolidation Opinion delivered to Lender in connection with the Loan, or in any other non-consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect, unless, within ten (10) days after request by Lender, Borrower delivers an update to the Non-Consolidation Opinion or New Non-Consolidation Opinion, as applicable, acceptable to Lender in its reasonable discretion, confirming that such breach does not alter the opinions given therein;

(x)                                 if (A) Borrower or Operating Lessee violates or does not comply with any of the provisions of Section 4.1.6 hereof for ten (10) days after notice to Borrower or Operating Lessee, as applicable, from Lender, or (B) Borrower, Operating Lessee or any SPC Party breaches any representation, warranty or covenant contained in Section 3.1.24 hereof;

(xi)                              if Borrower, Operating Lessee, Guarantor, or Sponsor fails to comply with the covenants as to the Patriot Act, OFAC, and Embargoed Persons as set forth in Section 4.1.1 hereof;

(xii)                           if Borrower or Operating Lessee, as applicable, breaches any of the negative covenants contained in Section 4.2.11 hereof;

(xiii)                        if any Franchise Agreement or Brand Management Agreement is canceled, terminated or surrendered, expires pursuant to its terms or otherwise ceases to be in full force and effect, unless, in each such case, Operating Lessee or Borrower, in connection with such cancellation, termination, surrendered, expiration or cessation, enters into a Replacement Franchise Agreement with a Qualified Franchisor or Replacement Brand Management Agreement with a Qualified Brand Manager, in each case, in accordance with the applicable terms and provisions hereof within sixty (60) days of such cancellation, termination, surrender or expiration of the Franchise Agreement or Brand Management Agreement, as applicable;

(xiv)                       if (A) Borrower shall fail in the payment of any rent, additional rent or other charge mentioned in or made payable by the Ground Lease as and when such rent or other charge is payable (unless waived by the landlord under the Ground Lease), (B) there shall occur any default by Leasehold Borrower, as tenant under the Ground Lease, in the observance or performance of any term, covenant or condition of the Ground Lease on the part of Borrower, to be observed or performed (unless waived by the landlord under the Ground Lease), (C) if any one or more of the events referred to in the Ground Lease shall occur which would cause the Ground Lease to terminate without notice or action by the landlord under the Ground Lease or which would entitle the landlord to terminate the Ground Lease and the term thereof by giving notice to Borrower, as tenant thereunder (unless waived by the landlord under the Ground Lease), (D) if the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever (except as permitted pursuant Section 8.3 hereof), or (E) if any of the terms, covenants or conditions of the Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the consent of Lender except as otherwise permitted by this Agreement;

(xv)                          if Borrower or Operating Lessee, as applicable shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in Subsections (i) to (xiv) above, for ten (10) days after notice to Borrower or Operating Lessee, as applicable, from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower or Operating Lessee, as applicable, shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days; and/or

(xvi)                       if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents (or if no cure periods are set forth therein, then the applicable cure periods set forth in this Section 10.1(a)), whether as to any Borrower Party or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b)                                 Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (vi) or (vii) above with respect to the Borrower, Operating Lessee and/or SPC Party only) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower, Operating Lessee and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi) or (vii) above with respect to the Borrower, Operating Lessee and/or SPC Party only, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and each of

Borrower and Operating Lessee hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

(c)                                  Notwithstanding the foregoing or anything herein to the contrary, in the event there is a non-monetary Event of Default relating to a specific Individual Property, Borrower may cause a cure of such Event of Default by effectuating an Individual Property Release pursuant to and in accordance with the terms of Section 2.7 hereof (other than satisfying the condition that there is no Event of Default).

Section 10.2                            Remedies.

(a)                                 Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.  Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b)                                 With respect to Borrower, Operating Lessee and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties or any part thereof, in its absolute discretion in respect of the Debt.  In addition, Lender shall have the right from time to time to partially foreclose the Security Instruments in any manner and for any amounts secured by the Security Instruments then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances:  (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Security Instruments to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Security Instruments to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Security Instruments as Lender may elect.  Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Security Instruments to secure payment of sums secured by the Security Instruments and not previously recovered.

(c)                                  Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder.  Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.  Each of Borrower and Operating Lessee hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower and/or Operating Lessee, as applicable, ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower and/or Operating Lessee, as applicable, by Lender of Lender’s intent to exercise its rights under such power.  Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) neither Borrower nor Operating Lessee shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d)                                 Any amounts recovered from the Property or any other collateral for the Loan during the continuance of an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

Section 10.3                            Right to Cure Defaults.  Lender may, but without any obligation to do so and without notice to or demand on Borrower or Operating Lessee, as applicable, and/or Operating Lessee, as applicable, and without releasing Borrower or Operating Lessee from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower or Operating Lessee hereunder in such manner and to such extent as Lender may deem necessary.  Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the reasonable cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand.  All such reasonable costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred into the date of payment to Lender.  All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

Section 10.4                            Remedies Cumulative.  The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise.  Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default with respect to Borrower or Operating Lessee shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or Operating Lessee or to impair any remedy, right or power consequent thereon.

ARTICLE XI.

MISCELLANEOUS

Section 11.1                            Successors and Assigns.  All covenants, promises and agreements in this Agreement, by or on behalf of each of Borrower and Operating Lessee, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 11.2                            Lender’s Discretion.  Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.  Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender’s determination of Rating Agency criteria, shall be substituted therefore.

Section 11.3                            Governing Law.

(A)                               THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER AND OPERATING LESSEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE

(WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS (OTHER THAN WITH RESPECT TO LIENS AND SECURITY INTERESTS IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY ARTICLE 9 OF THE UCC (INCLUDING, WITHOUT LIMITATION, THE ACCOUNTS) WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION APPLICABLE THERETO IN ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND OPERATING LESSEE HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW EXCEPT AS SPECIFICALLY SET FORTH ABOVE.

(B)                               ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER, BORROWER OR OPERATING LESSEE ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH OF BORROWER AND OPERATING LESSEE WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF BORROWER AND OPERATING LESSEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  EACH OF BORROWER AND OPERATING LESSEE DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY
2711 CENTERVILLE ROAD, SUITE 400
WILMINGTON, DELAWARE 19808

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW

YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER OR OPERATING LESSEE, AS APPLICABLE, IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER OR OPERATING LESSEE, AS APPLICABLE, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  EACH OF BORROWER AND OPERATING LESSEE (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 11.4                            Modification, Waiver in Writing.  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower and/or Operating Lessee therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to, or demand on Borrower or Operating Lessee, shall entitle Borrower or Operating Lessee to any other or future notice or demand in the same, similar or other circumstances.

Section 11.5                            Delay Not a Waiver.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.  Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 11.6                            Notices.  All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6.  Any Notice shall be deemed to have been received:  (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day) provided duplicate notice is sent by (a), (c) or (d), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:                                                                           Morgan Stanley Bank, N.A.
1585 Broadway
New York, NY 10036
Attention:  George Kok
Facsimile No.  212.507.4859

with a copy to:                                                               Alston & Bird LLP
90 Park Avenue
New York, NY  10016
Attn:  Ellen M. Goodwin
Facsimile No. 212.922.3947

If to Borrower or                                                     c/o Ashford Hospitality Prime

Operating Lessee:                                                14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attention:  David Brooks
Facsimile No. 972.980.2705

with a copy to:                                                               Gardere Wynne Sewell LLP
2021 McKinney Avenue, Suite 1600
Dallas, Texas 75201
Attention:  Cynthia Nelson, Esq.
Facsimile No. (214) 999-3884

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 11.6.  Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery.  Notice for any party may be given by its respective counsel.  Additionally, Notice to or from Lender may also be given to or by Servicer and Lender hereby acknowledges and agrees that Borrower and Operating Lessee, as applicable, shall be entitled to rely on any Notice given to or by Servicer as if it had been sent to or by Lender. Furthermore, to the extent Borrower or Operating Lessee is required to send Lender any notice that they receive, such notice obligation shall be deemed satisfied if Lender receives a copy of such notice directly from a third party.

Section 11.7                            Trial by Jury.  BORROWER OPERATING LESSEE AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER

EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, OPERATING LESSEE AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 11.8                            Headings..  The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9                            Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10                     Preferences.  Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder.  To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.11                     Waiver of Notice.  Neither Borrower nor Operating Lessee shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower or Operating Lessee, as applicable, and except with respect to matters for which neither Borrower nor Operating Lessee is, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Borrower and Operating Lessee hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower or Operating Lessee, as applicable.

Section 11.12                     Remedies of Borrower and Operating Lessee.  In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s and Operating Lessee’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment.  Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 11.13                     Expenses; General Indemnity; Mortgage Tax Indemnity; ERISA Indemnity; Duty to Defend; Survival.

11.13.1                   Expenses.  Except as otherwise expressly provided herein, Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all actual reasonable third-party out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements and any Rating Agency fees and disbursements) incurred by Lender in connection with (i) the ongoing performance of and compliance with agreements and covenants of any Borrower Party contained in this Agreement and the other Loan Documents including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation or otherwise, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; (vi) enforcing any obligations of or collecting any payments due from Borrower Parties under this Agreement, the other Loan Documents or with respect to the Property including actual out-of-pocket fees, costs and expenses of the Servicer and any actual reasonable out-of-pocket third-party fees and expenses incurred in each case in connection with a prepayment, release of the Property, approvals under the Loan Documents requested by Borrower, assumption of Borrower’s obligations or amendment or modification of the Loan requested by Borrower subject to and in accordance with any servicing agreement or similar agreement entered into in connection with a Securitization, including: (a) any amounts payable in respect of advances (including protective advances, monthly payment advances, special servicer fee advances and advances of delinquent debt service payments), together with interest thereon, made pursuant to the servicing agreement, in each case, as a result of Borrower’s default hereunder beyond any applicable grace period (or, with respect to special servicer fee advances, as a result of the Loan becoming a specially serviced loan pursuant to the servicing agreement, including, without limitation, any costs and expenses incurred in connection with transferring the Loan to a special servicer) to the extent late charges and default interest actually paid by Borrower in respect of such payments are insufficient to pay the same, (b) “liquidation fees” related to the Loan in the amounts set forth in the servicing agreement, (c) “workout fees” in the amounts set forth in the servicing agreement, and (d) “special servicing fees” for the Loan upon the Loan becoming a specially serviced loan pursuant to the servicing agreement in the amounts set forth in the servicing agreement; provided, however, that Borrower shall not be liable (x) for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender or Servicer and (y) for the payment of any monthly master servicing fees.  Any costs due and payable to Lender may be paid to Lender pursuant to the Cash Management Agreement.

11.13.2                   General Indemnity.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender Indemnitees (defined below) from Losses that may be imposed upon or incurred by or asserted against any Lender Indemnitees and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents; (b) the use or intended use of the proceeds of the Loan; (c) ownership of the Security Instrument, the Property or any interest therein or receipt of any Rents; (d) any amendment to, or restructuring of, the Debt, and the Note, this Agreement, the Security Instrument, or any other Loan Documents; (e) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Agreement, the Security Instrument, the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (f) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (g) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (h) any failure on the part of Borrower to perform or be in compliance with any of the terms of the Security Instrument; (i) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (j) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-S, Proceeds from Real Estate Transactions, or Form 1099-B, Statement for Recipients of Proceeds from Real Estate Broker and Barter Exchange Transactions, which may be required in connection with the Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which the Security Instrument is made; (k) any failure of the Property to be in compliance with any Legal Requirements; (l) the enforcement by any Lender Indemnitees of the provisions of this Section 11.13; (m) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease and/or the Operating Lease; (n) the payment of any commission, charge or brokerage fee to anyone claiming through Borrower which may be payable in connection with the funding of the Loan; or (o) any misrepresentation made by Borrower in this Agreement, the Security Instrument or any other Loan Document; provided, however, that Borrower shall not have any obligation to the Lender Indemnitees hereunder to the extent that such Losses arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnitees or any breach of the Loan Documents by Lender Indemnitees.  To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Losses incurred by the Lender Indemnitees.  Any amounts payable to Lender by reason of the application of this Section 11.13 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender Indemnitees until paid.

For purposes of this Section 11.13, the term “Lender Indemnitees” shall mean (a) Lender, (b) any successor owner or holder of the Loan, (c) any Servicer or prior Servicer of the Loan, (d) any trustees, custodians or other fiduciaries who hold or who have held a full or partial direct interest in the Loan for the benefit of any Investor or other third party, (e) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (f) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (g) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties’ assets and business) in all cases whether during the term of the Loan or as part of or following a foreclosure of the Loan.

11.13.3                   Mortgage Tax Indemnity.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Lender Indemnitee from and against any and all Losses imposed upon or incurred by or asserted against any Lender Indemnitee and directly or indirectly arising out of or in any way relating to (i) any tax on the making and/or recording of the Security Instrument, the Note or any of the other Loan Documents, or  (ii) any transfer tax incurred by any Lender Indemnitee in connection with the exercise of remedies hereunder, under the Security Instrument or under any other Loan Documents.

11.13.4                   ERISA Indemnity.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Lender Indemnitee from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 3.1.8 and/or 4.2.11 hereof.

11.13.5                   Duty to Defend; Attorney’s Fees and Other Fees and Expenses.  Upon written request by any Lender Indemnitee, Borrower shall defend same (if requested by any Lender Indemnitee, in the name of Lender Indemnitee) by attorneys and other professionals reasonably approved by the Lender Indemnitee.  Notwithstanding the foregoing, if defendants in any such proceeding include both Borrower and any Lender Indemnitee and such Lender Indemnitee has concluded that there are legal defenses available to such Lender Indemnitee that are different from those available to Borrower or that the Lender Indemnitees are not properly being represented (in each case, as determined by such Lender Indemnitee, in its reasonable discretion), such Lender Indemnitee may (for itself and/or on behalf of any other Lender Indemnitees), engage its own attorneys to defend and other qualified professionals to assist such Lender Indemnitees, and, at the option of Lender Indemnitees, their attorneys shall act as co-counsel in connection with the resolution of any claim or proceeding; provided, however, that upon Lender Indemnitees reasonably determining that the attorneys and/or professionals engaged by Borrower are not adequately representing the Lender Indemnitees, the attorneys for the Lender Indemnitees shall control the resolution of such claim or proceeding (except that such attorneys shall not be entitled or agree to a settlement of such claim or proceeding without Borrower’s consent, which consent shall not be unreasonably withheld, conditioned or delayed, unless Lender Indemnitee agrees in writing to release Borrower from any and all obligations with respect to such settlement).  Upon demand, Borrower shall pay or, in the sole and absolute discretion of Lender Indemnitees, reimburse, Lender Indemnitees for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

11.13.6                   Survival.  The obligations and liabilities of Borrower under this Section 11.13 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

11.13.7                   Environmental Indemnity.  Simultaneously herewith, Borrower and Guarantor have executed and delivered the Environmental Indemnity to Lender, which Environmental Indemnity is not secured by the Security Instrument.

Section 11.14                                 Schedules Incorporated.  The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 11.15                                 Offsets, Counterclaims and Defenses.  Any assignee of Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 11.16                                 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)                                 Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender.  Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender or to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)                                 This Agreement and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.  All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 11.17                     Publicity.  All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Morgan Stanley Mortgage Capital Holdings LLC, or any of their Affiliates shall be subject to the prior approval of Lender.

Section 11.18                     Waiver of Marshalling of Assets.  To the fullest extent permitted by law, each of Borrower and Operating Lessee, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower and/or Operating Lessee, as applicable, Borrower’s and/or Operating Lessee’s, as applicable, members or partners and others with interests in Borrower and/or Operating Lessee, as applicable, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 11.19                     Waiver of Offsets/Defenses/Counterclaims.  Each of Borrower and Operating Lessee hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents.  No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 11.20                     Conflict; Construction of Documents; Reliance.  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.  Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender.  Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies.  Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 11.21                     Brokers and Financial Advisors.  Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Jones Lang LaSalle

(“Broker”).  Borrower shall indemnify, defend and hold Lender Indemnitees harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender Indemnitee’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein.  The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 11.22                     Exculpation.

(a)                                 Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower or Operating Lessee to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing personal liability shall be sought against Borrower, Operating Lessee or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, or affiliate of Borrower or Operating Lessee (but specifically excluding Guarantor pursuant to the Guaranty) or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower and/or Operating Lessee only to the extent of Borrower’s or Operating Lessee’s, as applicable, interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instrument and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or Operating Lessee or any of the Exculpated Parties, in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instrument or the other Loan Documents.  The provisions of this Section shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Lender to name Borrower and/or Operating Lessee as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (3) affect the validity or enforceability of any indemnity, guaranty, or similar instrument made in connection with the Loan or any of the rights and remedies of Lender thereunder; (4) impair the right of Lender to obtain the appointment of a receiver; (5) impair the enforcement of the assignment of leases and rents contained in the Security Instrument; (6) impair the right of Lender to enforce the provisions of the Environmental Indemnity; (7) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize on any security given by Borrower in connection with the Loan or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against such security (provided that, Guarantor shall not be liable for such deficiency judgment unless there is a Guaranteed Recourse Obligation of Borrower (as defined in the Guaranty) for which Guarantor is liable pursuant to the terms of the Guaranty); or (8) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower and/or Operating Lessee, by money judgment or otherwise, to the extent of any

Losses incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with any of the following:

(i)                                     fraud or intentional material misrepresentation by Borrower, Operating Lessee, any of the Exculpated Parties or any Borrower Party in connection with the Loan;

(ii)                                  the gross negligence or willful misconduct of Borrower, Operating Lessee, any of the Exculpated Parties or any Borrower Party in connection with the Loan;

(iii)                               the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in any other Loan Document concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in any such document;

(iv)                              the intentional misapplication, misappropriation or conversion by Borrower, Operating Lessee, any of the Exculpated Parties or the Borrower Parties of any Rents following an Event of Default, or the removal or disposal of any portion of the Property, which removal is not in the ordinary course of business, during the continuance of an Event of Default;

(v)                                 the misapplication, misappropriation or conversion by Borrower, Operating Lessee, any of the Exculpated Parties or the Borrower Parties of any (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, or (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property;

(vi)                              if any Franchise Agreement or Brand Management Agreement is canceled, terminated or surrendered, expires pursuant to its terms or otherwise ceases to be in full force and effect, and in any such case, Operating Lessee or Borrower, in connection with such cancellation, termination, surrendered, expiration or cessation, fails to enter into a Replacement Franchise Agreement with a Qualified Franchisor or Replacement Brand Management Agreement with a Qualified Brand Manager, in each case, in accordance with the applicable terms and provisions hereof within sixty (60) days of such cancellation, termination, surrender or expiration of the Franchise Agreement or Brand Management Agreement, as applicable;

(vii)                           Borrower’s failure to make the Condemnation Payment, if required pursuant to Section 5.3.3 hereof;

(viii)                        Borrower and/or Operating Lessee fail to comply with the provisions of Section 3.1.24 hereof; provided, however, such failure shall not result in recourse liability hereunder unless such breach was material and, within fifteen (15) days of notice from Lender, Borrower fails to cure such breach and fails to deliver to Lender a New Non-Consolidation Opinion to the effect that such failure does not negate or impair the opinion previously delivered to Lender;

(ix)                              Borrower voluntarily incurs additional secured indebtedness in breach of the Loan Documents without Lender’s prior written consent;

(x)                                 Borrower’s failure to pay any PIP Reserve True-Up;

(xi)                              (A) failure to pay rent, additional rent or any other amounts due and payable under the Ground Lease and/or (B) any costs or expenses incurred by Lender in connection with curing any breach or default by Borrower under the Ground Lease; and/or

(xii)                           the Ground Lease is terminated, cancelled or otherwise ceases to exist.

(b)                                 Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that:  (i) Borrower fails to comply with the provisions of Section 4.2.1 hereof or Article 8 hereof, except any transfer of all or any portion of the Property to Lender or to any purchaser at a foreclosure sale or a deed in lieu of foreclosure in connection with the exercise of Lender’s rights and remedies under the Loan Documents; (ii) Borrower, SPC Party and/or Operating Lessee fail to comply with any provision of Section 3.1.24 hereof and such failure results in the substantive consolidation of Borrower and/or Operating Lessee with any other Person; (iii) Borrower, Operating Lessee, or any SPC Party files a voluntary petition under the Bankruptcy code or any other Federal or state bankruptcy or insolvency law; (iv) an Affiliate, officer, director, or representative which Controls, directly or indirectly, Borrower, Operating Lessee or any SPC Party, files, or joins in the filing of, an involuntary petition against Borrower, Operating Lessee or any SPC Party under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower, Operating Lessee or any SPC Party from any Person; (v) Borrower, Operating Lessee or any SPC Party files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (vi) any Affiliate, officer, director, or representative which Controls Borrower, Operating Lessee or any SPC Party consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Operating Lessee or any SPC Party or any portion of the Property, unless such consent is given in response to a request from Lender; (vii) Borrower, Operating Lessee or any SPC Party makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (viii) there is substantive consolidation of Borrower (or any Restricted Party) with any other Person in connection with any federal or state bankruptcy proceeding involving the Guarantor or any of its Affiliates, (ix) Borrower (or any Restricted Party) contests or opposes any motion made by Lender to obtain relief from the automatic stay or seeks to reinstate the automatic stay in the event of any federal or state bankruptcy or insolvency proceeding involving the Guarantor or its Affiliates; or (x) Borrower (or any Restricted Party) accepts from any Guarantor or Guarantor solicits or provides any debtor-in-possession financing to Borrower in the event Borrower (or any Restricted Party) is the subject of a bankruptcy or insolvency proceeding.

The obligations and liabilities of Borrower and Operating Lessee, as applicable, under this Section 11.22 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument; provided, however, notwithstanding the foregoing or anything herein, in the Guaranty, the Environmental Indemnity or the other Loan Documents to the contrary, (A) Borrower and Guarantor shall have no liability under this Section 11.22, the Guaranty or the Environmental Indemnity to the extent such liability solely arises (i) following appointment of a receiver over the Individual Property or following Lender (or its nominee) taking title to the Property pursuant to its exercise of remedies under the Loan Documents by foreclosure, deed-in-lieu of foreclosure, assignment-in-lieu of foreclosure or otherwise or (ii) as a result of Lender’s gross negligence, fraud or willful misconduct; and (B) Guarantor shall have no liability under this Section 11.22, the Guaranty or the Environmental Indemnity to the extent such liability solely arises following a Permitted Equity Transfer which results in any such Guarantor no longer owning any direct or indirect interest in Borrower.

Section 11.23                     Prior Agreements.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the application letter, dated November 7, 2016, between Ashford Hospitality Prime Portfolio and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

Section 11.24                     Servicer.

(a)                                 At the option of Lender, the Loan may be serviced by a servicer (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer.  Borrower shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement or for the payment of the monthly master servicing fee due to the Servicer under the Servicing Agreement (but shall be responsible to pay all special servicing fees). Servicer shall, however, be entitled to reimbursement of all actual reasonable out-of-pocket costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under the applicable provisions of this Agreement and the other Loan Documents.

(b)                                 Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower and/or Operating Lessee, as applicable, pursuant to the provisions of this Agreement, the Note and the other Loan Documents.

Section 11.25                     Joint and Several Liability.  If more than one Person has executed this Agreement as “Borrower” or “Operating Lessee,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

Section 11.26                     Creation of Security Interest.  Notwithstanding any other provision set forth in this Agreement, the Note, the Security Instrument or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Security Instrument and any other Loan Document (including, without limitation, the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

Section 11.27                     Assignments and Participations.

(a)                                 The Lender may assign to one or more Persons all or a portion of its rights and obligations under this Loan Agreement.

(b)                                 Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Loan Agreement; provided, however, that (i) Lender’s obligations under this Loan Agreement shall remain unchanged, (ii) except as otherwise provided in Section 2.5, Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lender shall remain the holder of any Note for all purposes of this Loan Agreement and (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under and in respect of this Loan Agreement and the other Loan Documents.

(c)                                  Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.27, disclose to the assignee or Participant or proposed assignee or Participant, as the case may be, any information relating to Borrower, Operating Lessee or any of its Affiliates or to any aspect of the Loan that has been furnished to the Lender by or on behalf of the Borrower, Operating Lessee or any of its Affiliates.

(d)                                 Upon such assignment the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment, have the rights and obligations of Lender under this Agreement.

(e)                                  In connection with any Secondary Market Transaction, including, without limitation, any assignment or participation pursuant to this Section 11.27, at the request of Lender and at Lender’s sole cost and expense, Borrower shall (i) appoint, as its agent, a registrar and transfer agent (the “Register”) reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the IRS Code, and (ii) otherwise cooperate with Lender in order to cause the Note to be in registered form pursuant to Section 163(f) of the IRS Code. The option to convert the Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Register shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Register, effective upon the effectiveness of the appointment of a replacement Register, reasonably acceptable to Lender.  The Register shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and other Loan Documents.

Section 11.28                     Set-Off.  In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, the Lender shall have the right, without prior notice to Borrower and/or Operating Lessee, as applicable, any such notice being expressly waived by each of Borrower and Operating Lessee, as applicable, to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower and/or Operating Lessee, as applicable, hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower and/or Operating Lessee, as applicable.  Lender agrees promptly to notify Borrower and/or Operating Lessee, as applicable, after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.29                     [Intentionally Omitted].

Section 11.30                     [Intentionally Omitted].

Section 11.31                     Cross-Default; Cross-Collateralization.

(a)                                 Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Property and in reliance upon the aggregate of all of the Individual Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately.  Borrower agrees that each of the Loan Documents (including, without limitation, the Security Instrument) are and will be cross collateralized and cross defaulted with each other so that (i) an Event of Default under any of Loan Documents shall constitute an Event of Default under each of the other Loan Documents; (ii) an Event of Default hereunder shall constitute an Event of Default under each Security Instrument; (iii) each Security Instrument shall constitute security for the Note as if a single blanket lien were placed on all of the Property as security for the Note; and (iv) such cross collateralization shall in no event be deemed to constitute a fraudulent conveyance and Borrower waives any claims related thereto.

(b)                                 To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever.  In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual

Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

(c)                                  Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of each Security Instrument.  If at any time Lender determines, based on applicable Legal Requirements, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any Individual Property, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender’s request, supplemental affidavits increasing the amount of the Debt attributable to any such Individual Property to an amount determined by Lender to be equal to the lesser of (i) the greater of the fair market value of the applicable Individual Property (1) as of the date hereof and (2) as of the date such supplemental affidavits are to be delivered to Lender, and (ii) the amount of the Debt attributable to any such Individual Property (as set forth on Schedule VI hereof), and Borrower shall, on demand, pay any additional taxes.

Section 11.32                     Contributions and Waivers.

(a)                                 As a result of the transactions contemplated by this Agreement and the other Loan Documents, each Borrower will benefit, directly and indirectly, from each Borrower’s obligation to pay the Debt and perform its obligations hereunder and under the other Loan Documents (collectively, the “Obligations”) and in consideration therefore each Borrower desires to enter into an allocation and contribution agreement among themselves as set forth in this Section 11.32 to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of Borrowers in the event any payment is made by any individual Borrower hereunder to Lender (such payment being referred to herein as a “Contribution,” and for purposes of this Section 11.32, includes any exercise of recourse by Lender against any Property of a Borrower and application of proceeds of such Property in satisfaction of such Borrower’s obligations, to Lender under the Loan Documents).

(b)                                 Each Borrower shall be liable hereunder with respect to the Obligations only for such total maximum amount (if any) that would not render its Obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any State law.

(c)                                  In order to provide for a fair and equitable contribution among Borrowers in the event that any Contribution is made by an individual Borrower (a “Funding Borrower”), such Funding Borrower shall be entitled to a reimbursement contribution (“Reimbursement Contribution”) from all other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Obligations, in the manner and to the extent set forth in this Section 11.32.

(d)                                 For purposes hereof, the “Benefit Amount” of any individual Borrower as of any date of determination shall be the net value of the benefits to such Borrower and its affiliates from extensions of credit made by Lender to (i) such Borrower and (ii) to the other Borrowers hereunder and the Loan Documents to the extent such other Borrowers have guaranteed or mortgaged their property to secure the Obligations of such Borrower to Lender.

(e)                                  Each Borrower shall be liable to a Funding Borrower in an amount equal to the lesser of (i) the (A) ratio of the Benefit Amount of such Borrower to the total amount of Obligations, multiplied by (B) the amount of Obligations paid by such Funding Borrower, or (ii) ninety-five percent (95%) of the excess of the fair saleable value of the property of such Borrower over the total liabilities of such Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Contributions).

(f)                                   In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from other Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section 11.32 above, that Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this Section.

(g)                                  Each Borrower acknowledges that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of Borrower to which such Reimbursement Contribution is owing.

(h)                                 No Reimbursement Contribution payments payable by a Borrower pursuant to the terms of this Section 11.32 shall be paid until all amounts then due and payable by all of Borrowers to Lender, pursuant to the terms of the Loan Documents, are paid in full in cash.  Nothing contained in this Section 11.32 shall limit or affect in any way the Obligations of any Borrower to Lender under the Note or any other Loan Documents;

(i)                                     To the extent permitted by applicable law, each Borrower and Operating Lessee waives the defenses below solely to the extent such defenses are available to such Borrower or Operating Lessee in its capacity as a surety or guarantor of the Debt and not as a direct obligor hereunder or under the other Loan Documents;

(i)                                     any right to require Lender to proceed against any other Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against Borrower or Operating Lessee;

(ii)                                  any defense based upon any legal disability or other defense of any other Borrower, any guarantor of any other person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause other than full payment of all sums payable under the Note, this Agreement and any of the other Loan Documents;

(iii)                               any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower, Operating Lessee or any principal of any other Borrower or Operating Lessee or any defect in the formation of any other Borrower or Operating Lessee or any principal of any other Borrower;

(iv)                              any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(v)                                 any defense based upon any failure by Lender to obtain collateral for the indebtedness or failure by Lender to perfect a lien on any collateral;

(vi)                              presentment, demand, protest and notice of any kind;

(vii)                           any defense based upon any failure of Lender to give notice of sale or other disposition of any collateral to any other Borrower or to any other person or entity or any defect in any notice that may be given in connection with any sale or disposition of any collateral;

(viii)                        any defense based upon any failure of Lender to comply with applicable laws in connection with the sale or other disposition of any collateral, including any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral;

(ix)                              any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code;

(x)                                 any defense based upon any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;

(xi)                              any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;

(xii)                           any defense based upon the avoidance of any security interest in favor of Lender for any reason;

(xiii)                        any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents;

(xiv)                       any defense or benefit based upon Borrower’s, or any other party’s, resignation of the portion of any obligation secured by the Security Instrument to be satisfied by any payment from any other Borrower or any such party;

(xv)                          all rights and defenses arising out of an election of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed Borrower’s or Operating Lessee’s rights of subrogation and reimbursement against any other Borrower or Operating Lessee;

(xvi)                       all rights and defenses that Borrower or Operating Lessee may have because any of Debt is secured by real property.  This means, among other things (subject to the other terms and conditions of the Loan Documents): (1) Lender may collect from Borrower or Operating Lessee without first foreclosing on any real or personal property collateral pledged by any other Borrower or Operating Lessee, (2) if Lender forecloses on any real property collateral pledged by any other Borrower or Operating Lessee, (I) the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, (II) Lender may collect from Borrower or Operating Lessee even if any other Borrower, by foreclosing on the real property collateral, has destroyed any right Borrower or Operating Lessee may have to collect from any other Borrower or Operating Lessee.  This is an unconditional and irrevocable waiver of any rights and defenses Borrower or Operating Lessee may have because any of the Debt is secured by real property; and

(xvii)                    except as may be expressly and specifically permitted herein, any claim or other right which Borrower or Operating Lessee might now have or hereafter acquire against any other Borrower or any other person that arises from the existence or performance of any obligations under the Note, this Agreement, the Security Instrument or the other Loan Documents, including any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of Lender against any other Borrower or Operating Lessee or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.

(j)                                    Each Borrower hereby restates and makes the waivers made by Guarantor in the Guaranty for the benefit of Lender.  Such waivers are hereby incorporated by reference as if fully set forth herein (and as if applicable to each Borrower) and shall be effective for all purposes under the Loan (including, without limitation, in the event that any Borrower is deemed to be a surety or guarantor of the Debt (by virtue of each Borrower being co-obligors and jointly and severally liable hereunder, by virtue of each Borrower encumbering its interest in the Property for the benefit or debts of the other Borrowers in connection herewith or otherwise)).

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

MORGAN STANLEY BANK, N.A.,
a national banking association

By:	Cynthia Eckes
Name: Cynthia Eckes
Title: Authorized Signatory

Loan Agreement - Signature Page

BORROWER:

ASHFORD PHILADELPHIA ANNEX
LP, a Delaware limited partnership

By:	Ashford Philadelphia Annex GP LLC, a
Delaware limited liability company, its
general partner

	By:	/s/ David A. Brooks
Name: David A. Brooks
Title: President

BORROWER:

ASHFORD PLANO-M LP, a Delaware
limited partnership

By:	Ashford Sapphire VII GP LLC, a
Delaware limited liability company, its
general partner

	By:	/s/ David A. Brooks
Name: David A. Brooks
Title: President

BORROWER:

ASHFORD SAN FRANCISCO II LP, a
Delaware limited partnership

By:	Ashford SF GP LLC, a Delaware
limited liability company, its general
partner

	By:	/s/ David A. Brooks
Name: David A. Brooks
Title: President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Loan Agreement - Signature Page

BORROWER:

ASHFORD SEATTLE WATERFRONT
LP, a Delaware limited partnership

By:	Ashford Sapphire VII GP LLC, a
Delaware limited liability company, its
general partner

	By:	/s/ David A. Brooks
Name: David A. Brooks
Title: President

BORROWER:

ASHFORD TAMPA INTERNATIONAL
HOTEL, LP, a Delaware limited
partnership

By:	Ashford Sapphire VII GP LLC, a
Delaware limited liability company, its
general partner

	By:	/s/ David A. Brooks
Name: David A. Brooks
Title: President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Loan Agreement - Signature Page

OPERATING LESSEE:

ASHFORD TRS PHILADELPHIA
ANNEX LLC, a Delaware limited liability
company

By:	/s/ Deric S Eubanks
Name: Deric S. Eubanks
Title: President

OPERATING LESSEE:

ASHFORD TRS SAPPHIRE VII LLC, a
Delaware limited liability company

By:	/s/ Deric S Eubanks
Name: Deric S. Eubanks
Title: President

OPERATING LESSEE:

ASHFORD TRS SF LLC, a Delaware
limited liability company

By:	/s/ Deric S Eubanks
Name: Deric S. Eubanks
Title: President

Loan Agreement - Signature Page

SCHEDULE I

[INTENTIONALLY OMITTED]

SCHEDULE II

[INTENTIONALLY OMITTED]

SCHEDULE III

ORGANIZATIONAL CHART

1 100% 100% Limited Partner LLC Approx 88% LP 0% GP 100% 100% 100% 100% 99.5% LP 99.5% LP 0.5% GP 99.5% LP 0.5% GP 0.5% GP 100% 100% 100% Operating Lease Operating Lease All entities are Delaware entities, with the exception of Ashford Hospitality Prime, Inc., which is a Maryland corporation. Ashford Pl (Marriot Ashford Seattle (Marriott Seattle) Ashford Tampa International Hotel (Renaissance Tampa) ano-M LP t Plano) Ashford TRS Sapphire VII LLC Waterfront LP , LP Operating Lease Ashford TRS Philadelphia Annex LLC Ashford TRS SF LLC Ashford San Francisco II LP (Courtyard San Francisco) Ashford Philadelphia Annex LP (Courtyard Philly Ashford Sapphire VII GP LLC Ashford SF GP LLC Ashford Philadelphia Annex GP LLC Ashford Prime TRS Corporation Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership Ashford Prime OP Ashford Prime OP General Partner LLC Holders of OP Units convertible to publicly traded common stock Approx. 12% LP Ashford Hospitality Prime, Inc., a Maryland corporation

1

Ashford Hospitality Prime, Inc., a Maryland corporation
100%
100%
Holders of OP Units convertible to publicly traded common stock
Ashford Prime OP Limited Partner LLC
Ashford Prime OP General Partner LLC
Approx. 88% LP
0% GP
Approx. 12% LP
Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership
100%
Ashford Sapphire VII GP LLC
100%
Ashford SF GP LLC
100%
Ashford Philadelphia Annex GP LLC
100%
Ashford Prime TRS Corporation
0.5% GP
99.5% LP
Ashford Plano-M LP (Marriott Plano)
Ashford Seattle Waterfront LP (Marriott Seattle)
Ashford Tampa International Hotel, LP (Renaissance Tampa)
0.5% GP
99.5% LP
Ashford San Francisco II LP (Courtyard San Francisco)
0.5% GP
99.5% LP
Ashford Philadelphia Annex LP (Courtyard Philly)
100%
Ashford TRS Philadelphia Annex LLC
100%
Ashford TRS SF LLC
100%
Ashford TRS Sapphire VII LLC
Operating Lease
Operating Lease
Operating Lease

SCHEDULE IV

REPLACEMENT FRANCHISORS AND REPLACEMENT BRAND MANAGERS

All comparable or higher-standard brands of Hilton, Marriott, Starwood and Hyatt

SCHEDULE V

DESCRIPTION OF REAs

Philadelphia Property:

1.                   That certain Amended and Restated Development Agreement for the Development of City Hall Annex, by and between Philadelphia Authority for Industrial Development, a body politic and corporate of the Commonwealth of Pennsylvania, Annex Center Realty, Inc., a Pennsylvania corporation, and Courtyard Annex, L.L.C., a Delaware limited liability company, dated October 31, 1997 and recorded December 17, 1997 in Deed Book JTD 494, Page 139 of the City of Philadelphia Department of Records.

2.                   That certain Indenture, by and between The City of Philadelphia, a City of the first class of the Commonwealth of Pennsylvania, and Philadelphia Authority for Industrial Development, a body politic and corporate of the Commonwealth of Pennsylvania, dated December 8, 1998 and recorded December 12, 1998 in Deed Book FHS 1240, Page 539 of the City of Philadelphia Department of Records.

Plano Property:

1.                   That Certain Master Declaration of Covenants, Conditions and Restrictions (Legacy Town Center), by Electronic Data Systems Corporation, a Delaware corporation, dated February 16, 1999 and recorded in Volume 4355, Page 619 of the Land Records of Collin County, Texas, as modified and supplemented by that certain Supplement to Declaration of Covenants, Conditions and Restrictions and Association Declarations, dated June 30, 1999 and recorded in Volume 4449, Page 779 of the Land Records of Collin County, Texas, as affected by that certain Assignment and Assumption of Declarant’s Interest, by and between Electronic Data Systems Corporation, a Delaware corporation, and EDS Information Services L.L.C., a Delaware limited liability company, dated January 1, 2001 and recorded in Volume 4853, Page 2274 of the Land Records of Collin County, Texas, as further affected by that certain Assignment of Rights, by and between Electronic Data Systems Corporation, a Delaware corporation, and EDS Information Services L.L.C., a Delaware limited liability company, effective January 1, 2001 and recorded in Volume 4901, Page 1599 of the Land Records of Collin County, Texas.

2.                   That certain Reciprocal Parking Easement and Maintenance Agreement, by and between Letchi, Limited, a Texas limited partnership, and Lincoln-Town Center, Ltd., a Texas limited partnership, dated June 20, 2001 and recorded June 21, 2001 in Volume 4944, Page 2560 of the Land Records of Collin County, Texas.

San Francisco Property:

None.

Seattle Property:

1.                   That certain Lenora Bridge Public Pedestrian Access by and between the Port of Seattle, a municipal corporation, and the City of Seattle, Washington, dated August 4, 1994 and recorded in recording number 9408050459 as amended by that certain Amended Lenora Bridge Public Pedestrian Access Easement, dated August 17, 1995 and recorded August 18, 1995 in recording number 9508180452 of the King County Records.

2.                   That certain Easement Agreement, by and between Burlington Northern Railroad Company and the Port of Seattle, a municipal corporation, dated July 28, 1994 and recorded August 18, 1994 in recording number 9408180975 of the King County Records.

3.                   That certain Declaration of Easements for Access and Underground Utilities by the Port of Seattle, a municipal corporation, dated as of February 15, 1996 and recorded on February 15, 1996 in recording number 9602151247 as retained by the Port of Seattle pursuant to the certain Declaration of Covenants, Conditions and Restrictions by and between the Port of Seattle, a municipal corporation, and MI Seattle, LLC, a Delaware limited liability corporation dated May 25, 2001 and recorded May 25, 2001 in recording number 20010525002061 of the King County Records.

4.                   That certain Sound Wall Easement by and between CNL Seattle Waterfront Hotel, LP, a Delaware limited partnership and the Port of Seattle, a Washington Port District, recorded September 15, 2004 in recording number 20040915001819 of the King County Records.

5.                   That certain Property Use and Development Agreement by the Port of Seattle in favor of the City of Seattle, a municipal corporation, dated as of August 4, 1994 and recorded on August 5, 1994 in recording number 9408050461 as amended by that certain Amendment to Property Use and Development Agreement by the Port of Seattle in favor of the City of Seattle, a municipal corporation, dated August 18, 1994 and recorded August 19, 1994 in recording number 9408190264 of the King County Records.

6.                   That certain Memorandum of Parking Agreement by and between the Port of Seattle, a municipal corporation of the State of Washington and MI Seattle, LLC, a Delaware limited liability company dated May 25, 2001 and recorded May 25, 2001 in recording number 20010525002063.

Tampa Property:

1.                   That certain Amended and Restated Development, Use and Reciprocal Easement Agreement, by and between Tampa Westshore Associates Limited Partnership, a Delaware limited partnership and Concorde Companies, a Florida general partnership, dated September 3, 1998 and recorded September 9, 1998 as Official Records Book No. 9227, Page 556, as amended by that certain First Amendment to Amended and Restated Development, Use and Reciprocal Easement Agreement, dated November 17, 1999 and recorded September 14, 2000, as Official Records Book No. 10372, Page 1, and as amended by that certain Second Amendment to Amended and Restated Development, Use and Reciprocal Easement Agreement, dated September 17, 2000 and recorded September 23, 2010 as Official Records Book No. 10372, Page 7.

2.                   That certain Construction Operation Reciprocal Easement Agreement, by and among Tampa Westshore Associates Limited Partnership, a Delaware limited partnership, The Neiman Marcus Group, Inc., a Delaware corporation, The May Department Stores Company, a New York corporation, Mercantile Properties, Inc., a Delaware corporation, The Joslin Dry Goods Company, a Colorado corporation, and Nordstrom, Inc., a Washington corporation, dated November 1, 1999 and recorded November 16, 1999 as Official Records Book No. 9922, Page 1459, as amended by that certain First Amendment to Construction Operation Reciprocal Easement Agreement, dated April 20, 2001 and recorded April 23, 2001, as Official Records Book No. 10753, Page 500, and as amended by that certain Second Amendment to Construction Operation Reciprocal Easement Agreement, dated April 9, 2003 and recorded April 10, 2003 as Official Records Book No. 12519, Page 254.

3.                   That certain Agreement Concerning Development Rights by and between Tampa Westshore Associates Limited Partnership, a Delaware limited partnership and CNL International Hotel Partnership, LP, a Delaware limited partnership, dated April 9, 2003, and recorded April 10, 2003 as Official Records Book No. 12519, Page 330.

SCHEDULE VI

ALLOCATED LOAN AMOUNTS

Property	Allocated Loan Amount
Philadelphia Property	$75,650,000
Plano Property	$62,250,000
San Francisco Property	$95,050,000
Seattle Property	$93,600,000
Tampa Property	$38,450,000

SCHEDULE VII

FRANCHISE AGREEMENTS

None.

SCHEDULE VIII

FRANCHISOR

None.

SCHEDULE IX

INDIVIDUAL PROPERTIES

Property	Address
Philadelphia Property	Courtyard Philadelphia 21 N. Juniper Downtown Street Philadelphia, Pennsylvania 19107
Plano Property	Marriott Plano Legacy Town Center 7121 Bishop Road Plano, Texas 75024
San Francisco Property	Courtyard San Francisco Downtown 299 2nd Street San Francisco, California 94105
Seattle Property	Seattle Marriott Waterfront 2100 Alaskan Way Seattle, Washington 98121
Tampa Property	Renaissance Tampa International Plaza International Plaza and Bay Street 4200 Jim Walter Boulevard Tampa, Florida 33607

SCHEDULE X

SMITH TRAVEL RESEARCH REPORTS

SCHEDULE XI

SCHEDULE OF PIP

2017 Ashford Prime Cap Ex Breakdwon Property Name Project Title Project Description Row Cost Project Start Brand Required AHP Discretionary Comments Historic building compliant restoration of lobby ceiling plaster due to deterioration and cracking. COURTYARD PHILADELPHIA DOW NTOW N Lobby - Ceiling & W alls Refresh $92,548 Q3 $92,548 Historic building requirement - not a requirement of the brand COURTYARD PHILADELPHIA DOW NTOW N Hotel Discretionary Fund Projects costing $10,000 or less. $99,600 $99,600 Discretionary funds are for small items that the property would fund directly - not brand required items Upgrade the existing high speed internet system to comply with GPNS standards. Includes high-performance LAN switch and network connectivity for all back of house connections for wireless PMS and Micros. COURTYARD PHILADELPHIA DOW NTOW N Technology - LAN & HSIA $18,700 $18,700 Replacement of interior floor panels and shelving in 3 kitchen walk-in cooler/freezers due to deteriorated condition. COURTYARD PHILADELPHIA DOW NTOW N Kitchen - W alk-In Cooler $64,203 Q2 $64,203 Placeholder for equipment that is not operating optimally but has not failed Replacement of existing flat rubber membrane roofs to address sources of active leaks. COURTYARD PHILADELPHIA DOW NTOW N Exterior - Roof $450,000 Q2 $450,000 Placeholder for roof that we believe should be repaired but is not brand required Replacement or refurbishment of existing cooling tower on hotel roof due to deteriorated basin leaks. COURTYARD PHILADELPHIA DOW NTOW N HVAC - Cooling Tower $85,500 Q2 $85,500 Placeholder for equipment that is not operating optimally but has not failed Lobby renovation to "great room" concept to include flooring, wall covering, lighting, tables, soft seating, window treatments, reader boards, restroom mirrors, lighting, wall & floor finishes & artwork. Space planning requires Ashford EVP approval. Brand required scope would be a simple refresh of the space, and while we are planning a reposition of the space (moving the bar) this represents a reasonable estimate of required costs for the entirety of the lobby and public space. Combined with explanation below for restaurant space. COURTYARD SAN FRANCISCO DOW NTOW N Lobby and Public Restroom Renovation $1,627,039 Oct 2017 $1,627,039 COURTYARD SAN FRANCISCO DOW NTOW N Hotel Discretionary Fund Projects costing $10,000 or less. $81,000 $81,000 Discretionary funds are for small items that the property would fund directly - not brand required items Purchase of brand compliant workstations to include 2 computer desktops, 2 laptops and 2 printers. COURTYARD SAN FRANCISCO DOW NTOW N Information Technology - Computers $15,000 $15,000 Conversion of the restaurant to meeting space & relocation of the lobby bar. The scope includes coffee shop equipment, restaurant flooring, lighting, tables, banquettes, chairs, and window treatments. Space planning requires Ashford EVP approval. Simple refresh of the restaurant is all that would be required, not a conversion of the space. This would include tables, chairs, flooring, wall treatments only. No relocation of lobby bar. COURTYARD SAN FRANCISCO DOW NTOW N Restaurant Conversion $2,206,772 Oct 2017 $551,693 $1,655,079 Not brand required. W e have existing art in the courtyard to meet city requirements. This is a placeholder in the event we want to replace based on space planning. Existing piece of art is a large metal globe which takes up floor space. Project to install an exterior monument piece of artwork in the hotel's courtyard. COURTYARD SAN FRANCISCO DOW NTOW N Exterior-Courtyard Artwork $421,031 Q1 2017 $421,031 Supplemental funds required to complete the current guestroom renovation. COURTYARD SAN FRANCISCO DOW NTOW N Guestroom Renovation $1,300,000 Dec 2016 $1,300,000 Required funds for remainder of guestroom renovation Purchase of 2 ice machines to be located in the pool area and back of house for guest use. Purchase to be done in conjunction with the elimination of 15 ice machines on guestroom floors. COURTYARD SAN FRANCISCO DOW NTOW N Guest Floor - Ice Machines $10,400 $10,400 Placeholder for equipment that is not operating optimally but has not failed Purchase of replacement housekeeping carts with smaller carts to be completed in conjunction with the conversion of the ice machine rooms into linen rooms. COURTYARD SAN FRANCISCO DOW NTOW N Housekeeping Carts $36,753 Q4 2016 $36,753 Placeholder for equipment that is not operating optimally but has not failed Purchase 30 new Metro shelving carts to be used in newly created linen storage. COURTYARD SAN FRANCISCO DOW NTOW N Linen Carts $18,150 Q4 2016 $18,150 Placeholder for equipment that is not operating optimally but has not failed Construction of "M Club" lounge in the existing restaurant space. W ork to be done in conjunction with conversion project of the existing concierge lounge space. Space planning requires Ashford EVP approval. An M Club in existing Marriotts is not brand required - only recommended subject to availability of space. At this juncture, we don’t believe an M Club in the existing restaurant will work as it will prevent us from having adequate restaurant space for the hotel since the greatroom will be small. MARRIOTT DALLAS PLANO LEGACY M Club Renovation $1,287,841 Oct 2017 $1,287,841 Renovation of the lobby area to include flooring, wall covering, base boards, lighting, tables, chairs, soft seating, window treatments, TV's, bar & business center equipment, signage and artwork. Space planning requires Ashford EVP approval. Not required to do a greatroom and move the bar into the lobby. The brand required cost noted is our estimate of a required refresh of the public areas as would be required by the brand per the management agreement MARRIOTT DALLAS PLANO LEGACY Lobby Refresh $2,164,963 Oct 2017 $1,500,000 $664,963 Renovation of 4 public restrooms to include flooring, wall covering, lighting, mirrors, paint, bright work and artwork. MARRIOTT DALLAS PLANO LEGACY Public Restrooms Renovation $211,906 Q2 2017 $211,906 Required part of lobby scope Conversion of the bar at Chaddicks to a Starbucks restaurant to include new finishes, lighting, HVAC, cabinetry, and interior accessories to comply with the Starbucks package requirements. Not required to convert our current restaurant to a Starbucks. Soft refresh of the restaurant as would be required is included in the lobby area estimate above. MARRIOTT DALLAS PLANO LEGACY Starbucks Conversion $836,076 Q4 2017 $836,076

2017 Ashford Prime Cap Ex Breakdwon Property Name Project Title Project Description Row Cost Project Start Brand Required AHP Discretionary Comments Conversion of the concierge lounge to provide 3 new guestrooms. W ork to include new carpet, flooring, wall covering, lighting, tables, chairs, soft seating, bedding, artwork and construction of new bathrooms to complete guestroom build outs. Since we are not required to convert the restaurant to an M Club and are not sure it can even be accomplished, we would not convert our current executive lounge to guestrooms. This would be value add capex to add keys to the hotel, but is not required. Even if we did move the lounge and create an M Club, we would not be required to convert the existing space to guestrooms. MARRIOTT DALLAS PLANO LEGACY Concierge to Guestroom Conversion $219,724 Q2 2017 $219,724 MARRIOTT DALLAS PLANO LEGACY Hotel Discretionary Fund Projects costing $20,000 or less. $101,000 $101,000 Discretionary funds are for small items that the property would fund directly - not brand required items Brand compliant upgrade of the front office PMS system to the MICROS Opera platform. MARRIOTT DALLAS PLANO LEGACY Technology - Front Office System (PMS) $20,000 $20,000 Repairs to the existing roof to address south side of the building which is leaking into the HR office and Trinity restrooms causing sheetrock, tile, and partition damage. Project includes work to repair interior damage. MARRIOTT DALLAS PLANO LEGACY Exterior - Roof $104,800 Q1 2017 $104,800 Placeholder for roof that we believe should be repaired but is not brand required Repairs to the pool and pool deck to address cracking and leaks into the building below. MARRIOTT DALLAS PLANO LEGACY Exterior - Pool and Deck $135,000 Q1 2017 $135,000 Placeholder for decking repair - not brand required Refresh of the lobby area to address design selection and purchase of new arrangements around the front desk area. MARRIOTT SEATTLE W ATERFRONT Lobby Area Refresh $121,800 Q1 $121,800 Soft refresh of a small area of the lobby which would be required per our management agreement MARRIOTT SEATTLE W ATERFRONT Hotel Discretionary Fund Projects costing $20,000 or less. $89,500 $89,500 Phase 2 exterior facade restoration project to address cracking and failed sealants on the remaining building exterior and patio areas of the hotel. Not brand required. This is building related and is not an emergency project, just a placeholder for repairs. MARRIOTT SEATTLE W ATERFRONT Exterior - Façade $211,344 Q2 $211,344 Phase 1 of 5 to selectively replace approximately 72 failed guestroom water source heat pumps units. MARRIOTT SEATTLE W ATERFRONT Guestroom - HVAC $187,516 Q2 $187,516 Not brand required, a placeholder to replace heat pumps as they fail. Project to replace the main kitchen dishwashing machine due to inability to repair and inefficiencies. MARRIOTT SEATTLE W ATERFRONT Kitchen Equipment - Dishwasher $62,791 Q1 $62,791 Placeholder for equipment that is not operating optimally but has not failed Brand compliant upgrade of the computer systems to include replacement of existing print/file server for Guestware, Sceristo, and Micros. MARRIOTT SEATTLE W ATERFRONT Information Technologies - Computer Systems $57,000 Q3 $57,000 Replacement of fitness center equipment to include 5 treadmills, 2 cross trainers, 2 adaptive motion trainers, 1 upright bicycle, 1 recumbent bicycle, 1 leg press, 1 seated leg curl, 1 strength trainer, and free weights. RENAISSANCE TAMPA INTERNATIONAL PLAZA Fitness Center Equipment $117,370 Q1 $117,370 Not brand required equipment replacement, replacing based on condition Expansion of the existing pantry by 170 square feet to include upgraded pantry shelving and equipment. Space planning requires Ashford EVP approval. This is a value-add discretionary project to expand the market adjacent to the front desk to increase revenue by adding grab and go components and additional sundries, snacks, etc. RENAISSANCE TAMPA INTERNATIONAL PLAZA Corner Pantry Expansion $225,000 Q4 $225,000 RENAISSANCE TAMPA INTERNATIONAL PLAZA Hotel Discretionary Fund Projects costing $20,000 or less. $73,250 $73,250 Discretionary funds are for small items that the property would fund directly - not brand required items Domestic hot water system upgrade to install thermostatic mixing valves at the head end of the domestic hot water system to maintain 140 degree temperature in the holding tank and deliver 125 degree temperature to the guestrooms. RENAISSANCE TAMPA INTERNATIONAL PLAZA HVAC - Hot W ater System $66,550 Q3 $66,550 Placeholder for equipment that is not operating optimally but has not failed Brand compliant purchase of 20 desktop workstations, 1 laptop computer, and 5 printers. RENAISSANCE TAMPA INTERNATIONAL PLAZA Technology - Computer & Laptop $41,834 $41,834 Final phase replacement of 3 guest corridor ice machines due to failed condition of units. RENAISSANCE TAMPA INTERNATIONAL PLAZA Guest Corridor - Ice Machines $20,400 $20,400 Placeholder for equipment that is not operating optimally but has not failed Total $12,882,361 $5,464,972 $7,417,389

SCHEDULE XII

[INTENTIONALLY OMITTED]

SCHEDULE XIII

FORM OF SECTION 2.5 CERTIFICATE

Reference is hereby made to the [•] Agreement dated as of                      (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among [•] (the “Borrower”), [•] (the “Lender”) and [•].  Pursuant to the provisions of Section 2.5 of the Loan Agreement, the undersigned hereby certifies that:

1.                                      It is a     natural individual person,      treated as a corporation for U.S. federal income tax purposes,      disregarded for federal income tax purposes (in which case a copy of this Section 2.5 Certificate is attached in respect of its sole beneficial owner), or      treated as a partnership for U.S. federal income tax purposes (one must be checked).

2.                                      It is the beneficial owner of amounts received pursuant to the Loan Agreement.

3.                                      It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Credit Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4.                                      It is not a 10-percent shareholder of the Borrower within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

5.                                      It is not a controlled foreign corporation that is related to the Borrower within the meaning of section 881(c)(3)(C) of the Code.

6.                                      Amounts paid to it under the Loan Documents are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF UNDERSIGNED]

By:

Title:

Date: ,

SCHEDULE XIV

BRAND MANAGEMENT AGREEMENTS

Seattle Property:

That certain Management Agreement dated as of May 23, 2003 by and between Seattle Waterfront Tenant Corp., a Delaware corporation (“SWTC”) and Marriott Hotel Services, Inc., a Delaware corporation (“Marriott Manager”), as modified by that certain (i) Master Three Party Agreement Regarding Termination or Assignment and Assumption of Certain Marriott Agreements dated April 11, 2007; (ii) Amendment to Management Agreement and Release of Claims dated May 31, 2013, by and between Marriott International, Inc. (“Marriott”), Ashford Seattle Waterfront LP (“Ashford Seattle Landlord”) and Ashford TRS Sapphire VII LLC, as assignee from SWTC (“Ashford Seattle Owner”); (iii) Amended and Restated Amendment to Management Agreement and Release of Claims dated April 10, 2015, by and between Marriott, Ashford Seattle Landlord and Ashford Seattle Owner; (iv) Owner Agreement dated April 11, 2007, by and among Ashford Seattle Landlord, Ashford Seattle Owner, as tenant, and Marriott; (v) Guaranty Of Landlord’s Obligations dated as of dated April 11, 2007, by Ashford Hospitality Trust, Inc., a Maryland corporation (“AHT Guarantor”), for the benefit of Marriott; (vi) Master Two Party Agreement dated April 11, 2007, by Marriott, Ashford Seattle Owner and certain other affiliated entities; (vii) Side Letter dated April 11, 2007 addressed to AHT Guarantor and certain other affiliated entities regarding miscellaneous matters; (viii) Release and Guaranty of Landlord’s Obligations dated November 19, 2013 by and among Ashford Hospitality Prime, Inc., AHT Guarantor and Marriott; (ix) Letter dated April 6, 2010 addressed to AHT Guarantor regarding return of excess working capital; (x) Assignment of Management Agreement and Related Documents and Intangibles dated June 20, 2003 by and between Marriott Manager and Marriott; (xi) Master Agreement Regarding FF&E Reserves dated April 17, 2014 by and between Marriott and Ashford Hospitality Prime Limited Partnership; (xii) Shared Service Agreement dated January 1, 2016 executed by Marriott regarding Hotel Systems Support; and (xiii) Letter Consent Agreement dated November 19, 2013.

Tampa Property:

That certain Management Agreement dated as of April 9, 2003 between Tampa International Tenant Corp., a Delaware corporation (“Prior Owner”), and Renaissance Hotel Management Company, LLC, a Delaware limited liability company (“Manager”), as modified by that certain (i) Opening Date Certification dated May 8, 2008; (ii) Master Three Party Agreement Regarding Termination or Assignment and Assumption of Certain Marriott Agreements dated April 11, 2007; (iii) Side Letter dated April 11, 2007 addressed to Guarantor (defined below) and certain other affiliated entities regarding miscellaneous matters; (iv) Owner Agreement dated April 11, 2007, by and among Ashford Tampa International Hotel Partnership, LP, a Delaware limited partnership, formerly known as CNL Tampa International Hotel Partnership, LP, a Delaware limited partnership (“Landlord”), Ashford TRS Sapphire VII LLC, a Delaware limited liability company (“Owner” and “Tenant”), as tenant, and Manager; (v) Guaranty of Landlord’s Obligations dated as of April

11, 2007, by Ashford Hospitality Trust, Inc., a Maryland corporation (“Guarantor”), for the benefit of Marriott International, Inc., a Delaware corporation (“Marriott”) and Manager; (vi) Master Two Party Agreement dated April 11, 2007, by and among Marriott, Landlord and certain other affiliated entities; (vii) Letter Consent Agreement dated November 19, 2013 by and among Ashford Hospitality Limited Partnership, Marriott, Landlord, Owner, Manager, Guarantor and certain other affiliated entities; (viii) Release and Guaranty of Landlord’s Obligations dated November 19, 2013 by and among Ashford Hospitality Prime, Inc., Guarantor, Marriott and Manager; and (ix) Letter dated April 6, 2010 addressed to Guarantor regarding return of excess working capital.

San Francisco Property:

That certain Management Agreement as of dated June 7, 2002, between, SF Tenant Corporation, a Delaware corporation (“Owner”), and Courtyard Management Corporation, a Delaware corporation (“Manager”), as modified by that certain (i) Amendment to Management Agreement, between Owner and Manager, dated December 27, 2006; (ii) Owner Agreement between Ashford San Francisco II LP, a Delaware limited partnership (“Landlord”), Ashford TRS Sapphire III LLC, a Delaware limited liability company (“Tenant”) and Manager, dated April 11, 2007; (iii) Side Letter addressed to Guarantor (defined below) and certain other affiliated entities, dated April 11, 2007 regarding miscellaneous matters; (iv) Guaranty of Landlord’s Obligations by Ashford Hospitality Trust, Inc., a Maryland Corporation (“Guarantor”) for the benefit of between Marriott International, Inc. (“Marriott”) and Manager; (v) Master Two Party Agreement dated April 11, 2007, by and among Marriott, Landlord and certain other affiliated entities; (vi) Letter dated October 14, 2008 by and between Marriott and Ashford TRS Corporation regarding property insurance; (vii) Master Three Party Agreement Regarding Termination or Assignment and Assumption of Certain Marriott Agreements dated April 11, 2007; (viii) Letter dated April 6, 2010 addressed to Guarantor regarding return of excess working capital; (ix) Settlement and Release of Claims dated December 2, 2011; (x) Letter dated May 23, 2014 from Marriott to Guarantor regarding accounting treatment of Ashford capital expenditure spending 2007-2013; (xi) Release and Guaranty of Landlord’s Obligations dated November 19, 2013 by and among Ashford Hospitality Prime, Inc., Guarantor, Marriott and Manager; (xii) Master Agreement Regarding FF&E Reserves dated April 17, 2014 by and between Marriott and Ashford Hospitality Prime Limited Partnership; (xiii) Letter dated August 15, 2016, from Manager to Tenant regarding renovation; (xiv) Letter dated August 27, 2015 from Manager to Tenant regarding competitive set; (xv) Amendment, Assignment and Assumption of Agreements dated January 18, 2017; and (xiv) Letter Consent Agreement dated November 19, 2013.

Philadelphia Property:

That certain Management Agreement, dated as of December 3, 2011, between Ashford TRS Philadelphia Annex LLC, a Delaware limited liability company (“Owner”), and Courtyard Management Corporation (“Manager”), as modified by that certain (i) Master Three Party Agreement Regarding Termination or Assignment and Assumption of Certain Marriott Agreements dated April 11, 2007; (ii) Side Letter dated April 11, 2007 addressed to Guarantor (defined below) and certain other affiliated entities regarding miscellaneous matters; (iii) Side Letter dated December 3, 2011 regarding Management Agreement and Owner Agreement; (iv) Owner Agreement dated December 3, 2011, by and among Ashford Philadelphia Annex LP, a Delaware limited partnership (“Landlord”), Owner as “Tenant” and Manager; (v) Guaranty of Landlord’s Obligations dated as of December 3, 2011, by Ashford Hospitality Trust, Inc., a

Maryland corporation (“Guarantor”), for the benefit of Marriott International, Inc., a Delaware corporation (“Marriott”) and Manager; (vi) Master Two Party Agreement dated April 11, 2007, by Marriott, Landlord and certain other affiliated entities; (vii) Master Agreement Regarding FF&E Reserves dated April 17, 2014 by and between Marriott and Ashford Hospitality Prime Limited Partnership; (viii) Letter dated May 23, 2014 from Marriott to Guarantor regarding accounting treatment of Ashford capital expenditure spending 2007-2013; (ix) Letter Consent Agreement dated November 19, 2013 by and among Ashford Hospitality Limited Partnership, Marriott, Landlord, Owner, Manager, Guarantor and certain other affiliated entities; (x) Release and Guaranty of Landlord’s Obligations dated November 19, 2013 by and among Ashford Hospitality Prime, Inc., Guarantor, Marriott and Manager; and (xi) Amendment to Management Agreement dated January 18, 2017.

Plano Property:

That certain Management Agreement dated as of August 15, 2003, between, Plano Tenant Corp., a Delaware corporation (“Owner”), and Marriott Hotel Services, Inc., a Delaware corporation (“Manager”), as modified by that certain (i) Side Letter regarding miscellaneous matters, dated April 11, 2007 addressed to Guarantor (defined below) and certain other affiliated entities; (ii) Owner Agreement between Ashford Plano-M LP, a Delaware limited partnership (“Landlord”) Ashford TRS Sapphire VII LLC, a Delaware limited liability company (“Tenant”) and Manager; (iii) Guaranty of Landlord’s Obligations dated April 11, 2007, by Ashford Hospitality Trust, Inc., a Maryland Corporation (“Guarantor”) for the benefit of Marriott International, Inc. (“Marriott”) and Manager; (iv) Master Two Party Agreement dated April 11, 2007 by Marriott, Landlord and certain other affiliated entities; (v) Master Three Party Agreement Regarding Termination or Assignment and Assumption of Certain Marriott Agreements dated April 11, 2007; (vi) First Amendment to Management Agreement dated September 1, 2007 between Manager and Tenant; (vii) Letter dated April 6, 2010 addressed to Guarantor regarding return of excess working capital; (viii) Release and Guaranty of Landlord’s Obligations dated November 19, 2013; (ix) Letter Consent Agreement dated November 19, 2013; (x) Master Agreement Regarding FF&E Reserves dated April 17, 2014 by and between Marriott and Ashford Hospitality Prime Limited Partnership; and (xi) Amendment to Management Agreement and Release of Claims dated March 7, 2016 by and among Manager, Landlord and Tenant.

SCHEDULE XV

BRAND MANAGERS

Seattle Property: Marriott International, Inc.

Tampa Property: Renaissance Hotel Management Company, LLC, a Delaware limited liability

San Francisco Property: Courtyard Management Corporation, a Delaware corporation

Philadelphia Property: Courtyard Management Corporation, a Delaware corporation

Plano Property: Marriott Hotel Services, Inc., a Delaware corporation

SCHEDULE XVI

FORM OF REPLACEMENT MANAGEMENT AGREEMENT

EXECUTION VERSION

ASHFORD PRIME HOTEL MASTER MANAGEMENT AGREEMENT

by and between

ASHFORD PRIME TRS CORPORATION,

a Delaware corporation

and

REMINGTON LODGING & HOSPITALITY, LLC

a Delaware limited liability company

TABLE OF CONTENTS

ARTICLE I DEFINITION OF TERMS		7

1.01	Definition of Terms	7

ARTICLE II TERM OF AGREEMENT		17

2.01	Term	17

2.02	Actions to be Taken upon Termination	18

2.03	Early Termination Rights; Liquidated Damages	19

ARTICLE III PREMISES		23

ARTICLE IV APPOINTMENT OF MANAGER		23

4.01	Appointment	23

4.02	Delegation of Authority	24

4.03	Contracts, Equipment Leases and Other Agreements	24

4.04	Alcoholic Beverage/Liquor Licensing Requirements	24

ARTICLE V REPRESENTATIONS AND WARRANTIES		24

5.01	Lessee Representations	24

5.02	Manager Representations	25

ARTICLE VI OPERATION		26

6.01	Name of Premises; Standard of Operation	26

6.02	Use of Premises	27

6.03	Group Services	28

6.04	Right to Inspect	28

ARTICLE VII WORKING CAPITAL AND INVENTORIES		29

7.01	Working Capital and Inventories	29

7.02	Fixed Asset Supplies	29

2

ARTICLE VIII MAINTENANCE, REPLACEMENT AND CHANGES		30

8.01	Routine and Non-Routine Repairs and Maintenance	30

8.02	Capital Improvement Reserve	30

ARTICLE IX EMPLOYEES		35

9.01	Employee Hiring	35

9.02	Costs; Benefit Plans	35

9.03	Manager’s Employees	37

9.04	Special Projects - Corporate Employees	37

9.05	Termination	38

9.06	Employee Use of Hotel	39

9.07	Non-Solicitation	39

ARTICLE X BUDGET, STANDARDS AND CONTRACTS		39

10.01	Annual Operating Budget	39

10.02	Budget Approval	39

10.03	Operation Pending Approval	40

10.04	Budget Meetings	40

ARTICLE XI OPERATING DISTRIBUTIONS		41

11.01	Management Fee	41

11.02	Accounting and Interim Payment	41

ARTICLE XII INSURANCE		42

12.01	Insurance	42

12.02	Replacement Cost	43

12.03	Increase in Limits	43

12.04	Blanket Policy	44

12.05	Costs and Expenses	44

3

12.06	Policies and Endorsements	44

12.07	Termination	44

ARTICLE XIII TAXES AND DEBT SERVICE		45

13.01	Taxes	45

13.02	Debt Service; Ground Lease Payments	45

ARTICLE XIV BANK ACCOUNTS		45

ARTICLE XV ACCOUNTING SYSTEM		47

15.01	Books and Records	47

15.02	Monthly Financial Statements	47

15.03	Annual Financial Statements	47

ARTICLE XVI PAYMENT BY LESSEE		48

16.01	Payment of Base Management Fee	48

16.02	Distributions	48

16.03	Payment Option	48

ARTICLE XVII RELATIONSHIP AND AUTHORITY		49

ARTICLE XVIII DAMAGE, CONDEMNATION AND FORCE MAJEURE		50

18.01	Damage and Repair	50

18.02	Condemnation	50

18.03	Force Majeure	51

18.04	Liquidated Damages if Casualty	51

18.05	No Liquidated Damages if Condemnation or Force Majeure	51

ARTICLE XIX DEFAULT AND TERMINATION		52

19.01	Events of Default	52

19.02	Consequence of Default	52

ARTICLE XX WAIVER AND INVALIDITY		53

4

20.01	Waiver	53

20.02	Partial Invalidity	53

ARTICLE XXI ASSIGNMENT		53

ARTICLE XXII NOTICES		54

ARTICLE XXIII SUBORDINATION; NON-DISTURBANCE		55

23.01	Subordination	55

23.02	Non-Disturbance Agreement	55

ARTICLE XXIV PROPRIETARY MARKS; INTELLECTUAL PROPERTY		56

24.01	Proprietary Marks	56

24.02	Computer Software and Equipment	56

24.03	Intellectual Property	56

24.04	Books and Records	57

ARTICLE XXV INDEMNIFICATION		57

25.01	Manager Indemnity	57

25.02	Lessee Indemnity	57

25.03	Indemnification Procedure	58

25.04	Survival	58

25.05	No Successor Liability	58

ARTICLE XXVI NEW HOTELS AND NON-MANAGED HOTELS		59

ARTICLE XXVII GOVERNING; LAW VENUE		59

ARTICLE XXVIII MISCELLANEOUS		60

28.01	Rights to Make Agreement	60

28.02	Agency	60

28.03	Failure to Perform	60

28.04	Headings	60

5

28.05	Attorneys’ Fees and Costs	60

28.06	Entire Agreement	60

28.07	Consents	61

28.08	Eligible Independent Contractor	61

28.09	Environmental Matters	62

28.10	Equity and Debt Offerings	62

28.11	Estoppel Certificates	63

28.12	Confidentiality	63

28.13	Modification	63

28.14	Counterparts	63

6

ASHFORD PRIME HOTEL MASTER MANAGEMENT AGREEMENT

THIS ASHFORD PRIME HOTEL MASTER MANAGEMENT AGREEMENT is made and entered into on this 19th day of November, 2013, by and between ASHFORD PRIME TRS CORPORATION, a Delaware corporation (hereinafter referred to as “Lessee”), REMINGTON LODGING & HOSPITALITY, LLC, a Delaware limited liability company (hereinafter referred to as “Manager”), and for the limited purposes of Article VIII herein, the Landlords (defined below).

R E C I T A L S:

1. Lessee desires to retain Manager to manage and operate each Hotel (as defined below), and Manager is willing to perform such services for the account of Lessee, all as more particularly set forth in this Agreement.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITION OF TERMS

1.01  Definition of Terms. The following terms when used in this Agreement shall have the meanings indicated below.

“Accounting Period” shall mean a calendar month.

“Addendum” shall have the meaning as set forth in Article XXVI.

“Agreement” shall mean this Master Management Agreement, and all amendments, modifications, supplements, consolidations, extensions and revisions to this Master Management Agreement approved by Lessee and Manager in accordance with the provisions hereof.

“AHP” means Ashford Hospitality Prime, Inc., a Maryland corporation.

“Annual Operating Budget” shall have the meaning as set forth in Section 10.01.

“AOB Objection Notice” shall have the meaning as set forth in Section 10.02.

“Applicable Standards” shall mean standards of operation for the Premises which are (a) in accordance with the requirements of the applicable Franchise Agreement, this Agreement and all CCRs affecting the Premises and of which true and complete copies have been made available by Lessee to Manager, (b) in accordance with applicable Legal Requirements, (c) in accordance with the terms and conditions of any Hotel Mortgage or Ground

7

Lease to the extent not otherwise inconsistent with the terms of this Agreement (to the extent Lessee has made available to Manager true and complete copies of the applicable loan documents relating to any such Hotel Mortgage and/or the Ground Leases), (d) in accordance with the Leases (to the extent Lessee has made available to Manager a true and complete copy thereof), (e) in accordance with the requirements of any carrier having insurance on the Hotel or any part thereof (to the extent Manager has been given written notice of such requirements or policies and/or has coordinated same on behalf of Lessee), and (f) in accordance with the requirements of Section 856(d)(9)(D) of the Code for qualifying each Hotel as a Qualified Lodging Facility.

“Approval Requirement” shall have the meaning as set forth in Section 8.02I.

“Base Management Fee” shall have the meaning as set forth in Section 11.01A.

“Benefit Plans” shall have the meaning as set forth in Section 9.02.

“Black-Scholes Amount” shall have the meaning as set forth in Section 16.03B.

“Black-Scholes Model” shall have the meaning as set forth in Section 16.03B.

“Business Day” shall mean any day excluding (i) Saturday, (ii) Sunday, (iii) any day which is a legal holiday under the laws of the States of New York, Maryland or Texas, and (iv) any day on which banking institutions located in such states are generally not open for the conduct of regular business.

“Budgeted HP” shall mean the House Profit as set forth in the Annual Operating Budget for the applicable Fiscal Year, as approved by Lessee and Manager pursuant to Article X hereof.

“CCRs” shall mean those certain restrictive covenants encumbering the Premises recorded in the real property records of the county where such premises are located, as described in the owner policies of title insurance relating to such premises, a copy of which are acknowledged received by the Manager.

“Capital Improvement Budget” shall have the meaning as set forth in Section 8.02E.

“Cash Management Agreements” shall mean agreements, if any, entered into by Lessee, Landlord and a Holder for the collection and disbursement of any Gross Revenues, Deductions, Management Fees or excess Working Capital with respect to the applicable Premises, which constitute a part of the loan documents executed and delivered in connection with any Hotel Mortgage by Landlord.

“Capital Improvement Reserve” shall have the meaning as set forth in Section 8.02A.

“CIB Objection Notice” shall have the meaning as set forth in Section 8.02E.

8

“CPI” means the Consumer Price Index, published for all Urban Consumers for the U.S. City Average for All Items, 1982-84=100 issued by the Bureau of Labor Statistics of the United States Department of Labor, as published in the Wall Street Journal.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commencement Date” shall have the meaning as set forth in Section 2.01.

“Competitive Set” shall mean, for each Hotel, the hotels situated in the same market segment as such Hotel as noted on Schedule 1 to the applicable Addendum for such Hotel, which competitive set shall include such Hotel. The Competitive Set may be changed from time to time by mutual agreement of Lessee and Manager to reasonably and accurately reflect a set within the market of such Hotel that is comparable in rate quality and in operation to such Hotel and directly competitive with such Hotel.

“Contract(s)” shall have the meaning as set forth in Section 4.03.

“Debt Service” shall mean actual scheduled payments of principal and interest, including accrued and cumulative interest, payable by a Landlord with respect to any Hotel Mortgage.

“Deductions” shall mean the following matters:

1.	Employee Costs and Expenses (including, Employee Claims but excluding Excluded Employee Claims);

2.

Administrative and general expenses and the cost of advertising and business promotion, heat, light, power, communications (i.e., telephone, fax, cable service and internet) and other utilities and routine repairs, maintenance and minor alterations pertaining to the Premises;

3.	The cost of replacing, maintaining or replenishing Inventories and Fixed Asset Supplies consumed in the operation of the Premises;

4.	A reasonable reserve for uncollectible accounts receivable as reasonably determined by Manager and approved by Lessee (such approval not to be unreasonably withheld);

5.

All costs and fees of independent accountants, attorneys or other third parties who perform services related to the Hotel or the operation thereof, including, without limitation, an allocation of costs of Manager’s in-house corporate counsel who performs legal services directly for the benefit of the Hotels to be allocated on a fair and equitable cost basis as reasonably determined by Manager and approved by Lessee (such approval not to be unreasonably withheld);

6.	The cost and expense of non-routine technical consultants and operational experts for specialized services in connection with the Premises, including, without limitation, an

9

allocation of costs of Manager’s corporate staff who may perform special services directly related to the Hotels such as sales and marketing, revenue management, training, property tax services, federal, state and/or local tax services, recruiting, and similar functions or services as set forth in Section 9.04, to be allocated on a fair and equitable cost basis as reasonably determined by Manager and approved by Lessee (such approval not to be unreasonably withheld);

7.	Insurance costs and expenses as provided in Article XII;

8.

Real estate and personal property taxes levied or assessed against the Premises by duly authorized taxing authorities and such other taxes, if any, payable by or assessed against Manager or the Premises related to the operation and/or ownership of the Premises;

9.

Franchise fees, royalties, license fees, or compensation or consideration paid or payable to the Franchisor (as hereinafter defined), or any successor Franchisor, pursuant to a Franchise Agreement (as hereinafter defined);

10.	The Premises’ allocable share of the actual costs and expenses incurred by Manager in providing Group Services as provided in Section 6.03 hereof;

11.	The Management Fee;

12.	Rental payments made under equipment leases; and

13.	Other expenses incurred in connection with the maintenance or operation of the Premises not expressly set forth above and authorized pursuant to this Agreement.

Deductions shall not include: (a) depreciation and amortization, (b) Debt Service, (c) Ground Lease Payments, or (d) payments allocated or made to the Capital Improvement Reserve.

“Designated Fees” shall have the meaning as set forth in Section 16.03.

“Effective Date” shall mean the date this Agreement is fully executed and delivered.

“Eligible Independent Contractor” shall have the meaning as set forth in Section 28.08.

“Emergency Expenses” shall mean any expenses, regardless of amount, which, in Manager’s reasonable judgment, are immediately necessary to protect the physical integrity or lawful operation of the Hotel or the health or safety of its occupants.

“Employee Claims” shall mean any claims (including all fines, judgments, penalties, costs, litigation and/or arbitration expenses, attorneys’ fees and expenses, and costs of settlement with respect to any such claim) made by or in respect of an employee or potential hire

10

of Manager against Manager and/or Lessee which are based on a violation or alleged violation of the Employment Laws or alleged contractual obligations.

“Employee Costs and Expenses” shall have the meaning as set forth in Section 9.03.

“Employee Related Termination Costs” shall have the meaning as set forth in Section 9.05.

“Employment Laws” shall mean all applicable federal, state and local laws (including, without limitation, any statutes, regulations, ordinances or common laws) regarding the employment, hiring or discharge of persons.

“Event(s) of Default” shall have the meaning set forth in Article XIX.

“Excluded Employee Claims” shall mean any Employee Claims (a) to the extent attributable to a substantial violation by Manager of Employment Laws, or (b) which do not arise from an isolated act of an individual employee but rather is the direct result of corporate policies of Manager which either encourage or fail to discourage the conduct from which such Employee Claim arises.

“Executive Employees” shall mean each member of the senior executive or Premises level staff and each department head of the Hotel.

“Expiration Date” shall have the meaning as set forth in Section 2.01.

“FF&E” shall have the meaning as set forth in Section 8.01.

“Fiscal Year” shall mean the twelve (12) month calendar year ending December 31, except that the first Fiscal Year and last Fiscal Year of the term of this Agreement may not be full calendar years.

“Fixed Asset Supplies” shall mean supply items included within “Property and Equipment” under the Uniform System of Accounts, including linen, china, glassware, silver, uniforms, and similar items.

“Force Majeure” shall mean any act of God (including adverse weather conditions); act of the state or federal government in its sovereign or contractual capacity; war; civil disturbance, riot or mob violence; terrorism; earthquake, flood, fire or other casualty; epidemic; quarantine restriction; labor strikes or lock out; freight embargo; civil disturbance; or similar causes beyond the reasonable control of Manager.

“Franchisor” shall mean the franchisors and any successor franchisors selected by Lessee (subject to the terms of the Leases) identified on Exhibit “C” to the applicable Addendum for the Hotel.

11

“Franchise Agreement” shall mean any license agreements between a Franchisor and Lessee and/or Landlord, as applicable, as such license agreements are amended from time to time, and any other contract hereafter entered into between Lessee and/or Landlord, as applicable, and such Franchisor pertaining to the name and operating procedures, systems and standards, as described on Exhibit “C” to the applicable Addendum for the Hotel.

“full replacement cost” shall have the meaning as set forth in Section 12.02.

“GAAP” shall mean generally accepted accounting principles consistently applied as recognized by the accounting industry and standards within the United States.

“General Manager” or “General Managers” shall have the meanings as set forth in Section 9.07.

“Gross Operating Profit” shall mean the actual gross operating profit of the Premises determined generally in accordance with the Uniform System of Accounts, consistently applied and consistent with the determination thereof in the Annual Operating Budget.

“Gross Operating Profit Margin” shall mean for any applicable Fiscal Year, the quotient expressed as a percentage, (i) the numerator of which is the Gross Operating Profit, and (ii) the denominator of which is Gross Revenues.

“Gross Revenues” shall mean all revenues and receipts of every kind received from operating the Premises and all departments and parts thereof, including but not limited to, income from both cash and credit transactions, income from the rental of rooms, stores, offices, banquet rooms, conference rooms, exhibits or sale space of every kind, license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires), vending machines, health club membership fees, food and beverage sales, wholesale and retail sales of merchandise, service charges, and proceeds, if any, from business interruption or other loss of income insurance; provided, however, Gross Revenues shall not include (a) gratuities to the Premises’ employees, (b) federal, state or municipal excise, sales or use taxes or similar impositions collected directly from customers, patrons or guests or included as part of the sales prices of any goods or services paid over to federal, state or municipal governments, (c) property insurance or condemnation proceeds (excluding proceeds from business interruption or other loss of income coverage), (d) proceeds from the sale or refinance of assets other than sales in the ordinary course of business, (e) funds furnished by the Lessee, (f) judgments and awards other than for lost business, (g) the amount of all credits, rebates or refunds (which shall be deductions from Gross Revenues) to customers, patrons or guests, (h) receipts of licensees, concessionaires, and tenants, (i) payments received at any of the Hotels for hotel accommodations, goods or services to be provided at other hotels, although arranged by, for or on behalf of Manager; (j) the value of complimentary rooms, food and beverages, (k) interest income, (l) lease security deposits, and (m) items constituting “allowances” under the Uniform System of Accounts.

“Ground Lease Payments” shall mean payments due under any Ground Lease and payable by Landlord thereunder.

12

“Ground Lease” shall mean any ground lease agreements relating to the Hotel, executed by Landlord with any third party landlords.

“Group Services” shall have the meaning as set forth in Section 6.03.

“Holder” shall mean the holder of any Hotel Mortgage and the indebtedness secured thereby, and such holder’s successors and assigns.

“Hotel” shall mean the hotel or motel property leased by Lessee and managed by Manager pursuant to an Addendum.

“Hotel Mortgage” shall mean, collectively, any mortgage or deed of trust hereafter from time to time, encumbering all or any portion of the Premises (or the leasehold interest therein), together with all other instruments evidencing or securing payment of the indebtedness secured by such mortgage or deed of trust and all amendments, modifications, supplements, extensions and revisions of such mortgage, deed of trust, and other instruments.

“Hotel’s REVPAR Yield Penetration” shall mean, for a Hotel for any applicable Fiscal Year, (i) such Hotel’s actual occupancy rate multiplied by the actual average daily rate, divided by (ii) the Competitive Set’s occupancy rate multiplied by the Competitive Set’s average daily rate for the same Fiscal Period. The determination of the Competitive Set’s occupancy and rate shall be made by reference to the Smith Travel Research reports or its successor or comparable market research reports prepared by another nationally recognized hospitality firm reasonably acceptable to Lessee and Manager.

“House Profit” shall mean the actual house profit of the Premises determined generally in accordance with the Uniform System of Accounts, consistently applied and consistent with the determination thereof in the Annual Operating Budget.

“HP Test” shall have the meaning as set forth in Section 11.01B.

“Incentive Fee” shall have the meaning as set forth in Section 11.01B.

“Indemnifying Party” shall have the meaning as set forth in Section 25.03.

“Independent Directors” shall mean those directors of AHP who are “independent” within the meaning of the rules of the New York Stock Exchange or such other national securities exchange or interdealer quotation system on which AHP’s common stock is then principally traded.

“Intellectual Property” shall have the meaning as set forth in Section 24.03.

“Inventories” shall mean “Inventories” as defined in the Uniform System of Accounts, such as provisions in storerooms, refrigerators, pantries and kitchens, beverages in wine cellars and bars, other merchandise intended for sale, fuel, mechanical supplies, stationery, and other supplies and similar items.

13

“issuing party” shall have the meaning as set forth in Section 28.10.

“Key Employees” shall have the meaning as set forth in Section 9.07.

“Landlords” shall mean the landlords under the Leases.

“Leases” shall mean any lease agreements as amended, modified, supplemented, and extended from time to time, executed by Lessee as tenant and the Landlords, as described on Exhibit “B” attached to an Addendum.

“Legal Requirements” shall mean all laws, statutes, ordinances, orders, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities, which now or hereafter may be applicable to the Premises and the operation of the Hotels.

“Lessee” shall have the meaning as set forth in the introductory paragraph of this Agreement; provided, if Lessee is not the “lessee” under the Lease for the Hotel or a Non-Managed Hotel, the term “Lessee” with respect to the Hotel or Non-Managed Hotel shall mean the “lessee” under the Lease, as designated in the applicable Addendum for the Hotel or Project Management Addendum for the Non-Managed Hotel.

“Management Fee” shall collectively mean the Base Management Fee, the Incentive Fee, the Project Management Fee, the Market Service Fee, and any other fees payable to Manager pursuant to the terms of this Agreement.

“Manager” shall have the meaning as set forth in the introductory paragraph of this Agreement.

“Manager Affiliate Entity” shall have the meaning as set forth in Article XXI.

“Market Service Fees” shall have the meaning as set forth in Section 8.02(G).

“Mutual Exclusivity Agreement” shall mean that certain Mutual Exclusivity Agreement dated the date hereof among the Partnership, AHP, Manager and Monty J. Bennett.

“Necessary Expenses” shall mean any expenses, regardless of amount, which are necessary for the continued operation of the Hotel in accordance with Legal Requirements and the Applicable Standards and which are not within the reasonable control of Manager (including, but not limited to those for taxes, utility charges, approved leases and contracts, licensing and permits).

“Net Operating Income” shall be equal to Gross Operating Profit less (i) all amounts to be paid or credited to the Capital Improvement Reserve, and (ii) Rental Payments to the extent that such rental payments are not properly chargeable as an operating expense.

“Non-Disturbance Agreement” means an agreement, in recordable form in the jurisdiction in which a Hotel is located, executed and delivered by the Holder of a Hotel

14

Mortgage or a Landlord, as applicable, (which agreement shall by its terms be binding upon all assignees of such lender or landlord and upon any individual or entity that acquires title to or possession of a Hotel (referred to as a “Subsequent Owner”), for the benefit of Manager, pursuant to which, in the event such holder (or its assignee) or landlord (or its assignee) or any Subsequent Owner comes into possession of or acquires title to a Hotel, such holder (and its assignee) or landlord (or its assignee) and all Subsequent Owners shall (x) recognize Manager’s rights under this Agreement, and (y) shall not name Manager as a party in any foreclosure action or proceeding, and (z) shall not disturb Manager in its right to continue to manage the Hotels pursuant to this Agreement; provided, however, that at such time, (i) this Agreement has not expired or otherwise been earlier terminated in accordance with its terms, and (ii) there are no outstanding Events of Default by Manager, and (iii) no material event has occurred and no material condition exists which, after notice or the passage of time or both, would entitle Lessee to terminate this Agreement.

“non-issuing party” shall have the meaning as set forth in Section 28.10.

“Non-Managed Hotel” shall mean any hotel or motel property leased by Lessee from an Affiliate of the Partnership for which a Project Management Addendum has been executed and delivered by the parties thereto, and that is not a Hotel managed by Manager pursuant to an Addendum.

“Notice” shall have the meaning as set forth in Article XXII.

“Operating Account” shall have the meaning as set forth in Article XIV.

“Partnership” means Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership.

“Payment Option Request” shall have the meaning as set forth in Section 16.03.

“Performance Cure Period” shall have the meaning as set forth in Section 2.03(b)(i)(2).

“Performance Failure” shall have the meaning as set forth in Section 2.03(b)(i)(1).

“Performance Test” shall have the meaning as defined in Section 2.03(b)(i).

“Predecessor Manager” shall have the meaning as set forth in Section 25.05.

“Premises” shall mean, as to each Hotel, the Lessee’s leasehold interest in such Hotel and Site pursuant to the terms and conditions of the applicable Lease.

“Prime Rate” shall have the meaning as set forth in Section 28.03.

“Project Management Fee” shall have the meaning as set forth in Section 8.02G.

15

“Project Management Addendum” shall have the meaning as set forth in Article XXVI.

“Project Related Services” shall have the meaning as set forth in Section 8.02G.

“Property Service Account” shall have the meaning as set forth in Section 13.02.

“Proprietary Marks” shall have the meaning as set forth in Section 24.01.

“Prospectus” shall have the meaning as set forth in Section 28.10.

“Qualified Lodging Facility” shall mean a “qualified lodging facility” as defined in Section 856(d)(9)(D) of the Code and means a “Lodging Facility” (defined below), unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “Lodging Facility” is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, and includes customary amenities and facilities operated as part of, or associated with, the lodging facility so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other owners unrelated to AHP.

“Reasonable Working Capital” shall have the meaning as set forth in Section 16.02.

“Related Person” shall have the meaning as set forth in Section 28.08(e).

“Rental Payments” shall mean rental payments made under equipment leases permitted pursuant to the terms of this Agreement.

“REVPAR” shall mean the revenue per available room, determined by taking the actual occupancy rate of the applicable hotel and multiplying such rate by the actual average daily rate of such hotel.

“Sale” shall mean any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary of Landlord’s title (whether fee or leasehold) in the Hotel, or of a controlling interest therein, other than a collateral assignment intended to provide security for a loan, and shall include any such disposition through the disposition of the ownership interests in the entity that holds such title and any lease or sublease of the Hotel.

“Site” shall mean, as to a Hotel, those certain tracts or parcels of land described in “Exhibit B-1” attached to the applicable Addendum.

“Software” shall have the meaning as set forth in Section 24.02.

“Strike Price” shall have the meaning as set forth in Section 16.03.

16

“Subject Hotel” shall have the meaning set forth in Section 2.03(b)(i).

“Targeted REVPAR Yield Penetration” shall mean, as to a Hotel, 80%.

“Term” shall mean, as to the Hotel, the contractual duration of this Agreement for the Hotel, as defined in Section 2.01.

“Termination” shall mean the expiration or sooner cessation of this Agreement as to a Hotel.

“Termination Date” shall have the meaning as set forth in Section 2.01.

“Uniform System of Accounts” shall mean the Uniform System of Accounts for the Lodging Industry, 9th Revised Edition, as may be modified from time to time by the International Association of Hospitality Accountants.

“Unrelated Person” shall have the meaning as set forth in Section 28.08(e).

“Working Capital” shall mean the amounts by which current assets exceed current liabilities as defined by the Uniform System of Accounts which are reasonably necessary for the day-to-day operation of the Premises’ business, including, without limitation, the excess of change and petty cash funds, operating bank accounts, receivables, prepaid expenses and funds required to maintain Inventories, over the amount of accounts payable and accrued current liabilities.

ARTICLE II

TERM OF AGREEMENT

2.01 Term. The term (“Term”) of this Agreement shall commence for each Hotel or Non-Managed Hotel, as the case may be, on the “Commencement Date” as noted on Exhibit “A” of the Addendum for such Hotel or the Project Management Addendum for such Non-Managed Hotel, and, unless sooner terminated as herein provided, shall continue until the “Termination Date.” For purposes of this Agreement, the “Termination Date” for each Hotel or Non-Managed Hotel shall be the earlier to occur of (i) the Expiration Date applicable to such Hotel or Non-Managed Hotel, (ii) termination at the option of Lessee in connection with the bona fide Sale of the Hotel or Non-Managed Hotel by Landlord or Lessee to an unaffiliated third party as provided in and subject to the terms of Section 2.03(a) hereof, (iii) termination at the option of Lessee after the Performance Test has not been satisfied pursuant to and subject to the terms and conditions of Section 2.03(b) below, (iv) termination at the option of Lessee for convenience pursuant to and subject to the terms and conditions of Section 2.03(c) below, or (v) termination by either Lessee or Manager pursuant to Article XVIII hereof in connection with a condemnation, casualty or Force Majeure, subject to the terms thereof. The “Expiration Date” with respect to a Hotel or Non-Managed Hotel shall mean the 10th anniversary of the Commencement Date applicable to such Hotel or Non-Managed Hotel, provided that such initial 10-year term may thereafter be renewed by Manager, at its option, on the same terms and conditions contained herein, for three (3) successive periods of seven (7) Fiscal Years each, and thereafter, for a final period of four (4) Fiscal Years; and provided further, that at the time of

17

exercise of any such option to renew, an Event of Default by Manager does not then exist beyond any applicable grace or cure period. If at any time of the exercise of any renewal period, Manager is then in default under this Agreement, then the exercise of the renewal option will be conditional on timely cure of such default, and if such default is not timely cured, then Lessee may terminate this Agreement regardless of the exercise of such renewal period and without the payment of any fee or liquidated damages. If Manager desires to exercise any such option to renew, it shall give Lessee Notice to that effect not less than ninety (90) days prior to the expiration of the then current Term. Notwithstanding the expiration or earlier termination of the Term, Lessee and Manager agree that the obligations of Lessee to pay, remit, reimburse and to otherwise indemnify Manager for any and all expenses and fees incurred or accrued by Manager pursuant to the provisions of this Agreement prior to the expiration or earlier termination of the Term (or actually incurred by Manager after the termination) shall survive Termination, provided such expenses and fees have been incurred consistent with the then current terms of this Agreement and the applicable Annual Operating Budget or Capital Improvement Budget, including, without limitation but only to the extent so consistent, all costs, expenses and liabilities arising from the termination of the Premises’ employees such as accrued vacation and sick leave, severance pay and other accrued benefits, employer liabilities pursuant to the Consolidated Omnibus Budget Reconciliation Act and employer liabilities pursuant to the Worker Adjustment and Retraining Notification Act. In addition, subject to Section 19.02 below and the foregoing sentence, upon Termination of this Agreement as to a Hotel or Non-Managed Hotel, Lessee and Manager shall have no further obligations to one another pursuant to this Agreement with respect to such Hotel or Non-Managed Hotel, except that Section 2.02, obligations to make payments under Section 2.03 or Section 9.05, Section 9.07, the last sentence of Section 15.01, obligations to make payments of termination fees pursuant to Article XVIII, Article XXIV, Article XXV, Article XXVII and Section 28.12 shall survive Termination.

2.02 Actions to be Taken upon Termination. Upon a Termination of this Agreement as to a Hotel, the following shall be applicable:

A.     Manager shall, within forty-five (45) days after Termination of this Agreement as to a Hotel, prepare and deliver to Lessee a final accounting statement with respect to the Hotel, in form and substance consistent with the statements provided pursuant to Section 15.02, along with a statement of any sums due from Lessee to Manager pursuant hereto, dated as of the date of Termination. Within thirty (30) days after the receipt by Lessee of such final accounting statement, the parties will make whatever cash adjustments are necessary pursuant to such final statement. The cost of preparing such final accounting statement shall be a Deduction. Manager and Lessee acknowledge that there may be certain adjustments for which the necessary information will not be available at the time of such final accounting, and the parties agree to readjust such amounts and make the necessary cash adjustments when such information becomes available.

B.     As of the date of the final accounting referred to in subsection A above, Manager shall release and transfer to Lessee any of Lessee’s funds which are held or controlled by Manager with respect to the Hotel, with the exception of funds to

18

be held in escrow pursuant to Section 9.05 and Section 12.07. During the period between the date of Termination and the date of such final accounting, Manager shall pay (or reserve against) all Deductions which accrued (but were not paid) prior to the date of Termination, using for such purpose any Gross Revenues which accrued prior to the date of Termination.

C.     Manager shall make available to Lessee such books and records respecting the Hotel (including those from prior years, subject to Manager’s reasonable records retention policies) as will be needed by Lessee to prepare the accounting statements, in accordance with the Uniform System of Accounts, for the Hotel for the year in which the Termination occurs and for any subsequent year. Such books and records shall not include: (i) employee records which must remain confidential pursuant to either Legal Requirements or confidentiality agreements, or (ii) any Intellectual Property.

D.     Manager shall (to the extent permitted by Legal Requirements) assign to Lessee, or to any other manager employed by Lessee to operate and manage the Hotel, all operating licenses for the Hotel which have been issued in Manager’s name; provided that if Manager has expended any of its own funds in the acquisition of any of such licenses, Lessee shall reimburse Manager therefor if it has not done so already.

E.     Lessee agrees that hotel reservations and any and all contracts made in connection with hotel convention, banquet or other group services made by Manager in the ordinary and normal course of business consistent with this Agreement, for dates subsequent to the date of Termination and at rates prevailing for such reservations at the time they were made, shall be honored and remain in effect after Termination of this Agreement.

F.     Manager shall cooperate with the new operator of the Hotel as to effect a smooth transition and shall peacefully vacate and surrender the Hotel to Lessee.

G.     Manager and Lessee agree to use best efforts to resolve any disputes amicably and promptly under this Section 2.02 to effect a smooth transition of the Hotel to Lessee and/or Lessee’s new manager.

2.03 Early Termination Rights; Liquidated Damages.

(a) Termination Upon Sale. Upon Notice to Manager, Lessee shall have the option to terminate this Agreement with respect to one, more or all of the Hotels or Non-Managed Hotels effective as of the closing of the Sale of such Hotels or Non-Managed Hotels to a third party. Such Notice shall be given at least forty-five (45) days’ in advance (unless otherwise required by Legal Requirements, in which case Lessee shall provide such additional notice in order to comply with such Legal Requirements) and shall inform Manager of the identity of the contract purchaser. Manager, at its election, may offer to provide management services to such contract purchaser after the closing of the sale. Lessee shall, in connection with such Sale, by a separate document reasonably

19

acceptable to Lessee and Manager, indemnify and save Manager harmless against any and all losses, costs, damages, liabilities and court costs, claims and expenses, including, without limitation, reasonable attorneys’ fees arising or resulting from the failure of Lessee or such prospective purchaser to provide any of the services contracted for in connection with the business booked for such hotels to, and including, the date of such Termination, in accordance with the terms of this Agreement, including without limitation, any and all business so booked as to which facilities and/or services are to be furnished subsequent to the date of Termination, provided that any settlement by Manager of any such claims shall be subject to the prior written approval of Lessee which shall not be unreasonably withheld, conditioned or delayed. In addition, the following terms shall apply in connection with the sale of any Hotel:

(i) If this Agreement is terminated pursuant to Section 2.03(a) with respect to a Hotel prior to the first anniversary of the Commencement Date applicable to such Hotel, then Lessee shall pay to Manager on such termination, a termination fee as liquidated damages and not as a penalty (provided that an Event of Default by Manager is not then existing beyond any cure or grace periods set forth in this Agreement) in an amount equal to the estimated Base Management Fee and Incentive Fee that was estimated to be paid to Manager with respect to such Hotel pursuant to the Annual Operating Budget for the remaining Accounting Periods until the first anniversary of the Commencement Date for such Hotel (irrespective of the Management Fees paid to Manager prior to the date of the Termination with respect to such Hotel). If this Agreement is terminated pursuant to Section 2.03(a) with respect to a Hotel after the first anniversary of the Commencement Date applicable to such Hotel, then no termination fees shall be payable by Lessee for such Hotel.

(b) Termination Due to Failure to Satisfy Performance Test.

(i) Performance Test. Lessee shall have the right to terminate this Agreement with respect to any Hotel (for the purposes of this Section 2.03(b)(i) called “Subject Hotel”), subject to the payment of a termination fee as set forth in subsection (ii) below, in the event of the occurrence of the following (collectively herein called, the “Performance Test”):

(1) If for any Fiscal Year (a) a Subject Hotel’s Gross Operating Profit Margin for such Fiscal Year is less than seventy-five percent (75%) of the average Gross Operating Profit Margin of comparable hotels in similar markets and geographic locations to the applicable Hotel as reasonably determined by Lessee and Manager, and (b) such Subject Hotel’s REVPAR Yield Penetration is less than the Targeted REVPAR Yield Penetration for such Fiscal Year (herein (a) and (b) collectively called “Performance Failure”); then

(2) Manager shall have a period of two (2) years, commencing with the next ensuing Fiscal Year (the “Performance Cure Period”), to

20

cure the Performance Failure after Manager’s receipt of Notice from Lessee of such Performance Failure and Lessee’s intent to terminate this Agreement with respect to the Subject Hotel if the Performance Failure is not cured within such Performance Cure Period; and

(3) If after the first full Fiscal Year during the Performance Cure Period, the Performance Failure remains uncured, then upon written Notice to Manager by Lessee, Manager shall engage a consultant reasonably acceptable to Manager and Lessee (with significant experience in the hotel lodging industry) to make a written determination (within forty-five (45) days of such Notice) as to whether another management company (with comparable breadth of knowledge and experience as any of the hotel management companies owned and/or controlled by Archie Bennett, Jr. and/or Monty Bennett, including with respect to number and type of hotels managed in similar markets and geographical areas) could manage the Subject Hotel in a materially more efficient manner. If such consultant determination is in the negative, then Manager will be deemed not to be in default under the Performance Test. If such consultant determination is in the affirmative, then Manager agrees to engage such consultant (such cost and expense to be shared by Lessee and Manager equally) to assist Manager during the second Fiscal Year of the Performance Cure Period with the cure of the Performance Failure; and

(4) If after the end of the Performance Cure Period, the Performance Failure remains uncured and the consultant again makes a written determination that another management company (with comparable breadth of knowledge and experience as any of the hotel management companies owned and/or controlled by Archie Bennett, Jr. and/or Monty Bennett, including with respect to number and type of hotels managed in similar markets and geographical areas) could manage the Subject Hotel in a materially more efficient manner, then Lessee may, at its election, terminate this Agreement upon forty-five (45) days’ prior Notice to Manager.

(ii) Termination Fees. If Lessee elects to terminate this Agreement with respect to a Subject Hotel for failure to satisfy the Performance Test, Lessee shall pay to Manager as liquidated damages but not as a penalty, a termination fee (provided that there does not then exist an Event of Default by Manager under this Agreement beyond any applicable cure periods) in the amount equal to 60% of the product obtained by multiplying (A) 65% of the aggregate Base Management Fees and Incentive Fees budgeted in the Annual Operating Budget applicable to the Subject Hotel for the full current Fiscal Year in which such termination is to occur (but in no event less than the Base Management Fees and Incentive Fees for the preceding full Fiscal Year) by (B) nine (9).

21

(iii) Finance Reports. Determinations of the performance of the Subject Hotel shall be in accordance with the audited annual financial statements delivered by Lessee’s accountant pursuant to Section 15.03 hereof.

(iv) Extension of Performance Cure Period. Notwithstanding the foregoing, if at any time during the Performance Cure Period (a) Lessee is in material default under any of its obligations under this Agreement, or (b) Lessee has terminated, terminates or causes a termination of the Franchise Agreement (other than defaults due to Manager) and does not obtain a new franchise agreement with a comparable franchisor, or (c) the operation of the Hotel or the use of the Hotel’s facilities are materially disrupted by casualty, condemnation, or events of Force Majeure that are beyond the reasonable control of Manager, or by major repairs to or major refurbishment of the Hotel, then, for such period, the Performance Cure Period shall be extended.

(v) Renewal Period. If at the time of Manager’s exercise of a renewal period with respect to any Hotel, such hotel is a Subject Hotel within a Performance Cure Period, the exercise of such renewal period shall be conditional upon timely cure of the Performance Failure, and if such Performance Failure is not timely cured, then, notwithstanding the foregoing provisions, Lessee may elect to terminate this Agreement with respect to such Subject Hotel pursuant to the terms of this Section 2.03(b) without payment of any termination fee.

(c) Termination For Convenience. Lessee may terminate this Agreement with respect to a particular Hotel or Non-Managed Hotel for convenience (except if due to a Sale of a Hotel or Non-Managed Hotel, whereupon Section 2.03(a) shall govern) upon ninety (90) days Notice to Manager, and shall pay to Manager as liquidated damages but not as a penalty, a termination fee (provided that there does not then exist an Event of Default by Manager under this Agreement beyond any applicable cure or grace periods) in an amount equal to (i) with respect to a Hotel, the product of (A) 65% of the aggregate Base Management Fees and Incentive Fees budgeted in the Annual Operating Budget applicable to the Hotel for the full current Fiscal Year in which such termination is to occur (but in no event less than the Base Management Fees and Incentive Fees for the preceding full Fiscal Year) by (B) nine (9), and (ii) with respect to a Non-Managed Hotel, the product of (A) 65% of the aggregate Project Management Fees and Market Service Fees estimated for the Non-Managed Hotel for the full current Fiscal Year in which such termination is to occur (but in no event less than the Project Management Fees and Market Service Fees for the preceding full Fiscal Year) by (B) nine (9).

(d) Payment of Liquidated Damages. WITH RESPECT TO ANY TERMINATION FEES PAYABLE IN CONNECTION WITH ANY EARLY TERMINATION RIGHT SET FORTH IN THIS SECTION 2.03, OR IN SECTION 18.04 BELOW, LESSEE RECOGNIZES AND AGREES THAT, IF THIS AGREEMENT IS TERMINATED WITH RESPECT TO ANY OF THE HOTELS FOR THE REASONS SPECIFIED IN THIS SECTION 2.03 OR IN SECTION 18.04 BELOW, THEREBY ENTITLING MANAGER TO RECEIVE THE TERMINATION

22

FEES AS SET FORTH IN THIS SECTION 2.03 OR IN SECTION 18.04 BELOW, MANAGER WOULD SUFFER AN ECONOMIC LOSS BY VIRTUE OF THE RESULTING LOSS OF MANAGEMENT FEES WHICH WOULD OTHERWISE HAVE BEEN EARNED UNDER THIS AGREEMENT. BECAUSE SUCH FEES VARY IN AMOUNT DEPENDING ON THE TOTAL GROSS REVENUES EARNED AT THE HOTELS AND ACCORDINGLY WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN WITH CERTAINTY, THE PARTIES AGREE THAT THE TERMINATION FEES PROVIDED IN THIS SECTION 2.03 AND IN SECTION 18.04 BELOW CONSTITUTE A REASONABLE ESTIMATE OF LIQUIDATED DAMAGES TO MANAGER FOR PURPOSES OF ANY AND ALL LEGAL REQUIREMENTS, AND IT IS AGREED THAT MANAGER SHALL NOT BE ENTITLED TO MAINTAIN A CAUSE OF ACTION AGAINST LESSEE, EXCEPT AS SPECIFICALLY PROVIDED HEREIN, FOR ACTUAL DAMAGES IN EXCESS OF THE TERMINATION FEES IN ANY CONTEXT WHERE THE TERMINATION FEES ARE PROVIDED BY THIS AGREEMENT, AND RECEIPT OF SUCH FEES (TOGETHER WITH ALL OTHER AMOUNTS DUE AND PAYABLE BY LESSEE TO MANAGER WITH RESPECT TO EVENTS OCCURRING PRIOR TO TERMINATION OF THIS AGREEMENT WITH RESPECT TO THE APPLICABLE HOTELS OR AS OTHERWISE PROVIDED HEREIN) SHALL BE MANAGER’S SOLE REMEDY FOR DAMAGES AGAINST LESSEE IN ANY SUCH CASE. The foregoing shall in no way affect any other sums due Manager under this Article II or otherwise hereunder, including, without limitation, the Management Fees earned during the Term, or any other rights or remedies, at law or in equity of Manager under this Agreement or under Legal Requirements, including any indemnity obligations of Lessee to Manager under this Agreement.

ARTICLE III

PREMISES

Manager shall be responsible, at the sole cost and expense of Lessee, for keeping and maintaining the Premises fully equipped in accordance with plans, specifications, construction safety and fire safety standards, and designs pursuant to applicable Legal Requirements, the standards and requirements of a Franchisor pursuant to any applicable Franchise Agreement, any applicable Hotel Mortgage, the Leases and the Capital Improvement Budgets approved pursuant to the terms hereof, subject in all respects to performance by Lessee of its obligations pursuant to this Agreement.

ARTICLE IV

APPOINTMENT OF MANAGER

4.01 Appointment. Lessee hereby appoints Manager as its sole, exclusive and continuing operator and manager to supervise and direct, for and at the expense of Lessee, the management and operation of the Premises under the terms and conditions hereinafter set forth. In exercising its duties hereunder, Manager shall act as agent and for the account of Lessee. Manager hereby accepts said appointment and agrees to manage the Premises during the Term of this Agreement under the terms and conditions hereinafter set forth.

23

4.02 Delegation of Authority. The operation of the Premises shall be under the exclusive supervision and control of Manager who, except as otherwise specifically provided in this Agreement, shall be responsible for the proper and efficient management and operation of the Premises in accordance with this Agreement, the Leases, the Franchise Agreements, the Capital Improvement Budget and the Annual Operating Budget. Subject to the terms of such agreements and budgets, the Manager shall have discretion and control in all matters relating to the management and operation of the Premises, including, without limitation, charges for rooms and commercial space, the determination of credit policies (including entering into agreements with credit card organizations), food and beverage service and policies, employment policies, procurement of inventories, supplies and services, promotion, advertising, publicity and marketing, and, generally, all activities necessary for the operation of the Premises. Manager shall also be responsible for the receipt, holding and disbursement of funds and maintenance of bank accounts in compliance with the Cash Management Agreements, if applicable.

4.03 Contracts, Equipment Leases and Other Agreements. Manager is hereby authorized to grant concessions, lease commercial space and enter into any other contract, equipment lease, agreement or arrangement pertaining to or otherwise reasonably necessary for the normal operation of the Premises (such concession, lease, equipment lease, contract, agreement or arrangement hereinafter being referred to individually as a “Contract” and collectively as “Contracts”) on behalf of Lessee, as may be necessary or advisable and reasonably prudent business judgment in connection with the operation of the Premises and consistent with the Annual Operating Budget, and subject to any restrictions imposed by the Franchise Agreements, Leases or any Hotel Mortgage, and subject to the Lessee’s prior written approval of: (i) any Contract which provides for a term exceeding one (1) year (unless such Contract is thirty day cancellable with cost, premium or penalty equal to or less than $25,000.00) or (ii) any tenant space lease, license or concession concerning any portion of the public space in or on the Premises for stores, office space, restaurant space, or lobby space. Lessee’s approval of any Contract shall not be unreasonably withheld, delayed or conditioned. Unless otherwise agreed, all Contracts for the Premises shall be entered into in Lessee’s name. Manager shall make available to Lessee, its agents, and employees, at the Premises during business hours, executed counterparts or certified true copies of all Contracts it enters into pursuant to this Section 4.03.

4.04 Alcoholic Beverage/Liquor Licensing Requirements. With respect to any licenses and permits held by Lessee or any of its subsidiaries for the sale of any liquor and alcoholic beverages at any of the Premises, Manager agrees, as part of its management duties and services under this Agreement, to fully cooperate with any applicable liquor and/or alcoholic beverage authority and to assist Lessee with any documentation and other requests of such authority to the extent necessary to comply with any licensing and/or permitting requirements applicable to the Premises.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.01 Lessee Representations. Upon execution of an Addendum or a Project Management Addendum, the Lessee identified in the Addendum or Project Management

24

Addendum, in order to induce Manager to enter into this Agreement, will be deemed to hereby represent and warrant to Manager as of the date of such Addendum as follows:

5.01.1. The execution of this Agreement is permitted by the organizational documents of Lessee and this Agreement has been duly authorized, executed and delivered on behalf of Lessee and constitutes the legal, valid and binding obligation of Lessee enforceable in accordance with the terms hereof;

5.01.2. There is no claim, litigation, proceeding or governmental investigation pending, or, to the best knowledge and belief of Lessee, threatened, against or relating to Lessee, the properties or businesses of Lessee or the transactions contemplated by this Agreement which does, or may reasonably be expected to, materially or adversely affect the ability of Lessee to enter into this Agreement or to carry out its obligations hereunder, and, to the best knowledge and belief of Lessee, there is no basis for any such claim, litigation, proceeding or governmental investigation except as has been fully disclosed in writing by Lessee to Manager;

5.01.3. Neither the consummation of the transactions contemplated by this Agreement on the part of Lessee to be performed, nor the fulfillment of the terms, conditions and provisions of this Agreement, conflicts with or will result in the breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture, instrument or undertaking to which Lessee is a party or by which it is bound;

5.01.4. No approval of any third party (including any Landlord or the Holder of any Hotel Mortgage in effect as of the date of this Agreement) is required for Lessee’s execution, delivery and performance of this Agreement that has not been obtained prior to the execution hereof;

5.01.5. Lessee holds all required governmental approvals required (if applicable) to be held by it to lease the Hotel or Non-Managed Hotel; and

5.01.6. As of the date of this Agreement there are no defaults under any of the Leases.

5.02 Manager Representations. Upon execution of an Addendum or Project Management Addendum, Manager, in order to induce Lessee to enter into this Agreement, will be deemed to hereby represent and warrant to Lessee as of the date of such Addendum or Project Management Addendum as follows:

5.02.1. The execution of this Agreement is permitted by the organizational documents of Manager and this Agreement has been duly authorized, executed and delivered on behalf of Manager and constitutes a legal, valid and binding obligation of Manager enforceable in accordance with the terms hereof;

5.02.2. There is no claim, litigation, proceeding or governmental investigation pending, or, to the best knowledge and belief of Manager, threatened, against or relating

25

to Manager, the properties or business of Manager or the transactions contemplated by this Agreement which does, or may reasonably be expected to, materially or adversely affect the ability of Manager to enter into this Agreement or to carry out its obligations hereunder, and, to the best knowledge and belief of Manager, there is no basis for any such claim, litigation, proceeding or governmental investigation, except as has been fully disclosed in writing by Manager to Lessee;

5.02.3. Neither the consummation of the transactions contemplated by this Agreement on the part of Manager to be performed, nor the fulfillment of the terms, conditions and provisions of this Agreement, conflicts with or will result in the breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture, instrument or undertaking to which Manager is a party or by which it is bound;

5.02.4. No approval of any third party is required for Manager’s execution, delivery and performance of this Agreement that has not been obtained prior to the execution and delivery hereof;

5.02.5. Manager holds all required governmental approvals required to be held by it to perform its obligations under this Agreement; and

5.02.6. Manager qualifies as an Eligible Independent Contractor, and during the Term of this Agreement, agrees to continue to qualify as an Eligible Independent Contractor.

ARTICLE VI

OPERATION

6.01 Name of Premises; Standard of Operation. During the Term of this Agreement, the Premises shall be known and operated by Manager as a hotel licensed with the applicable Franchisor as noted on Exhibit C to each Addendum, with additional identification as may be necessary to provide local identification, provided Manager and/or Lessee have obtained and are successful in continuously maintaining the right to so operate the Premises, which Manager agrees to use its reasonable best efforts to do. Manager agrees to manage the Premises, for the account of Lessee, and so far as is legally possible, in accordance with the Annual Operating Budget and Applicable Standards subject to Force Majeure. In the event of termination of a Franchise Agreement for one or more of the Premises, Manager shall operate such Premises under such other franchise agreement, if any, as Lessee enters into or obtains as franchisee. If the name of a Franchisor’s hotel system is changed, Lessee shall have the right to change the name of the applicable Hotel to conform thereto.

Notwithstanding the foregoing or any other provision in this Agreement to the contrary, Manager’s obligation with respect to operating and managing the Hotel in accordance with any Hotel Mortgage, Ground Leases, the Leases and the CCRs shall be limited to the extent (i) true and complete copies thereof have been made available to Manager by Lessee reasonably sufficient in advance to allow Manager to manage the Hotel in compliance with such documents, and (ii) the provisions thereof and/or compliance with such provisions by Manager (a) are

26

applicable to the day-to-day management, maintenance and routine repair and replacement of the Hotel, the FF&E or any portion thereof, (b) do not require contribution of funds from Manager, (c) do not materially increase Manager’s obligations hereunder or materially decrease Manager’s rights or benefits hereunder, (d) do not limit or restrict, or attempt to limit or restrict any corporate activity or transaction with respect to Manager or any Manager Affiliate Entity or any other activity, transfer, transaction, property or other matter involving Manager or the Manager Affiliate Entities other than at the Site of the Hotel and (e) are otherwise within the scope of Manager’s duties under this Agreement. Lessee acknowledges and agrees, without limiting the foregoing, that any failure of (i) Lessee to comply with the provisions of any Hotel Mortgage, Ground Leases, the Leases and the CCRs or Legal Requirements or (ii) Manager to comply with the provisions of any such agreements or Legal Requirements arising out of, in the case of both (i) and (ii), (A) the condition of the Hotel, and/or the failure of the Hotel to comply with the provisions of such agreements, prior to the Commencement Date, (B) construction activities at the Hotel prior to the Commencement Date, (C) inherent limitations in the design and/or construction of, location of the Hotel and/or parking at the Hotel prior to the Commencement Date, (D) failure of Lessee to provide funds, from operations or otherwise, sufficient to allow timely compliance with the provisions of the Applicable Standards or the Leases, the Ground Leases, any Hotel Mortgage and/or the CCRs through reasonable and customary business practices, and/or (E) Lessee’s failure to approve any matter reasonably requested by Manager in Manager’s good faith business judgment as necessary or appropriate to achieve compliance with such items, shall not be deemed a breach by Manager of its obligations under this Agreement. Manager and Lessee agree, that Manager may from time to time, so long as Manager is in compliance with the Franchise Agreements and Legal Requirements, provide collateral marketing materials in the rooms of the Hotel which advertise other hotels or programs of Manager or its Affiliates (including, through a dedicated television channel in the rooms of the Hotel), at the sole cost and expense of Manager, provided such other hotels or programs being marketed by Manager are not competing directly in the same market with the Hotel where the marketing materials and information are being placed by Manager.

6.02 Use of Premises. Manager shall use the Premises solely for the operation of the Hotel in accordance with the Applicable Standards and for all activities in connection therewith which are customary and usual to such an operation. Subject to the terms of this Agreement, Manager shall comply with and abide by all applicable Legal Requirements, and the requirements of any insurance companies covering any of the risks against which the Premises are insured, any Hotel Mortgage, the Ground Leases, the Leases, and the Franchise Agreements. If there are insufficient funds in the Operating Account to make any expenditure required to remedy non-compliance with such Legal Requirements or with the requirements of any Hotel Mortgage, the Ground Leases, the Leases, or the Franchise Agreements or applicable insurance, Manager shall promptly notify Lessee of such non-compliance and estimated cost of curing such non-compliance. If Lessee fails to make funds available for the expenditure so requested by Manager within thirty (30) days, Lessee agrees to indemnify and hold Manager harmless from and against any and all costs, expenses and other liabilities incurred by Manager resulting from such non-compliance (which such indemnity shall survive any termination of this Agreement). In no event shall Manager be required to make available or distribute, as applicable, sexually explicit materials or items of any kind, whether through retail stores or gift shops located at the Hotel or through “pay for view” programming in the guest rooms of the Hotel.

27

6.03 Group Services. Manager may cause to be furnished to the Premises certain services (“Group Services”) which are furnished generally on a central or regional basis to other hotels managed by Manager or any Manager Affiliate Entity and which benefit each hotel managed by Manager including, by way of example and not by way of limitation, (i) marketing, advertising and promotion; (ii) centralized accounting payroll processing, ADP management, management and administration of accounts payable, accounts receivable and cash management accounting and MIS support services; (iii) the preparation and maintenance of the general ledger and journal entries, internal audit, budgeting and financial statement preparation, (iv) recruiting, training, career development and relocation in accordance with Manager’s or any Manager Affiliate Entities’ relocation plan; (v) employee benefits administration; (vi) engineering and risk management; (vii) information technology; (viii) legal support (such as license and permit coordination, filing and completion, standardized contracts, negotiation and preparation, and similar legal services benefiting the Hotel); (ix) purchasing arising out of ordinary hotel operations not otherwise contemplated in Section 8.02G hereof; (x) internal audit services; (xi) reservation systems; and (xii) such other additional services as are or may be, from time to time, furnished for the benefit of Manager’s or any Manager Affiliate Entities’ hotels or in substitution for services now performed at Manager’s individual hotels which may be more efficiently performed on a group basis. Group Services shall include Manager’s costs relating to the establishment of an office(s) and the placement of Manager’s personnel at international locations as may be reasonably required to oversee the performance of its services and duties hereunder for international assets. International office expenses, overhead, international personnel costs and benefits, travel and other costs directly related to Manager’s personnel (other than property level personnel who are employed at a Hotel and whose Employee Costs and Expenses constitute Deductions) who oversee the operations of international assets shall be allocated pro-rata to international Hotels based on room count and/or revenues in a fair and equitable manner reasonably determined by Manager. Manager shall assure that the costs and expenses incurred in providing Group Services to the Premises shall have been allocated to the Premises on a pro-rata basis consistent with the method of allocation to all of Manager’s (and any Manager Affiliate Entities’) hotels receiving the same services, shall be incurred at a cost consistent with the Annual Operating Budget and shall constitute Deductions. All Group Services provided by Manager shall be at the actual costs (without mark up for fee or profit to Manager or any Manager Affiliate Entity, but including salary and employee benefit costs and costs of equipment used in performing such services and overhead costs) of Group Services for the benefit of all of Manager’s hotels receiving the same services, and shall be of a quality comparable to which Manager could obtain from other providers for similar services.

6.04 Right to Inspect. Lessee, the beneficial owners of Lessee, the Landlords (to the extent permitted under such Leases), any Holder under any Hotel Mortgage (to the extent permitted under such Hotel Mortgage), and their respective agents, shall have access to the Premises at any and all reasonable times for any purpose. Manager will be available to consult with and advise such parties, at their reasonable request, concerning all policies and procedures affecting all phases of the conduct of business at the Hotel.

28

ARTICLE VII

WORKING CAPITAL AND INVENTORIES

7.01 Working Capital and Inventories. The Lessee shall cause funds to be deposited in one or more operating accounts established by Manager, in amounts sufficient to operate the Premises in accordance with the Annual Operating Budget, including the establishment and maintenance of positive Working Capital and Inventories as reasonably determined by Manager. All Working Capital and Inventories are and shall remain the property of Lessee. In the event Lessee fails to advance funds which are necessary in order to maintain positive Working Capital and Inventories at reasonable levels for a Hotel, Manager shall have the right to elect to terminate this Agreement upon sixty (60) days’ prior written notice to Lessee with respect to the affected applicable Hotel. During such sixty (60) day period, Lessee and Manager shall use reasonable efforts to resolve the dispute over such Working Capital and Inventory requirements. If such dispute is not resolved, then this Agreement shall terminate with respect to the affected applicable Hotel on the sixtieth (60th) day following Manager’s delivery of written notice of termination as provided above. If such dispute is resolved, then the notice will be deemed rescinded and this Agreement shall not be terminated pursuant to the notice with respect to the affected applicable Hotel. Further, if Manager should so terminate this Agreement with respect to the affected applicable Hotel and if Manager in good faith incurs expenditures, or otherwise accrues liabilities in accordance with the Annual Operating Budget and variances allowed herein, in each case, prior to the date of termination, Lessee agrees to promptly indemnify and hold Manager harmless from and against (i) any and all liabilities, costs and expenses properly incurred by Manager in connection with the operations of the applicable Hotel through the date of Termination of this Agreement with respect to such Hotel, and (ii) any and all liabilities, costs and expenses properly incurred by Manager as a result of Lessee’s failure to perform any obligation or pay any liability arising under any service, maintenance, franchise or other agreements, employment relationships (other than Excluded Employee Claims), leases or contracts pertaining to the applicable Hotel after Termination of this Agreement with respect to such Hotel. Lessee acknowledges that liabilities arising in connection with the operation and management of the applicable Hotel including, without limitation, all Deductions, incurred in accordance with the terms of this Agreement, are and shall remain the obligations of Lessee, and Manager shall have no liability therefor unless otherwise expressly provided herein. In the event of a Termination by Manager pursuant to this Section 7.01, Manager shall be entitled to a termination fee as liquidated damages but not as a penalty, as set forth in connection with a termination for convenience as described in Section 2.03(c) and subject to Section 2.03(d) above.

7.02 Fixed Asset Supplies. Lessee shall provide the funds necessary to supply the Premises initially with Fixed Asset Supplies as reasonably determined by Manager consistent with the cost budgeted therefor in the Annual Operating Budget and otherwise consistent with the intent of the parties that the level of such supplies will be adequate for the proper and efficient operation of the Premises at the Applicable Standards. Fixed Asset Supplies shall remain the property of Lessee.

29

ARTICLE VIII

MAINTENANCE, REPLACEMENT AND CHANGES

8.01 Routine and Non-Routine Repairs and Maintenance. Manager, at the expense of Lessee, shall maintain the Premises in good repair and condition as is required by the Applicable Standards. Manager, on behalf of Lessee, shall make or cause to be made such routine maintenance, repairs and minor alterations as Manager from time to time deems reasonably necessary for such purposes, the cost of which: (i) can be expensed under GAAP, (ii) shall be paid from Gross Revenues, and treated as a Deduction, and (iii) are consistent with the Annual Operating Budget. In addition, Manager, on behalf of Lessee, shall make or cause to be made such non-routine repairs and maintenance, either to the Premises’ building or its fixtures, furniture, furnishings and equipment (“FF&E”), pursuant to the Capital Improvement Budget approved by Lessee and Landlord, the cost of which shall be paid for in the manner described in Section 8.02. Manager and Lessee shall use their respective best efforts to prevent any liens from being filed against the Premises which arise from any maintenance, changes, repairs, alterations, improvements, renewals or replacements in or to the Premises. Lessee and Manager shall cooperate fully in obtaining the release of any such liens. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release. All changes, repairs, alterations, improvements, renewals or replacements made pursuant to this Article VIII shall be the property of the Lessee.

8.02 Capital Improvement Reserve.

A.                Manager shall establish (on behalf of Landlord), in respect of each Fiscal Year during the term of this Agreement, a reserve account on each Hotel’s books of account (“Capital Improvement Reserve”) to cover the cost of:

1.     Replacements and renewals to the Premises’ FF&E; and

2.                 Certain non-routine repairs and maintenance to the Hotel’s building(s) which are normally capitalized under GAAP such as, but not limited to, exterior and interior repainting, resurfacing, building walls, floors, roofs and parking areas, and replacing folding walls and the like, and major repairs, alterations, improvements, renewals or replacement to the Hotel’s building structure or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems.

B.                For each Fiscal Year, the Capital Improvement Reserve shall be an amount equal to four percent (4%) of the Hotel’s Gross Revenues for the applicable year (or greater if required by any Landlord, Holder or Franchisor), or in such other amount as agreed to by Landlord, Lessee and Manager.

Payments of the percentage amounts specified above shall be made on an interim accounting basis as specified in Section 11.02 hereof. Calculations and payments from the Capital Improvement Reserve made with respect to each Accounting Period shall be accounted for cumulatively for each Fiscal Year. After the close of each Fiscal Year, any adjustments required by the Fiscal Year accounting shall

30

be made by Manager. Any proceeds from the sale of the Premises’ FF&E no longer necessary to the operations of the Premises shall also be credited to the Capital Improvement Reserve. All payments from the Capital Improvement Reserve shall be reserved and paid from Gross Revenues. Such payments and sale proceeds shall be placed in an escrow account or accounts consistent with the requirements of the Cash Management Agreements, if any. Any interest earned in said account attributable to funds deposited pursuant to this Agreement shall be added to such Capital Improvement Reserve, thereby reducing the amount required to be placed in the account from Gross Revenues.

C.                Manager shall, in accordance with and subject to the Capital Improvement Budget described in Section 8.02E, from time to time make such substitutions and replacements of or renewals to FF&E and non-routine repairs and maintenance as described in Section 8.01 as it deems necessary to maintain the Hotel as required by this Agreement. Except as hereinafter provided, no expenditures will be made except as otherwise provided in the Capital Improvement Budget without the approval of Lessee and Landlord, and provided further, however, that if any such expenditures which are required by reason of any (i) emergency, or (ii) applicable Legal Requirements, or (iii) the terms of the Franchise Agreement, or (iv) are otherwise required for the continued safe and orderly operation of the Hotel, Manager shall immediately give Lessee and Landlord notice thereof and shall be authorized to take appropriate remedial action without such approval whenever there is a clear and present danger to life, limb or property of the Hotel or its guests or employees. The cost of all such changes, repairs, alterations, improvements, renewals, or replacements will be paid for first from the Capital Improvement Reserve or other monies advanced by Lessee from funds received or owned by Landlord. At the end of each Fiscal Year any amount remaining in the Capital Improvement Reserve in excess of the amounts unspent but contemplated to be spent pursuant to the Capital Improvement Budget for such Fiscal Year or as otherwise approved by Lessee and Landlord may be withdrawn by the Lessee on behalf of Landlord.

D.                All changes, repairs, alterations, improvements, renewals or replacements made pursuant to this Article VIII shall be the property of Landlord.

E.                 Manager shall prepare a budget (“Capital Improvement Budget”) of the expenditures necessary for replacement of FF&E and building repairs of the nature contemplated by Section 8.01 during the ensuing Fiscal Year and shall provide such Capital Improvement Budget to Lessee and Landlord for approval at the same time Manager submits the Annual Operating Budget. The Capital Improvement Budget shall not be deemed accepted by Lessee and Landlord in the absence of their respective express written approval. Not later than thirty (30) days after receipt by Lessee and Landlord of a proposed Capital Improvement Budget (or such longer period as Lessee and Landlord may reasonably request on Notice to the Manager), Lessee and/or Landlord may deliver a Notice (a “CIB Objection Notice”) to the Manager stating that Lessee

31

and/or Landlord objects to any information contained in or omitted from such proposed Capital Improvement Budget and setting forth the nature of such objections with reasonable specificity. Failure of Lessee and/or Landlord to deliver a CIB Objection Notice shall be deemed rejection of the Manager’s proposed Capital Improvement Budget in its entirety. Upon receipt of any CIB Objection Notice, the Manager shall, after consultation with Lessee and Landlord, modify the proposed Capital Improvement Budget, taking into account Lessee’s and/or Landlord’s objections, and shall resubmit the same to Lessee and Landlord for Lessee’s approval within fifteen (15) days thereafter, and Lessee and/or Landlord may deliver further CIB Objection Notices (if any) within fifteen (15) days thereafter (in which event, the re-submission and review process described above in this sentence shall continue until the proposed Capital Improvement Budget in question is accepted and consented to by Lessee and Landlord). Notwithstanding anything to the contrary set forth herein, Lessee and Landlord shall have the right at any time subsequent to the acceptance and consent with respect to any Capital Improvement Budget, on Notice to the Manager, to revise, with the reasonable approval of Manager, such Capital Improvement Budget or to request that the Manager prepare for Lessee’s and/or Landlord’s approval a revised Capital Improvement Budget, taking into account such circumstances as Lessee and Landlord deem appropriate; provided, however, that the revision of a Capital Improvement Budget shall not be deemed a revocation of the Manager’s authority with respect to such actions as the Manager may have already taken prior to receipt of such revision notice in implementing a previously approved budget or plan. Manager shall have the right and discretion to expend funds from the Capital Improvement Reserve for replacements and renewals of FF&E in the Hotel’s interior public areas and guest rooms and routine maintenance, repairs and minor alterations during the Fiscal Year in question (but not for any other capital expenditures) in accordance with the provisions of the Capital Improvement Budget.

F.                   It is the intent of Manager and Lessee to maintain the Premises in conformance with the Applicable Standards. Accordingly, as the Hotel ages, if the Capital Improvement Reserve established pursuant to the terms hereof is insufficient to meet such standards, and if the Capital Improvement Budget prepared in good faith by Manager and approved by Lessee and Landlord exceeds the available and anticipated funds in the Capital Improvement Reserve, Lessee, Landlord and Manager will consider the matter and Lessee and Landlord may elect to:

1.      increase the annual reserve provision to provide the additional funds required; or

2.      obtain financing for the additional funds required.

G.                 In consideration of the Project Management Fee (as defined below), Manager shall be responsible for managing, coordinating, planning and executing the Capital Improvement Budget and all major repositionings of the Hotel and, to the

32

extent Lessee has the right to direct such matters (e.g., the manager for the Non-Managed Hotel does not have the right under its management agreement to direct such matters or elects not to exercise such right), each Non-Managed Hotel (for such purposes with respect to a Non-Managed Hotel, the term Capital Improvement Budget shall mean the capital improvement budget for such Non-Managed Hotel). In addition, Manager shall be paid additional fees at current market rates (determined with reference to other third party providers of such services who are not discounting such fees as result of fees generated from other services) (collectively, the “Market Service Fees”), subject to the Approval Requirement (defined in subparagraph 8.02(I) below), for the following services (the “Project Related Services”) to be provided in accordance with the Applicable Standards (with the understanding that Manager may subcontract for any or all of the following Project Related Services) for the Hotel and, to the extent Lessee has the right to direct such matters, Non-Managed Hotel:

1.      Construction Management - Manager shall, on major renovation tasks which involve the selection and engagement of a general contractor, coordinate the selection process with Lessee and/or Landlord, shall assist in the negotiation of construction contracts, manage such construction contracts and related issues, and shall engage separate contractors and subcontractors for specific tasks outside the scope of the general contractor.

2.      Interior Design - With respect to any interior design elements involved in the implementation of the Capital Improvement Budget, Manager shall be responsible for overseeing the development of conceptual plans (consistent with Lessee’s and Landlord’s objectives), shall arrange for preparation of specifications, coordinate and make all fabric, flooring, furniture and wall treatment selections (both colors and finishes), coordinate reselections and document all selections in specification books as required under the terms of the Franchise Agreement and coordinate all related franchise approvals, and will manage the applicable Franchisor process on approval of all selections relating to initial and final selections.

3.      Architectural - Manager shall, if applicable, make recommendations of engagement of architects, negotiate architectural agreements on behalf of Lessee and Landlord (with Lessee’s and Landlord’s approval), manage all architects applicable to the implementation of the Capital Improvement Budget, oversee all conceptual designs and sketches, review all necessary plans, drawings, shop drawings and other matters necessary for the proper implementation of the Capital Improvement Budget, and coordinate and manage all approvals necessary for the implementation of the Capital Improvement Budget such as Franchisor approvals, governmental approvals and Holder approvals.

33

4.                       FF&E Purchasing - Manager shall be responsible for the evaluation of all specifications and negotiations of all prices associated with the purchasing of FF&E, shall manage and issue all purchase orders and place orders necessary for the proper and timely delivery of all FF&E.

5.                       FF&E Expediting/Freight Management - Manager shall be responsible for the expediting of all FF&E contemplated in an applicable Capital Improvement Budget including managing the freight selection and shipping process in a cost effective manner.

6.                       FF&E Warehousing - Manager shall be responsible, if applicable, for the management and coordination of all warehousing of goods delivered at the job site, inspection of materials delivered, and the filing of all claims associated with the delivery of defective or damaged goods.

7.                       FF&E Installation and Supervision - Manager shall be responsible for the management and oversight of the installation of all FF&E in compliance with specifications and Franchisor standards as required to implement the Capital Improvement Budget.

Manager shall be paid a project management fee (herein, the “Project Management Fee”) equal to four percent (4%) of the total project costs associated with the implementation of the Capital Improvement Budget (both hard and soft) payable monthly in arrears based upon the prior calendar month’s total expenditures under the Capital Improvement Budget until such time that the Capital Improvement Budget and/or renovation project involves the expenditure of an amount in excess of five percent (5%) of Gross Revenues of the applicable Hotel or Non-Managed Hotel, whereupon the Project Management Fee shall be reduced to three percent (3%) of the total project costs in excess of the five percent (5%) of Gross Revenue threshold. The Project Management Fee shall be accounted for and documented and consistent with the requirements of Section 11.02 herein. Any onsite or dedicated personnel required for the direct supervision of the implementation of a Capital Improvement Budget or other renovation project will be a direct cost to, and shall be reimbursed by, the Landlord.

H.            Except as otherwise provided herein, in no event shall Manager realize any kick backs, rebates, cash incentives, administration fees, concessions, profit participations, investment rights or similar payments or economic consideration from or in, as applicable, vendors or suppliers of goods or services. Manager agrees that any such amounts or benefits derived shall be held in trust for the benefit of Lessee or Landlord (as applicable).

I.                 Any Market Service Fees for the Project Related Services shall be, once approved, reflected in the Capital Improvements Budget (such Market Service Fees subject to any adjustments necessary for then existing market conditions)

34

shall be submitted for approval to Lessee and Landlord with the applicable Capital Improvement Budget, and shall be deemed approved by the Lessee and Landlord unless a majority of the Independent Directors of AHP affirmatively vote that such Market Service Fees are not market (determined by reference to fees charged by third party providers who are not hotel managers or who are not discounting such fees as result of fees generated from other services) (herein called the “Approval Requirement”). In the event that the majority of the Independent Directors of AHP affirmatively votes that the Market Service Fees proposed by Manager are not market, the Lessee and Manager agree to engage a consultant reasonably satisfactory to both Lessee and Manager to provide then current market information with respect to the proposed Market Service Fees and a written recommendation as to whether such fees are market or not. If the consultant’s recommendation provides that such Market Service Fees as proposed by Manager are market, then the Landlord agrees to pay any consultant fees incurred by such consultant in making the recommendation. If the consultant’s recommendation does not support the Market Service Fees as proposed by Manager, then Manager agrees to pay the consultant’s fees incurred in connection with the recommendation and agrees to either re-submit Manager’s proposed Market Service Fees consistent with the market research and recommendation of the consultant for approval to Lessee and Landlord, or elect by Notice to Lessee and Landlord that Manager will not provide the Project Related Services. If Manager elects not to provide Project Related Services for a Non-Managed Hotel, no termination fee shall be payable by Lessee under Section 2.03(c) of this Agreement.

ARTICLE IX

EMPLOYEES

9.01 Employee Hiring. Manager will hire, train, promote, supervise, direct the work of and discharge all personnel working on the Premises. Manager shall be the sole judge of the fitness and qualification of such personnel and is vested with absolute discretion in the hiring, discharging, supervision, and direction of such personnel during the course of their employment and in the operation of the Premises.

9.02 Costs; Benefit Plans.

A.              Manager shall fix the employees’ terms of compensation and establish and maintain all policies relating to employment, so long as they are reasonable and in accordance with the Applicable Standards and the Annual Operating Budget. Without limiting the foregoing, Manager may, consistent with the applicable budgets, enroll the employees of the Hotel in pension, medical and health, life insurance, and similar employee benefit plans (“Benefit Plans”) substantially similar to plans reasonably necessary to attract and retain employees and generally remain competitive. The Benefit Plans may be joint plans for the benefit of employees at more than one hotel owned, leased or managed by Manager or Manager Affiliate Entities. Employer contributions to such plans

35

(including any withdrawal liability incurred upon Termination of this Agreement) and reasonable administrative fees (but without further markup by Manager), which Manager may expend in connection therewith, shall be the responsibility of Lessee and shall be a Deduction. The administrative expenses of any joint plans will be equitably apportioned by Manager among properties covered by such plan.

B.              Manager may elect to enroll employees in a medical and health Benefit Plan that is a self insured health plan (the “Plan”) without collection of any fee or profit to Manager or any Manager Affiliate Entity. The aggregate actual costs incurred by Manager in operating and managing the Plan shall be allocated on a pro rata basis by Manager among the properties covered by the Plan based on the number of members participating in the Plan, and such costs shall include, without limitation, the administration and payment of claims, costs and fees of third party administration and gateway or reference pricing services, and premiums for stop-loss insurance and reinsurance policies (collectively, the “Health Plan Costs”). Prior to the commencement of each Plan year, Manager shall in good faith establish premium levels for employee individual and family coverages based on relevant factors such as historic health service consumption by members participating in the Plan, participation in wellness programs, and the projected Health Plan Costs for the upcoming Plan year (the “Health Care Premiums”). The amount of employer contribution to Health Care Premiums for each employee at a Hotel shall be a Deduction for such Hotel, and Manager may periodically draw down from Gross Revenues for the Hotel the amount of such employer contribution to Health Care Premiums as same become payable under the terms of the Plan. Manager shall establish an account into which all Health Care Premiums for the Plan shall be deposited and out of which Health Plan Costs shall be paid (the “Plan Account”). Upon implementation of a Plan, Lessee shall initially fund into a reserve (the “Reserve Account”) a cash amount equal to fifteen percent (15%) of the estimated Health Plan Costs for the first Plan year allocable to the Hotels (the “Plan Reserve”). Thereafter, Lessee shall be responsible to maintain the level of the Plan Reserve in an amount not less than ten percent (10%) of the estimated Health Plan Costs allocable to the Hotels for the then current Plan year, as same may be adjusted from time to time during such Plan year (the “Minimum Plan Reserve Balance”). Manager may transfer funds (a) from the Plan Reserve to the Plan Account if and as reasonably necessary to maintain at all times sufficient amounts in the Plan Account to pay Health Plan Costs when due and payable, and (b) from the Plan Account to the Plan Reserve if Manager reasonably determines that the balance in the Plan Account (whether by deposit of Health Care Premiums or transfers from the Plan Reserve) exceeds that which is reasonably necessary to pay Health Plan Costs when due and payable. If in any Plan year the balance in the Plan Reserve falls below the Minimum Plan Reserve Balance, including by reason of transfers of funds to the Plan Account or an increase in the estimated Health Plan Costs allocable to the Hotels for the then current Plan year (the “Reserve Shortfall”), Lessee shall deposit into the Reserve Account the amount of the Reserve Shortfall within ten (10) days after receipt of Manager’s written request therefore. If Lessee fails to timely deposit the Reserve

36

                           Shortfall, Manager shall have the right (without affecting Manager’s other remedies under this Agreement) to draw down from Gross Revenues for the Hotels the amount of the Reserve Shortfall. If Gross Revenues are not sufficient to fund the Reserve Shortfall, Manager shall have the right to withdraw the amount of the Reserve Shortfall from the Operating Accounts, the Capital Improvements Reserves, Working Capital or any other funds of Lessee held by or under the control of Manager for the Hotels. If at any time the balance in the Plan Reserve exceeds twenty percent (20%) of the estimated Health Plan Costs allocable to the Hotels for the then current Plan year, as same may be adjusted from time to time during such Plan year, such excess amounts shall be returned to Lessee. Manager may elect in connection with the Plan to make contributions to health reimbursement accounts (HRA) or health savings accounts (HSA) maintained for the benefit of employees (“HRA/HSA Fundings”). In the event Manager makes HRA/HSA Fundings for employees at a Hotel, such HRA/HSA Fundings shall be a Deduction for such Hotel and shall be treated hereunder in the same manner as other Employee Costs and Expenses.

9.03 Manager’s Employees. It is expressly understood and agreed that all such personnel employed at the Hotel, including the Manager’s acting General Manager for the Hotel, will be the employees of Manager for all purposes including, without limitation, federal, state and local tax and reporting purposes, but the expense incurred in connection therewith will be a Deduction and for Lessee’s account. A General Manager’s compensation may be allocated to other Hotels on a fair and equitable basis if the General Manager oversees and supervises other Hotel operations. Manager shall use such care when hiring any employees as may be common to the hospitality business and consistent with the Manager’s standards of operation. Lessee acknowledges and agrees that Manager, as the employer of the Hotel’s employees, shall be entitled to all federal, state and/or local tax credits or benefits allowed to employers relating to the Hotel’s employees including, without limitation, the Work Opportunity Tax Credit, the Targeted Jobs Tax Credit, and similar tax credits (provided that Manager shall pay all incremental fees, if applicable, to qualify for such tax credits). Manager, in accordance with the Annual Operating Budget, may draw down from Gross Revenues all costs and expenses, of whatever nature, incurred in connection with such employees, including, but not limited to, wages, salaries, on-site staff, bonuses, commissions, fringe benefits, employee benefits, recruitment costs, workmen’s compensation and unemployment insurance premiums, payroll taxes, vacation and sick leave (collectively, “Employee Costs and Expenses”).

9.04 Special Projects - Corporate Employees. The costs, fees, compensation and other expenses of any persons engaged by Manager to perform duties of a special nature, directly related to the operation of the Premises, including, but not limited to, in-house or outside counsel, accountants, bookkeepers, auditors, employment search firms, marketing and sales firms, and similar firms of personnel, shall be operating expenses, payable from and consistent with the Annual Operating Budget and not the responsibility of the Manager. The costs, fees, compensation and other expenses of those personnel of Manager assigned to special projects for the Hotel shall also be operating expenses payable by the Lessee and not the responsibility of Manager. The daily per diem rate for those personnel shall be based upon the actual costs of Manager in providing its personnel for such special services or projects, without mark-up for fee

37

or profit but including salary and employee benefit costs and costs of equipment used in performing such services, overhead costs, travel costs and long distance telephone. Such special services shall include, but not be limited to, those matters which are not included within the scope of the duties to be performed by Manager hereunder and, if not provided by Lessee, would involve the Lessee’s engagement of a third party to perform such services; for example, special sales or marketing programs, market reviews, assistance in opening new food and beverage facilities, legal services, accounting services, tax services, insurance services, data processing, engineering personnel, and similar services.

9.05 Termination. At Termination, subject to Section 2.01 above, Lessee shall reimburse Manager for costs and expenses incurred by Manager which arise out of either the transfer or termination of Manager’s employees at the Hotel, such as reasonable transfer costs, compensation in lieu of vacation and sick leave, severance pay (including a reasonable allowance for severance pay for Executive Employees of the Hotel, the amount of such allowance not to exceed an amount equal to Manager’s then current severance benefits for such terminated Executive Employees, unless Lessee otherwise approves), unemployment compensation, employer liability pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA liability) and the Worker Adjustment and Retraining Notification Act (WARN Act) and other employment liability costs arising out of the termination of the employment of the Manager’s employees at the Premises (herein collectively called “Employee Related Termination Costs”). This reimbursement obligation shall not apply to any corporate personnel of Manager assigned to the Hotel for special projects or who perform functions for Manager at the corporate level. In order to be reimbursable hereunder, any Employee Related Termination Costs must be pursuant to policies of Manager which shall be consistent with those of other managers managing similar hotels in similar markets and geographical locations and which shall be subject to review and reasonable approval of Lessee from time to time upon Notice from Lessee and which review and approval shall occur no more than one time during each Fiscal Year during the term of this Agreement.

At Termination, an escrow fund shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Lessee) to reimburse Manager for all reimbursable Employee Related Termination Costs.

Employee Related Termination Costs shall include Health Plan Costs allocable to the Hotels that become payable under a Plan following a Termination. Manager shall be entitled to hold the balance of funds in the Plan Reserve to pay such Health Plan Costs as they become due for the following periods of time (the “Contingency Period”): (a) six (6) months following Termination with respect to Health Plan Costs relating to claims incurred prior to Termination, and eighteen (18) months following Termination with respect to COBRA liability (or such earlier date upon which there are no employees electing COBRA coverage relating to such Termination) (the “Contingent Costs”). In addition, in the event Manager reasonably determines that the balance of funds in the Plan Reserve is not sufficient to cover Manager’s estimate of Contingent Costs, Lessee shall deposit into the Plan Account on or before the date of Termination or following a Termination, within ten (10) days after receipt of Manager’s written request therefore, the amount that Manager reasonably determines is sufficient to cover Manager’s estimate of Contingent Costs (the “Contingent Shortfall”). If Lessee fails to timely

38

deposit the Contingent Shortfall, Manager shall have the right (without affecting Manager’s other remedies under this Agreement) to draw down from Gross Revenues for the Hotels the amount of the Contingent Shortfall. If Gross Revenues are not sufficient to fund the Contingent Shortfall, Manager shall have the right to withdraw the amount of the Contingent Shortfall from the Operating Accounts, the Capital Improvement Reserves, Working Capital or any other funds of Lessee held by or under the control of Manager for the Hotel(s). Following the expiration of the Contingency Period for a Termination of this Agreement in its entirety, any balance remaining in the Plan Reserve shall be returned to Lessee.

9.06 Employee Use of Hotel. Manager, in its discretion, may (i) provide lodging for Manager’s Executive Employees and corporate staff visiting the Hotel in connection with the performance of Manager’s services hereunder and allow them the use of the facilities of the Hotel, and (ii) provide the management of the Hotel with temporary living quarters within the Hotel and the use of all facilities of the Hotel, in either case at a discounted price or without charge, as the case may be. Manager shall, on a space available basis, provide lodging at the Hotel for Lessee’s employees, officers and directors visiting the Hotel and allow them the use of all facilities of the Hotel in either case without charge, except for recreational facilities for which a charge will apply.

9.07 Non-Solicitation. During the term of this Agreement and for a period of two (2) years thereafter, unless an Event of Default by Manager exists under this Agreement beyond applicable grace or cure periods, or the Agreement has been terminated as a result of an uncured Event of Default by Manager, Lessee agrees that it (and its Affiliates) will not, without the prior written consent of Manager, either directly or indirectly, alone or in conjunction with any other person or entity, (i) solicit or attempt to solicit any general manager (each a “General Manager” and, collectively, “General Managers”) of the Hotel or any other hotels managed by Manager or any of Manager’s Executive Employees (collectively, the General Manager and Executive Employees are herein called the “Key Employees”) to terminate, alter or lessen Key Employees’ employment or affiliation with Manager or to violate the terms of any agreement or understanding between any such Key Employee and Manager, as the case may be, or (ii) employ, retain, or contract with any Key Employee.

ARTICLE X

BUDGET, STANDARDS AND CONTRACTS

10.01 Annual Operating Budget. Not less than forty-five (45) days prior to the beginning of each Fiscal Year, Manager shall submit to Lessee for each Hotel, a budget (the “Annual Operating Budget”) setting forth in detail an estimated profit and loss statement for the next twelve (12) Accounting Periods, or for the balance of the Fiscal Year in the event of a partial first Fiscal Year, including a schedule of hotel room rentals and other rentals and a marketing and business plan for each Hotel, such budget to be substantially in the format of Exhibit “D” attached to the Addendum for such Hotel.

10.02 Budget Approval. The Annual Operating Budget submitted to Lessee by Manager shall be subject to the approval of Lessee (such approval not to be unreasonably withheld). The Annual Operating Budget shall not be deemed accepted by Lessee in the absence

39

of its express written approval. Not later than thirty (30) days after receipt by Lessee of a proposed Annual Operating Budget (or such longer period as Lessee may reasonably request on Notice to Manager), Lessee may deliver an AOB Objection Notice with reasonable detail to the Manager stating that Lessee objects to any information contained in or omitted from such proposed Annual Operating Budget and setting forth the nature of such objections with reasonable specificity. Failure of Lessee to deliver an AOB Objection Notice shall be deemed rejection of the Manager’s proposed Annual Operating Budget in its entirety. Upon receipt of any AOB Objection Notice, the Manager shall, after consultation with Lessee, modify the proposed Annual Operating Budget, taking into account Lessee’s objections, and shall resubmit the same to Lessee for Lessee’s approval within fifteen (15) days thereafter, and Lessee may deliver further AOB Objection Notices (if any) within fifteen (15) days thereafter (in which event, the re-submission and review process described above in this sentence shall continue until the proposed Annual Operating Budget in question is accepted and consented to by Lessee). Notwithstanding anything to the contrary set forth herein, Lessee shall have the right at any time subsequent to the acceptance and consent with respect to any Annual Operating Budget, on Notice to the Manager, to revise such Annual Operating Budget or to request that the Manager prepare for Lessee’s approval a revised Annual Operating Budget (with the approval of Manager, such approval not to be unreasonably withheld), taking into account such circumstances as Lessee deems appropriate; provided, however, that the revision of an Annual Operating Budget shall not be deemed a revocation of the Manager’s authority with respect to such actions as the Manager may have already taken prior to receipt of such revision notice in implementing a previously approved budget or plan. Lessee and Manager acknowledge and agree that the Annual Operating Budgets are merely forecasts of operating revenues and expenses for an ensuing year and shall be revised, by agreement of Lessee and Manager, from time to time as business and operating conditions shall demand. However, Manager shall use its reasonable best efforts to operate the Premises in accordance with the Annual Operating Budget. The failure of the Hotel to perform in accordance with such Annual Operating Budget shall not constitute a default by Manager of this Agreement, however, the Lessee has a right to terminate this Agreement with respect to a Subject Hotel if such Subject Hotel fails to satisfy the Performance Test as set forth in Section 2.03(c) above.

10.03 Operation Pending Approval. If the Annual Operating Budget (or any component thereof) has not yet been approved by Lessee prior to any applicable Fiscal Year, then, until approval of such Annual Operating Budget (or such component) by Lessee, Manager shall operate the Hotel substantially in accordance with the prior year’s Annual Operating Budget except for (a) those components of the Annual Operating Budget for the applicable Fiscal Year approved by Lessee, (b) the Necessary Expenses which shall be paid as required, (c) the Emergency Expenses which shall be paid as required, and (d) those expenses that vary in correlation with Gross Revenues and/or occupancy in the aggregate.

10.04 Budget Meetings. At each budget meeting and at any additional meetings during a Fiscal Year reasonably called by Lessee or Manager, Manager shall consult with Lessee on matters of policy concerning management, sales, room rates, wage scales, personnel, general overall operating procedures, economics and operation and other matters affecting the operation of the Hotel.

40

ARTICLE XI

OPERATING DISTRIBUTIONS

11.01 Management Fee. As consideration for the services to be rendered by Manager pursuant to this Agreement as manager and operator of the Premises, Manager shall be paid the following Base Management Fee and Incentive Management Fee (as such terms are hereinafter defined), collectively called the “Management Fee”, for each Hotel on a property by property basis as follows:

A.              Base Management Fee. The base management fee (“Base Management Fee”) shall be equal to the greater of (i) $12,673.48 (to be increased annually based on any increases in CPI over the preceding annual period), or (ii) three percent (3%) of the Gross Revenues for each Accounting Period, to be paid monthly in arrears. If this Agreement shall commence or expire on other than the first and last day of a calendar month, respectively, the Base Management Fee shall be apportioned based on the actual number of days of service in the month.

B.              Incentive Fee. The incentive fee (the “Incentive Fee”) shall be equal to the lesser of (i) one percent (1%) of Gross Revenues for each Fiscal Year and (ii) the amount by which the actual House Profit exceeds the Budgeted HP determined on a property by property basis (“HP Test”). The Incentive Fee shall be payable annually in arrears within ninety (90) days after the end of each Fiscal Year; provided, however, if based on actual operations and revised forecasts from time to time, it is reasonably anticipated that the Incentive Fee is reasonably expected to be earned for such Fiscal Year, Lessee shall reasonably consider payment of the Incentive Fee, pro-rata on a quarterly basis, within twenty (20) days following the end of each calendar quarter, subject to final adjustment within ninety (90) days following the end of the Fiscal Year.

11.02 Accounting and Interim Payment.

A.              Manager shall submit monthly, pursuant to Section 15.02, an interim accounting to Lessee showing Gross Revenues, Deductions, House Profit, Gross Operating Profit and Net Operating Income before Debt Service.

B.              Calculations and payments of the Base Management Fee made with respect to each Accounting Period shall be made on an interim accounting basis and shall be accounted for cumulatively for each Fiscal Year. After the end of each Fiscal Year, Manager shall submit to Lessee an accounting for such Fiscal Year, consistent with Section 15.03, which accounting shall be controlling over the interim accountings. Any adjustments required by the Fiscal Year accounting shall be made promptly by the parties.

C.              The Incentive Fee shall only be calculated and earned based upon the House Profit achieving the required HP Test for any given Fiscal Year or a portion thereof if the period of calculation cannot include the full period from January 1 to December 31.

41

D.              If Lessee raises no objection for any reason (excluding fraud) within one (1) year from the receipt of annual accounting statements as provided herein (or for fraud within any applicable statute of limitations period, and if no statute of limitations period exists, then in no event to exceed four (4) years from receipt of annual accounting statements as provided herein), such accounting shall be deemed to have been accepted by Lessee as true and correct, and Lessee shall have no further right to question its accuracy. Manager will provide Lessee profit and loss statements for the current period and year-to-date, including actual, budget and last year comparisons, as required by Section 15.03.

ARTICLE XII

INSURANCE

12.01 Insurance. Manager shall coordinate with Lessee, at all times during any period of development, construction, renovation, furnishing and equipping of the Premises, the procurement and maintenance in amount and scope as available and market for the hotel lodging industry for hotels of similar type and in similar markets and geographical locations as the Hotel, public liability and indemnity and property insurance with minimum limits of liability as required by Lessee, the Landlords, any Holder, or Franchisors, if applicable, to protect Lessee, Landlord, Manager, any Holder, and any Franchisor, if applicable, against loss or damage arising in connection with the development, construction, renovation, furnishing and equipping of the Premises (and pre-opening activities, if applicable), including, without limitation, the following:

12.01.1. Extended Coverage, Boiler, Business Interruption and Liability Insurance.

(a) Building insurance on the “Special Form” (formerly “All Risk” form) (including earthquake and flood in reasonable amounts as determined by Lessee) in an amount not less than 100% of the then “full replacement cost” thereof (as defined below) or such other amount which is acceptable to Lessee, and personal property insurance on the “Special Form” in the full amount of the replacement cost thereof;

(b) Insurance for loss or damage (direct and indirect) from steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Hotel, in the minimum amount of $5,000,000 or in such greater amounts as are then customary or as may be reasonably requested by Lessee from time to time;

(c) Loss of income insurance on the “Special Form”, in the amount of one year of the sum of Base Rent plus Percentage Rent (as such terms are defined in and as determined pursuant to the Leases) for the benefit of Landlords, and business interruption insurance on the “Special Form” in the amount of one year of Gross Operating Profit, for the benefit of Lessee. All loss of income insurance proceeds shall be part of Gross Revenues;

(d) Commercial general liability insurance, with amounts not less than $1,000,000 combined single limit for each occurrence and $2,000,000.00 for the aggregate of all occurrences within each policy year, as well as excess liability (umbrella) insurance with

42

limited of at least $35,000,000 per occurrence, covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, general aggregate, products and completed operations, and “all risk legal liability” (including liquor law or “dram shop” liability if liquor or alcoholic beverages are served at the Hotel);

(e) Automobile insurance on vehicles operating in conjunction with the Hotel with limits of liability of at least $1,000,000.00 combined, single limit coverage; and

(f) Insurance covering such other hazards and in such amounts as may be customary for comparable properties in the area of the Hotel and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State where the Hotel is located at rates which are economically practicable in relation to the risks covered as may be reasonably requested by Lessee and otherwise consistent with the costs allocated therefor in the Annual Operating Budget.

12.01.2. Operational Insurance.

(a) Workers’ compensation and employer’s liability insurance as may be required under Legal Requirements and as Manager may deem reasonably prudent covering all of Manager’s employees at the Premises, with such deductible limits or self-insured retentions as may be reasonably established from time to time by Manager;

(b) Fidelity bonds, with limits and deductibles as may be reasonably requested by Lessee, covering Manager’s employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law; and

(c) Such other insurance in amounts as Manager in its reasonable judgment deems advisable for its protection against claims, liabilities and losses arising out of or connected with its performance under this Agreement, and otherwise consistent with the costs allocated therefor in the Annual Operating Budget.

12.02 Replacement Cost. The term “full replacement cost” as used herein shall mean the actual replacement cost of the Hotel requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal. In the event either party to this Agreement believes that full replacement cost (the then-replacement cost less such exclusions) has increased or decreased at any time during the Term, it shall have the right to have such full replacement cost re-determined.

12.03 Increase in Limits. If either party to this Agreement at any time deems the limits of the personal injury or property damage under the comprehensive commercial general liability insurance then carried to be either excessive or insufficient, such parties shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section.

43

12.04 Blanket Policy. Notwithstanding anything to the contrary contained in this Article XII, Manager may include the insurance required hereunder within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Manager; provided, however, that the coverage afforded to the parties as required herein will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Agreement by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XII are otherwise satisfied.

12.05 Costs and Expenses. Insurance premiums and any costs or expenses with respect to the insurance, including, without limitation, agent’s and consultant’s costs used to place insurance or adjust claims, shall be Deductions. Premiums on policies for more than one year shall be charged pro-rata against Gross Revenues over the period of the policies and to the extent, through blanket policies, cover other hotels managed by Manager or owned by Lessee or any of its Affiliates, shall be allocated based on rooms, number of employees, values or other methods as determined to be reasonable by Manager and Lessee. Any reserves, losses, costs, damages or expenses which are uninsured, self-insured, or fall within deductible limits shall be treated as a cost of insurance and shall be Deductions, subject to Article XXV.

12.06 Policies and Endorsements.

A.                  Where permitted, all insurance provided for under this Article XII shall name Lessee as insured, and Manager, any Holder, the Landlords, and, if required, the Franchisors, as additional insureds. The party procuring such insurance shall deliver to the other party certificates of insurance with respect to all policies so procured, including existing, additional and renewal policies and, in the event of insurance about to expire, shall deliver certificates of insurance with respect to the renewal policies not less than ten (10) days prior to the respective dates of expiration.

B.                  All policies of insurance provided for under this Article XII shall, to the extent obtainable, be with insurance companies licensed or authorized to do business in the state in which the Premises are located, with a minimum rating of A or better in the Best’s Insurance Guide and an S&P rating of at least A+V (or such higher rating if so required by any Holder, Landlord or Franchisor), and shall have attached thereto an endorsement that such policy shall not be cancelled or materially changed without at least thirty (30) days’ (and for Texas Hotels, ten (10) days’) prior written notice to Lessee. All insurance policies obtained pursuant to this Article XII shall contain a standard waiver of subrogation endorsement.

12.07 Termination. Upon Termination of this Agreement, an escrow fund in an amount reasonably acceptable to Manager shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Lessee) to cover the amount of any costs which, in Manager’s reasonable business judgment, will likely need to be paid by either Lessee or Manager with respect to pending or contingent claims, including those which arise after Termination for causes arising during the Term of this Agreement. Upon the final disposition of

44

all such pending or contingent claims, any unexpended funds remaining in such escrow shall be paid to Lessee.

ARTICLE XIII

TAXES AND DEBT SERVICE

13.01 Taxes.

(a) All real estate and ad valorem property taxes, assessments and similar charges on or relating to the Premises during the Term of this Agreement shall be paid by Manager, on behalf of Lessee, before any fine, penalty, or interest is added thereto or lien placed upon the Premises, unless payment thereof is stayed. All such payments shall be reserved and paid from Gross Revenues and treated as Deductions in determining Net Operating Income. Gross Revenues reserved for such purposes shall be placed in an escrow account or accounts established pursuant to the requirements of any applicable Holder. Interest earned in said account attributable to funds deposited pursuant to this Agreement shall be added to such reserve, thereby reducing the amount required to be placed in the account from Gross Revenues.

(b) Notwithstanding the foregoing, upon Lessee’s request, Manager shall, as a Deduction, contest the validity or the amount of any such tax or assessment. Lessee agrees to cooperate with Manager and execute any documents or pleadings required for such purpose, provided that Lessee is satisfied that the facts set forth in such documents or pleadings are accurate and that such execution or cooperation does not impose any unreasonable obligations on Lessee, and Lessee agrees to reimburse Manager as a Deduction for all expenses occasioned to Manager by any such contest, provided that such expenses shall be approved by Lessee prior to the time that they are incurred.

13.02 Debt Service; Ground Lease Payments. In the event of a Hotel Mortgage and/or Ground Lease and upon direction of Lessee, Manager shall establish an account (the “Property Service Account”) to pay Debt Service and/or Ground Lease Payments in such periodic payments as required by any applicable Holder under any applicable Hotel Mortgage and/or landlord under any Ground Lease. The Property Service Account shall be funded by Landlord under the Lease from funds paid by Landlord to Lessee. In the event sufficient funds are unavailable for the payment of Debt Service and/or Ground Lease Payments from the Property Service Account, then Manager shall notify Lessee in writing of such insufficiency who shall in turn advise the Landlord under the applicable Lease to replenish the Property Service Account to provide funds for payment of Debt Service and/or Ground Lease Payments.

ARTICLE XIV

BANK ACCOUNTS

All funds made available to Manager by Lessee for operations of the Premises, exclusive of those amounts described in Article VIII, shall be deposited into a banking checking account or accounts to be established in the name of Lessee (the “Operating Account”), consistent with the requirements of any Cash Management Agreements, if any. The Operating Account shall be interest bearing when possible. Subject to the limitation of Manager’s authority

45

set forth herein, both Manager and Lessee shall be authorized to withdraw funds from said Operating Account, except that Lessee may withdraw funds from said account only if an Event of Default by Manager has occurred under this Agreement or an event has occurred that with the passage of time might be an Event of Default by Manager. Prior to any such withdrawal by Lessee, Lessee shall provide Notice of same to Manager, and Manager shall not be liable to Lessee for any checks written by Manager for operating expenses which are returned due to insufficient funds caused by such Lessee withdrawal. From time to time both Manager and Lessee shall designate signatory parties on such account and shall provide written notice of such designation or change in designation to the other party, and the signatures of such persons shall be formally and expressly recognized by the bank in which such account or accounts are maintained. The bank or banks to be utilized shall be selected and approved by Lessee and Manager. All monies received shall be deposited in, including, but not limited to, Gross Revenues, and expenses paid, including, but not limited to, Deductions, shall be paid from such bank checking account(s) except that Manager shall have the right to maintain payroll and petty cash funds and to make payments therefrom as the same are customary and utilized in the lodging business. Such funds shall not be commingled with Manager’s funds. Lessee shall have the right, at its expense, to audit said account or accounts at any reasonable time.

Manager may establish one or more separate bank accounts for handling payroll costs in the name of Lessee. Such accounts shall be in a bank selected by Manager and approved by Lessee, and shall be handled exclusively by the individuals designated by Manager and approved in writing by Lessee. Funds shall be deposited in the payroll account or accounts from the Operating Account, as needed, in order to meet payroll requirements.

Until otherwise prescribed by Lessee in writing, the Operating Account shall be under the control of Manager, without prejudice, however, to Manager’s obligation to account to Lessee as and when provided herein. All receipts and income, including without limitation, Gross Revenues shall be promptly deposited in the Operating Account. Checks or other documents of withdrawal shall be signed only by the individual representatives of Manager approved in writing by Lessee and duly recognized for such purpose by the bank or banks in which the referenced accounts are maintained. Manager shall supply Lessee with fidelity bonds or other insurance insuring the fidelity of authorized signatories to such accounts, unless said bonds or other insurance shall have been placed by Lessee and delivered directly by the bonding or insurance company to Lessee. The cost of such fidelity bonds or other insurance shall be a Deduction, at Lessee’s expense, and subject to Lessee’s approval. Neither Lessee nor Manager shall be responsible for any losses occasioned by the failure or insolvency of the bank or banks in which the referenced accounts are maintained. Upon expiration or termination of this Agreement for the Hotel and the payment to Manager of all amounts due Manager hereunder upon such expiration or termination, as provided in this Agreement, all remaining amounts in the referenced accounts shall be transferred forthwith to Lessee, or made freely available to Lessee.

Manager shall not be required to advance funds, and Manager shall not be obligated to incur any liability or obligation for Lessee’s account, without assurance that necessary funds for the discharge thereof will be provided by Lessee.

46

All reserve accounts established pursuant to this Agreement shall be placed in segregated interest-bearing accounts in the name of Lessee which interest shall be added to such reserve and serve to reduce the amount required to be placed in such reserve account.

ARTICLE XV

ACCOUNTING SYSTEM

15.01 Books and Records. Manager shall maintain an adequate and separate accounting system in connection with its management and operation of the Premises. The books and records shall be kept in accordance with GAAP and the Uniform System of Accounts (to the extent consistent with GAAP) and shall be maintained at all times either on the Premises, at the principal office of the Manager, or in storage, for at least three (3) years after the Fiscal Year to which the books and records relate. Lessee, the beneficial owners of Lessee, the Landlords (to the extent permitted under the Leases), any Holder (to the extent permitted under the Hotel Mortgage), any Franchisor (to the extent permitted under any applicable Franchise Agreement), or their respective employees or duly authorized agents, shall have the right and privilege of examining and inspecting the books and records at any reasonable time. Upon termination of this Agreement for a Hotel, all such books and records shall be turned over to Lessee so as to insure the orderly continuance of the operation of the Hotel; provided however, that all such books and records thereafter shall be available to Manager at the Hotel at all reasonable times for inspection, audit, examination and copying for a period of three (3) years.

15.02 Monthly Financial Statements. Within twenty-five (25) days following each Accounting Period, Manager shall furnish Lessee with respect to the Hotel an accrual basis balance sheet on Manager’s standard format in reasonable detail, together with a reasonably detailed accrual basis profit and loss statement for the calendar month next preceding and with a cumulative calendar year accrual basis profit and loss statement to date, including a comparison to the Annual Operating Budget and the Capital Improvements Budget and a statement of cash flows for each monthly and cumulative period for which a profit and loss statement is prepared. Further, from time to time as reasonably requested by Lessee, Manager shall provide a statement of bank account balances, an allocation to reserve accounts, a sources and uses statement, a narrative discussing any of the aforementioned reports and material variances from the Annual Operating Budget and the Capital Improvements Budget, such other reports and financial statements as Lessee may reasonably request and as are customarily provided by managers of similar hotel properties in the area of the Hotel without Manager receiving additional fees to provide same.

15.03 Annual Financial Statements. Within forty-five (45) days after the end of each Fiscal Year, Manager shall furnish to Lessee year-end financial statements for the Hotel (including a balance sheet, income statement and statement of sources and uses of funds) which statements shall be unaudited and shall be prepared in accordance with GAAP and the Uniform System of Accounts (to the extent consistent with GAAP). Lessee will engage an independent national certified public accounting firm with hospitality experience and reasonably acceptable to Lessee to provide audited annual financial statements. Manager shall cooperate in all respects with such accountant in the preparation of such statements, including the delivery of any

47

financial information generated by Manager pursuant to the terms of this Agreement and reasonably required by the Lessee’s accountant to prepare such audited financial statements.

ARTICLE XVI

PAYMENT BY LESSEE

16.01 Payment of Base Management Fee. On the fifth (5th) day of each month during the term of this Agreement, Manager shall be paid out of the Operating Account, the Base Management Fee for the preceding Accounting Period, as determined from the books and records referred to in Article XV.

16.02 Distributions. Subject to retention of Reasonable Working Capital (including any amounts as required by the Capital Improvement Budget) and retention of such reserves as may be required under any Hotel Mortgage and/or Ground Lease, as applicable, Manager shall deliver to Lessee from the Operating Account, any excess Working Capital for the preceding Accounting Period on the 25th day of the following month, and such amounts of Lessee’s money in the possession or under the control of Manager as Lessee shall from time to time request. For purposes of this Article “Reasonable Working Capital” shall mean an amount reasonably determined by Manager at the same time as the monthly financial statements are prepared pursuant to Section 15.02 hereof, but in no event to exceed a sum equal to a ratio of current assets to current liabilities of 2:1 (but excluding from such calculation cash restricted or unavailable under any Cash Management Agreement).

16.03 Payment Option. Management Fees shall be paid in cash, except that subject to the requirements of Section 5.02.6 and Section 28.08 Manager may request, no later than thirty (30) days prior to the payment due date, by Notice to Lessee (such request to be subject to the approval of a majority of the Independent Directors of AHP, in their sole discretion, and to any applicable restrictions of a national securities exchange (including NASDAQ NMS and NASDAQ Small Cap) and to federal and state securities laws), payment of up to one-third (1/3rd) of its Base Management Fee and up to one hundred percent (100%) of its Incentive Fee, in the form of shares of common stock of AHP priced at the “Strike Price,” or in the form of stock options priced in accordance with the “Black-Scholes Model” (the “Payment Option Request”), as follows:

A.             Common Stock at “Strike Price”. The number of shares of common stock of AHP to be issued in lieu of the applicable Base Management Fees and/or Incentive Fee as noted in the Payment Option Request (the “Designated Fees”) shall be based upon the “Strike Price” of such common stock determined as follows: The term “Strike Price” shall be and mean the amount obtained (rounded upward to the next highest cent) by determining the simple average of the daily closing price of the common stock of AHP for the twenty (20) trading days ending on the last trading day of the calendar week immediately preceding the applicable payment due date on the New York Stock Exchange or, if the shares of such common stock are not then being traded on the New York Stock Exchange, then on the principal stock exchange (including without limitation NASDAQ NMS or NASDAQ Small Cap) on which such common stock is then

48

                          listed or admitted to trading as determined by AHP or, if such common stock is not then so listed or admitted to trading the average of the last reported closing bid and asked prices on such days in the over-the-counter market or, if no such prices are available, the fair market value per share of such common stock, as determined by a majority of the Independent Directors of AHP in their sole discretion. The Strike Price shall not be subject to any adjustment as a result of the issuance of any additional shares of common stock by AHP for any purpose, except for stock splits (whether accomplished by stock dividends or otherwise) or reverse stock splits occurring during the 20 trading days referenced in the calculation of the Strike Price. Upon determination of the Strike Price for such common stock (and provided payment in the form of common stock has been approved by the board of directors of AHP), AHP agrees to issue to Manager the number of shares of common stock in AHP determined by dividing the Designated Fees by the Strike Price per share of common stock, and any balance remaining shall be paid to Manager in cash.

B                .Options based on Black-Scholes Model. The number of stock options to be issued in lieu of the Designated Fees shall be based upon the “Black-Scholes Model” as follows: The term “Black-Scholes Model” means the Black-Scholes model for valuing the “fair value” of an option calculated based on historical data and calculated probabilities of future stock prices, reasonably applied. Upon determination of the value of an option on the date such options are to be issued, as determined using the Black-Scholes Model (the “Black-Scholes Amount”), provided payment in the form of options has been approved by the board of directors of AHP, AHP agrees to issue to Manager the number of options for common stock of AHP determined by dividing the Designated Fees by the Black-Scholes Amount per option, and any balance remaining shall be paid to Manager in cash. The “Strike Price” for any option (which must be exercised within ten (10) years of issuance), shall have the meaning of the term “Strike Price” as used in subparagraph A above.

ARTICLE XVII

RELATIONSHIP AND AUTHORITY

Lessee and Manager shall not be construed as partners, joint venturers or as members of a joint enterprise and neither shall have the power to bind or obligate the other except as set forth in this Agreement. Nevertheless, Manager is granted such authority and power as may be reasonably necessary for it to carry out the provisions of this Agreement. This Agreement, either alone or in conjunction with any other documents, shall not be deemed to constitute a lease of any portion of the Premises. Nothing contained herein shall prohibit or restrict Manager or any affiliate of Manager from operating, owning, managing, leasing or constructing any hotel of any nature or description which may in any manner compete with that of the Premises, except as otherwise set forth in the Mutual Exclusivity Agreement; provided that Manager agrees to comply with the conflicts policies of AHP. Except as otherwise expressly provided in this Agreement, (a) all debts and liabilities to third persons incurred by Manager in the course of its operation and management of the Hotel in accordance with the

49

provisions of this Agreement shall be the debts and liabilities of Lessee only, and (b) Manager shall not be liable for any such obligations by reason of its management, supervision, direction and operation of the Hotel as agent for Lessee. Manager may so inform third parties with whom it deals on behalf of Lessee and may take any other reasonable steps to carry out the intent of this paragraph.

ARTICLE XVIII

DAMAGE, CONDEMNATION AND FORCE MAJEURE

18.01 Damage and Repair. If, during the Term hereof, a Hotel is damaged or destroyed by fire, casualty, or other cause, Lessee shall, subject to the requirements of the applicable underlying Lease, repair or replace the damaged or destroyed portion of the Hotel to the same condition as existed previously. In the event the underlying Lease relating to such damaged Hotel is terminated pursuant to the provisions of such Lease, Lessee may terminate this Agreement with respect to such Hotel upon sixty (60) days’ Notice from the date of such damage or destruction, in which case this Agreement shall then terminate with respect to such Hotel sixty (60) days from the date of such notice and neither party shall have any further rights, obligations, liabilities or remedies one to the other hereunder with respect to such Hotel, except as otherwise provided in Article II (provided that no termination fees shall be payable by Lessee pursuant to Article II) and Section 18.04. If this Agreement remains in effect with respect to such damaged Hotel and the damage does not result in a reduction of Gross Revenues at such Hotel, the Management Fee will be unabated. If however, this Agreement remain in effect with respect to such Hotel, but the damage does result in a reduction of Gross Revenues at such Hotel, Lessee shall be entitled to partial, pro rata abatement with respect to the Management Fee until such time as such Hotel is restored.

18.02 Condemnation.

A.             In the event all or substantially all of a Hotel shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, this Agreement shall terminate with respect to such Hotel, subject to the requirements of the applicable underlying Lease. However, in any event of such termination, Lessee shall give Manager at least fifteen (15) days prior Notice of such termination. In the event of such termination, neither party shall have any further rights, remedies, obligations or liabilities one to the other hereunder with respect to such Hotel except as otherwise provided in Article II above (provided that no termination fees shall be payable by Lessee pursuant to Article II).

B.             If a portion of the Premises shall be taken by the events described in Section 18.02A or the entire Premises are temporarily affected, the result of either of which is not to make it, in the reasonable business judgment of Lessee, unreasonable to continue to operate the applicable Hotel, subject to the requirements of the applicable underlying Lease, this Agreement shall not terminate with respect to such Hotel. However, so much of any award for any such partial taking or condemnation shall be made available to the extent

50

                          necessary to render the applicable Premises equivalent to its condition prior to such event and the balance shall be paid to Lessee or the Holder, if required by any Hotel Mortgage covering the Premises.

18.03 Force Majeure. If an event of Force Majeure directly involves a Hotel and has a significant adverse effect upon the continued operations of such Hotel, then Lessee shall be entitled to terminate this Agreement with respect to the applicable Hotel by written Notice within sixty (60) days from the date of such Force Majeure, and this Agreement shall then terminate with respect to the applicable Hotel sixty (60) days from such notice, in which event neither Lessee nor Manager shall have any further rights, remedies, obligations or liabilities, one to the other, hereunder, with respect to the applicable Premises except as otherwise provided in Article II (provided that no termination fees shall be payable by Lessee pursuant to Article II).

18.04 Liquidated Damages if Casualty.

A.             Omitted.

B.             Casualty of a Hotel. Notwithstanding anything contained in this Agreement to the contrary, if any Hotel is damaged pursuant to a casualty as set forth in Section 18.01 hereof within the first year of the initial 10-year term for such Hotel, and Lessee elects, for any reason, not to rebuild such Hotel, Lessee agrees to pay Manager (provided there does not then exist an Event of Default by Manager beyond any applicable cure periods), a termination fee, if any, that would be owed if such hotel were then sold, as set forth in Section 2.03(a)(i) above. However, if after the first year of the initial 10-year term for a Hotel, such Hotel is damaged and Lessee elects not to rebuild such hotel even though sufficient casualty proceeds are available to do so, then Lessee will pay to Manager a termination fee (provided there does not then exist an Event of Default by Manager beyond any applicable cure periods), equal to the product obtained by multiplying (i) 65% of the aggregate Base Management Fee and Incentive Fee estimated to be paid Manager budgeted in the Annual Operating Budget applicable to such Hotel (but in no event less than the Base Management Fee and Incentive Fee for the preceding full Fiscal Year) by (ii) nine (9).

Payment of the termination fees set forth in this Section 18.04 shall be subject to Section 2.03(d) above with respect to liquidated damages.

18.05 No Liquidated Damages if Condemnation or Force Majeure. No liquidated damages shall be payable in the event of a condemnation relating to a Hotel, provided that Manager shall be entitled to seek recovery from the condemning authority for its loss of contract and this Agreement shall not terminate for that purpose. No liquidated damages shall be payable by Lessee as a result of its termination of this Agreement as to a Hotel pursuant to Section 18.03 (Force Majeure).

51

ARTICLE XIX

DEFAULT AND TERMINATION

19.01 Events of Default. The following shall constitute events of default (each an “Event of Default”):

A.	The filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by Lessee or Manager;

B.

The consent to any involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by Lessee or Manager;

C.

The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating Lessee or Manager as bankrupt or insolvent, or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of such party’s assets, and such order, judgment or decree continues unstayed and in effect for any period of ninety (90) days or more;

D.	The appointment of a receiver for all or any substantial portion of the property of Lessee or Manager;

E.

The failure of Lessee or Manager to make any payment required to be made in accordance with the terms of this Agreement within ten (10) days after receipt of Notice, specifying said default with reasonable specificity, when such payment is due and payable; or

F.

The failure of Lessee or Manager to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, and the continuance of such default for a period of thirty (30) days after written notice of said failure; provided, however, if such default cannot be cured within such thirty (30) day period and Lessee or Manager, as the case may be, commences to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended so long as it shall require Lessee or Manager, as the case may be, in the exercise of due diligence to cure such default, it being agreed that no such extension (including the original 30 day cure period) shall be for a period in excess of one hundred twenty (120) days.

G.	The Manager does not qualify as an Eligible Independent Contractor.

19.02 Consequence of Default. Upon the occurrence of any Event of Default, the non-defaulting party may give the defaulting party Notice of intention to terminate this Agreement (after the expiration of any applicable grace or cure period provided in Section 19.01), and upon the expiration of thirty (30) days from the date of such notice, this Agreement shall terminate, whereupon the non-defaulting party shall be entitled to pursue all of its rights and remedies, at

52

law or in equity, under this Agreement (including, without limitation, any indemnity obligations which shall survive termination of this Agreement) and any other rights and remedies available under Legal Requirements except as otherwise expressly limited by the terms of Article II. Notwithstanding the foregoing, in the event that an Event of Default is applicable to one or more of the Hotels but not all of the Hotels, such termination shall only be as to such applicable Hotel(s).

ARTICLE XX

WAIVER AND INVALIDITY

20.01 Waiver. The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

20.02 Partial Invalidity. In the event that any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship on the Manager or Lessee or constitute a substantial deviation from the general intent and purpose of said parties as reflected in this Agreement, in which event it shall be terminated.

ARTICLE XXI

ASSIGNMENT

Subject to the requirements of any Hotel Mortgage, Franchise Agreement, Ground Lease or any of the Leases, neither party shall assign or transfer (by operation of law or otherwise) or permit the assignment or transfer of this Agreement without the prior written consent of the other (which may be withheld in its sole discretion) and any such prohibited assignment or transfer shall be null and void; provided, however, that Manager shall have the right, without such consent, to assign its interest in this Agreement to any “Manager Affiliate Entity”, provided such Manager Affiliate Entity qualifies as an Eligible Independent Contractor as of the date of such transfer. The term “Manager Affiliate Entity” shall mean any entity controlled directly or indirectly by (i) Archie Bennett, Jr. and/or Monty Bennett, (ii) family partnerships or trusts (the sole members or beneficiaries of which are at all times lineal descendants of Archie Bennett, Jr. or Monty Bennett (including step-children) and spouses of any of the foregoing), or (iii) by lineal descendants of Archie Bennett, Jr. or Monty Bennett (including step-children) and spouses of any of the foregoing. For purposes hereof, “controlled” shall mean (i) the possession, directly or indirectly of a majority of the voting power and capital stock or ownership interest of such entity, or (ii) the power to direct or cause the direction of the management and policies of such entity in the capacity of chief executive officer, president, chairman, or other similar capacity where they are actively engaged and/or involved in providing such direction or control and spend a substantial amount of time managing such entity. Any such permitted assignee shall be deemed to be the Manager for purposes of this Agreement

53

provided such assignee assumes all of Manager’s future obligations under this Agreement pursuant to an assumption agreement reasonably acceptable to Lessee. Any and all such assignments, however, shall at all times be subject to the prior right, title and interest of Lessee with respect to the Premises. An assignment by Manager or any permitted assignee of its interest in this Agreement, shall not relieve Manager or any such permitted assignee, as the case may be, from their respective obligations under this Agreement, and shall inure to the benefit of, and be binding upon, their permitted successors and assigns. For purposes of this Article XXI any change in the ownership of the Manager or other event that would cause the Manager to fail to be a Manager Affiliate Entity shall be deemed to be a transfer of this Agreement, prohibited by this Article XXI unless first consented to in writing by Lessee.

ARTICLE XXII

NOTICES

All notices, demands, elections, or other communications that any party this Agreement may desire or be required to be given hereunder shall be in writing and shall be given by hand, by depositing the same in the United States mail, first class, postage prepaid, certified mail, return receipt requested, or by a recognized overnight courier service providing confirmation of delivery, to the addresses set forth below, or at such address as may be designated by the addressee upon written notice to the other party, (herein called “Notice”).

To Lessee:	Ashford Prime TRS Corporation (or its specified designee set forth in an Addendum)
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attn: Chief Financial Officer
Fax: (972) 490-9605

With a copy to:	Ashford Hospitality Prime Limited Partnership
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attn: General Counsel
Fax: (972) 490-9605

To Manager:	Remington Lodging & Hospitality, LLC
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254
Attn: Monty Bennett
Fax: (972) 980-2705

54

With a copy to:	Remington Lodging & Hospitality, LLC
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254
Attn: Legal Department
Fax: (972) 490-9605

To the Landlords:	c/o Ashford Hospitality Prime Limited Partnership
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attn: General Counsel
Fax: (972) 490-9605

All notices given pursuant to this Article XXII shall be deemed to have been given (i) if delivered by hand on the date of delivery or on the date that delivery was refused by the addressee, or (ii) if delivered by certified mail or by overnight courier, on the date of delivery as established by the return receipt or courier service confirmation (or the date on which the return receipt or courier service confirms that acceptance of delivery was refused by the addressee).

ARTICLE XXIII

SUBORDINATION; NON-DISTURBANCE

23.01 Subordination. This Agreement shall be subject and subordinate to any Hotel Mortgage and Lease, and Manager agrees to enter into a lender-manager or landlord-manager (as applicable) agreement with respect to each Hotel, which agreement shall contain reasonable provisions, including, without limitation, Manager’s acknowledgment that its real estate interest in and to the applicable Hotel, if any, created by this Agreement is subject and subordinate to the applicable Hotel Mortgage or Lease, including providing any purchaser of such Hotel at a foreclosure sale or deed-in-lieu of foreclosure, including the Holder, with the right to terminate this Agreement with respect to the applicable Hotel; provided, however, in no event will Manager agree to subordinate or waive its right to receive fees, reimbursements or indemnification payments under this Agreement arising prior to termination (but (a) if this Agreement is terminated by the Holder or such purchaser or Landlord (or its assignee) with respect to such Hotel, Manager shall not look to the Holder for payment of such fees, reimbursements or indemnification payments and Manager’s right to receive such fees, reimbursements or indemnification payments shall be subordinated to the Holder’s rights and (b) if this Agreement is not terminated by the Holder or such purchaser with respect to such Hotel, then such fees, reimbursements or indemnification payments shall be payable by the Holder or such purchaser). Notwithstanding the foregoing, Manager shall in no event be obligated to perform its duties hereunder without payment and/or reasonable assurance of payment of such fees, reimbursements or indemnification payments.

23.02 Non-Disturbance Agreement. Notwithstanding Section 23.01, Lessee agrees that, prior to obtaining any Hotel Mortgage or executing any Lease, Lessee will use its commercially reasonable efforts to obtain from each prospective Holder or Landlord (as applicable), a Non-Disturbance Agreement pursuant to which Manager’s rights under this Agreement will not be

55

disturbed as a result of a default stemming from non-monetary factors which (i) relate to Lessee and do not relate solely to the applicable Hotel, and (ii) are not defaults by Manager under Section 19.01 of this Agreement. If Lessee desires to obtain a Hotel Mortgage or to execute a Lease, Manager, on written request from Lessee, shall promptly identify those provisions in the proposed Hotel Mortgage or Lease documents which fall within the categories described in clauses (i) and (ii) above, and Manager shall otherwise assist in expediting the preparation of an agreement between the prospective Holder and/or Landlord and Manager which will implement the provisions of this Section 23.02.

ARTICLE XXIV

PROPRIETARY MARKS; INTELLECTUAL PROPERTY

24.01 Proprietary Marks. During the Term of this Agreement, the name “Remington,” whether used alone or in connection with other another word(s), and all proprietary marks (being all present and future trademarks, trade names, symbols, logos, insignia, service marks, and the like) of Manager or any one of its Manager Affiliate Entities, whether or not registered (“Proprietary Marks”) shall in all events remain the exclusive property of Manager and its Manager Affiliate Entities. Lessee shall have no right to use any Proprietary Mark, except during the term of this Agreement to have signage installed using any Proprietary Mark in conformance with the specifications provided by Manager. Upon Termination, any use of a Proprietary Mark by Lessee under this Agreement shall immediately cease. Upon Termination, Manager shall have the option to purchase, at their then book value, any items of the applicable Hotel’s Inventories and Fixed Asset Supplies as may be marked with a Proprietary Mark. In the event Manager does not exercise such option, Lessee agrees that it will use any such items not so purchased exclusively in connection with the Hotel until they are consumed.

24.02 Computer Software and Equipment. All “Software” (meaning all computer software and accompanying documentation, other than software which is commercially available, which are used by Manager in connection with the property management system, any reservation system and all future electronic systems developed by Manager for use in the Hotel) is and shall remain the exclusive property of Manager or any one of its Manager Affiliate Entities (or the licensor of such Software, as the case may be), and Lessee shall have no right to use, or to copy, any Software. Upon Termination, Manager shall have the right to remove from the Hotel, without compensation to Lessee, all Software, and any computer equipment which is utilized as part of a centralized property management system or is otherwise considered proprietary by Manager, excepting any software which is owned by the applicable Franchisor; provided that Manager shall cooperate with Lessee in the transition of the centralized management system to the new manager, including in the change of any Software and computer equipment. If any of such computer equipment is owned by Lessee or Landlord, Manager shall reimburse Lessee for previous expenditures made by Lessee for the purchase of such equipment, subject to a reasonable allowance for depreciation.

24.03 Intellectual Property. All “Intellectual Property” (meaning all Software and manuals, brochures and directives issued by Manager to its employees at the Hotel regarding procedures and techniques to be used in operating the Hotel) shall at all times be proprietary to Manager or its Affiliates, and shall be the exclusive property of Manager or its Affiliates. Upon

56

Termination, all Intellectual Property shall be removed from the Hotel by Manager, without compensation to Lessee.

24.04 Books and Records. All Books and Records maintained with respect to the Hotel, including guest records but excluding employee records, shall be the sole property of Lessee but may be used by the Manager during the Term in connection with its management and operation of the Hotel.

ARTICLE XXV

INDEMNIFICATION

25.01 Manager Indemnity. Manager shall indemnify and hold Lessee (and Lessee’s agents, principals, shareholders, partners, members, officers, directors, attorneys and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) which are not covered by insurance proceeds that may be incurred by or asserted against any such party and that arise from (a) the fraud, willful misconduct or gross negligence of Manager; provided, however, that the act or omission of any employee of Manager who is not an Executive Employee, which act or omission is willful or constitutes fraud or gross negligence on the part of such employee, shall not constitute fraud, gross negligence or willful misconduct on the part of Manager unless Manager’s home office or regional staff, or an Executive Employee, acted with gross negligence in employing, training, supervising or continuing the employment of such employee; (b) the infringement by Manager on the intellectual property rights of any third party; (c) any Excluded Employee Claims; (d) knowing or reckless placing, discharge, leakage, use or storage of hazardous materials on the Premises or in the Hotel by Manager during the Term of this Agreement as set forth in Section 28.09C; or (e) the breach by Manager of any provision of this Agreement, including, without limitation, any action taken by Manager which is beyond the scope of Manager’s authority under this Agreement, which is not cured within any applicable notice and cure periods. Lessee shall promptly provide Manager with written notice of any claim or suit brought against it by a third party which might result in such indemnification.

25.02 Lessee Indemnity. Except with respect to matters for which Manager is obligated to provide indemnification pursuant to Section 25.01, Lessee shall indemnify and hold Manager (and Manager’s agents, principals, shareholders, partners, members, officers, directors, attorneys and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) which are not covered by insurance proceeds and that may be incurred by or asserted against such party and that arise from or in connection with (a) the performance of Manager’s services under this Agreement; (b) the condition or use of the Hotel, to the fullest extent permitted by law, including without limitation, any injury to person(s) or damage to property or business by reason of any cause whatsoever in or about the Hotel; (c) any Employee Related Termination Costs, including any liability to which Manager is subjected pursuant to the WARN Act in connection with the termination of this Agreement, provided that Manager has provided notices in the form (other than any reference to the time period) required by the WARN Act within five (5) business days of Manager’s receipt of a notice of the termination of this Agreement (excluding any termination of this Agreement which results from the commission of any theft, embezzlement or other

57

criminal misappropriation of funds of the Hotel or from the Lessee or any fraud or felony by any Executive Employee that relates to or materially affects the operation or reputation of the Hotel); (d) the Employee Costs and Expenses as set forth in Article IX herein above; or (e) any Employee Claims, but excluding any Excluded Employee Claims. Manager shall promptly provide Lessee with written Notice of any claim or suit brought against it by a third party which might result in such indemnification. THIS INDEMNITY PROVISION IS INTENDED TO INDEMNIFY MANAGER (i) AGAINST THE CONSEQUENCES OF ITS OWN NEGLIGENCE OR FAULT WHEN MANAGER IS SOLELY NEGLIGENT OR CONTRIBUTORILY, PARTIALLY, JOINTLY, COMPARATIVELY OR CONCURRENTLY NEGLIGENT WITH LESSEE OR ANY OTHER PERSON (BUT IS NOT GROSSLY NEGLIGENT, HAS NOT COMMITTED AN INTENTIONAL ACT OR MADE INTENTIONAL OMISSION) AND (ii) AGAINST ANY LIABILITY OF MANAGER BASED ON ANY APPLICABLE DOCTRINE OF STRICT LIABILITY.

25.03 Indemnification Procedure. Any party obligated to indemnify the other party under this Agreement (the “Indemnifying Party”) shall have the right, by Notice to the other party, to assume the defense of any claim with respect to which the other party is entitled to indemnification hereunder. If the Indemnifying Party gives such notice, (i) such defense shall be conducted by counsel selected by the Indemnifying Party and approved by the other party, such approval not to be unreasonably withheld or delayed (provided, however, that the other party’s approval shall not be required with respect to counsel designated by the Indemnifying Party’s insurer); (ii) so long as the Indemnifying Party is conducting such defense with reasonable diligence, the Indemnifying Party shall have the right to control said defense and shall not be required to pay the fees or disbursements of any counsel engaged by the other party for services rendered after the Indemnifying Party has given the Notice provided for above to the other party, except if there is a conflict of interest between the parties with respect to such claim or defense; and (iii) the Indemnifying Party shall have the right, without the consent of the other party, to settle such claim, but only provided that such settlement involves only the payment of money, the Indemnifying Party pays all amounts due in connection with or by reason of such settlement and, as part thereof, the other party is unconditionally released from all liability in respect of such claim. The other party shall have the right to participate in the defense of such claim being defended by the Indemnifying Party at the expense of the other party, but the Indemnifying Party shall have the right to control such defense (other than in the event of a conflict of interest between the parties with respect to such claim or defense). In no event shall (i) the other party settle any claim without the consent of the Indemnifying Party so long as the Indemnifying Party is conducting the defense thereof in accordance with this Agreement; or (ii) if a claim is covered by the Indemnifying Party’s liability insurance, take or omit to take any action which would cause the insurer not to defend such claim or to disclaim liability in respect thereof.

25.04 Survival. The provisions of this Article shall survive the termination of this Agreement with respect to acts, omissions and occurrences arising during the Term.

25.05 No Successor Liability. Notwithstanding anything herein to the contrary, Manager shall not be liable as a successor employer or entity for any actions Manager’s predecessors ( a “Predecessor Manager”) may have taken in the employer-employee

58

relationship with Manager’s current or former employees or employees of Manager’s agents before the commencement of the term.

ARTICLE XXVI

NEW HOTELS AND NON-MANAGED HOTELS

Lessee acknowledges and agrees that any Hotel leased by Lessee or its designees from any Affiliates of the Partnership (including the Landlords) from and after the Effective Date may at the election of the parties to the Mutual Exclusivity Agreement either be subject to the terms and provisions of this Agreement effective upon execution of an addendum to this Agreement (the “Addendum”) in the form of Exhibit “A” attached hereto, or pursuant to a management agreement in form and substance substantially similar to the terms of this Agreement with either Manager or an Affiliate of Manager (provided said Affiliate constitutes an Eligible Independent Contractor); provided that there does not then exist an uncured Event of Default by Manager under this Agreement and the independent director approval requirements under the Mutual Exclusivity Agreement have been satisfied. Effective upon execution of said Addendum, all terms and conditions of this Agreement shall be deemed amended to include and apply to such Hotel(s) as provided in the Addendum. Lessee further acknowledges and agrees that any Non-Managed Hotel leased by Lessee or its designees from any Affiliates of the Partnership (including the Landlords) from and after the Effective Date may at the election of the parties to the Mutual Exclusivity Agreement be subject to the terms and provisions of this Agreement that expressly relate to Non-Managed Hotels effective upon execution of an addendum to this Agreement (the “Project Management Addendum”) in the form of Exhibit “B” attached hereto; provided that there does not then exist an uncured Event of Default by Manager under this Agreement and the independent director approval requirements under the Mutual Exclusivity Agreement have been satisfied. Effective upon execution of said Project Management Addendum, all terms and conditions of this Agreement relating to Non-Managed Hotels shall be deemed amended to include and apply to such Non-Managed Hotel(s) as provided in the Project Management Addendum.

ARTICLE XXVII

GOVERNING; LAW VENUE

This Agreement and its interpretation, validity and performance shall be governed by the laws of the State of Texas without regard to its conflicts of laws principles. In the event any court of law of appropriate judicial authority shall hold or declare that the law of another jurisdiction is applicable, this Agreement shall remain enforceable under the laws of the appropriate jurisdiction. The parties hereto agree that venue for any action in connection herewith shall be proper in Dallas County, Texas. Each party hereto consents to the jurisdiction of any local, state or federal court situated in any of such locations and waives any objection which it may have pertaining to improper venue or forum non conveniens to the conduct of any proceeding in any such court.

59

ARTICLE XXVIII

MISCELLANEOUS

28.01 Rights to Make Agreement. Each party warrants, with respect to itself, that neither the execution of this Agreement nor the finalization of the transactions contemplated hereby shall violate any provision of law or judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or require any consent, vote or approval which has not been given or taken. Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

28.02 Agency. Manager’s limited agency established by this Agreement is coupled with an interest and may not be terminated by Lessee until the expiration of the Term of this Agreement except as otherwise provided in this Agreement.

28.03 Failure to Perform. If Manager or Lessee at any time fails to make any payments as specified or required hereunder or fails to perform any other act required on its part to be made or performed hereunder without limitation, then the other party after thirty (30) days’ written notice to the defaulting party may (but shall not be obligated to) pay any such delinquent amount or perform any such other act on the defaulting party’s part. Any sums thus paid and all costs and expenses incurred in connection with the making of such payment or the proper performance of any such act, together with interest thereon at the lesser of (i) the interest rate allowed by the applicable usury laws or (ii) at the Prime Rate plus three percent (3%), from the date that such payment is made or such costs and expenses incurred, shall constitute a liquidated amount to be paid by the defaulting party under this Agreement to the other party on demand. For the purposes of this Section 28.03, the term “Prime Rate” shall mean the “prime rate” as published in the “Money Rates” section of The Wall Street Journal; however, if such rate is, at any time during the Term of this Agreement, no longer so published, the term “Prime Rate” shall mean the average of the prime interest rates which are announced, from time to time, by the three (3) largest banks (by assets) headquartered in the United States which publish a “prime rate”.

28.04 Headings. Headings of Articles and Sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular Articles or Sections to which they refer.

28.05 Attorneys’ Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

28.06 Entire Agreement. This Agreement, together with other writings signed by the parties expressly stated to be supplementary hereto and together with any instruments to be executed and delivered pursuant to this Agreement, constitutes the entire agreement between the

60

parties and supersedes all prior understandings and writings, and may be changed only by a writing signed by the parties hereto.

28.07 Consents. Whenever the consent or approval of Lessee is required under the terms of this Agreement, unless otherwise stated to the contrary, such consent or approval may be granted or withheld by Lessee in its reasonable discretion.

28.08 Eligible Independent Contractor. During the Term of this Agreement, Manager shall at all times qualify as an “eligible independent contractor” as defined in Section 856(d)(9) of the Code (“Eligible Independent Contractor”). To that end, during the Term of this Agreement, Manager agrees that:

(a) Manager shall not conduct wagering activities at any of the Hotels;

(b) Manager shall not own, directly or indirectly (within the meaning of Section 856(d)(5) of the Code), more than thirty-five percent (35%) of the outstanding stock of AHP;

(c) no more than thirty-five percent (35%) of the Manager’s partnership interest (in its assets or net profits) shall be owned (within the meaning of Section 856(d)(5) of the Code), directly or indirectly, by one or more persons owning thirty-five percent (35%) (within the meaning of Section 856(d)(5) of the Code) or more of the outstanding stock of AHP;

(d) neither AHP, the Partnership, the Landlords, nor the Lessee, shall derive any income from the Manager or any of its subsidiaries; and

(e) Manager (or a person who is a “related person” within the meaning of Section 856(d)(9)(F) of the Code (a “Related Person”) with respect to Manager) shall be actively engaged in the trade or business of operating “qualified lodging facilities” within the meaning of Section 856(d)(9)(D) of the Code (defined below) for one or more persons who are not Related Persons with respect to AHP or Lessee (“Unrelated Persons”). For purposes of determining whether the requirement of this paragraph (e) has been met, Manager shall be treated as being “actively engaged” in such a trade or business if Manager (i) derives at least 10% of both its profits and revenue from operating “qualified lodging facilities” within the meaning of Section 856(d)(9)(D) of the Code for Unrelated Persons or (ii) complies with any regulations or other administrative guidance under Section 856(d)(9) of the Code that provide a “safe harbor” rule with respect to the hotel management business with Unrelated Persons that is necessary to qualify as an “eligible independent contractor” within the meaning of such Code section.

A “qualified lodging facility” is defined in Section 856(d)(9)(D) of the Code and means a “Lodging Facility” (defined below), unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is fully authorized to engage in such business at or in connection with such facility. A “Lodging Facility” is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient

61

basis, and includes customary amenities and facilities operated as party of, or associated with, the lodging facility so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other owners unrelated to AHP.

28.09 Environmental Matters.

A.

For purposes of this Section 28.09, “hazardous materials” means any substance or material containing one or more of any of the following: “hazardous material,” “hazardous waste,” “hazardous substance,” “regulated substance,” “petroleum,” “pollutant,” “contaminant,” or “asbestos,” as such terms are defined in any applicable environmental law, in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring or other responsibility under any applicable environmental law, or which may present a significant risk of harm to guests, invitees or employees of the Hotel.

B.

Regardless of whether or not a given hazardous material is permitted on the Premises under applicable environmental law, Manager shall only bring on the Premises such hazardous materials as are needed in the normal course of business of the Hotel.

C.

In the event of the discovery of hazardous materials (as such term may be defined in any applicable environmental law) on the Premises or in the Hotel during the Term of this Agreement, Lessee shall promptly remove, if required by applicable environmental law, such hazardous materials, together with all contaminated soil and containers, and shall otherwise remedy the problem in accordance with all environmental laws (except to the extent knowingly or recklessly caused by Manager during the Term of this Agreement, whereupon the responsibility to promptly remove and/or remedy the environmental problem shall be that of Manager and at Manager’s sole cost and expense). All costs and expenses of the compliance with all environmental laws shall be paid by Lessee from its own funds (except to the extent knowingly or recklessly caused by Manager during the Term of this Agreement as set forth herein above).

28.10 Equity and Debt Offerings. Neither Lessee nor Manager (as an “issuing party”) shall make reference to the other party (the “non-issuing party”) or any of its Affiliates in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively, referred to as the “Prospectus”), issued by the issuing party, unless the non-issuing party has received a copy of all such references. In no event will the non-issuing party be deemed a sponsor of the offering described in any such Prospectus, nor will it have any responsibility for the Prospectus, and the Prospectus will so state. The issuing party shall be entitled to include in the Prospectus an accurate summary of this Agreement but shall not include any proprietary mark of the non-issuing party without prior written consent of the non-issuing party. The issuing party shall indemnify, defend and hold the non-issuing party and its Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all loss, costs, liability and damage (including attorneys’ fees and expenses, and the cost of litigation), arising out of any Prospectus or the offering described therein, except for any such

62

losses, costs, liability and damage arising from material misstatements or omissions in a Prospectus based on information provided in writing by the non-issuing party expressly for inclusion in the Prospectus.

28.11 Estoppel Certificates. Lessee and Manager will, at any time and from time to time within fifteen (15) days of the request of the other party or a Holder, or a Franchisor (if so permitted under the applicable Franchise Agreement), or a Landlord (if so permitted under the applicable Lease), execute, acknowledge, and deliver to the other party and such Holder, Franchisor or Landlord, as applicable, a certificate certifying:

A.	That the Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating such modifications);

B.	The dates, if any, to which the distributions of excess Working Capital have been paid;

C.

Whether there are any existing Event(s) of Default or events which, with the passage of time, would become an Event of Default, by the other party to the knowledge of the party making such certification, and specifying the nature of such Event(s) of Default or defaults or events which, with the passage of time, would become an Event of Default, if any; and

D.	Such other matters as may be reasonably requested.

Any such certificates may be relied upon by any party to whom the certificate is directed.

28.12 Confidentiality. The Manager shall keep confidential all non-public information obtained in connection with the services rendered under this Agreement and shall not disclose any such information or use any such information except in furtherance of its duties under this Agreement and as may be required by any of its lenders or owners (provided said lenders and/or owners, as applicable agree prior to disclosure to keep such information confidential as set forth in this subparagraph 28.12), or as may be required by applicable Legal Requirements or court order, or as may be required under any Franchise Agreement, Hotel Mortgage, Lease or Ground Lease.

28.13 Modification. Any amendment, supplement or modification of this Agreement must be in writing signed by both parties hereto.

28.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which is an original and all of which collectively constitute one instrument.

[Signature Pages to Follow]

63

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the Effective Date.

LESSEE:

ASHFORD PRIME TRS CORPORATION, a Delaware corporation

By:	/s/ David J. Kimichik
David J. Kimichik
President

MANAGER:

REMINGTON LODGING & HOSPITALITY, LLC, a Delaware limited liability company

By:	/s/ Monty J. Bennett
Monty J. Bennett
Chief Executive Officer

EXHIBIT “A”

Addendum to Ashford Prime Hotel Master Management Agreement

          , 20

Remington Lodging & Hospitality, LLC

14185 Dallas Parkway, Suite 1150

Dallas, Texas 75254

Attn: Mr. Monty Bennett

Re:	Management of Hotel by Remington Lodging & Hospitality, LLC as Manager

Dear Mr. Bennett:

Please refer to the Ashford Prime Hotel Master Management Agreement, dated as of          , 20       (the “Management Agreement”), between Ashford Prime TRS Corporation, a Delaware corporation (“Lessee”) and Remington Lodging & Hospitality, LLC, a Delaware limited liability company, as Manager (“Remington”). Capitalized terms appearing but not defined herein shall have the meanings ascribed to such terms in the Management Agreement.

Lessee, through its wholly owned subsidiary,         , a Delaware limited liability company (“New Lessee”), hereby appoints Remington to act as manager of the                            property located at the location set forth on Exhibit “A” attached to this Addendum (“Addendum”) and fully incorporated herein by reference for all purposes (the “New Hotel”).

Accordingly, effective as of         , 20         (“Effective Date”), the Management Agreement is amended and modified as follows:

1. New Lessee shall be a party to the Management Agreement as a “Lessee” and agrees to be bound by all of the terms and conditions of the Management Agreement as “Lessee” thereunder to the extent same are applicable to the New Hotel. Lessee shall have no obligations under the Management Agreement with respect to the New Hotel, and New Lessee shall have no obligations under the Management Agreement with respect to any other Hotel (other than the New Hotel).

2. Remington’s retention by New Lessee as the manager of the New Hotel from and after the Effective Date shall be subject to the terms and conditions of the Management Agreement, as amended hereby, to the same extent as if New Lessee were the “Lessee” thereunder.

3. The following exhibits and schedules attached to the Management Agreement are hereby supplemented with the information on such exhibits as shown on the following exhibits attached hereto:

Schedule 1-1

Exhibits:

Exhibit “A” - Hotel Information for New Hotel

Exhibit “B” - Description of Lease for New Hotel

Exhibit “B-1” — Legal Description for Site of New Hotel

Exhibit “C” — Description of Franchise Agreement and Franchisor for New Hotel

Exhibit “D” — Annual Operating Budget for the Hotel

Schedules:

Schedule 1 - Competitive Set of New Hotel

[Signature pages to follow]

2

Please execute in the space provided for your signature below to evidence your agreement to the contents of this Addendum.

Sincerely yours,

LESSEE:

ASHFORD PRIME TRS CORPORATION, a Delaware corporation

By:
Name:	David J. Kimichik
Title:	President

NEW LESSEE:
LLC, a Delaware limited liability company

By:
Name:	David J. Kimichik
Title:	President

3

AGREED TO AND ACCEPTED

AS OF , 20 :

MANAGER:

REMINGTON LODGING & HOSPITALITY, LLC,

a Delaware limited liability company

By:
Monty Bennett

CEO

4

EXHIBIT “A”

Hotel Information

Affiliate Property Owner	Property	Commencement Date

5

EXHIBIT “B”

Description of Lease

PROPERTY	LANDLORD	LESSEE	DATE OF LEASE

6

EXHIBIT “B-1”

Legal Description of Site of New Hotel

7

Exhibit “C”

Description of Franchise Agreement and Franchisor

8

EXHIBIT “D”

Annual Operating Budget

9

SCHEDULE 1

Competitive Set of Hotel

10

EXHIBIT “B”

Project Management Addendum to Ashford Prime Hotel Master Management Agreement

         , 20

Remington Lodging & Hospitality, LLC

14185 Dallas Parkway, Suite 1150

Dallas, Texas 75254

Attn: Mr. Monty Bennett

Re:	Project Management of a New Non-Managed Hotel by Remington Lodging & Hospitality, LLC

Dear Mr. Bennett:

Please refer to the Ashford Prime Hotel Master Management Agreement, dated as of            , 2013 (the “Management Agreement”), between Ashford Prime TRS Corporation, a Delaware corporation (“Lessee”) and Remington Lodging & Hospitality, LLC, a Delaware limited liability company (“Manager”). Capitalized terms appearing but not defined herein shall have the meanings ascribed to such terms in the Management Agreement.

Effective as of the date hereof (the “Commencement Date”), Lessee, through its wholly owned subsidiary, Ashford TRS          LLC, a Delaware limited liability company (“New Lessee”), hereby appoints Manager to manage, coordinate, plan and execute the capital improvements budget (“Project Management Work”) and Project Related Services for the                  property located at the location set forth on Exhibit “A” attached to this Project Management Addendum (the “New Non-Managed Hotel”), in exchange for payment by Lessee of the Project Management Fee and Market Service Fees, all in accordance with and subject to the terms and conditions of the Management Agreement.

In addition:

1. The New Non-Managed Hotel shall constitute a “Non-Managed Hotel” under the Management Agreement. New Lessee shall be a party to the Management Agreement as “Lessee” and agrees to be bound by all of the terms and conditions of the Management Agreement as “Lessee” thereunder to the extent same are applicable to the New Non-Managed Hotel. Lessee shall have no obligations under the Management Agreement with respect to the New Non-Managed Hotel, and New Lessee shall have no obligations under the Management Agreement with respect to any of the other Hotels or other Non-Managed Hotels (other than the New Non-Managed Hotel).

2. Remington’s retention by New Lessee to perform Project Management Work and Project Related Services at the New Non-Managed Hotel from and after the Effective Date shall be

11

subject to the terms and conditions of the Management Agreement to the same extent as if New Lessee were the “Lessee” thereunder.

[Signature pages to follow]

12

Please execute in the space provided for your signature below to evidence your agreement to the contents of this Project Management Addendum.

Sincerely yours,

LESSEE:

ASHFORD TRS CORPORATION, a Delaware corporation

By:
Name:	David J. Kimichik
Title:	President

NEW LESSEE:

ASHFORD TRS LLC, a Delaware limited liability company

By:
Name:	David J. Kimichik
Title:	President

13

AGREED TO AND ACCEPTED

AS OF , 20 :

MANAGER:

REMINGTON LODGING & HOSPITALITY, LLC,

a Delaware limited liability company

By:
Monty Bennett
CEO

14

EXHIBIT “A”

Hotel Information

Affiliate Property Owner	Property

15